As filed with the U.S. Securities and Exchange Commission on July 16, 2026.

Registration No. 333-294160

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM F-1

Amendment No. 1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Yeşil Global Enerji A.Ş.

(Exact name of Registrant as specified in its charter)

Yesil Global Energy Joint Stock Company

(Translation of Registrants name into English)

Republic of Turkiye	4931	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Kaptanpasa Mah.,

Piyalepasa Bulvari

Ortadogu Plaza No: 73/23

34384 Sisli, Istanbul, Turkiye

Telephone: +90 (212) 221 8111

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive office)

c/o Power Upp USA, Inc.

2200 SW 45th Street, Suite 101

Fort Lauderdale, Florida 33312

Telephone (844) 844-7978

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Barry I. Grossman, Esq. Justin Grossman, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas, 11th Floor New York, NY 10105 Telephone: (212) 370-1300	Firat Yalcin, Esq. Mete Yegin, Esq. Pekin Attorney Partnership 10 Lamartine Caddesi, 34437 Taksim, Istanbul, Turkiye Telephone: +90 (212) 313 3500	Mitchell Nussbaum, Esq. Angela Dowd, Esq. Lili Taheri, Esq. Loeb & Loeb LLP 345 Park Avenue New York, NY 10154 Telephone: (212) 407-4000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The term new or revised financial accounting standard refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed or supplemented. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

PRELIMINARY PROSPECTUS	Subject to Completion, dated July 16, 2026

[*] American Depositary Shares Representing

Ordinary Shares

This is the initial public offering of American Depositary Shares (“ADSs”), each representing one ordinary share of Yesil Global Enerji A.S. (“Company”), a joint stock company incorporated under the laws of the Republic of Turkiye (“Turkiye”). Each ADS will represent one ordinary share, TRY 1 par value per share (“ordinary shares”). The Company is offering [*] Ordinary Shares represented by [*] ADSs. The Company anticipates that the initial public offering price will be between US$[*] and US$[*] per ADS.

Yesil Holding A.S. and Lia Invest LLC, our principal stockholders, currently control approximately [___]% of the voting power of our capital stock (based on __________ Ordinary Shares outstanding as of the date of this prospectus) and will control approximately [___]% of the combined voting power of our capital stock upon completion of this offering, and we are therefore a “controlled company” as defined under Nasdaq Marketplace Rules. However, we do not intend to avail ourselves of the corporate governance exemptions afforded to a “controlled company” under the Nasdaq Listing Rules but will follow the corporate governance standards of our home country, Turkiye, as permitted by Nasdaq Listing Rules. See “Risk Factors” and “Management—Controlled Company.”

Prior to this offering, there has been no public market for our Ordinary Shares or the ADSs. The Company has applied to have the ADSs listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “PWRU.” The closing of the initial public offering is conditioned upon Nasdaq’s final approval of our listing application, and no assurance can be given that our application will be approved or that a trading market will develop.

The Company is an “emerging growth company” and a “foreign private issuer” under applicable U.S. Securities and Exchange Commission rules and will be eligible for reduced public company reporting requirements. Please see “Implications of Being an Emerging Growth Company” and “Implications of Being a Foreign Private Issuer” beginning on page 6 and 7 of this prospectus for more information.

	Per ADS	Total
Initial public offering price	US$	US$
Underwriting discounts and commissions(1)	US$	US$
Proceeds to us before expenses	US$	US$

(1)	The Company has agreed to pay the underwriters a discount equal to 7.0% of the gross proceeds of this offering. For a description of the compensation to be received by the underwriters, see “Underwriting” beginning on page 123.

The Company has granted the underwriters an option, exercisable within 45 days from the closing of the offering, to purchase up to an additional fifteen percent (15%) of the ADSs offered in this offering at the initial public offering price, less the underwriting discounts, solely to cover any over-allotments.

Investing in our ADSs is speculative and involves a high degree of risk, including the risk of losing your entire investment. See Risk Factors beginning on page 11 to read about factors you should carefully consider before buying our ADSs.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Delivery of the ADSs is expected to be made on or about [●], 2026.

D. Boral Capital

Sole Book-Running Manager

The date of this prospectus is July ___, 2026.

You should rely only on the information contained in this prospectus or in any related free writing prospectus that the Company filed with the Securities and Exchange Commission. The Company has not authorized anyone to provide any information other than that contained in this prospectus or in any free writing prospectus prepared by or on our behalf or to which the Company has referred you. The Company takes no responsibility for, and can provide no assurance as to, the reliability of any other information that others may give you. The Company is offering to sell, and seeking offers to buy, ADSs only in jurisdictions where such offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or the sale of any ordinary shares.

The Company has not taken any action to permit a public offering of the ADSs outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of the ADSs and the distribution of this prospectus outside of the United States.

Market and Industry Data

This prospectus contains certain market data including estimates that were obtained from market research, reports of governmental and international agencies, and industry publications gathered by the Company. This information involves a number of assumptions and limitations, and you are cautioned not to place undue reliance on these estimates. The Company has not independently verified the accuracy or completeness of the data contained in these industry reports. The industry in which the Company operates is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the “Risk Factors” section. These and other factors could cause results to differ materially from those expressed in these publications and reports.

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Glossary of Terms

The following is a glossary of certain industry and other defined terms used in this prospectus:

“AB Denetim ve Serbest Mali Musavirlik A.S.” means the AB Audit and Independent Financial Advisory Joint Stock Company.

“Admer Gayrimenkul Degerleme ve Danismanlik A.S.” means the Admer Real Estate Appraisal and Consulting Joint Stock Company.

“AGD Anadolu Gayrimenkul Degerleme ve Danismanlik A.S.” means the AGD Anadolu Real Estate Appraisal and Consulting Joint Stock Company.

“Biotrend Cevre ve Enerji Yatirimlari A.S.” means the Biotrend Environmental and Energy Investments Joint Stock Company.

“Borsa Istanbul A.S.” means the Istanbul Stock Exchange Joint Stock Company.

“Denizbank A.S.” means the Denizbank Joint Stock Company.

“Enerji Piyasalari Isletme A.S.” means the Energy Markets Operation Joint Stock Company.

“Era Cevre Teknolojileri A.S.” means the Era Environmental Technologies Joint Stock Company.

“Fiberr Fiber Reinforced Resins Kompozit Tekn. Dis Tic. A.S.” means Fiberr Fiber-Reinforced Resins Composite Technology Foreign Trade Joint Stock Company.

“GMK Enerji Yatirimlari A.S.” means GMK Energy Investments Joint Stock Company.

“Gurmat Elektrik uretim A.S.” means the Gurmat Electricity Generation Joint Stock Company.

“HEZ Enerji Yatirim A.S.” means the HEZ Energy Investment Joint Stock Company.

“Iitech Invention Inovasyon ve Teknoloji A.S.” means the Iitech Invention, Innovation and Technology Joint Stock Company.

“Istanbul Cevre Koruma ve Atik Maddeleri Degerlendirme Sanayi ve Ticaret A.S.” means the Istanbul Environmental Protection and Waste Materials Recovery Industry and Trade Joint Stock Company.

“ITC – Kati Atik Enerji uretim Sanayi ve Ticaret A.S.” means the ITC Solid Waste Energy Generation Industry and Trade Joint Stock Company.

“Izmit Atik ve Artiklari Aritma Yakma ve Degerlendirme A.S.” means the Izmit Waste and Residue Treatment, Incineration and Recovery Joint Stock Company.

“Kapital Yatirim Holding A.S.” means the Kapital Investment Holding Joint Stock Company.

“Korfez Enerji Sanayi ve Ticaret A.S.” means the Korfez Energy Industry and Trade Joint Stock Company.

“Optimum Tesis ve Hizmet Yonetimi A.S.” means the Optimum Facility and Service Management Joint Stock Company.

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“Ortadogu Belenkaya Jeothermal A.S.” means the Ortadogu Belenkaya Geothermal Joint Stock Company.

“Ortadogu Elektrik Enerjisi Toptan Satis A.S.” means the Ortadogu Electricity Wholesale Trading Joint Stock Company.

“Ortadogu Enerji Sanayi ve Ticaret A.S.” means the Ortadogu Energy Industry and Trade Joint Stock Company.

“Ortadogu Holding A.S.” means the Ortadogu Holding Joint Stock Company.

“Ortadogu Yenilenebilir Enerji uretim San. ve Tic. A.S.” means the Ortadogu Renewable Energy Generation Industry and Trade Joint Stock Company.

“Ort Elektrik Toptan Satis A.S.” means the ORT Electricity Wholesale Sales Joint Stock Company.

“Renco Kompozit Tek. San. ve Tic. A.S.” means the Renco Composite Technology Industry and Trade Joint Stock Company.

“Sureko Atik Yonetimi A.S.” means the Sureko Waste Management Joint Stock Company.

“Tasfiye Halinde Terra Gaz A.S.” means the Terra Gas Joint Stock Company.

“Terra Power Oto. ve Enerji Sistem A.S.” means the Terra Power Automotive and Energy Systems Joint Stock Company.

“Turkiye” means the Republic of Turkiye.

“Turkiye Halk Bankasi A.S.” means the Turkiye People’s Bank Joint Stock Company.

“Wowwo E-Ticaret Telekomunikasyon ve Teknoloji A.S.” means the Wowwo E-Commerce, Telecommunications and Technology Joint Stock Company.

“Yapi Kredi Bankasi A.S.” means the Yapi Kredi Bank Joint Stock Company.

“Yesil Donusum Insaat A.S.” means the Yesil Transformation Construction Joint Stock Company.

“Yesil Gayrimenkul Yatirim Ortakligi A.S.” means the Yesil Real Estate Investment Joint Stock Company.

“Yesil Global Enerji A.S.” means the Yesil Global Energy Joint Stock Company (also referred to herein as the Company).

“Yesil Global Insaat Turizm Otelcilik A.S.” means the Yesil Global Construction, Tourism and Hospitality Joint Stock Company.

“Yesil Holding A.S.” means the Yesil Holding Joint Stock Company.

“Yesil Yapi Endustrisi A.S.” means the Yesil Building Industry Joint Stock Company.

“Yesil Yatirim Holding A.S.” means the Yesil Investment Holding Joint Stock Company.

“Zincir Yapi A.S.” means the Zincir Construction Joint Stock Company.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. It may not contain all of the information that may be important to you, and the Company urges you to read this entire prospectus carefully, including the “Risk Factors”, “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections and our consolidated financial statements and notes to those statements, included elsewhere in this prospectus, before deciding to invest in the ADSs. This prospectus includes forward-looking statements that involve risks and uncertainties. See “Special Note Regarding Forward-Looking Statements.”

Overview

Yesil Global Enerji A.S. (“the Company” or “YGE”) is a leading private-sector operator in the waste-to-energy segment, with licensed capacity of 171.22 MWe, transforming urban landfill emissions into utility-grade renewable power. YGE develops and operates power generation assets that convert municipal solid waste into clean, grid-stable electricity—leveraging landfill gas and biogas technologies, with geothermal initiatives in pre-operational development.

The Company currently has six waste-to-energy power plants across Turkiye made up of one thermal waste disposal and five Landfill Gas-to-Energy (“LFG”) power plants, five of which are currently operational, including the Avcikoru facility, which is the country’s largest waste-to-energy power plant by production volume. These sites are designed to capture and convert methane, carbon dioxide, and other landfill gas by-products into baseload electricity, mitigating greenhouse gas emissions while supplying power to the national grid and industrial customers. Strategically located in high-density urban centers, including Istanbul, which produces over 17,000 metric tons of municipal solid waste daily, YGE has consistent access to high-volume, high-organic-content feedstock with favorable methane yield characteristics.

Electricity generated by YGE is sold under foreign exchange-linked (“FX-linked”) tariff structures, primarily through agreements with regional distribution companies. Approximately 90% of the Company’s production qualifies for U.S. dollar (“USD”) denominated revenue under Turkiye’s Renewable Energy Resources Support Mechanism (“YEKDEM”), with eligibility extending through at least 2030 for currently enrolled assets. This structure reinforces financial resilience and cash flow predictability.

YGE’s embedded Monitoring, Reporting, and Verification (“MRV”) capabilities support the generation and monetization of verified carbon credits, through voluntary market mechanisms, positioning the Company to align with emerging EU-linked compliance frameworks. Its waste-to-energy model offers a scalable, economically viable solution to Turkiye’s growing demand for sustainable waste management and renewable power generation.

The Company’s long-tenured technical and internal maintenance operations teams support execution certainty, disciplined uptime management, and cost control across its portfolio. These operational strengths, combined with multi-platform fluency and regulatory integration, enable YGE to deliver resilient energy solutions at scale.

Building on its success in Turkiye, the Company intends to expand into the United States with planned natural gas-fueled distributed power and powered-land initiatives, while continuing to evaluate strategic investments in additional landfill gas and geothermal projects across Turkiye. Together, these initiatives support the Company’s broader mission to deliver clean, utility-grade energy solutions that support environmental preservation, energy diversification, and long-term stakeholder value.

Business Operations

Renewable Energy Operations

YGE develops, constructs, and operates renewable power plants that generate electricity from methane and other similar gases produced by biodegrading organic feedstocks. The Company’s current operations focus on LFG with additional thermal waste disposal and geothermal projects currently in development. These platforms are designed to deliver baseload renewable power while supporting Turkiye’s transition to sustainable waste management and carbon mitigation.

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Landfill Gas-to-Energy (LFG): YGE has five installed LFG power plants located in Istanbul and Kocaeli provinces, including the Komurcuoda, Solaklar, Kalyoncu, Odayeri, and Avcikoru facilities. These plants are designed to capture methane emissions from municipal solid waste landfills and convert the gas into electricity through gas engine generator systems. The landfills are operated by Istanbul Cevre Yonetimi Sanayi ve Ticaret A.S. (“ISTAC”) and Izmit Atik ve Artiklari Aritma Yakma ve Degerlendirme A.S. (“IZAYDAS”), both municipal enterprises. Pursuant to long-term agreements with these entities, YGE and its subsidiary Korfez Enerji Sanayi ve Ticaret A.S. (“Korfez Enerji”) hold exclusive rights to collect and utilize landfill gas in exchange for a revenue share ranging from 11.1% to 40%, depending on the site. The Company currently maintains a total licensed capacity of 129.9 MWe and an installed capacity of 126.54 MWe across its LFG facilities. Its operations also include Organic Rankine Cycle (ORC) systems for heat recovery, further enhancing overall generation efficiency.

Thermal Waste Disposal: YGE is also developing thermal disposal power plants that utilize pyrolysis and gasification technologies to convert municipal solid waste directly into synthetic gas and electricity. The Company has recently decided to relocate the Solaklar Thermal Disposal and Energy Generation Facility from Kocaeli to a new site with a more suitable feedstock composition, which is expected to enhance operational efficiency and support improved long-term project economics. This facility features an initial capacity of 41.32 MWe, capable of processing up to 2,000 tons of waste per day, and remains YGE’s first large-scale thermal waste-to-energy asset and is intended to contribute to Turkiye’s waste management solutions and renewable energy mix by reducing landfill reliance and improving environmental outcomes.

Geothermal Energy Investments

As part of its long-term growth strategy, YGE has expanded its investment portfolio into the geothermal energy sector to diversify its renewable energy assets and strengthen the long-term sustainability of its operations in Turkiye.

The geophysical exploration program for the Belenyaka Geothermal Power Plant, being developed by YGE’s subsidiary Ortadogu Belenyaka, has been successfully completed. The project is planned to be developed in two phases of 24 MW each, resulting in a total installed capacity of 48 MW. Subject to the completion of the remaining development milestones, commercial operation is targeted for 2029–2030.

In parallel, YGE has initiated a strategic acquisition program focused on geothermal projects with proven reservoir potential in order to accelerate its geothermal portfolio development and reduce exploration risk. Within this framework, YGE has signed a preliminary operating license acquisition agreement for the Germencik Geothermal Power Plant, a project with a proven geothermal reservoir and three completed production wells. The project is planned to be commissioned in two phases of 24 MW each, reaching a total installed capacity of 48 MW, with commercial operation expected during 2030–2031.

Electricity Wholesale and Market Participation

YGE conducts electricity sales through Enerji Piyasalari Isletme A.S. (“EPIAS”), Turkiye’s national electricity market operator. The Company actively participates in the Day-Ahead and Intraday Markets under the Electricity Market Balancing and Settlement Regulation (“DUY”) and sells the majority of its power under the YEKDEM program, which guarantees fixed-price purchase tariffs denominated in USD.

Under Law No. 5346 on the Utilization of Renewable Energy Resources for the Purpose of Generating Electrical Energy, LFG power plants receive a tariff of 0.133 USD per kilowatt-hour for ten years. This tariff provides revenue predictability and serves as a natural hedge against domestic inflation and exchange rate volatility.

Electricity generation forecasts are submitted daily through the EPIAS platform, with transactions reconciled through the Advance Settlement System and final monthly Reconciliation Statements. This structure ensures liquidity and transparent settlement of market activities.

YGE’s renewable energy facilities are connected to the national grid through standard Distribution System Connection and Utilization Agreements executed by regional distribution companies in accordance with Energy Market Regulatory Authority (“EMRA”) regulations. These agreements ensure grid compliance and enable uninterrupted delivery to end consumers, although the distribution activity itself is not the Company’s operational responsibility.

Carbon Credit Generation

YGE’s renewable energy operations mitigate the release of methane and other greenhouse gases, qualifying the Company for the issuance of carbon credits under international voluntary market standards. The Company currently generates approximately 2 million metric tons of carbon credits annually, verified by organizations such as The Gold Standard Foundation and Verra (VCS).

Carbon credits are recorded and monetized in three-year monitoring periods, with revenues typically recognized upon completion of certification. Credits from operations at the Odayeri, Komurcuoda, Kocaeli, Kalyoncu, and Avcikoru sites are registered under project IDs GS 707, GS 1013, VCS 3827, and VCS 3997.

The global voluntary carbon market is projected to grow from approximately US$1.4 billion to US$35 billion by 2030, according to Morgan Stanley Capital International (“MSCI”). While demand for carbon credits may fluctuate based on global economic conditions and changes in international environmental policy, YGE’s established verification framework and recurring production cycles position the Company to benefit from expanding carbon offset markets and future compliance-linked mechanisms.

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North American Operations

YGE has expanded its operations to the United States through its wholly owned subsidiary, Power Upp USA, Inc. (“Power Upp USA”), formed in August 2025 and headquartered in Fort Lauderdale, Florida. Through Power Upp USA, the Company is building a distinct growth platform centered on Power-as-a-Service and Powered-land or Build-to-Sell Power Purchase Agreements (“PPAs”) structures. Power Upp USA is targeting off-grid and behind-the-meter pipeline-gas-powered solutions for Artificial Intelligence data centers, Electric Vehicle charging, and other industrial customers, while also developing powered land with integrated data centers for sale, retaining the associated power purchase agreements.

As of December 2025, Power Upp USA, Inc.:

●	Formed Power Upp Midland 1 LLC (“Midland”), a Texas-based subsidiary engaged in oil and gas operations and registered with the Railroad Commission of Texas.
●	Executed, through Midland, in November 2025, an Assignment Bill of Sale and Conveyance acquiring oil and gas leasehold rights in Gaines County, Texas, and have started oil and gas production in December 2025.

The Company plans to continue to invest a portion of its U.S. income into powered-land projects by acquiring oil and gas leaseholds and transition natural gas production into onsite electricity and hosting AI, HPC, and other edge-compute. Powered-land projects will also feature carbon capture and storage (CCS) technologies to generate and monetize carbon credits as well as hedge revenues from associated oil production and sales, and other load-balancing edge-compute colocation services. This approach is designed to add a durable, asset-backed income stream while serving higher-value demand for reliable off-grid power.

While the Company has started to execute this powered-land strategy, it is not yet fully implemented in the US, and no investments have been made to date other than its U.S. energy expansion with the acquisition of its first oil and gas leaseholds in Gaines County, Texas, updates and improvements in oil and gas production systems, and the additional surface acreage leased where the Company intends to place the power plant and data center infrastructure.

Through Power Upp USA, YGE seeks to integrate its landfill gas-to-energy expertise with natural gas utilization and carbon recovery, establishing a circular economy model that leverages stranded energy resources for renewable power generation and digital infrastructure support.

Power-as-a-Service Strategy

According to the research by industry analysts MarketsAndMarkets, the U.S. energy as a service market is projected to reach $34.6 billion by 2030 from $19.5 billion in 2024 at a compounded annual growth rate (“CAGR”) of 10.1%. YGE’s Power-as-a-Service strategy is designed to address this growing demand and deliver distributed power solutions to customers that require reliable, flexible, and purpose-built energy infrastructure. Through this model, the Company intends to deploy off-grid and behind-the-meter natural gas-fired generation assets to support Artificial Intelligence and high-powered compute data centers, Electric Vehicle charging, and other industrial demand, while reducing reliance on constrained grid capacity and lengthy interconnection timelines. The strategy is intended to support recurring revenue through structured power arrangements, improve project economics through greater and highly operations-focused project control, and expand YGE’s presence in markets where dependable electricity supply is a critical requirement for growth.

In March 2026, pursuant to an Authorized Distributor and Strategic Partnership Agreement entered into with CYCE Green Investment in Energy Enterprises & Management, L.L.C., a turbine original equipment manufacturer (“OEM”), YGE became an authorized distributor in Turkiye and the United States of Nexus Flex-fuel Turbines & Combined-cycle ORC (Organic Rankine Cycle) systems that operate with natural gas, biogas, hydrogen blends, and other low-carbon fuels with waste heat recovery reaching lifetime efficiencies of approximately 45%. Together with secured production slots, this distributorship with the OEM enhances the Company’s access to critical equipment and supports execution certainty in a market where power plant equipment and related supply-chain partnerships are increasingly difficult to secure. This position supports greater equipment independence and project delivery assurance across the Company’s power infrastructure initiatives, including collaborations with natural gas pipeline operators for continuous feedstock, pipeline-gas tap and transmission line construction firms for pipeline access, and Compressed Natural Gas (“CNG”) virtual-pipeline operators that provide onsite fuel storage and decompression systems. As a result, YGE is better positioned to reduce procurement risk, maintain schedule discipline, and support the scalable deployment of distributed power projects.

YGE is also advancing discussions with data center developers to refine project specifications, assess infrastructure requirements, and evaluate indicative budget ranges for proposed deployments. These discussions are progressing toward potential commercial alignment, and the Company is working toward negotiating and finalizing letters of intent that could support future development, site control, and long-term power infrastructure opportunities.

Under the turnkey power-as-a-service model, we aim to fund and own the power-plant infrastructure while the customer retains 100% site control, and we earn recurring, consumption-based fees -rather than reselling the equipment, on a 10-to-15-year long-term Power Purchase Agreement. Fuel is indexed and passed through to the customer, so our revenue would comprise a per-kilowatt-hour fuel-logistics and levelized-decompression charge, a per-kilowatt-hour capacity fee on the full baseload capacity deployed, and a per-kilowatt-hour power-as-a-service fee (subject to an 80%-or-greater take-or-pay commitment).

The aggregate power-as-a-service charges we assume under this model — comprising a power-as-a-service fee of approximately $0.06 per kWh, a capacity fee of approximately $0.02 per kWh, and a fuel-logistics and levelized-decompression charge of approximately $0.01 per kWh — total approximately $0.09 per kWh, or approximately $90 per MWh, excluding the cost of the natural-gas fuel commodity, which is indexed and passed through to the customer. This all-in service rate is broadly consistent with published levelized-cost-of-electricity (LCOE) benchmarks for U.S. natural-gas generation: Lazard’s 2025 Levelized Cost of Energy analysis has been reported to estimate gas combined-cycle generation at approximately $48 to $109 per MWh and gas peaking generation at approximately $149 to $251 per MWh, and the U.S. Energy Information Administration publishes regional LCOE estimates for new gas-fired capacity in its Annual Energy Outlook 2025.

Further, because we capitalize the power plant, this model requires approximately $96.0 million of capital expenditure per 100 MW site (approximately $0.96 million per MW). As an illustrative example only, scaling our per-MW unit economics to a fully ramped 100 MW site at 85% utilization could approximate $68.7 million of annual revenue against approximately $15.5 million of annual operating expense. The potential for higher margin relative to the powered-land model reflects the pass-through treatment of fuel (the largest variable cost) and the leaner operating cost base of a generation-only deployment that does not carry data-center colocation operating expense. This is an illustrative 100MW site economics under the turnkey power-as-a-service model, and there can be no assurance that we will achieve these rates.

Under the client-funded power-as-a-service model, the customer would fund 100% of the capital expenditure and owns the infrastructure including the power plant assets, and we would provide operations, fuel logistics, and power-as-a-service delivery for recurring, consumption-based fees on a 10-to-15-year long-term Operate & Manage Agreement. Because the customer bears the capital cost, this model requires no significant capital expenditure from us, which may improve our return on invested capital even if generating lower revenue per site than the models in which we own the assets. As an illustrative example only, scaling our per-MW unit economics to a fully ramped 100 MW site at 85% utilization could approximate $39.2 million of annual revenue against approximately $12.6 million of annual operating expense. This asset-light structure carries the same fuel-indexed pass-through and per-kilowatt-hour fee components as the turnkey model but at a lower per-kilowatt power-as-a-service charge, reflecting that the customer, rather than the Company, has funded the underlying plant. This is an illustrative 100MW site economics under the client-funded power-as-a-service model, and there can be no assurance that we will achieve these rates.

Under this asset-light model we assume a lower aggregate power-as-a-service charge — a power-as-a-service fee of approximately $0.04 per kWh and a fuel-logistics charge of approximately $0.01 per kWh, totaling approximately $0.05 per kWh, or approximately $50 per MWh, excluding the indexed fuel commodity passed through to the customer — reflecting that the customer, rather than the Company, has funded the underlying generation assets and bears the associated capital cost. This service rate is below published LCOE benchmarks for new-build U.S. natural-gas generation, consistent with an offering positioned to be economical for a customer that owns its generation assets and outsources operations and fuel management to the Company.

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Powered-Land or Built-to-Sell PPA Strategy

YGE’s Powered-Land or Built-to-Sell PPA strategy is designed to secure surface acreage with access to pipeline gas, deploy onsite power generation assets, and construct modular data center infrastructure, including cooling and rack systems, for Artificial Intelligence, high-powered and other edge compute colocation services. The Company intends to create integrated, power-enabled sites that can be marketed to customers seeking scalable, reliable computing infrastructure supported by dedicated baseload energy supply. This approach is intended to shorten deployment timelines, improve site-level economics, and position YGE to capture demand for both power and digital infrastructure in a single development platform.

Upon completion of construction and commissioning, YGE may divest powered-land projects while retaining long-term power purchase agreements or operations and maintenance arrangements with respect to the onsite power plant assets. This structure is intended to monetize development value while preserving recurring revenue and long-term operational involvement through the power facility. By combining powered-land development with retained power economics, YGE seeks to create a flexible platform that aligns infrastructure ownership with long-term customer demand.

Under the Powered-land model, we intend to fund and retain ownership of the full site — land, civil works, natural-gas pipeline tap and transmission, and both the power-generation and data-center infrastructure — and monetize the site through colocation and container-landing services sold on a per-kilowatt basis. This is the most capital-intensive model, requiring approximately $172.3 million of capital expenditure per 100 MW site (approximately $1.72 million per MW). As an illustrative example only, such fully ramped site may generate approximately $105.9 million of annual revenue against approximately $51.4 million of annual operating expense. The revenue assumption is built from colocation rack space and power, container space and power, bandwidth, cross-connects, remote-hands support, and security and compliance services, in each case at the assumed 85% utilization. Our modeled colocation pricing of approximately $99 per kW per month is below prevailing U.S. wholesale colocation benchmarks, pursuant to CBRE reporting an average asking rate of $195.94 per kW per month for 250-to-500 kW wholesale colocation requirements in primary North American markets in the second half of 2025; we have deliberately adopted pricing below these benchmarks to provide conservatism in the illustrative 100MW site economics, and there can be no assurance that we will achieve these rates.

We believe that these initiatives position Yesil Global Energy to expand beyond its Turkish renewable base into a broader platform spanning regional geothermal and biomass growth, while also addressing the rising demand created by AI compute and electrification through its U.S. distributed power infrastructure.

Competitive Strengths

YGE believes its key competitive advantages include:

Strong Position in the Waste-To-Energy Sector – YGE was the first company in Turkiye to generate electricity from landfill gas, entering the sector in 2007 through a landmark agreement with municipal authorities. This early-mover advantage secured long-term access to high-volume landfill zones in Istanbul, Europe’s most populous city, which produces over 17,000 metric tons of municipal solid waste daily. While the market has evolved, private sector entry into Istanbul remains highly constrained due to the capital intensity of waste-to-energy infrastructure, complex permitting requirements, and limited access to municipally controlled feedstock. YGE’s established presence, operational scale, and regulatory integration position the Company as the leading private-sector contributor to Istanbul’s waste-to-energy ecosystem, with feedstock security and logistical efficiency which remain difficult to replicate.

Experience Across Multiple Renewable Energy Power Plants – With nearly two decades of operational history, YGE has established a robust track record in the development, construction, and management of renewable energy assets across landfill gas, biogas, wind*, and geothermal technologies. Unlike single-technology operators, YGE’s platform is engineered for scalability across feedstock types, permitting regimes, and market structures. This flexibility enables the Company to originate and deliver technically complex projects in both mature and emerging energy markets, while supporting long-term growth and regulatory adaptability.

*As part of its renewable energy investment strategy in Turkiye, YGE commissioned the Poyrazgolu Wind Power Plant, located in Balikesir province, in 2015. The facility has a total installed capacity of 42 MW and has been operating under Turkiye’s Renewable Energy Resources Support Mechanism (YEKDEM) since its commissioning. The power plant has been operated by Ufuk Enerji, a YGE subsidiary, ensuring reliable and efficient asset management throughout its operational life. In 2018, in line with the Company’s strategic portfolio optimization and capital allocation objectives, YGE completed the divestment of its equity interest in Ufuk Enerji, thereby realizing the value created through the successful development and operation of the asset.

Strong Local Presence and Partnerships – YGE has operated continuously in Turkiye’s renewable energy sector since 2007, building deep familiarity with national licensing regimes, municipal infrastructure frameworks, and energy market protocols. This institutional legacy enables the Company to navigate complex permitting processes, secure access to municipally allocated landfill zones, and maintain compliance across multiple sites and technologies. YGE’s operational fluency in EMRA licensing and EPIAS production protocols supports efficient execution and long-term regulatory alignment. In a sector where regulatory complexity and feedstock logistics often constrain new entrants, the Company’s embedded position and disciplined execution provide a durable competitive advantage.

Experienced Management Team – YGE’s management team and key technical personnel bring more than a decade of continuous service and sector-specific expertise, with many having over 10 years of direct experience within the Company. This institutional continuity supports execution certainty across technically complex energy projects, including LFG, geothermal development, and carbon monetization. Unlike many operators in Turkiye’s renewable energy sector, YGE’s leadership is in-house with full engineering, procurement and construction (“EPC”)_capabilities, multi-disciplinary, and platform-oriented. The team’s track record includes successful delivery of multi-site LFG facilities, geothermal licensing, pipeline advancement, and strategic planning for international expansion. Their long-term tenure reflects not only technical capability, but also deep familiarity with EMRA, EPIAS, and municipal frameworks. This combination of operational depth, regulatory fluency, and internal cohesion enables YGE to scale efficiently while maintaining disciplined project delivery, stakeholder alignment, and industry-grade performance.

High YEKDEM Penetration and USD-Denominated Revenue Stability – YGE benefits from YEKDEM, which guarantees a fixed tariff of 0.133 USD/kWh for LFG power plants over a 10-year period. As of the date of this prospectus, approximately 90% of the Company’s total electricity production qualifies for USD-denominated revenue under YEKDEM. While YEKDEM is available to qualifying producers, YGE’s high portfolio penetration and early alignment with the program provides a differentiated advantage and a durable barrier to competition. The Company’s USD-linked tariff structure serves as a natural hedge against exchange rate volatility and enhances cash flow predictability. In a sector where local-currency exposure often constrains growth, YGE’s YEKDEM-backed portfolio reinforces financial resilience and supports long-term bankability.

Operational Structure – YGE’s operations are strategically located in Istanbul and Kocaeli, Turkiye’s two most densely populated provinces, ensuring consistent access to high-volume municipal solid waste. This urban adjacency supports long-term feedstock security, logistical efficiency, and uninterrupted operations across the Company’s LFG portfolio. In addition to high-volume access, YGE benefits from the relatively high organic content and consistent composition of municipal solid waste sourced from Istanbul and Kocaeli. These urban centers maintain structured waste collection and landfill management practices, resulting in feedstock with favorable biodegradability and methane yield characteristics. This quality advantage enhances gas recovery efficiency, supports stable baseload output, and reduces operational variability across the Company’s LFG portfolio. Unlike many operators who rely on smaller municipalities or seasonal feedstock flows, YGE’s geographic positioning enables stable waste capture from Turkiye’s largest urban centers. This structural advantage is compounded by superior asset performance: While EMRA recognizes an 85% capacity factor for biomass-type power plants, YGE’s facilities average above 95%, reflecting disciplined uptime management, process efficiency, and optimized asset utilization. In a sector where feedstock variability and operational downtime often constrain performance, YGE’s urban infrastructure integration and multi-site maturity provide a durable edge in baseload reliability and energy yield.

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Baseload Reliability and Operational Stability – Unlike intermittent renewables such as solar and wind, which fluctuate with weather and seasonality, YGE’s LFG operations deliver consistent, dispatchable baseload power. This reliability enhances grid stability and supports Turkiye’s energy transition by complementing variable sources with predictable energy delivery. In a sector where feedstock variability, technical constraints, and grid bottlenecks often limit performance, YGE’s utility-grade reliability and urban adjacency provide a durable edge in energy yield, operational continuity, and investor confidence.

Embedded MRV Readiness for Carbon Monetization – YGE’s landfill gas operations are engineered for traceable feedstock flows, continuous monitoring, and site-level reporting, which are key prerequisites for MRV under Verra, Gold Standard, and emerging compliance frameworks. These embedded capabilities support the Company’s ability to issue verified carbon credits, as well as participate in voluntary and regulated offset markets. Unlike many operators who rely on manual data collection or lack site-level granularity, YGE’s infrastructure enables real-time performance tracking, emissions accounting, and transparent audit trails. This MRV readiness positions the Company to align with EU-linked carbon border adjustment mechanisms, accelerate credit registration, and monetize avoided emissions through internationally recognized standards. In a sector where MRV compliance often requires retrofitting or third-party intervention, YGE’s built-in data architecture and operational discipline provide a first-mover advantage in carbon monetization and regulatory alignment.

Maintenance Efficiency and Operational Resilience – The Company has established an in-house maintenance team composed of experienced technical personnel, enabling faster turnaround times and reduced labor costs across its LFG portfolio. This internal capability minimizes reliance on third-party contractors and supports disciplined uptime management. To further enhance operational resilience, YGE conducts R&D and localized production of alternative spare parts for critical systems. This flexibility in spare part sourcing reduces lead times, mitigates supply chain risk, and ensures continuity in maintenance cycles. These capabilities differentiate YGE from competitors who often face longer downtimes, higher maintenance costs, or limited control over spare part logistics, reinforcing the Company’s utility-grade reliability and cost discipline.

Growth Strategy

YGE’s growth strategy is focused on (i) expanding LFG and thermal waste-to-energy capacity, and advancing geothermal development projects within Turkiye, and (ii) establishing its U.S. operations through its wholly-owned subsidiary, Power Upp USA, Inc. centered on Power-as-a-Service and Powered-land (Build-to-Sell PPA) structures transitioning natural gas into behind-the-meter electricity. The Company intends to leverage its technical expertise and operational discipline to pursue energy transition projects that integrate renewable generation, natural gas optimization, carbon credit monetization, and digital infrastructure support.

Through these initiatives, YGE aims to reinforce its position as a diversified renewable energy company with stable cash flow generation, scalable technology platforms, and a global footprint across multiple energy transition markets.

Summary of Risk Factors

An investment in the ADSs involves a high degree of risk. The risks summarized below are qualified by reference to “Risk Factors” beginning on page 11 of this prospectus, which you should carefully consider before making a decision to purchase ADSs. If any of these risks actually occur, the Company’s business, financial condition or results of operations could be materially and adversely affected. In such a case, the trading price of the ADSs may decline, and you may lose all or part of your investment.

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These risks include but are not limited to the following:

Risks Related to Our Business and Industry

Operational Risks

●	The Company’s innovative sustainable green energy solutions may not generate expected levels of output.
●	Existing power plants may operate below projected efficiency or performance benchmarks.
●	Planned new investments may not achieve anticipated efficiency or output levels.
●	The Company may be unable to obtain or renew long-term contracts for the sale of power produced by its power plants on favorable terms and may fail to meet future performance obligations.
●	The Company’s contracts with municipalities are subject to fixed terms and may not be renewed at the end of their term. These agreements include certain commitments which, if the Company does not fulfil, give the municipality the right to terminate the contract and impose monetary penalties.

Business Strategy Risks

●	The Company’s commercial success depends on its ability to identify, acquire, develop and operate individual sustainable green energy projects, as well as its ability to maintain and expand production at existing sites.
●	If demand for sustainable green energy is insufficient, or if project development is delayed or underperforms relative to expectations, the Group may be unable to realize its targeted returns.
●	In order to secure contracts for new projects, the Company typically faces a long and variable development cycle, requiring significant resource commitments and extended lead times before revenue realization.
●	While the Company currently focuses on converting methane into renewable energy, other types of energy transition projects may present unforeseen challenges and result in a competitive disadvantage relative to its more established competitors.

Regulatory Risks

●	The reduction or elimination of carbon credit rights and other economic incentives offered by governmental authorities or industry organizations for its innovative sustainable green energy solutions could adversely affect the Company’s business, financial condition, and operating results.
●	The Company may be unable to obtain, modify, or maintain the regulatory permits, approvals and consents required to construct and operate its projects.

Risks Related to this Offering and Ownership of the ADSs

●	An active trading market for the ADSs may not be established or, if established, may discontinue and the trading price for the ADSs may fluctuate significantly.
●	The Company may not be able to satisfy the Nasdaq Capital Market’s listing requirements or maintain a listing of the ADSs on the Nasdaq Capital Market, which could limit investors’ ability to make transactions in the ADSs and result in reduced liquidity and increased trading restrictions.
●	The price of the ADSs may fluctuate significantly, and investors could lose all or part of their investment.
●	If securities or industry analysts do not publish research or reports about the Company’s business, or if they adversely change their recommendations regarding the ADSs, the market price and trading volume for the ADSs could decline.
●	As the Company does not expect to pay dividends in the foreseeable future, investors must rely on price appreciation of the ADSs for a return on their investment.

Implications of Being an Emerging Growth Company

As a company with less than US$1.235 billion in revenue during its last financial year, the Company qualifies as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable to other public companies. These provisions include:

●	being permitted to provide only three financial years of selected financial information (rather than five years), in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure; and
●	an exemption from compliance with the auditor attestation requirement of the Sarbanes-Oxley Act, regarding the effectiveness of the Company’s internal control over financial reporting.

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The Company may take advantage of these reporting exemptions until the Company is no longer an emerging growth company. The Company will remain an emerging growth company until the earliest of (1) the last day of the financial year in which the fifth anniversary of the completion of this offering occurs, (2) the last day of the financial year in which the Company has total annual gross revenue of at least US$1.235 billion, (3) the date on which the Company is deemed to be a “large accelerated filer” under the Exchange Act, which means the market value of the ADSs that are held by non-affiliates exceeds US$700.0 million as of the prior June 30th, and (4) the date on which the Company has issued more than US$1.0 billion in non-convertible debt during the prior three-year period. The Company may choose to take advantage of some, but not all, of the available exemptions. The Company has included two years of selected financial data in this prospectus in reliance on the first exemption described above. Accordingly, the information contained herein may be different from the information you receive from other public companies in which you hold stock.

Implications of Being a Foreign Private Issuer

Upon completion of this offering, the Company will report under the Exchange Act as a non-U.S. company with foreign private issuer status. Even after the Company no longer qualifies as an emerging growth company, as long as the Company qualifies as a foreign private issuer under the Exchange Act, the Company will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

●	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

●	the rules under the Exchange Act requiring the filing with the Securities and Exchange Commission, or the SEC, of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events.

Both foreign private issuers and emerging growth companies are also exempt from certain more stringent executive compensation disclosure rules. Thus, even if the Company no longer qualifies as an emerging growth company but remains a foreign private issuer, the Company will continue to be exempt from the more stringent compensation disclosures required of companies that are neither emerging growth companies nor foreign private issuers.

In addition, as a company incorporated in Turkiye, the Company is permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the corporate governance listing requirements of Nasdaq. These practices may afford less protection to shareholders than they would enjoy if the Company complied fully with corporate governance listing requirements of Nasdaq. Following this offering, the Company will rely on home country practice to be exempted from certain of the corporate governance requirements of Nasdaq, namely:

(i)	there will not be a necessity to comply with the requirement under Nasdaq Listing Rule 5605(b)(1) that a majority of the members of our Board of Directors be independent (although all of the members of the audit committee must be independent under the Exchange Act);
(ii)	there will not be a necessity to comply with the requirement under Nasdaq Listing Rule 5605(b)(2) to have regularly scheduled meetings at which only independent directors attend and will follow home country practice that permits us not to hold regular executive sessions where only independent directors are present;
(iii)	there will not be a necessity to comply with the requirement under Nasdaq Listing Rule 5620(b) that a company solicit proxies for all shareholder meetings and will follow home country practice that permits us not to solicit proxies;
(iv)	there will not be a necessity to comply with the requirement under Nasdaq Listing Rule 5620(c) that an issuer provide in its bylaws for a generally applicable quorum, and that such quorum may not be less than 331∕3% of the outstanding voting stock (Turkish law generally allows a shareholders’ meeting to proceed with at least 25% of the voting shares represented, except in certain cases where a higher quorum is specifically required by law);
(v)	there will not be a necessity to comply with the requirement under Nasdaq Listing Rule 5630 that the audit committee or another independent body of the Board of Directors review and oversee all related party transactions; and
(vi)	there will not be a necessity to comply with the requirements under Nasdaq Listing Rule 5635 relating to matters requiring shareholder approval to take the actions set out in Nasdaq Listing Rule 5635.

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Presentation of Financial and Other Information

Financial Statements

Our audited consolidated financial statements as of and for the years ended December 31, 2025 and 2024 included in this prospectus beginning on page F-1 have been prepared and presented in Turkish Lira in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”). None of the financial statements have been prepared in accordance with the generally accepted accounting principles of the United States (“U.S. GAAP”).

Use of Non-IFRS Financial Measures

Certain parts of this prospectus contain non-IFRS financial measures, including, among others, Adjusted Operating profit, EBITDA. We define “EBITDA” as net profit for the period plus income tax benefits or expenses less interest income plus interest expenses, plus depletion, depreciation and amortization expenses. We define “adjusted operating profit” as operating profit for the period plus depletion, depreciation and amortization expenses.

The non-IFRS financial measures included in this prospectus are unaudited supplementary measures that are not required by, or presented in accordance with, IFRS or any other generally accepted accounting principles.

EBITDA

The following table presents EBITDA, a non-IFRS financial measure, for each of the periods presented. The Company presents EBITDA because it assists investors in analyzing the Company’s performance across reporting periods. EBITDA should be considered in addition to, and not as a substitute for, the Company’s financial results determined in accordance with IFRS, to which it is reconciled in the table below.

	For the years ended December 31,
	2025		2024*
	(in US$)	(Turkish Lira)	(Turkish Lira)
Net profit for the year	12,361,973	529,657,438	3,064,020,602
Income tax expenses (benefits)	12,914,720	553,340,206	(885,805,300)
Interest income	(3,395,726)	(145,492,255)	(129,629,319)
Interest expenses	6,808,558	291,717,418	427,237,588
Depletion, depreciation and amortization expenses	6,917,487	296,384,582	286,271,775
EBITDA	35,607,012	1,525,607,389	2,762,095,346

* Corresponding figures for the year ended December 31, 2024 have also been restated so that they are presented in terms of the purchasing power of the Turkish Lira as of December 31, 2025.

Adjusted Operating Profit

The following table presents Adjusted Operating Profit, a non-IFRS financial measure, for each of the periods presented. The Company presents Adjusted Operating profit because it assists investors in analyzing the Company’s core performance across reporting periods on a consistent basis by excluding items that are not considered indicative of core operating performance. Adjusted Operating profit should be considered in addition to, and not as a substitute for, operating profit determined in accordance with IFRS, to which it is reconciled in the table below.

	For the years ended December 31,
	2025		2024*
	(in US$)	(Turkish Lira)	(Turkish Lira)
Operating profit	10,544,745	451,797,045	946,849,591
Depletion, depreciation and amortization expenses	6,917,487	296,384,582	286,271,775
Adjusted operating profit	17,462,232	748,181,627	1,233,121,366

* Corresponding figures for the year ended December 31, 2024 have also been restated so that they are presented in terms of the purchasing power of the Turkish Lira as of December 31, 2025.

Prospective investors should not consider them as: (a) an alternative to operating profit or net profit as determined in accordance with IFRS or other generally accepted accounting principles, or as measures of operating performance; (b) an alternative to cash flows from operating, investing or financing activities, as determined in accordance with IFRS or other generally accepted accounting principles, or as a measure of our ability to meet liquidity needs; or (c) an alternative to any other measures of performance under IFRS or other generally accepted accounting principles.

These measures are used by our management to monitor the underlying performance of the business and our operations. However, not all companies calculate these measures in an identical manner and, therefore, our presentation may not be comparable to similar measures used by other companies. As a result, prospective investors should not place undue reliance on this data.

Our financial year ends on December 31 of each year. References in this prospectus to a financial year, such as “financial year 2024”, relate to our financial year ended December 31 of that calendar year.

Exchange Rates

The Company’s functional and reporting currency is the Turkish Lira (“TRY”) and a significant amount of its costs are denominated in TRY. In this prospectus, translations of Turkish Lira amounts into U.S. dollars are solely for the convenience of the reader. For all dates and periods, all exchange rates referenced herein are based on the official rates published by the Central Bank of Turkiye (“TCMB”). No representation is made that the Turkish Lira amounts referred to in this prospectus could have been, or could be, converted into U.S. dollars at any specific rate, or at all. On July 16, 2026 the exchange rate was US$0.021 to Turkish Lira 1.00.

The following table sets forth historical information concerning exchange rates between the Turkish Lira and the U.S. dollar for the periods indicated. These rates are provided solely for your convenience and are not necessarily the exchange rates that the Company used in the preparation of this prospectus, nor will they necessarily be used in the preparation of its periodic reports or any other information to be provided to investors. The referred information in USD is solely for information purposes and does not represent that the amounts are in accordance with International Accounting Standards (“IAS”) 21 Effects of Variations in Foreign Currency Exchange Rates or the equivalent in USD in which the transactions were conducted or in which the amounts presented in TRY can be translated or realized.

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U.S. Dollar per Turkish Lira

Year Ended December 31	Period End	Average for Period	Period Low	Period High
2023	0.03399	0.04345	0.03399	0.05344
2024	0.02836	0.03054	0.02836	0.03399
2025	0.02331	0.02542	0.02331	0.02836
Month Ended	Period End	Average for Period	Period Low	Period High
January 31, 2026	0.02305	0.02318	0.02305	0.02332
February 28, 2026	0.02281	0.02292	0.02281	0.02305
March 31, 2026	0.02251	0.02263	0.02250	0.02275
April 30, 2026	0.02215	0.02234	0.02215	0.02249
May 31, 2026	0.02180	0.02198	0.02179	0.02214
June 30, 2026	0.02147	0.02163	0.02147	0.02178

Conventions That Apply to This Prospectus

Unless otherwise indicated or the context otherwise requires and for purposes of this prospectus only, references to:

●	“IFRS” means International Financial Reporting Standards;
●	“SEC” means the U.S. Securities and Exchange Commission;
●	“Securities Act” means the U.S. Securities Act of 1933, as amended;
●	“shares” are to our ordinary shares to be outstanding on the effective date of the registration statement of which this prospectus is a part and prior to the effective date of the registration statement of which this prospectus is a part, our Group A ordinary shares, which give the holder thereof five votes per share, and our Group B ordinary shares, which gives the holder thereof one vote per share.
●	“TRY” and “TL” mean Turkish Lira, the legal currency of the Republic of Turkiye;
●	“US$,” “USD,” and “U.S. dollars” mean the legal currency of the United States;
●	“U.S. GAAP” means generally accepted accounting principles in the United States; and
●	“We,” “us,” “the Company,” “our” and “YGE” are to Yesil Global Enerji A.S., a joint stock company incorporated in Turkiye under the Turkish Commercial Code No. 6102 of the Republic of Turkiye, or “TCC”, and its subsidiaries or any of them, unless the context requires otherwise.

We conduct our business operations primarily in Turkiye and maintain our books and records in Turkish Lira. Our functional currency and our reporting currency are the Turkish Lira.

Unless otherwise indicated, (a) information in this prospectus assumes that the underwriters do not exercise their over-allotment option to purchase additional ADSs, and (b) references in this prospectus to this offering are to this offering of ADSs representing ordinary shares pursuant to this prospectus and (c) information in this prospectus does not include the ordinary shares reserved for future issuance under our share incentive plan.

Internet site addresses in this prospectus are included for reference only and the information contained in any website, including our website, is subject to change, is not incorporated by reference into, and does not form part of, this prospectus.

Corporate Information

The Company was incorporated in the Republic of Turkiye as a joint stock company in 2007. The Company’s principal place of business is located at Kaptanpasa Mah., Piyalepasa Bulvari, Ortadogu Plaza No: 73/23 34384 Sisli - Istanbul, Turkiye, and its telephone number is +90 (212) 221 8111. The Company’s principal website address is www.yesilglobal.com. The information contained on the Company’s website does not form part of this prospectus. The Company’s wholly owned subsidiary, Power Upp USA, Inc., has an office in the United States at 2200 SW 45th Street, Suite 101, Fort Lauderdale, Florida 33312, which serves as the Company’s agent for service of process.

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The Offering

ADSs offered by us	[*] ADSs.

ADSs to be outstanding immediately after this offering(1)	[*] ADSs, (or [*] ADSs assuming that the underwriters exercise their over-allotment option in full).

Ordinary Shares outstanding immediately prior to completion of this offering	[*] Group A Ordinary Shares and [*] Group B Ordinary Shares

Ordinary Shares outstanding immediately after this offering	[*] Ordinary Shares, assuming no exercise of the underwriters’ over-allotment option. All descriptions of Ordinary Shares outstanding immediately after closing of this offering assume completion of the closing mechanics described below and in “Underwriting – Share Lending Agreement.

Over-allotment option	We have granted to the underwriters a 45-day option to purchase from us up to an additional [*] ADSs (15% of the ADSs sold in this offering), solely to cover over-allotments, if any, at the initial public offering price, less the underwriting discounts.

Use of proceeds	We estimate that the net proceeds to us from this offering will be approximately US$[*] million, based on an initial public offering price of US$[*] per ADS, which is the midpoint of the price range set forth on the cover page of this prospectus, after deducting the underwriting discounts and commissions and estimated expenses of the offering payable by us. We currently intend to use proceeds from this offering for (1) our North American operations, including, but not limited to, (a) acquiring leasehold and other property interests in oilfield and gas properties and for oil and gas exploration, development and production within North America, (b) acquiring equipment and other infrastructure for conducting our North American operations; and (c) integrating data center capabilities to support our renewable energy operations; (2) research and development of our operations in Turkiye and North America; and (3) working capital and general corporate purposes. See “Use of Proceeds.”

American Depositary Shares

The underwriters will deliver ADSs representing ordinary shares. Each ADS represents an ownership interest in one of our ordinary shares. As an ADS holder, you will not be treated as a shareholder of the Company. The ordinary shares underlying your ADSs will be deposited with a custodian of The Bank of New York Mellon, the depositary.

You will have ADS holder rights as provided in the deposit agreement. Under the deposit agreement, you may only vote the ordinary shares underlying your ADSs by giving voting instructions to the depositary. The depositary will pay you the cash dividends or other distributions, if any, it receives on our ordinary shares after deducting its fees and expenses and any withholding taxes or other governmental charges. You may need to pay a fee for certain services, as provided in the deposit agreement.

You are entitled to the delivery of the ordinary shares underlying your ADSs upon the surrender of such ADSs, the payment of applicable fees and expenses and any withholding taxes or other governmental charges and the satisfaction of applicable conditions set forth in the deposit agreement.

To better understand the terms of the ADSs, you should carefully read “Description of American Depositary Shares.” We also encourage you to read the deposit agreement, the form of which is attached as an exhibit to the registration statement of which this prospectus forms a part. We are offering ADSs so that our company can be quoted on Nasdaq and investors will be able to trade our securities and receive dividends on them in U.S. dollars.

Depositary	The Bank of New York Mellon

Lock-up	We, each of our directors, officers and holders of our outstanding ordinary shares, have agreed, subject to certain exceptions, for a period of 180 days after the date of this prospectus, not to, subject to certain exceptions, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any ADSs or any other securities convertible into or exercisable or exchangeable for ADSs, or enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of ADSs. See “Shares Eligible for Future Sale” and “Underwriting — Lock-Up Agreements”.

Risk factors	Investing in the ADSs involves a high degree of risk. As an investor you should be able to bear a complete loss of your investment. See “Risk Factors” beginning on page 11 of this prospectus for a discussion of factors you should carefully consider before deciding to invest in the ADSs.

Listing	We have applied to list the ADSs on Nasdaq under the symbol “PWRU”. This offering is contingent upon the listing of our ADSs on Nasdaq. There can be no assurance that we will be successful in listing our ADSs on Nasdaq.

(1)	The number of ADSs to be outstanding upon completion of this offering is based on [*] ordinary shares outstanding as of [*], 2026 and excludes:

● [*] Ordinary Shares to be issued at the closing of this offering to Greentree Financial Group, Inc. (“GFG”), in consideration for certain professional services provided by GFG to the Company in connection with this offering; and

● [*] Ordinary Shares reserved for future issuance under our 2026 Equity Incentive Plan (which is equal to [*] % of our issued and outstanding ordinary shares immediately after the consummation of this offering, less the number of outstanding option grants).

To facilitate the orderly closing of this offering of ADSs and due to timing considerations related to the technical issuance and registration of new ordinary shares under Turkish law (including requirements for payment of the subscription price prior to trade registry registration), under the terms of a Share Lending Agreement dated _______, 2026, an existing shareholder of the Company (the “Lender”) has agreed to loan to D. Boral Capital, LLC (or its affiliates), ordinary shares in a number equal to the number of ordinary shares underlying the ADSs offered by us (the “Loaned Shares”), which will be transferred for initial deposit into the ADS program with the Depositary’s custodian immediately prior to the closing of the Offering.

At closing, the Depositary will issue ADSs representing such deposited Loaned Shares. Following the closing of the Offering, the Company will issue new ordinary shares in an amount equal to the total number of Loaned Shares, which new ordinary shares will be used to facilitate the return of the Loaned Shares to the Lender in accordance with the Share Lending Agreement.

No fees or other remuneration will be paid by the Company or by D. Boral Capital, LLC to the Lender for the loan of the Loaned Shares. The Company will receive the net proceeds (less underwriter commissions and expenses attributable to the Offering described elsewhere in this prospectus) from the sale of the ADSs at the closing of the Offering. All information in this prospectus assumes the successful completion of the transactions contemplated by the Share Lending Agreement.

Unless otherwise indicated, this prospectus reflects and assumes no exercise by the underwriters of their over-allotment option and the adoption, prior to the effectiveness of the registration statement of which this prospectus forms a part, of our Amended and Restated Articles of Association, which will eliminate the dual Group A and Group B share structure and result in a single class of ordinary shares, with each Group A and Group B share converting into one ordinary share on a one-for-one basis.

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RISK FACTORS

Investing in the ADSs is highly speculative and involves a significant degree of risk. You should carefully consider the following risks, as well as other information contained in this prospectus, before making an investment in our Company. The risks discussed below could materially and adversely affect our business, prospects, financial condition, results of operations, cash flows, ability to pay dividends and the trading price of the ADSs. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business, prospects, financial condition, results of operations, cash flows and ability to pay dividends, and you may lose all or part of your investment. Although the risks are organized by headings, and each risk is discussed separately, many are interrelated. This prospectus also contains forward-looking statements having direct and/or indirect implications for our future performance. Our actual results may differ materially from those anticipated by these forward-looking statements due to certain factors, including the risks and uncertainties faced by us, as described below and elsewhere in this prospectus.

Risks Related to Our Business and Industry

Sustainable Green Energy

Operational Risks

The Company’s innovative sustainable green energy solutions may not generate expected levels of output.

Landfills contain organic material whose decomposition causes the generation of gas consisting primarily of methane, through which the Company’s innovative sustainable green energy solutions generate power. The estimation of landfill gas (“LFG”) production volume is an inexact process and dependent on many site-specific conditions, including the estimated annual waste volume, composition of waste, regional climate, and the capacity and construction of the landfill. Production levels are subject to a number of additional risks, including failures or decreases in the efficiency of the equipment used at the power plants; an inability to find suitable replacement equipment or parts; deviations in production levels and the failure to address matters that could affect the production capacity of the power plants operated by the Company; decreases in the amount of electrical energy which can be generated from LFG at a power plant due to a less than expected supply or the quality of the waste which is delivered by municipalities for processing and changes in the concentration of the waste accepted, as well as decreases in the organic matter content of the wastes, may affect the amount of LFG produced; volume disruption in the Company’s fuel supply collection system or if the amount of wastewater in the landfill prevents gas collection. The loss of production at the power plants operated by the Company could have a material adverse effect on the level of revenues generated by the Company. Any extended interruption and/or volume disruption of a power plants operation, interruptions in the connectivity of the power plants operated by the Company to Turkiye’s electricity grid, unexpected power outages or the failure of a power plant for any reason to generate the expected amount of output, could adversely affect the Company’s business and operating results.

In addition, in order to maximize collection of LFG, the Company will need to take various measures to ensure optimum LFG utilization and ensure that it matches availability of engines and related equipment to availability of LFG. There can be no guarantee that the Company will be able to take all necessary measures to maximize collection of gases. In addition, the LFG available is dependent in part on the actions of third-parties, such as landfill operators. The Company may not be able to ensure the responsible management of the landfill site by owners and operators, which may result in less than optimal gas generation or may increase the likelihood of “hot spots” occurring. Hot spots can temporarily reduce the volume of gas which may be collected from a landfill site, resulting in a lower gas yield. Other events that can result in a reduction in LFG output include: extreme hot or cold temperatures or excessive rainfall; liquid levels within a landfill increasing; oxidation within a landfill which can kill the anaerobic microbes that produce landfill gas; and the build-up of sludge. The occurrence of these or any other changes within any of the landfills which supply organic waste for the power plants operated by the Company could lead to a reduction in the amount of LFG available to generate electricity, which could have a material adverse effect on the Company’s business, financial condition and results of operations.

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There are risks that existing power plants will not operate at the expected efficiency and/or perform below projections.

In the operation of the existing power plants operated by the Company, there is a risk that the efficiency of the plants may be lower than expected. There may be a decrease in the efficiency of the plant in cases such as the decrease in the efficiency of the equipment used in the power plant, the decrease in the amount of LFG withdrawn from the site, and the methane ratio in the LFG. This situation may negatively affect the projected production amounts in the existing operating plants and the revenue generated by the Company. In addition, there may be technical deviations in the projections prepared by the Company, which are based on estimates, and this situation poses a risk of creating a difference between the real situation and the projection.

There is a risk that the planned new investments will not work at the expected efficiency and/or perform below the projections.

In addition to the facilities currently operated by the Company, there are also facilities that are planned to be built and for which investments have started. Many parameters are taken into consideration in the investment plans for these facilities. In these studies, planning is carried out within the framework of resources (raw material or feedstock) access, resource sustainability, investment costs, operating costs, revenue projections, legislation, and permit processes.

There is a risk of incorrect or inadequate planning, and failure to foresee certain parameters. In addition to planning errors, there may be unexpected investment costs, increases in operating costs during operation in line with the requirements of the actual situation, lower realized electricity sales revenues within the framework of electricity sales plans, difficulties in accessing renewable energy resources or supply of the resource in smaller quantities than estimated. Accordingly, the returns from our investment may be less than projected. This situation could negatively impact the Company’s medium- and long-term consolidated projections.

The Company may not be able to obtain or renew long-term contracts for the sale of power produced by its power plants on favorable terms, and it may not meet certain performance criteria in the future.

Obtaining long-term contracts for the sale of power produced by the Company’s power plants at prices and on other terms favorable to the Company is essential for the long-term success of the Company’s business. The Company must compete for Power Purchase Agreements (“PPAs”) against others engaged in energy production. The competition for PPAs may result in downward pressure on PPA pricing for newly contracted projects. The inability to compete successfully against other power producers or otherwise enter into PPAs favorable to the Company would negatively affect the Company’s ability to develop and finance its projects and negatively affect its revenues. In addition, the availability of PPAs depends on utility and corporate energy procurement practices that could evolve and shift allocation of market risks over time making it difficult to obtain or renew PPAs. Further, PPA availability and terms are a function of a number of economic, regulatory, tax, and public policy factors, which are also subject to change.

The Company’s agreements with municipalities are for a fixed period of time that may not be renewed at the end of their term, and upon termination, the production buildings at the site will be transferred to the municipality, and include certain commitments which, if the Company does not fulfil, give the municipality the right to terminate the agreement and impose monetary penalties.

The power plants operated by the Company have operating agreements with municipalities. These agreements are for a definite period of time without provision for renewal. In the event that the agreements expire and the operations do not continue, the power plant equipment will be dismantled and will remain in the Company’s possession, and the production buildings will be transferred to the municipalities. After the expiration of the agreements, there is a risk that the agreement periods will not be extended in line with the needs of the municipalities and the operations of the relevant power plant will not continue. In addition, the agreements contain commitments related to the activities to be carried out by the Company, including commitments relating to technical and administrative issues such as production amounts, technical practices in the fields, compliance with legislation, occupational health and safety rules, submission of information and documents, operating conditions and waste disposal amounts. If the Company does not fulfil these commitments, the municipality has the right to terminate the agreement and impose monetary penalties.

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The Company’s operations are subject to risks relating to earthquakes and other natural disasters.

A large portion of Turkiye is in an earthquake zone and faces the risk of earthquakes from active fault lines. The Company’s existing power plants are located in Istanbul and Kocaeli provinces, which are at risk of earthquake. In the event of a possible earthquake, there are risks that may adversely affect the operations of the power plants. There may be decreases in the amount of electricity supply to electricity consumers in disaster areas, and power utilities may face liquidity problems as consumers may have difficulties in paying their electricity consumption bills. This may have a negative impact on the industry. There may be problems in terms of the operation of power generation plants in the affected region, and a supply deficit may occur.

Possible major earthquakes can have a very serious impact on the economic conditions in Turkiye, as was the case in the Kahramanmaras-Hatay earthquake in February 2023, which affected 10 provinces and had devastating consequences on Turkiye’s economy. Following the earthquake, indirect financing was provided to energy companies operating in the region, whose debt payments to their creditors were disrupted and delayed. Damage from an earthquake may cause a serious contraction in Turkiye’s economy due to the need for financing reconstruction throughout the country. In addition, in the aftermath of the disaster, there may be internal political problems in Turkiye, as well as economic issues related to electricity payment and affordability, which may adversely affect the Company’s business and results of operations.

Turkiye has also recently experienced natural events and disasters as well as risks associated with poorly planned urban development. Natural events such as storms, fires, forest fires, lightning, floods and deluges may directly affect the Company’s production activities. In addition, possible disasters may adversely affect the Company’s operations and cause the Company to cease operations.

Furthermore, extreme weather events, such as lightning strikes, ice storms, tornados, extreme wind, hurricanes and other severe storms, wildfires and other unfavorable weather conditions or natural disasters, such as floods, fires, earthquakes, and rising sea-levels, could adversely affect the input and output commodities associated with the renewable energy sector. Such weather events or natural disasters could also require the Company to temporarily or permanently shut down the equipment associated with its renewable energy projects, such as access to power and connectivity of biogas collection, separation and transmission systems, which would impede the ability of its projects to operate, decreasing production levels and revenue. Operational problems, such as degradation of the Company’s equipment and other critical infrastructure due to wear or weather or capacity limitations or outages on the electrical transmission network, could also affect the amount of energy that its projects are able to deliver. Any of these events, to the extent not fully covered by insurance, could adversely affect the Company’s business, financial condition, and results of operations.

These events could result in significant volatility in the supply, demand, and prices of energy. This volatility may create fluctuations in commodity or energy prices and earnings of companies in the renewable energy sectors. See “—Operational Risks—” The concentration in revenues from five of the Company’s projects and geographic concentration of its projects expose the Company to greater risks of production interruptions from severe weather or other interruptions of production or transmission” for additional information.

The Company’s power plants are not able to insure against all potential risks and may become subject to higher insurance premiums.

The Company’s power plants are exposed to the risks inherent in the construction and operation of power plants, such as breakdowns, manufacturing defects, extreme weather, natural disasters, terrorist attacks and sabotage. They are also exposed to environmental risks.

The Company has insurance policies covering certain risks associated with its business. These insurance policies do not, however, cover all losses, including, in some situations, those as a result of force majeure, which is generally defined as events that are beyond the control of the parties. Even if insurance policies for some of the Company’s projects cover losses as a result of certain types of force majeure events, such coverage is subject to important limitations. Furthermore, insurance liabilities are difficult to assess and quantify due to unknown factors, including the severity of an injury, the determination of its liability in proportion to other parties, the number of incidents not reported, and the effectiveness of the Company’s safety program. Insurance coverage is not always available on commercially reasonable terms (if at all) and is often capped at predetermined limits. In addition, the Company’s insurance policies are subject to annual review by the insurers and may not be renewed on similar or favorable terms or at all. A serious uninsured loss or a loss significantly exceeding the limits of the Company’s insurance policies could adversely affect the Company’s business, financial condition and results of operations.

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Business Strategy Risks

The Company’s commercial success depends on its ability to identify, acquire, develop and operate individual sustainable green energy projects, as well as its ability to maintain and expand production at its current projects.

The Company aims to maintain and grow its position as a leading producer of renewable energy in Turkiye. The Company’s specific focus on the renewable energy sector exposes it to risks related to the supply of, demand for and the ultimate price of energy commodities and environmental attributes, inflation, taxes, tariffs, duties or other assessments on necessary equipment, the cost of capital expenditures, government regulation, world and regional events and economic conditions, and the acceptance of alternative power sources. As a renewable energy producer, the Company may also be negatively affected by lower energy output resulting from variable inputs, mechanical breakdowns, faulty technology, competitive electricity markets or changes to the laws and regulations that mandate the use of renewable energy sources by refiners and importers of gasoline and diesel fuel and electric utilities.

In addition, several other factors related to the development and operation of individual renewable energy projects could adversely affect the Company’s business, including:

● regulatory changes, whether as a result of the new presidential administration or otherwise, that affect the demand for, or supply of, environmental attributes and the prices thereof, including any potential changes to the purchase tariff law(s), which could have a significant effect on the financial performance of the Company’s projects and the number of potential projects with attractive economics;

● changes in energy commodity prices, such as natural gas and wholesale electricity prices, which could have a significant impact on the Company’s revenues;

● changes in the broader waste collection industry, including changes affecting the waste collection and biogas potential of the landfill industry, which could impede the LFG resource that the Company currently targets for its projects;

● substantial construction risks, including the risk of delay, that may arise due to forces outside of the Company’s control, including those related to engineering and environmental problems, as a result of inclement weather or labor disruptions;

● the ability to obtain financing for a project on acceptable terms or at all, and the need for substantially more capital than initially budgeted to complete projects, and exposure to liabilities as a result of unforeseen costs or environmental, construction, technological or other complications;

● exposure to liabilities as a result of unforeseen environmental, construction, technological or other complications;

● failures or delays in obtaining desired or necessary land rights, including ownership, leases, easements, zoning rights and building permits;

● a decrease in the availability and timeliness of delivery of raw materials and components necessary for the projects to function or an increase in the costs of raw materials and components due to, among other reasons, inflation, tariffs, duties, taxes or assessments;

● obtaining and keeping in good standing permits, authorizations and consents from governmental authorities and organizations;

● unknown regulatory changes which may increase the cost for delivering under contracts in place;

● the consent and authorization of local utilities or other energy development off-takers to ensure successful interconnection to energy grids to enable power sales; and

● difficulties in identifying, obtaining and permitting suitable sites for new projects.

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In addition, new projects have no operating history and may employ recently developed technology and equipment. A new project may be unable to fund principal and interest payments under its debt service obligations or may operate at a loss, which may adversely affect the Company’s business, financial condition or results of operations.

Any of these factors could prevent the Company from identifying, completing or operating its projects, or otherwise adversely affect its business, financial condition and results of operations.

If there is not sufficient demand for sustainable green energy, or if sustainable green energy projects do not develop as, or take longer to develop than, the Company anticipates, then it may be unable to achieve its business objectives.

If demand for sustainable green energy fails to grow sufficiently, the Company may be unable to achieve its business objectives. In addition, demand for sustainable green energy projects in the markets and geographic regions that the Company targets may not develop or may develop more slowly than we anticipated. Many factors will influence the widespread adoption of renewable energy and demand for renewable energy projects, including:

● cost-effectiveness of renewable energy technologies as compared with conventional and competitive technologies;

● performance and reliability of the Company’s innovative sustainable green energy solutions as compared with conventional and non-renewable products;

● fluctuations in economic and market conditions that impact the viability of conventional and competitive alternative energy sources;

● increases or decreases in the prices of oil, coal and natural gas;

● continued deregulation of the electric power industry and broader energy industry; and

● availability or effectiveness of government subsidies and incentives.

We may be unable to generate sufficient cash flow to satisfy our debt service obligations, which could have a material adverse effect on our business, financial condition, results of operations, and cash flows.

Our ability to make scheduled payments on or to refinance our debt obligations depends on our financial condition and operating performance, which are subject to prevailing economic and competitive conditions and to certain financial, business, legislative, regulatory, and other factors beyond our control. As of December 31, 2025, the Company had approximately TRY 237,642,826 in total outstanding indebtedness owed to Turkiye Halk Bankasi A.S. The indebtedness is secured by certain pledged investment properties of the Group with a carrying amount of TRY 7,330,652,500. This indebtedness is also guaranteed jointly by the Group and its major shareholders. We may not be able to maintain a level of cash flows from operating activities sufficient to permit us to pay the principal, premium, if any, and/or interest on our indebtedness. If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay investments, acquisitions, capital expenditures, and payments on account of other obligations, seek additional capital, restructure or refinance our indebtedness, or sell assets. These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations. Our ability to restructure or refinance our debt will depend on the condition of the capital markets and our financial condition at such time. Any refinancing of our debt could be at higher interest rates and could require us to comply with more onerous covenants, which could further restrict our business operations. In addition, we cannot assure you that we will be able to refinance any of our indebtedness on commercially reasonable terms, or at all.

If we are at any point unable to repay or otherwise refinance our indebtedness when due, the applicable lenders could accelerate our outstanding obligations or proceed against the collateral granted to them to secure that indebtedness, which could force us into bankruptcy or liquidation. In the event the applicable lenders accelerate the repayment of our borrowings, we and our subsidiaries may not have sufficient assets to repay that indebtedness. Any acceleration of amounts due under the agreements governing our credit facility or the exercise by the applicable lenders of their rights under the security documents would likely have a material adverse effect on our business.

We may not successfully implement or derive benefits from our plans to develop a Power-as-a-Service and Powered-land (Built-to-sell PPAs) strategies, which could adversely affect our business, financial condition, and results of operations.

We are in the preliminary phases of exploring and developing a Power-as-a-Service and Powered-land (Built-to-sell PPAs) strategies, which would leverage our existing and planned oil and natural gas operations and access to pipeline-gas to provide power for these onsite and distributed power generation activities. These plans are subject to significant uncertainties and risks inherent in early-stage initiatives, including but not limited to our ability to secure necessary equipment, technology, and partnerships; integrate these operations with our core energy business without disrupting ongoing activities; and achieve operational efficiency or profitability. There is no assurance that we will be able to advance these plans beyond the conceptual or pilot stages, or that they will generate any meaningful revenue or strategic advantages. Delays, technical challenges, or unexpected costs in development could result in substantial capital expenditures without corresponding returns, diverting resources from our oil and natural gas operations and potentially straining our liquidity.

Furthermore, data center operations are an energy-intensive process that requires significant electricity consumption to operate the high-powered compute hardware effectively. While we intend to utilize primarily our own oil and natural gas resources to generate power for these activities, fluctuations in energy production, commodity prices, or operational inefficiencies could lead to higher-than-anticipated costs or reduced electricity output. Environmental regulations, including those related to greenhouse gas emissions and energy usage, may impose additional compliance burdens or restrictions on our data center operations, potentially increasing expenses or limiting scalability. If we are unable to manage the energy demands of our data center clients in a cost-effective and sustainable manner, or if broader market or regulatory shifts—such as a temporary or a permanent ban on data center operations and/or increased scrutiny on natural resource consumption in the data center sector—materialize, our ability to pursue this strategy could be impaired, leading to write-downs of investments, reputational harm, or lost opportunities.

In order to secure contracts for new projects, the Company typically faces a long and variable development cycle that requires significant resource commitments and a long lead time before revenues are realized.

The development, design and construction process for the Company’s renewable energy projects generally lasts from 18 to 36 months, on average. This extended development process requires the dedication of significant time and resources from the Company’s sales and management personnel, with no certainty of success or recovery of the Company’s expenses. A potential site host may go through the entire sales process and not accept the Company’s proposal. Further, upon commencement of operations, it typically takes 12 months or longer for the project to ramp up to expected production levels. All of these factors, and in particular, increased spending that is not offset by increased revenues, can contribute to fluctuations in quarterly financial performance and increase the likelihood that operating results in a particular period will fall below investor expectations.

While the Company currently focuses on converting methane into renewable energy, in the future the Company may decide to expand its strategy to include other types of projects. Any future energy projects may present unforeseen challenges and result in a competitive disadvantage relative to more established competitors.

The Company’s business is currently focused on converting methane into renewable energy. In the future, the Company may expand its strategy to include other types of projects. The Company cannot assure the investors that it will be able to identify attractive opportunities outside of its current area of focus or acquire or develop such projects at a price and on terms that are attractive or that, once acquired or developed, such projects will operate profitably. In addition, these projects could expose the Company to increased operating costs, unforeseen liabilities or risks, and regulatory and environmental concerns associated with entering into new sectors of the energy industry, including requiring a disproportionate amount of the Company’s management’s attention and resources, which could adversely affect the Company’s business, as well as place it at a competitive disadvantage relative to more established market participants. A failure to successfully integrate such new projects into the existing project portfolio as a result of unforeseen operational difficulties or otherwise, could adversely affect the Company’s business, financial condition and results of operations.

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The Company’s revenues may be subject to the risk of fluctuations in commodity prices.

The operations and financial performance of projects in the renewable energy sectors may be affected by the prices of energy commodities, such as natural gas, wholesale electricity and other energy-related products. For example, the price of renewable energy resources changes in relation to the market prices of natural gas and electricity. The market price of electricity is sensitive to cyclical changes in demand and capacity supply, and in the economy and geopolitical conditions (including the current conflicts in the Middle East and Ukraine), as well as to regulatory trends and developments impacting electricity market rules and pricing, transmission development and investment to power markets within the United States and in other jurisdictions through interconnects and other external factors outside of the control of renewable energy power-producing projects. Volatility of commodity prices also creates volatility in the prices of Environmental Attributes, which are inversely related to the wholesale price of unleaded gasoline. In addition, volatility of commodity prices, such as the market price of gas and electricity, may also make it more difficult for the Company to raise any additional capital for the Company’s renewable energy projects that may be necessary to operate, to the extent that market participants perceive that a project’s performance may be tied directly or indirectly to commodity prices. Accordingly, the potential revenues and cash flows of these projects may be volatile and adversely affect the value of the Company’s investments.

The failure of the Company’s significant customers to meet their obligations to the Company may adversely affect its financial results.

The Company also faces customer concentration risk because it sells the electricity it produces to a limited number of significant customers who do not post collateral. The inability or failure of the Company’s significant customers to meet their obligations to the Company, or their insolvency or liquidation may adversely affect the Company’s financial results.

Competition Risks

The Company may face intense competition and may not be able to successfully compete.

There are a number of other companies operating in the renewable energy and waste-to-energy markets. These include other renewable energy companies and service or equipment providers, consultants, managers and strategic investors.

The Company may not have the resources to compete with any existing competitors or new competitors, including in a competitive bidding process. Some of the Company’s competitors have significantly larger personnel, financial and managerial resources than the Company, and the Company may fail to maintain or expand its business. Competitors may also offer energy solutions at prices below cost, devote significant salesforces to competing with the Company or attempt to recruit the Company’s key personnel by increasing compensation, any of which could improve their competitive positions. Moreover, if the demand for renewable energy increases, new companies may enter the market, and the influx of added competition will pose an increased risk to the Company.

Further, certain of the Company’s strategic partners and other landfill or agricultural operators could decide to manage, recover and convert biogas from waste to renewable energy on their own which would further increase our competition, limit the number of commercially viable landfill sites available for the Company’s projects, or require the Company to reduce its profit margins to maintain or acquire projects.

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The Company’s success depends, in part, on technological innovation to stay ahead of market competitors.

The Company’s success may also depend on its ability to create and maintain a competitive position in the renewable energy industry. The Company does not have any exclusive rights to most of the technologies that it utilizes, and its competitors may currently use and may be planning to use identical, similar or superior technologies. Any current or future patented technology may not have a material effect on the total business. In addition, the technologies that the Company uses may be rendered obsolete or uneconomical by technological advances, more efficient and cost-effective processes, or entirely different approaches developed by one or more of its competitors or others.

The Company may also face competition based on technological developments that reduce demand for electricity, increase power supplies through existing infrastructure or that otherwise compete with the Company’s projects. The Company may also encounter competition in the form of potential customers electing to develop solutions or perform services internally rather than engaging an outside provider such as the Company.

Regulatory Risks

The reduction or elimination of carbon credits and other economic incentives offered by governmental authorities and industry organizations for the Company’s innovative sustainable green energy solutions or other related policies could adversely affect the Company’s business, financial condition and results of operations.

The Company depends on carbon credits and other economic incentives offered by governmental authorities or industry organizations to end users, developers, distributors and system integrators that promote the use of sustainable green energy or renewable energy. These economic incentives could be reduced or eliminated altogether, or the categories of sustainable green energy or renewable energy qualifying for such economic incentives could be changed. These incentives are subject to regulatory oversight and could be administratively or legislatively changed in a manner that could adversely affect the Company’s operations. Reductions in, changes to, or eliminations or expirations of, such incentives could result in decreased demand for, and lower revenues from, the Company’s projects.

The Company’s power plants are entitled to receive a significant amount of carbon credits due to emission reduction. Carbon credit revenues have an important place in the Company’s projections. Within the scope of carbon credits, the credits held by the Company are sold through brokers. Brokers, on the other hand, sell the relevant credits to companies that emit emissions.

In recent years, with the importance of green development around the world and the signing of the Paris Climate Agreement by Turkiye and the USA, the demand for carbon credits has increased after 2021, and credit prices have reached an average of 5-7 USD/Ton. Due to the economic contraction around the world and the trade wars of the countries, green development plans may be shelved, and the commitments made in the Paris Climate Agreement may be removed. In such a case, there may be a decrease in the demand for carbon credits, and the prices of loans may fall sharply.

The Company may be unable to obtain, modify or maintain the regulatory permits, approvals and consents required to construct and operate its projects.

The Company’s operations are subject to various governmental health and safety (“EHS’) laws and regulations, including those relating to the release, emission or discharge of materials into the air, water and ground; the generation, storage, handling, use, transportation and disposal of hazardous materials and wastes; the health and safety of employees and other persons; and the generation of carbon credits and other economic incentives.

These laws and regulations impose numerous obligations applicable to the Company’s operations, including the acquisition of permits before construction and operation of its projects; the restriction of types, quantities and concentration of materials that can be released into the environment; the limitation or prohibition of the Company’s activities on certain lands lying within wilderness, wetlands and other protected areas; the application of specific health and safety criteria addressing worker protection; and the imposition of substantial liabilities for pollution resulting from the ownership or operation of its properties. These laws, regulations and permits can require expensive pollution control equipment or operational changes to limit actual or potential impacts to the environment.

Numerous governmental entities have the power to enforce difficult and costly compliance measures or corrective actions pursuant to these laws and regulations and the permits issued under them. The Company may be required to make significant capital and operating expenditures on an ongoing basis, or to perform remedial or other corrective actions at its properties, to comply with the requirements of these environmental laws and regulations, or the terms or conditions of its permits. Failure to comply with these laws and regulations may result in the assessment of sanctions, including administrative, civil or criminal penalties, the imposition of investigatory or remedial obligations, and the issuance of orders limiting or prohibiting some or all of the Company’s operations. In addition, the Company may experience delays in obtaining or be unable to obtain required environmental regulatory permits or approvals, which may delay or interrupt operations and limit growth and revenue.

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The Company’s operations inherently risk incurring significant environmental costs and liabilities due to the need to manage waste from its processing facilities. Spills or other releases of regulated substances, including spills and releases that occur in the future, could expose the Company to material losses, expenditures and liabilities under applicable environmental laws, rules and regulations. Under certain such laws and regulations, the Company could be held strictly liable for the removal or remediation of previously released materials or property contamination, regardless of whether it was responsible for the release or contamination and even if its operations met previous standards in the industry at the time they were conducted. In connection with certain acquisitions, the Company could acquire, or be required to provide indemnification against, environmental liabilities that could expose it to material losses. In addition, claims for damages to persons or property, including natural resources, may result from the EHS impact of the Company’s operations. The Company’s insurance may not cover all environmental risks and costs or may not provide sufficient coverage if an environmental claim is made against the Company.

New laws, changes to existing laws, new interpretations of existing laws, increased governmental enforcement of environmental laws or other developments could require the Company to make significant additional expenditures. Continued government and public emphasis on environmental issues can be expected to result in increased future investments for environmental controls at its plants under federal or state law. Present and future environmental laws and regulations, and interpretations of those laws and regulations, applicable to its operations, more vigorous enforcement policies and discovery of currently unknown conditions may require substantial expenditures that could have a material adverse effect on our results of operations and financial condition.

The Company’s ability to generate revenue from sales of Low Carbon Fuel Standard (“LCFS”) credits depends on our strict compliance with these federal and state programs, which are complex and can involve a significant degree of judgment. If the agencies that administer and enforce these programs disagree with the Company’s judgments, otherwise determine that the Company is not in compliance, conduct reviews of its activities or make changes to the programs, then its ability to generate or sell these credits could be temporarily restricted pending completion of reviews or as a penalty, permanently limited or lost entirely, and the Company could also be subject to fines or other sanctions. Moreover, the inability to sell LCFS credits could adversely affect its business.

In order to construct, modify and operate its projects, the Company will need to obtain or may need to modify numerous environmental and other regulatory permits, approvals and consents from federal, state and local governmental entities, including air permits, wastewater discharge permits, stormwater permits, permits or consents related to the management of municipal solid waste landfills and permits or consents related to the management and disposal of waste. A number of these permits, approvals and consents must be obtained prior to the start of development of a project. Other permits, approvals and consents are required to be obtained at, or prior to, the time of first commercial operation or within prescribed time frames following commencement of commercial operations. Any failure to successfully obtain or modify the necessary environmental and other regulatory permits, approvals and consents on a timely basis could delay the construction, modification or commencement of commercial operation of the Company’s projects. In addition, once a permit, approval or consent has been issued or acquired for a project, the Company must take steps to comply with the conditions of each permit, approval or consent conditions, including conditions requiring timely development and commencement of the project. Failure to comply with certain conditions within a permit, approval or consent could result in the revocation or suspension of such permit, approval or consent; the imposition of penalties; or other enforcement action by governmental entities. The Company also may need to modify permits, consents or approvals it has already obtained to reflect changes in project design or requirements, which could trigger a legal or regulatory review under a standard more stringent than the standard under which the permits, approvals or consents were originally issued.

Obtaining and modifying necessary permits, approvals and consents is a time-consuming and expensive process, and the Company may not be able to obtain or modify them on a timely or cost-effective basis or at all. In the event that the Company fails to obtain or modify all necessary permits, approvals or consents, it may be forced to delay construction or operation of a project or abandon the project altogether, which could adversely affect its business, financial condition and results of operations. In addition, the Company may be required to make capital expenditures on an ongoing basis to comply with increasingly stringent federal, state, provincial and local EHS laws, regulations and permits.

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Negative attitudes toward renewable energy projects from the Turkish government or the U.S. government in case of the Company’s recent U.S. expansion, other lawmakers and regulators, and activists could adversely affect our business, financial condition and results of operations.

Parties with an interest in other energy sources, including lawmakers, regulators, policymakers, environmental and advocacy organizations or other activists may invest significant time and money in efforts to delay, repeal or otherwise negatively influence regulations and programs that promote renewable energy. Many of these parties have substantially greater resources and influence than the Company has. Further, changes in Turkish, U.S. federal, state or local political, social or economic conditions, including a lack of legislative focus on these programs and regulations, could result in their modification, delayed adoption or repeal. Any failure to adopt, delay in implementing, expiration, repeal or modification of these programs and regulations, or the adoption of any programs or regulations that encourage the use of other energy sources over renewable energy, could adversely affect the Company’s business, financial condition and results of operations.

Revenue from any projects the Company completes may be adversely affected if there is a decline in public acceptance or support of renewable energy, or regulatory agencies, local communities, or other third parties delay, prevent, or increase the cost of constructing and operating its projects.

Certain persons, associations and groups could oppose renewable energy projects in general or the Company’s projects specifically, citing, for example, misuse of water resources, landscape degradation, land use, food scarcity or price increases, and harm to the environment. Moreover, regulations may restrict the development of renewable energy plants in certain areas. In order to develop a renewable energy project, the Company is typically required to obtain, among other things, environmental impact permits, or other authorizations and building permits, which in turn require environmental impact studies to be undertaken and public hearings and comment periods to be held during which any person, association or group may oppose a project. Any such opposition may be considered by government officials responsible for granting the relevant permits, which could result in the permits being delayed or not being granted or being granted solely on the condition that the Company carry out certain corrective measures to the proposed project. Opposition to the Company’s requests for permits, or successful challenges or appeals to permits issued for its projects, could adversely affect its operating plans.

As a result, the Company cannot guarantee that the renewable energy plants we currently plan to develop or, to the extent applicable, are developing, will ultimately be authorized or accepted by the local authorities or the local population. For example, the local population could oppose the construction of a renewable energy plant or infrastructure at the local government level, which could in turn lead to the imposition of more restrictive requirements. This type of negative response may lead to legal, public relations or other challenges that could impede the Company’s ability to meet our construction targets, achieve commercial operations for a project on schedule, address the changing needs of our projects over time or generate revenues.

In certain jurisdictions, if a significant portion of the local population were to mobilize against a renewable energy plant, it may become difficult, or impossible, for the Company to obtain or retain the required building permits and authorizations. Moreover, such challenges could result in the cancellation of existing building permits or even, in extreme cases, the dismantling of, or the retroactive imposition of changes in the design of, existing renewable energy plants.

Authorization for the use, construction, and operation of systems and associated transmission facilities on federal, state, and local lands will also require the assessment and evaluation of mineral rights, private rights-of-way, and other easements; environmental, agricultural, cultural, recreational, and aesthetic impacts; and the likely mitigation of adverse effects to these and other resources and uses. The inability to obtain the required permits and other federal, state and local approvals, and any excessive delays in obtaining such permits and approvals due, for example, to litigation or third-party appeals, could potentially prevent the Company from successfully constructing and operating such projects in a timely manner and could result in the potential forfeiture of any deposit the Company has made with respect to a given project. Moreover, project approvals subject to project modifications and conditions, including mitigation requirements and costs, could affect the financial success of a given project. Changing regulatory requirements and the discovery of unknown site conditions could also adversely affect the financial success of a given project.

A decrease in acceptance of renewable energy plants by local populations, an increase in the number of legal challenges, or an unfavorable outcome of such legal challenges could adversely affect the Company’s business, financial condition and results of operations. The Company may also be subject to labor unavailability due to multiple simultaneous projects in a geographic region. If the Company is unable to grow and manage the capacity that we expect from our projects in its anticipated timeframes, it could adversely affect our business, financial condition and results of operations.

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Post-Termination of the YEKDEM mechanism, the Company’s exchange rate risk may increase.

In Turkiye, the USD/TRY exchange rate has increased significantly in the last 3-4 years and there has been a depreciation in the TRY. After this depreciation, serious exchange rate risks arose in companies with foreign currency-based costs and foreign currency-based debts. In line with the current YEKDEM mechanism, the electrical energy produced within the scope of the Company’s activities is sold with a USD-denominated price. Due to the fact that it is USD-denominated income, there is currently no exchange rate risk in the Company’s debts and the Company’s operating costs.

As of the date of this prospectus, only two of the Company’s key power plants – Kalyoncu and Avcikoru- remain eligible to receive the economic benefits of the YEKDEM program until the end of 2030.

After the termination of YEKDEM mechanism, the Company’s revenues will be TRY based. Accordingly, if TRY-based electricity prices do not move in direct correlation with the exchange rate, the Company’s foreign currency risk may increase due to foreign currency based operating costs and foreign currency based financial liabilities, which are indirectly affected by foreign exchange rates.

The Company is exposed to risks arising from fluctuations in foreign currency exchange rates.

The Company’s reporting currency is Turkish Lira. Revenues and expenses with respect to its North American operations are recorded in U.S. dollars. Therefore, the Company may be exposed to foreign currency exchange losses arising from transactions in currencies other than its reporting currency.

International political crises and the Russia-Ukraine & Israel –Iran War can adversely affect the energy sector.

The ongoing wars between Russia – Ukraine and Israel– Iran is creating a situation with serious effects on global energy markets and supply chains. The sanctions imposed by countries on each other and political positions have created a situation that is difficult to predict. The fact that Russia and Iran are major players in natural gas supply may pose risks for the energy sector. The international political conjuncture is dynamic. Political crises in recent years such as the rise of far-right parties in European countries, the lack of stability in Gaza, and the drilling tension in the Eastern Mediterranean may negatively affect the Company’s operations. Foreign trade may be disrupted due to international political crises and there may be difficulties in the supply of imported machinery and equipment, which may adversely affect the Company’s operations.

Cybersecurity and Information Technology Risks

A failure of the Company’s IT and data security infrastructure could have a material adverse effect on its business and operations.

The Company relies upon the capacity, reliability and security of its IT and data security infrastructure and its ability to expand and continually update this infrastructure in response to the changing needs of its business. The Company’s existing IT systems and any new IT systems may not perform as expected. The Company also face the challenge of supporting its older systems and implementing necessary upgrades. If the Company experiences a problem with the functioning of an important IT system or a security breach of its IT systems, including during system upgrades or new system implementations, the resulting disruptions could have a material adverse effect on its business.

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The Company and some of its third-party vendors receive and store personal information in connection with its human resources operations and other aspects of its business. The Company’s IT systems and those of its third-party vendors are vulnerable to damage from computer viruses, natural disasters, fire, power loss, telecommunications failures, personnel misconduct, human error, unauthorized access, physical or electronic security breaches, cyber-attacks (including malicious and destructive code, phishing attacks, ransomware, and denial of service attacks), and other similar disruptions. The Company continues to develop its processes relating to identification, mitigation and response to potential cybersecurity threats, and such processes may prove to be inadequate. Such attacks or security breaches may be perpetrated by bad actors internally or externally (including computer hackers, persons involved with organized crime, or foreign state or foreign state-supported actors). Cybersecurity threat actors employ a wide variety of methods and techniques that are constantly evolving, increasingly sophisticated, and difficult to detect and successfully defend against. Cybersecurity incidents involving the Company’s IT systems or those of its third-party vendors could expose the Company to claims, litigation, regulatory or other governmental investigations, administrative fines and potential liability. Any system failure, accident or security breach could result in disruptions to its operations. A material network breach in the security of the Company’s IT systems or those of its third-party vendors could include the theft of its trade secrets, customer information, human resources information or other confidential data, including but not limited to personally identifiable information, that could have a material adverse effect on its business, financial condition, or results of operations. To the extent that any material disruptions or security breaches result in a loss or damage to its data, or an inappropriate disclosure of confidential, proprietary or customer information, it could materially cause damage to our reputation, affect our relationships with its customers and strategic partners, lead to claims against the Company from governments and private plaintiffs, and ultimately have a material adverse effect on its business. While the Company has not been previously subject to cyberattacks and security breaches, it cannot guarantee that there will not be future cyberattacks, and if successful, will not have a material effect on its business or financial results.

Many governments have enacted laws requiring companies to provide notice of cyber incidents involving certain types of data, including personal data. Any compromise of the Company’s security could result in a violation of applicable domestic and foreign security, privacy or data protection, consumer and other laws, regulatory or other governmental investigations, enforcement actions, and legal and financial exposure, including potential contractual liability that could have a material adverse effect on its business. In addition, the Company may be required to incur significant costs to protect against and remediate damage caused by these disruptions or security breaches in the future that could have a material adverse effect on its business.

The Company relies on the technology, infrastructure, and software applications of certain third parties in order to host or operate some of its business. Additionally, it relies on computer hardware purchased in order to operate its business. The Company does not have control over the operations of the cyber and physical facilities of the third parties that it uses. If any of these third-party services experience errors, disruptions, security issues, or other performance deficiencies, if these services, software, or hardware fail or become unavailable due to extended outages, interruptions, defects, or otherwise, or if they are no longer available on commercially reasonable terms or prices (or at all), these issues could result in material errors or defects in its platforms (including causing its platforms to fail), its revenue and margins could materially decline, or its reputation and brand could be materially damaged. Additionally, the Company could be exposed to material legal or contractual liability, its expenses could materially increase, its ability to manage its operations could be materially interrupted, and its processes for servicing its customers could be materially impaired until equivalent services or technology, if available, are identified, procured, and implemented, all of which may take significant time and resources, increase its costs, and could materially and adversely affect its business. Many of these third-party providers attempt to impose limitations on their liability for such errors, disruptions, defects, performance deficiencies, or failures, and if such limitations are enforceable, the Company may have additional liability to its customers or third-party providers that could have a material adverse effect on its business. A failure to maintain its relationships with its third-party providers (or obtain adequate replacements), and to receive services from such providers that do not contain any material errors or defects, could adversely affect its ability to deliver effective products and solutions to its customers and adversely affect its business and results of operations.

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Information technology infrastructure may adversely affect the Company’s activities.

The sector in which the Company operates is an IT infrastructure-intensive sector. Technical failures may occur in the control systems used in power plants, corporate management software and cloud solutions used within the Company, which may affect the production program in power plants and adversely affect the Company’s operations.

Electricity market systems managed by EPIAS, one of the most important stakeholders of the Company, are areas where IT infrastructure is of great importance. In the event of any disruption in the IT infrastructure of the operated markets, market transactions may stop, and the Company’s operations may be adversely affected.

Remote monitoring systems and automatic meter reading systems used by distribution companies are important in the measurement of power plant generation data. In addition, control systems and geographical information systems used by distribution companies are highly important IT solutions related to failures in energy transmission lines. Failures may occur in these systems, problems may arise in the measurement of electricity generated in the facilities, and the Company’s activities may be adversely affected.

Failure of third parties to manufacture quality products or provide reliable services in a timely manner could cause delays in developing and operating the Company’s projects, which could damage its reputation, adversely affect its partner relationships or adversely affect its growth.

The Company’s success depends on its ability to develop and operate projects in a timely and consistent manner, which depends in part on the ability of third parties to provide the Company with timely and reliable products and services. In developing and operating its projects, the Company relies on products meeting its design specifications, components manufactured and supplied by third parties, and on services performed by subcontractors. The Company also relies on subcontractors to perform substantially all of the construction and installation work related to our projects.

If any of the Company’s subcontractors are unable to provide services that meet or exceed its expectations or satisfy its contractual commitments, the Company’s reputation, business and operating results could be harmed. In addition, if the Company is unable to avail itself of warranties and other contractual protections with providers of products and services, it may incur liability to its customers or additional costs related to the affected products and services, which could adversely affect its business, financial condition and results of operations. Moreover, any delays, malfunctions, inefficiencies or interruptions in these products or services could adversely affect the quality and performance of the Company’s projects and may require considerable expense to maintain and repair those projects. This could cause the Company to experience interruptions in its production and distribution of sustainable green energy, difficulty retaining current relationships and attracting new relationships, or harm its brand, reputation or growth.

The Company’s power plants rely on interconnections with and access to electric distribution and transmission facilities that are owned and operated by third parties, and as a result, is exposed to risks related to such facilities’ development and operational curtailment risks.

The Company’s power plants are interconnected with electric distribution and transmission facilities owned and operated by regulated utilities necessary to deliver the sustainable green energy that it produces. A failure or delay in the operation or development of these distribution or transmission facilities could result in a loss of revenues or breach of contract because such a failure or delay could limit the amount of sustainable green energy that its power plants deliver or delay the completion of construction of its projects. In addition, certain of the Company’s operating projects’ generation may be curtailed without compensation due to distribution and transmission limitations, reducing its revenues and impairing its ability to capitalize fully on a particular project’s potential. Such a failure or curtailment at levels above its expectations could impact the Company’s ability to satisfy its supply agreements and adversely affect its business. Additionally, the Company experiences work interruptions from time to time due to regulatory required maintenance shutdowns.

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U.S. Business and Oil and Gas Exploration and Production (“E&P”)

Operational Risks

There is no assurance that the Company’s North American business operations will generate substantial revenues or become profitable.

The Company’s North American operations are expected to include exploration, development, and production of oil and gas properties. The Company’s U.S. subsidiary, Power Upp USA, Inc. was incorporated in August 2025 and to date, other than activities relating to the organization of the Company’s U.S. subsidiary and the acquisition of its first oil and leaseholds which it is in the process of taking over, the Company has not conducted any business operations in North America. The Company has no experience in E&P. The Company intends to use a substantial portion of the proceeds of this offering to the development of its North American business operations. See “Use of Proceeds.” There are no assurances that the Company’s North American business operations will generate substantial revenues or become profitable.

If the Company is unable to effectively manage or support its E&P business, or its Power-as-a-Service and Powered-land (Build-to-Sell PPA) structures, using the proceeds of this offering, it could materially and adversely affect its business, financial condition, and results of operations.

The Company plans to develop its E&P business with a portion of the proceeds of this offering. The Company plans to develop and grow its E&P business in North America internally and through acquisitions of oil and gas properties. In addition, the Company plans to build a distinct growth platform centered on Power-as-a-Service and Powered-land or Build-to-Sell PPA structures, targeting off-grid and behind-the-meter pipeline-gas-powered solutions for Artificial Intelligence data centers, Electric Vehicle charging, and other industrial customers, while also developing powered land with integrated data centers for sale, retaining the associated power purchase agreements. The development of the Company’s business in North America may place significant demands on its management team and its operational, administrative, and financial resources. The Company may not be able to develop its business in North America effectively or manage its growth successfully, and the failure to do so could have a material adverse effect on its business, financial condition, and results of operations.

The Company may rely upon other E&P operators who are involved in drilling for, and production of, oil and natural gas. Adverse developments affecting this industry could have a material adverse effect on its business, financial condition, and results of operations.

Demand for services in the oil and natural gas industry is cyclical, and, therefore, the Company may rely upon the production of those other E&P operators and their willingness to make capital and operating expenditures to explore for, develop and produce oil and natural gas in the jurisdictions in which it operates, which may pose risks to its business continuity and its profitability. Developments that adversely affect oil and natural gas drilling and production services could reduce the willingness of other E&P operators to make such expenditures and materially inhibit the Company’s power generation capacity and associated income streams, resulting in a material adverse effect on its business, financial condition and results of operations.

Worldwide political, economic, and military events, as well as natural disasters and other factors beyond the Company’s control, contribute to oil and natural gas price levels and volatility and are likely to continue to do so in the future. Current levels in the price of natural gas, oil, or natural gas liquids, as well as ongoing volatility, have had an adverse impact on the level of drilling, exploration and production activity, which could materially and adversely affect the Company’s business and the rates it is able to charge for electricity or profitably execute other downstream operations. Lower demand for oilfield services could resume, which would adversely affect its other downstream operations, and the Company may incur costs or experience downtime any time its suppliers’ activities are halted, reduced or refocused for various reasons.

E&P companies can also be impacted by conditions in the capital markets. Limitations on the availability of capital, or higher costs of capital, for financing expenditures may cause E&P companies to make additional reductions to capital budgets in the future. Moreover, reduced discovery rates of new oil and natural gas reserves, or a decrease in the development rate of reserves in the Company’s market areas, whether due to increased governmental regulation, including with respect to environmental matters, limitations on exploration and drilling activity or other factors, could also have an impact on its business, even in a stronger oil and natural gas price environment. An adverse development in any of these areas could have an adverse impact on the Company’s operations and its financial condition, which could indirectly result in adverse impact on its business.

The Company’s business involves many hazards and operational risks.

Conditions inherent in the oil and natural gas industry can cause personal injury or loss of life, disruption or suspension in operations, damage to geological formations, damage to facilities, substantial revenue loss, business interruption and damage to, or destruction of, property, equipment and the environment. The Company’s operations are subject to many hazards and risks, including the following:

●	equipment defects or other quality issues;

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●	accidents resulting in serious bodily injury and the loss of life or property;

●	damaged or lost equipment;

●	liabilities from accidents or damage caused by its operators or equipment;

●	pollution and other damage to the environment;

●	loss of well control; well blow-outs and the uncontrolled flow of natural gas, oil or other well fluids into or through the environment, including onto or into the ground or into the atmosphere, groundwater, surface water or an underground formation;

●	fires, explosions and cratering;

●	mechanical or technological failures;

●	spillage handling and disposing of materials;

●	collapse of the boreholes;

●	adverse weather conditions; and

●	failure of its employees to comply with its internal environmental, health and safety guidelines.

If any of these hazards materialize, they could result in the suspension of operations, termination of contracts without compensation, damage to or destruction of the Company’s equipment and the property of others, or injury or death to its personnel or third parties and could expose the Company to substantial liability or losses. The Company may not be able to include a waiver of consequential damages in its customer contracts. Therefore, defects or other performance problems in the services that it offers could result in its customers seeking damages from the Company for losses associated with these defects or other performance problems. The frequency and severity of such incidents will affect operating costs, insurability and relationships with customers, employees and regulators. The Company’s customers may elect not to purchase its services if they view its safety record as unacceptable or otherwise experience material defects in its products or performance problems, which could cause the Company to lose customers and substantial revenue, and any litigation or claims, even if fully indemnified or insured, could negatively affect its reputation with its customers and the public and make it more difficult for the Company to compete effectively or obtain adequate insurance in the future.

The Company maintains what it believes is customary and reasonable insurance to protect its business against most potential losses, but such insurance may not be adequate to cover its liabilities, especially as the inherent risks in its operations increase with increasing well complexity, and it is not fully insured against all risks inherent in its business. If a significant accident or event occurs for which the Company is not adequately insured, it could adversely affect its financial condition and results of operations. Furthermore, the Company may not be able to maintain or obtain insurance of the type and amount it desires at reasonable rates. As a result of market conditions, premiums and deductibles for certain of its insurance policies may substantially increase. In some instances, certain insurance could become unavailable or available only for reduced amounts of coverage.

The Company’s insurance will have deductibles or self-insured retentions and contain certain coverage exclusions. The current trend in the insurance industry is towards larger deductibles and self-insured retentions. In addition, insurance may not be available in the future at rates that the Company considers reasonable and commercially justifiable, compelling it to have larger deductibles or self-insured retentions to effectively manage expenses. As a result, the Company could become subject to material uninsured liabilities or situations where it has high deductibles or self-insured retentions that expose it to liabilities that could have a material adverse effect on its business, financial condition, and relationships with employees and regulators.

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Risks Related to Turkiye

We are subject to risks associated with doing business in an emerging market.

The Company mainly operates in Turkiye and derives substantially all of its revenue from activities in Turkiye, which is an emerging market. As a result, its business, results of operations, financial condition and prospects are significantly affected by the overall level of economic activity and political stability in Turkiye. External events and financial turmoil in neighboring emerging markets could disrupt the business environment in Turkiye. Moreover, financial turmoil in one or more emerging markets tends to adversely affect prices for securities in other emerging market countries. An increase in the perceived risks associated with investing in emerging economies could dampen capital flows to Turkiye and adversely affect the Turkish economy. Investors’ interest in Turkiye might be negatively affected by events in other emerging markets or the global economy in general, which could adversely affect the value of the Company’s business and/or stock price, and may result in a material adverse effect on its business, results of operations and prospects.

The Company’s headquarters and other operations and facilities are located in Turkiye and, therefore, its prospects, business, financial condition and results of operations may be adversely affected by political or economic instability in Turkiye.

Substantially all of the Company’s revenue is derived from its operations in Turkiye. Accordingly, political uncertainty, instability and economic conditions in Turkiye may directly affect its business. For example, on March 19, 2025, approximately 100 individuals were prosecuted, and many remain detained by the Turkish judiciary, including politicians, journalists, businessmen and most notably the mayor of Istanbul, who was considered to be the main opposition party’s presidential candidate. Some customers have conducted politically driven boycotts, whereby they no longer purchase merchandise from certain merchants, or decrease their use of e-commerce in general. This may have a direct and indirect adverse impact on the Company’s business. The political protests and general unrest that followed the March arrests have weakened the Turkish Lira, prompting the Central Bank of the Republic of Turkiye (“TCMB”) to sell foreign currency reserves and increase interest rates to curb further depreciation. Currency depreciation may have an adverse impact on the Company’s results of operations and financial condition, and higher interest rates may adversely affect its ability to fund its business operations.

Political matters have affected and continue to affect certain investors’ perception of Turkiye and the attractiveness of the Turkish economy from time to time. Should the March 2025 unrest and shopping boycotts described above persist and worsen or should any new developments that are considered to contribute to instability in Turkiye emerge, the value of the ADSs could decline.

Inflation in Turkiye may adversely affect the Company’s business, profitability, results of operations and the value of the ADSs.

Inflationary pressures affect the Company’s business and financial performance. The Turkish economy saw a rapid surge in inflation in 2022, 2023, 2024 and 2025 due to numerous factors. The annual consumer price index (“CPI”) increased by 30.9%, 44.4%, 64.8% and 64.3% in 2025, 2024, 2023 and 2022, respectively, as published by TurkStat, otherwise known as Turkiye Istatistik Kurumu or TUIK, which is the Turkish government agency commissioned with producing official statistics on Turkiye, its population, resources, economy, society, and culture. The annual CPI inflation reached its highest level since June 1998, at 85.5%, in October 2022. Additionally, developments in the USD/TRY and global commodity prices may materially impact the inflation outlook. As a result, the course of global economic activity, geopolitical developments and the impact of climate conditions on commodity prices must be closely monitored to understand and anticipate inflation developments in Turkiye.

The Company’s margins were adversely affected by these factors in 2023, 2024, and the first half of 2025. Notwithstanding a slowdown in inflation during 2025, the adverse impact of these factors could persist into the subsequent year. Such a prolonged negative impact may have a material adverse effect on the Company’s business, financial condition, and results of operations.

In addition, increased inflation, if any, could continue to increase the Company’s costs of operation, which has put, and is expected to continue to put, pressure on its cash requirements. The Company may not be able to keep wages and salaries at attractive levels in order to retain talent. These factors may require it to obtain additional funding from sources other than its operations to meet its working capital needs or could otherwise negatively affect its business, financial condition, and results of operations.

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Following the categorization of Turkiye as a country with a three-year cumulative inflation rate greater than 100% in March 2022 by the International Practices Task Force of the Centre for Audit Quality, Turkiye has been considered as a hyperinflationary economy pursuant to IFRS rules (IAS 29 Financial Reporting in Hyperinflationary Economies), requiring companies in Turkiye reporting under IFRS, including the Company, to apply IAS 29 to their financial statements for periods ending on and after June 30, 2022. As a result, the Company had to allocate additional resources to the preparation of its IFRS financials, which resulted in additional associated expenses in 2022 and in the years since. The Company’s financial statements following the application of IAS 29 and related adjustments are no longer directly comparable to its historical financial statements. This may have created and may continue to create a challenge for investors and security analysts who look at its past performance to analyze and make forecasts about its future performance, including with respect to comparisons of current and historical margins. Therefore, investors and security analysts require additional detailed information about the Company’s business plan and its macroeconomic assumptions in order to make their own projections for the Company. The Company cannot guarantee that it will be disclosing such detailed information in relation to its business plans or macroeconomic assumptions. Even if it does so, it cannot predict whether its investors or security analysts will be able to or willing to make their own projections about the Company. See “—Risks Relating to Ownership of the ADSs—If securities or industry analysts do not publish research or reports or publish unfavorable research about our business, or we fail to meet the expectations of industry analysts, the price of the ADSs and trading volume could decline.

The Company is exposed to the risk of inadvertently violating anti-corruption, anti-money laundering, anti-terrorist financing and economic sanctions laws and regulations, as well as other similar laws and regulations.

The Company has policies and procedures designed to assist with compliance with applicable laws and regulations in Turkiye, and as a foreign private issuer listed on a U.S. stock exchange, it may be subject to U.S. anti-money laundering and anti-terrorist financing laws and regulations, including the U.S. Bank Secrecy Act of 1970, the U.S. Money Laundering Control Act of 1986, and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, and U.S. anti-bribery and anti-corruption laws and regulations, including the U.S. Foreign Corrupt Practices Act of 1977 (the “FCPA”). The FCPA prohibits providing, offering, promising or authorizing, directly or indirectly, anything of value to government officials, political parties or political candidates for the purposes of obtaining or retaining business or securing any improper business advantage. In addition, the Company’s operations may be subject to economic sanctions laws and regulations imposed by the United States, the EU, the United Kingdom, or any other relevant jurisdiction. Such laws and regulations may prohibit transactions in, with, involving, or relating to certain countries or regions or certain persons or entities. For example, starting in February 2022, the United States and a number of other countries around the world have been imposing sanctions and export controls against Russia over its invasion of Ukraine including regional trade bans, designations of entities (including Russian banks and state-owned entities) and individuals as Specially Designated Nationals and Blocked Parties, and restrictions on access by Russia to financial systems.

The Company maintains internal compliance policies and procedures, but it cannot provide any assurance that these policies and procedures will be complied with or that they will prevent all violations of the applicable laws and regulations and every instance of fraud, abuse, money laundering, terrorist financing, bribery and corruption. The Company also cannot provide any assurance that potential violations of its internal compliance procedures will be uncovered through its procedures or that violations of the applicable anti-bribery or money laundering, anti-terrorist financing and economic sanctions laws and regulations will not occur. The Company has internal audit, security and other procedures in place, which are designed to prevent instances of fraud, abuse, money laundering, terrorist financing, bribery and corruption. However, despite these controls and procedures, there can be no assurance that through these and other procedures the Company uses it will timely and effectively catch any violations of its internal compliance procedures or any violations of laws and regulations, including those related to fraud, money laundering, terrorist financing, bribery, corruption and economic sanctions. Moreover, the Company may still be exposed to potential civil or criminal penalties or associated investigations under the relevant applicable laws and regulations which may, if not successfully avoided or defended, have an adverse impact on its business, prospects, financial condition or results of operations. Similarly, actual findings or mere allegations of such violations could negatively impact the Company’s reputation and limit its future business opportunities, which may cause its reputation, financial condition, and results of operations to be materially and adversely affected.

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Turkiye is subject to internal and external unrest and the threat of future terrorist acts, which may affect investors’ perceptions of the risks of investing in the securities of Turkish companies.

Turkiye is located in a region that has been subject to ongoing political and security concerns. Turkiye has been subject to a number of terrorist attacks, resulting in a number of fatalities and casualties. Such incidents have had, and could continue to have, a material adverse effect on the Turkish economy, and in turn, could affect investors’ perceptions of the risks of investing in the securities of Turkish companies. Turkiye has been subject to a number of bombings, including in tourist-focused centers in Istanbul and the city center in Ankara, including incidents in Istanbul in November 2022 and Ankara in October 2023, which have resulted in multiple fatalities. Such incidents may continue to occur periodically. This type of internal and external unrest and the threat of future terrorist acts could affect investors’ perceptions of the risks of investing in the securities of Turkish companies.

Risks from events affecting Turkiye’s relationship with Russia and Ukraine.

Russia has become one of Turkiye’s most important trading partners and is the largest supplier of natural gas to Turkiye. Tourism from Russia to Turkiye constitutes another important aspect of Turkiye’s relationship with Russia. Turkiye and Russia also cooperate in other industries, including tourism, the construction industry and the ongoing construction of the Akkuyu Nuclear Power Plant, the first stage of which is expected to be commissioned in 2025. Turkiye also has important relations with Ukraine, a significant tourism and trading partner. On February 24, 2022, Russia commenced a full-scale military invasion of Ukraine. Turkiye publicly opposed the Russian invasion and subsequently acted as a host to peace negotiations between Ukraine and Russia, and helped broker a deal between the two countries to allow maritime grain shipments from Ukraine. In July 2023, President Recep Tayyip Erdogan met with Volodymyr Zelensky, President of Ukraine, in Istanbul and he stated that Ukraine deserved to be in NATO. In September 2024, the Turkish President reiterated Turkiye’s steadfast support for Ukraine’s sovereignty and territorial integrity in a video message to the Fourth Crimea Platform Leaders’ Summit. In February 2025, Turkiye hosted the negotiations between Ukrainian and Russian negotiators and the U.S. delegation in Istanbul to address concerns regarding embassy operations, including banking access and staffing stability. In March 2025, further negotiations took place, but no ceasefire was agreed. Even if a potential ceasefire agreement is ultimately agreed, there is no certainty that the conflict will not recur in the future. Turkiye’s position as a NATO member and a host to preliminary negotiations between Ukrainian and Russian negotiators may materially affect Turkiye’s global diplomatic position as well as its economic and financial condition.

Following the invasion of Ukraine, the United States, the EU, Canada, Japan and Australia have imposed sanctions on Russia, select Russian companies and select Russian nationals. Following these sanctions, thousands of Russians and Ukrainians fled to Turkiye to stay, invest, and hold assets because Turkiye did not impose any sanctions on Russia except for the closure of the Bosporus and Dardanelles straits to warships. If Turkiye were to impose such sanctions, this may have a material adverse effect on Turkiye’s economy and financial condition due to Turkiye’s significant trade, natural gas supply and tourism relationships with Russia. Although sanctioning countries including the United States and the EU have not taken measures against Turkiye, they could do so if they determined that Turkiye supported Russia’s war efforts including, for example, by failing to impose sanctions on Russia, which could have a material adverse effect on Turkiye’s economy. Heightened tensions, if any, between Turkiye and Russia, or Ukraine, or the sanctioning countries such as the U.S. could materially negatively affect global macroeconomic conditions and the Turkish economy, which would have a material adverse effect on the Company’s business and results of operations.

Risks from events affecting Turkiye’s relationship with the EU.

Turkiye commenced negotiations on its accession to the EU on October 3, 2005, and continues to express its intention to join the EU at some point in the future.

On October 30, 2024, the European Commission published its 2024 country report on Turkiye, conveying criticism but stating that Turkiye remains a key partner and a candidate country for the EU, making reference to Turkiye’s improving relations with Greece and the increase in its trade volume with the EU, which led to it becoming the EU’s fifth largest trading partner in 2023. Turkiye’s accession depends on a number of economic and political factors relating to both Turkiye and the EU. Although the shared objective of the negotiations is accession, these negotiations are an open-ended process, the outcome and timing of which cannot be guaranteed. Further delays or other adverse developments in Turkiye’s accession to the EU may have a negative effect on Turkiye’s economic performance and credit ratings and could have a material adverse effect on the Company’s business, financial condition and/or results of operations.

Additionally, in recent years, several important natural gas reserves have been discovered in the eastern Mediterranean, where Turkiye has also been engaging in exploration activities.

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The EU and Turkiye have supported conflicting claims to the gas in these waters. On November 11, 2019, the EU adopted a framework for imposing sanctions on individuals or entities responsible for, or involved in, drilling and exploration activities. In October 2020, both France and Greece asked the EU to consider suspending the bloc’s customs union agreement with Turkiye.

Any decision by the EU to abolish the customs union with Turkiye, end Turkiye’s EU accession bid or impose additional sanctions on Turkiye might cause a deterioration in the relationship between Turkiye and the EU, impede Turkiye’s access to EU funding and have a material adverse impact on Turkiye’s economy.

Risks Related to this Offering and Ownership of the ADSs

An active trading market for the ADSs may not be established or, if established, may not continue and the trading price for the ADSs may fluctuate significantly.

Prior to this offering, there has been no public market for the Company’s ordinary shares or the ADSs. The Company cannot assure you that a liquid public market for the ADSs will be established. If an active public market for the ADSs does not develop following the completion of this offering, the market price and liquidity of the ADSs may be materially and adversely affected. The initial public offering price for the ADSs in this offering was determined by negotiation between the Company and the underwriters based upon several factors, and the Company can provide no assurance that the trading price of the ADSs after this offering will not decline below the initial public offering price. As a result, investors in the ADSs may experience a significant decrease in the value of their ADSs.

The Company may not be able to satisfy the Nasdaq Capital Market’s listing requirements or maintain a listing of the ADSs on the Nasdaq Capital Market which could limit investors’ ability to make transactions in the ADSs and subject the Company to additional trading restrictions.

The Company has applied to list the ADSs on the Nasdaq Capital Market and the closing of this offering is conditional upon the approval of Nasdaq of its listing. For approval of its application to list and in order to continue listing its ADSs on the Nasdaq Capital Market, the Company must maintain certain financial and ADS price levels, and it may be unable to meet these requirements now or in the future. Even if its ADSs are initially listed, the Company cannot assure the investor that the ADSs will continue to be listed on the Nasdaq Capital Market in the future.

If Nasdaq delists the ADSs from trading on its exchange and the Company is not able to list the ADSs on another national securities exchange, the Company expects the ADSs could be quoted on an over-the-counter market. However, if the Company were to be delisted from Nasdaq, it could face significant material adverse consequences, including:

●	investors disposing of the ADSs;

●	a limited availability of market quotations for the ADSs;

●	reduced liquidity for the ADSs;

●	reduced availability of information concerning the trading prices and volume of the ADSs;

●	fewer broker-dealers willing to execute trades in the ADSs;

●	a determination that the ADSs represent a “penny stock” which will require brokers trading in the ADSs to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for the ADSs;

●	a limited amount of news and analyst coverage; and

●	a decreased ability to issue additional ADSs or obtain additional financing in the future.

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The Company can provide no assurance that any action taken by it to restore compliance with listing requirements would be sufficient to maintain its listing or allow the ADSs to become listed again, stabilize the market price or improve the liquidity of the ADSs, prevent the ADSs from dropping below the Nasdaq minimum bid price requirement or prevent future non-compliance with Nasdaq’s listing requirements.

If the Company were no longer listed on Nasdaq, the ADSs may no longer qualify as “covered securities” for the purposes of Section 18(b) of the Securities Act and Rule 146 thereunder. As such, the ADSs would be subject to regulations in each state in which the Company may offer its securities which would add additional complexity, time and expense to ensure compliance with the applicable state’s securities laws with respect to ADSs being purchased or sold in that state, which may have a material adverse effect on its business, financial condition and/or results of operations. An active, liquid trading market for the ADSs may not be maintained.

The price of the ADSs might fluctuate significantly, and you could lose all or part of your investment.

Volatility in the market price of the ADSs may prevent you from being able to sell your ADSs at or above the price you paid for such securities. The trading price of the ADSs has been and may continue to be volatile and subject to wide price fluctuations in response to various factors, including:

●	the overall performance of the equity markets;

●	issuance of new or changed securities analysts’ reports or recommendations;

●	negative market perception of the Company’s performance as compared to the Company’s competitors;

●	additions or departures of key personnel;

●	sales of the ADSs or shares by the Company or its principal shareholders;

●	changes in law, litigation, regulatory and tax allegations, fines or proceedings that involve the Company or its subsidiaries;

●	general economic and geo-political conditions, both globally and in Turkiye;

●	ongoing or future occurrences of natural disasters, epidemics, or other catastrophic events, including acts of war;

●	changes in interest rates; and

●	availability of capital.

These and other factors might cause the market price of the ADSs to fluctuate substantially, which might limit or prevent investors from readily selling their ADSs and may otherwise negatively affect the liquidity of the ADSs. In addition, in recent years, the stock market has experienced significant price and volume fluctuations. This volatility has had a significant impact on the market price of securities issued by many companies across many industries. The changes frequently appear to occur without regard to the operating performance of the affected companies. Accordingly, the price of the ADSs could fluctuate based upon factors that have little or nothing to do with the Company, and these fluctuations could materially reduce its share price. Securities class action litigation has often been instituted against companies following periods of volatility in the overall market and in the market price of a company’s securities. The Company may be involved in future litigation which may have a material adverse effect on its financial condition and results of operations.

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If securities or industry analysts do not publish research or reports about the Company’s business, or if they adversely change their recommendations regarding the ADSs, the market price for the ADSs and trading volume could decline.

The trading market for the Company’s shares will be influenced by research or reports that industry or securities analysts publish about its business. If one or more analysts downgrade the Company’s shares, the market price for the ADSs would likely decline. If one or more of these analysts cease to cover the Company or fail to regularly publish reports on it, it could lose visibility in the financial markets, which in turn could cause the market price or trading volume for the ADSs to decline.

Because the Company does not expect to pay dividends in the foreseeable future, you must rely on price appreciation of the ADSs for a return on your investment.

The Company currently intends to retain all of its available funds and any future earnings after this offering to fund the development and growth of its business. As a result, the Company does not expect to pay any cash dividends in the foreseeable future. Therefore, the investor should not rely on an investment in the ADSs as a source for any future dividend income. The Board of Directors may resolve either not to distribute any dividends for the relevant financial year or to propose the distribution of a certain amount of dividends, subject to the approval of the General Assembly of shareholders. Under Turkish law, a Turkish company may pay a dividend out of either profit or share premium account, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business. Even if the Company’s Board of Directors decides to declare and pay dividends (by way of a simple majority decision of its directors), the timing, amount and form of future dividends, if any, will depend on, among other things, its future results of operations and cash flow, its capital requirements and surplus, the amount of distributions, if any, received by the Company from its subsidiaries, its financial condition, contractual restrictions and other factors as determined by its Board of Directors. Accordingly, the return on your investment in the ADSs will likely depend entirely upon any future price appreciation of the ADSs. There is no guarantee that the ADSs will appreciate in value after this offering or even maintain the price at which you purchased the ADSs. You may not realize a return on your investment in the ADSs and you may even lose your entire investment.

Because the Company’s initial public offering price per ADS is substantially higher than its net tangible book value per ordinary share, the investor will experience immediate and substantial dilution.

If the investor purchases ADSs in this offering, they will pay substantially more than the Company’s net tangible book value per share. As a result, the investor will experience immediate and substantial dilution of US$[*] per ADS, representing the difference between the Company’s pro forma as adjusted net tangible book value per ADS of US$[*] as of December 31, 2025, after giving effect to the net proceeds to the Company from this offering, assuming no change to the number of ADSs representing ordinary shares offered as set forth on the cover page of this prospectus and an assumed initial public offering price of US$[*] per ADS (the midpoint of the price range set forth on the cover page of this prospectus). See “Dilution” for a more complete description of how the value of your investment in the ADSs will be diluted upon the completion of this offering.

A significant portion of the total outstanding ADSs representing ordinary shares are restricted from immediate resale but may be sold into the market in the near future. This could cause the market price of the ADSs to drop significantly, even if the Company’s business is doing well.

Sales of a substantial number of ADSs in the public market could occur at any time. These sales, or the perception in the market that these sales may occur, could result in a decrease in the market price of the ADSs. Immediately after this offering, the Company will have outstanding [*] ADSs based on the number of ADSs outstanding as of the date of this prospectus, assuming no exercise of the underwriters’ over-allotment option. This includes the ADSs representing ordinary shares sold in this offering, which may be resold in the public market immediately without restriction, unless purchased by the Company’s affiliates or existing shareholders. Of that amount, [*] ADSs are currently restricted as a result of securities laws and/or lock-up agreements but will be able to be sold after the closing of this offering, subject to securities laws and/or lock-up agreements. If held by one of the Company’s affiliates, the resale of those securities will be subject to volume limitations under Rule 144 of the Securities Act. See “ADSs Eligible for Future Sale.”

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Investors must rely on the judgment of the Company’s management as to the uses of the net proceeds from this offering, and such uses may not produce income or increase its share price.

The Company intends to use the net proceeds of this offering as set out in “Use of Proceeds.” However, its management will have considerable discretion in the application of the net proceeds received by us in this offering. The investor will not have the opportunity, as part of their investment decision, to assess whether the proceeds are being used appropriately. The net proceeds may be used for corporate purposes that do not improve the Company’s efforts to achieve or maintain profitability or increase its share price. The net proceeds from this offering may be placed in investments that do not produce income or that lose value. The Company’s expected use of net proceeds from this offering represents its current intentions based upon its present plans and business conditions. As of the date of this prospectus, the Company cannot predict with certainty all of the particular uses for the net proceeds to be received upon the completion of this offering. The amounts and timing of its actual use of the net proceeds will vary depending on numerous factors, including the amount of cash used in its operations, which can be highly uncertain, subject to substantial risks and can often change. The Company’s management will have broad discretion in the application of the net proceeds, and investors will be relying on its judgment regarding the application of the net proceeds from this offering.

Investors may not be able to exercise their rights to vote the ordinary shares underlying the ADSs.

Holders of ADSs may exercise voting rights with respect to the ordinary shares represented by their ADSs only in accordance with the provisions of the deposit agreement. The deposit agreement provides that, upon receipt of notice of any meeting of holders of the Company’s ordinary shares, including any general meeting of its shareholders, if the Company so requests, the depositary will, as soon as practicable thereafter, fix a record date for the determination of ADS holders who shall be entitled to give instructions for the exercise of voting rights and distribute to the holders as of the record date (i) the notice of the meeting or solicitation of consent or proxy sent by the Company, (ii) a statement that such holder will be entitled to give the depositary instructions and (iii) a statement as to the manner in which instructions may be given by the holders. ADS holders may instruct the depositary of their ADSs to vote the ordinary shares underlying their ADSs. Otherwise, they will not be able to exercise their right to vote unless they withdraw the Company’s ordinary shares underlying the ADSs they hold. However, ADS holders may not know about the meeting far enough in advance to withdraw those ordinary shares. The Company cannot guarantee that ADS holders will receive the voting materials in time to ensure that they can instruct the depositary to vote the ordinary shares underlying their ADSs. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. Local trade registry office practices and interpretations of regulations governing proxy collection from ADS holders have been evolving and may be subject to further change from time to time. For example, the Trade Registry recently imposed additional documentation requirements and took longer to register the voting results of the general assembly. This means that ADS holders may not be able to exercise their right to vote, and there may be nothing they can do if the ordinary shares underlying their ADSs are not voted as requested.

Shareholders and ADS holders may not be able to exercise preemptive rights and, as a result, may experience substantial dilution upon future issuances of ordinary shares.

In the event of an issuance of ordinary shares, including for purposes of a capital increase, subject to certain exceptions, each shareholder will have a pro rata preemptive right in proportion to the aggregate nominal value of the ordinary shares held by such holder. These preemptive rights may be restricted or excluded by a resolution of a general meeting of shareholders or by the board of directors, which is authorized to restrict preemptive rights under a registered capital system. This could cause existing shareholders and ADS holders to experience substantial dilution of their interest in the Company. In the United States, the Company may be required to file a registration statement under the Securities Act to implement preemptive rights. The Company can give no assurances that an exemption from the registration requirements of the Securities Act would be available to enable U.S. holders of ordinary shares or holders of ADSs to exercise such preemptive rights and, if such exemption is available, the Company may not take the steps necessary to enable U.S. holders of ordinary shares or holders of ADSs to rely on it. Accordingly, investors may not be able to exercise preemptive rights on future issuances of ordinary shares, and, as a result, their percentage ownership interest in the Company could be diluted. Furthermore, rights offerings are difficult to implement effectively under the current U.S. securities laws, and the Company’s ability to raise capital in the future may be compromised if it need to do so through a rights offering in the United States.

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ADS holders may not be entitled to a jury trial with respect to claims arising under the deposit agreement, which could result in less favorable outcomes to the plaintiff(s) in any such action.

The deposit agreement governing the ADSs representing the Company’s ordinary shares provides that, to the fullest extent permitted by law, ADS holders waive the right to a jury trial for any claim they may have against the Company or the depositary arising out of or relating to its shares, the ADSs or the deposit agreement, including any claim under the U.S. federal securities laws.

If the Company or the depositary was to oppose a jury trial based on this waiver, the court would have to determine whether the waiver was enforceable based on the facts and circumstances of the case in accordance with applicable state and federal law. To the Company’s knowledge, the enforceability of a contractual pre-dispute jury trial waiver in connection with claims arising under the federal securities laws has not been finally adjudicated by the United States Supreme Court. However, the Company believes that a contractual pre-dispute jury trial waiver provision is generally enforceable, including under the laws of the State of New York, which govern the deposit agreement, or by a federal or state court in the City of New York, which has non-exclusive jurisdiction over matters arising under the deposit agreement. In determining whether to enforce a contractual pre-dispute jury trial waiver, courts will generally consider whether a party knowingly, intelligently and voluntarily waived the right to a jury trial. The Company believes that this would be the case with respect to the deposit agreement and the ADSs. It is advisable that investors consult legal counsel regarding the jury waiver provision before investing in the ADSs.

If an investor or any other holders or beneficial owners of ADSs bring a claim against the Company or the depositary in connection with matters arising under the deposit agreement or the ADSs, including claims under federal securities laws, such investor, holder, or beneficial owner may not be entitled to a jury trial with respect to such claims, which may have the effect of limiting and discouraging lawsuits against the Company or the depositary. If a lawsuit is brought against the Company or the depositary under the deposit agreement, it may be heard only by a judge or justice of the applicable trial court, which would be conducted according to different civil procedures and may result in different outcomes than a trial by jury would have, including outcomes that could be less favorable to the plaintiff(s) in any such action.

Nevertheless, if this jury trial waiver is not permitted by applicable law, an action could proceed under the terms of the deposit agreement with a jury trial. No condition, stipulation or provision of the deposit agreement or the ADSs serves as a waiver by any holder or beneficial owner of ADSs or by the Company or the depositary of compliance with any substantive provision of the U.S. federal securities laws and the rules and regulations promulgated thereunder.

Dividends paid to holders of the ADSs, who are not tax resident in Turkiye, will be subject to a 15% withholding tax.

Dividends payable by a joint stock company that has its legal and/or business center in Turkiye to shareholders (both individual and corporate) who are not tax residents of Turkiye (i.e., non-residents), and who do not have a permanent establishment constituted in Turkiye through a permanent representative or place of business therein are subject to a 15% withholding tax to be deducted by the Turkish corporation from the gross amount of dividend distribution to its shareholders. Dividends distributed to a legal entity in Turkiye (which must be registered for corporate tax in Turkiye) are exempt from such withholding tax. There is a presumption that ADSs representing the Company’s ordinary shares are being held by non-resident holders that do not have a taxable presence in Turkiye such as a permanent establishment constituted through a representative or place of business therein. Therefore, any dividends that the Company may decide to distribute in the future in respect of the ADSs will be subject to this 15% withholding tax based on the corresponding gross amount of distribution, which could adversely affect the value of an investor’s investment. Turkiye’s tax treaties with different countries may provide reduced dividend withholding taxes such as 5%; however, such reduced tax rates are not usually applicable to portfolio type investments because of minimum shareholding ratio requirements stipulated in most of Turkiye’s tax treaties. Therefore, the final withholding tax burden for ADS holders should be determined by considering each holder’s tax residency status as well as other conditions in the respective tax treaties. See “Certain Material Tax Considerations—Material Turkiye Tax Considerations.”

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Holders of ADSs may not receive distributions on our Ordinary Shares or any value for them if it is illegal or impractical to make them available to such holders.

The depositary of the ADSs will agree to pay holders of ADSs any cash dividends or other distributions it or the custodian for the ADSs receives on the Ordinary Shares or other deposited securities after deducting its fees and expenses. Holders of ADSs will receive these distributions in proportion to the number of our Ordinary Shares that such ADSs represent. However, the depositary will not be responsible for making such payments or distributions if it is unlawful or impractical to make a distribution available to any holders of ADSs. For example, it would be unlawful to make a distribution to a holder of ADSs if it consists of securities that require registration under the Securities Act, but that are not properly registered or distributed pursuant to an applicable exemption from registration. The depositary is not responsible for making a distribution available to any holders of ADSs if any government approval or registration required for such distribution cannot be obtained after reasonable efforts made by the depositary. We have no obligation to take any other action to permit distributions on our Ordinary Shares to holders of ADSs. This means that holders of ADSs may not receive the distributions we make on our Ordinary Shares if it is illegal or impractical to make them available to such holders. These restrictions may materially reduce the value of the ADSs.

Holders of ADSs may be subject to limitations on transfer of their ADSs.

ADSs are transferable on the books of the depositary. However, the depositary may close its transfer books at any time or from time to time when it deems expedient in connection with the performance of its duties. In addition, the depositary may refuse to deliver, transfer, or register transfers of ADSs generally when our books or the books of the depositary are closed, or at any time if we or the depositary deems it advisable to do so because of any requirement of law or of any government or governmental body, or under any provision of the deposit agreement, or for any other reason.

We may amend the deposit agreement without consent from holders of ADSs and, if such holders disagree with our amendments, their choices will be limited to selling the ADSs or withdrawing the underlying Ordinary Shares.

We may agree with the depositary to amend the deposit agreement without consent from holders of ADSs. If an amendment increases fees to be charged to ADS holders or prejudices a material right of ADS holders, it will not become effective until 30 days after the depositary notifies ADS holders of the amendment. At the time an amendment becomes effective, ADS holders are considered, by continuing to hold their ADSs, to have agreed to the amendment and to be bound by the amended deposit agreement. If holders of ADSs do not agree with an amendment to the deposit agreement, their choices will be limited to selling the ADSs or withdrawing the underlying Ordinary Shares. No assurance can be given that a sale of ADSs could be made at a price satisfactory to the holder in such circumstances.

As a company incorporated in Turkiye, the Company is permitted to follow certain home country practices in relation to corporate governance matters in lieu of certain requirements under Nasdaq’s corporate governance listing rules even though we are considered a “controlled company” under Nasdaq corporate governance rules. These practices may afford less protection to shareholders than they would enjoy if the Company complied fully with Nasdaq’s corporate governance listing standards.

As a company incorporated in Turkiye, the Company is permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the corporate governance listing requirements of Nasdaq. These practices may afford less protection to shareholders than they would enjoy if the Company complied fully with corporate governance listing requirements of Nasdaq. Following this offering, the Company will rely on home country practice to be exempted from certain of the corporate governance requirements of Nasdaq, namely (i) there will not be a necessity to comply with the requirement under Nasdaq Listing Rule 5605(b)(1) that a majority of the members of its board of directors be independent (although all of the members of the audit committee must be independent under the Exchange Act); (ii) there will not be a necessity to comply with the requirement under Nasdaq Listing Rule 5605(b)(2) to have regularly scheduled meetings at which only independent directors attend, and the Company will follow home country practice that permits it not to hold regular executive sessions where only independent directors are present; (iii) there will not be a necessity to comply with the requirement under Nasdaq Listing Rule 5620(b) that a company solicit proxies for all shareholder meetings and the Company will follow home country practice that permits it not to solicit proxies; (iv) there will not be a necessity to comply with the requirement under Nasdaq Listing Rule 5620(c) that an issuer provide in its bylaws for a generally applicable quorum, and that such quorum may not be less than 331∕3% of the outstanding voting stock (Turkish law generally allows a shareholders’ meeting to proceed with at least 25% of the voting shares represented, except in certain cases where a higher quorum is specifically required by law); (v) there will not be a necessity to comply with the requirement under Nasdaq Listing Rule 5630 that the audit committee or another independent body of the board of directors review and oversee all related party transactions; and (vi) there will not be a necessity to comply with the requirements under Nasdaq Listing Rule 5635 relating to matters requiring shareholder approval to take the actions set out in Nasdaq Listing Rule 5635.

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The Company has discretion whether to request the depositary to solicit voting instructions from ADS holders, which may limit your ability to vote.

Holders of our ADSs do not have the same voting rights as direct holders of our Ordinary Shares, who may vote at shareholder meetings. ADS holders may only instruct the depositary how to vote the Ordinary Shares underlying their ADSs, and the depositary will only notify ADS holders of shareholder meetings and solicit voting instructions if we request it to do so in writing under the deposit agreement.

We generally intend to request that the depositary solicit voting instructions from ADS holders in connection with annual general meetings and extraordinary general meetings of shareholders that involve material matters (such as the election of directors, approval of financial statements, or significant corporate transactions), subject to the deposit agreement and applicable laws and regulations in Turkiye. However, we have sole discretion whether to make such a request for any particular meeting or matter, and we may elect not to do so in certain circumstances, including:

●	for routine or administrative matters where no shareholder vote is required under our Amended and Restated Articles of Association or home country law;
●	where the cost of solicitation would be disproportionately high relative to the significance of the matter; or
●	where solicitation is restricted or impractical due to regulatory requirements, market practices in Turkiye, or logistical constraints (such as short notice periods).

If we do not request the depositary to solicit voting instructions, ADS holders may not be aware of a voting event, will not receive voting materials and there will be no general solicitation of ADS holders to provide instructions to the depositary with respect to those matters. If we do not request the depositary to solicit voting instructions, ADS holders can still send voting instructions to the depositary, and, in that case, the depositary may try to vote such instructions, but it is not required to do so. Even when we do request solicitation, there can be no assurance that ADS holders will receive voting materials in sufficient time to provide instructions before the depositary’s cutoff date. The depositary will endeavor to vote the underlying shares only in accordance with timely instructions it receives.

ADS holders have the right under the deposit agreement to surrender their ADSs and take delivery of the underlying Ordinary Shares. If an ADS holder surrenders its ADSs sufficiently in advance of the record date for a shareholder meeting and becomes a registered holder of the underlying Ordinary Shares on the Company’s share register by that record date, the holder may then vote those shares directly at the meeting, subject to compliance with any applicable procedures, timing requirements, and home country laws. This cancellation process involves fees, expenses, and potential delays, ADS holders may not know about the meeting far enough in advance to withdraw the Ordinary Shares, and there is no assurance that it can be completed in time for any particular meeting. As a result, your ability to influence corporate decisions through voting may be significantly limited, and the interests of ADS holders may not be fully represented in shareholder votes. This could adversely affect and limit the governance of the Company from the perspective of ADS investors and potentially impact the market price of the ADSs.

Investors may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing original actions in Turkiye based on United States or other foreign laws against the Company and its management.

We are incorporated in Turkiye and, until the formation of our U.S. subsidiary in August of 2025, all of our business operations have been conducted in Turkiye, and all of our assets have been located in Turkiye. In addition, most of our directors and officers are nationals and residents of countries other than the United States whose assets are substantially located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon us or any such persons, or to enforce in the United States any judgment obtained in the U.S. courts against us or any of such persons, including judgments based upon the civil liability provisions of the U.S. securities laws or any U.S. state or territory.

We have appointed our North American subsidiary, Power Upp USA, Inc., whose executive offices are located in Fort Lauderdale, Florida, as our agent upon whom process may be served in any action brought against us under the securities laws of the United States. There is no bilateral treaty or multilateral convention in force between the United States and Turkiye providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters and a final judgment for the payment of money rendered by any federal or state court in the United States based on civil liability, whether or not predicated solely upon the federal securities laws, would, therefore, not be automatically enforceable in Turkiye. The enforcement of any foreign judgment obtained in the United States is done by way of an action commenced in the Turkish Courts.

According to Article 54 of the International Private and Procedural Law, the competent Turkish court shall grant the enforcement decision under the following conditions:

a) There exists an agreement based on the principle of reciprocity between the Turkiye and the state in which the judgment was rendered, or a statutory provision or de facto practice in that state allowing for the enforcement of judgments rendered by Turkish courts.

b) The judgment has been rendered in a matter that does not fall under the exclusive jurisdiction of Turkish courts, or -provided that the defendant raises an objection -the judgment has not been rendered by a court of a foreign state which granted itself jurisdiction despite the absence of a real connection between the dispute or the parties.

c) The judgment is not manifestly contrary to public policy.

d) Pursuant to the laws of the country where the judgment was rendered, the person against whom enforcement is sought was duly summoned to the court that rendered the judgment, or was properly represented before that court, and the judgment was not rendered in absentia or in default in a manner contrary to those laws; and such person did not raise any objections before the Turkish court regarding any of these issues.

Civil liability provisions of the federal and state securities law of the United States permit the award of punitive damages against the Company, its directors and officers. It is uncertain as to whether a judgment of the courts of the United States awarding such punitive damages would be upheld by the courts of Turkiye.

The Company is a Turkish joint stock company. The rights of its shareholders under Turkish law may be different from the rights of shareholders under the laws of U.S. jurisdictions.

The Company is a Turkish joint stock company. Its corporate affairs are governed by its Amended and Restated Articles of Association and by the Turkish Commercial Code No. 6102, (the “TCC”). The rights of shareholders and the responsibilities of members of its board of directors may be different from the rights of shareholders and responsibilities of directors in companies governed by the laws of U.S. jurisdictions. See “Management—Corporate Governance Practices.” The rights of the Company’s shareholders and the fiduciary responsibilities of its directors under Turkish law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, Turkiye has a less exhaustive body of securities laws than the United States. In addition, some U.S. states, such as the State of Delaware, have more comprehensive and judicially interpreted bodies of corporate law than Turkiye. For example, the Company is not aware of any reported class actions having been brought in Turkish courts. Such actions are ordinarily available in respect of United States corporations in United States courts. As a result, the holders of the ADSs could face different considerations in and have more difficulty protecting their interests in actions against its management, directors or controlling shareholder than would shareholders of a corporation incorporated in a jurisdiction in the United States, and the Company’s ability to protect its own interests may be limited if it is harmed in a manner that would otherwise give rise to jurisdiction in a United States federal or state court. See “Description of Share Capital and Governing Documents—Comparison of Turkish Corporate Law and Delaware Corporate Law.”

34

The Company is an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements.

The Company is an “emerging growth company,” as defined in the JOBS Act, and it may take advantage of certain exemptions from various requirements applicable to other public companies that are not emerging growth companies including, most significantly, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act for so long as it remains an emerging growth company. As a result, if the Company elects not to comply with such auditor attestation requirements, its investors may not have access to certain information they may deem important.

The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. The Company has elected to take advantage of the extended transition period, although it has adopted certain new and revised accounting standards based on transition guidance permitted under such standards in advance. As a result of this election, the Company’s future financial statements may not be comparable to other public companies that comply with the public company effective dates for these new or revised accounting standards.

We will incur substantially increased costs as a result of being a public company.

As a public company, we will incur significant legal, accounting, and other expenses that we did not incur as a private company. The Sarbanes-Oxley Act of 2002, as well as rules subsequently implemented by the SEC and Nasdaq, impose various requirements on the corporate governance practices of public companies.

Compliance with these rules and regulations increases our legal and financial compliance costs and makes some corporate activities more time-consuming and costlier. In addition, we will incur additional costs associated with our public company reporting requirements. It may also be more difficult for us to find qualified persons to serve on our Board of Directors or as executive officers.

We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate with any degree of certainty the amount of additional costs we may incur or the timing of such costs.

The Company is a foreign private issuer within the meaning of the Exchange Act, and as such it is exempt from certain provisions applicable to United States domestic public companies.

Because the Company is a foreign private issuer under the Exchange Act, it is exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:

●	the rules under the Exchange Act requiring the filing of quarterly reports on Form 10-Q or current reports on Form 8-K with the SEC;

●	the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●	the selective disclosure rules by issuers of material non-public information under Regulation FD.

The Company will be required to file an annual report on Form 20-F within four months of the end of each financial year. In addition, it intends to publish its financial results on a semi-annual basis through press releases distributed pursuant to the rules and regulations of Nasdaq. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information the Company is required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, investors may not be afforded the same protections or information that would be made available to them if they were investing in a U.S. domestic issuer.

35

If the Company fails to implement and maintain an effective system of internal controls, it may be unable to accurately report the results of its operations, meet its reporting obligations or prevent fraud, and investor confidence and the market price of its shares may be materially and adversely affected.

The Company will be subject to the reporting requirements of the Exchange Act of 1934 (the “Exchange Act”), the Sarbanes-Oxley Act of 2002 and the rules and regulations of Nasdaq after it is successfully listed on the Nasdaq Capital Market. The Company’s independent registered public accounting firm has not conducted an audit of its internal control over financial reporting. However, in the course of auditing its consolidated financial statements for the financial statements included elsewhere in this prospectus, the Company identified material weaknesses in our internal control over financial reporting.

As defined in standards established by the PCAOB, a “material weakness” is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. The material weaknesses identified relates to 1) insufficient accounting and financial reporting resources and technical expertise and 2) inadequate accounting controls, procedures, and supporting documentation. In response to the material weaknesses identified prior to this offering, the Company plans to implement a number of measures to address the material weaknesses identified, including but not limited to (i) hiring additional qualified accounting and financial personnel with appropriate knowledge and experience in IFRS accounting and SEC reporting; (ii) organizing regular training for our accounting staffs, especially training related to IFRS and SEC reporting requirements; and (iii) establishing an audit committee and strengthening corporate governance.

However, we cannot assure you that we will not identify additional material weaknesses or significant deficiencies in the future. Our failure to correct the material weaknesses or our failure to discover and address any other material weaknesses or control deficiencies could result in inaccuracies in our financial statements and could also impair our ability to comply with applicable financial reporting requirements and related regulatory filings on a timely basis. As a result, our business, financial condition, results of operations and prospects, as well as the trading price of our Ordinary Shares, may be materially and adversely affected. Moreover, ineffective internal control over financial reporting significantly hinders our ability to prevent fraud.

Section 404 of the Sarbanes-Oxley Act of 2002 requires that the Company includes a report of management on internal control over financial reporting in its annual report on Form 20-F starting from the second annual report on Form 20-F. In addition, once the Company ceases to be an “emerging growth company” as such term is defined under the JOBS Act, its independent registered public accounting firm must attest to and report on the effectiveness of internal control over financial reporting. Management may conclude that internal control over financial reporting is not effective. Moreover, even if management concludes that internal control over financial reporting is effective, the independent registered public accounting firm, after conducting its own independent testing, may issue a qualified report if it is not satisfied with the internal controls or the level at which controls are documented, designed, operated or reviewed, or if it interprets the relevant requirements differently. In addition, as a public company, reporting obligations may place a significant strain on management, operational and financial resources and systems for the foreseeable future. The Company may be unable to complete the timely evaluation testing and any required remediation in the future.

During the course of documenting and testing internal control procedures, in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, additional weaknesses and deficiencies may be identified. If the Company fails to maintain the adequacy of internal control over financial reporting, as these standards are modified, supplemented or amended from time to time, it may not be able to conclude on an ongoing basis that effective internal control over financial reporting exists. Failure to achieve and maintain an effective internal control environment could result in material misstatements in financial statements and failure to meet reporting obligations, which would likely cause investors to lose confidence in reported financial information. This could in turn limit access to capital markets, harm results of operations and lead to a decline in the trading price of the Company’s shares. Additionally, ineffective internal control over financial reporting could expose the Company to increased risk of fraud or misuse of corporate assets and subject it to potential delisting from the stock exchange on which it lists, regulatory investigations, and civil or criminal sanctions. The Company may also be required to restate its financial statements from prior periods.

36

If the Company is classified as a passive foreign investment company, United States taxpayers who own its securities may have adverse United States federal income tax consequences.

The Company is a non-U.S. corporation and, as such, it will be classified as a passive foreign investment company, which is known as a PFIC, for any taxable year if, for such year, either

●	At least 75% of its gross income for the year is passive income; or

●	The average percentage of its assets (determined at the end of each quarter) during the taxable year that produce passive income or that are held for the production of passive income is at least 50%.

Passive income generally includes dividends, interest, rents, royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.

If the Company is determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. taxpayer who holds its securities, the U.S. taxpayer may be subject to increased U.S. federal income tax liability and may be subject to additional reporting requirements.

While the Company does not expect to become a PFIC, because the value of its assets for purposes of the asset test may be determined by reference to the market price of its ordinary shares, fluctuations in the market price of its ADSs may cause it to become a PFIC for the current or subsequent taxable years. The determination of whether the Company will be or become a PFIC will also depend, in part, on the composition of its income and assets. If the Company determines not to deploy significant amounts of cash for active purposes, its risk of being a PFIC may substantially increase. Because there are uncertainties in the application of the relevant rules and PFIC status is a factual determination made annually after the close of each taxable year, there can be no assurance that the Company will not be a PFIC for the current taxable year or any future taxable year.

For a more detailed discussion of the application of the PFIC rules to the Company and the consequences to U.S. taxpayers if it was determined to be a PFIC, see “Material Tax Considerations — Passive Foreign Investment Company Considerations.”

General Risks

Increased leverage could adversely impact the Company’s business, financial condition and results of operations.

The Company may incur additional debt to finance its operations or for future growth, including funding acquisitions. A high degree of leverage could have important consequences for the Company. For example, it could:

●	increase its vulnerability to adverse economic and industry conditions;

●	require the Company to dedicate a substantial portion of cash from operations to the payment of debt service, thereby reducing the availability of cash to fund working capital, capital expenditures and other general corporate purposes;

●	limit the Company’s ability to obtain additional financing for working capital, capital expenditures, general corporate purposes or acquisitions;

●	place the Company at a disadvantage compared to our competitors that are less leveraged; and

●	limit its flexibility in planning for, or reacting to, changes in its business and in its industry.

The Company’s ability to make payments on and refinance any debt that it may incur will depend on its ability to generate cash in the future from operations, financing or asset sales. The Company’s ability to generate cash is subject to general economic, financial, competitive, legislative, regulatory and other factors that it cannot control. If the Company cannot service its future debt or repay or refinance its future debt as it becomes due, it may be forced to sell assets or take other disadvantageous actions, including (1) reducing funding in the future for working capital, capital expenditures and general corporate purposes or (2) dedicating an unsustainable level of its cash flow from operations to the payment of principal and interest on its indebtedness. In addition, if the Company incurs significant future indebtedness, its ability to withstand competitive pressures and to react to changes in the energy industry could be impaired. The lenders or other investors who hold future debt that the Company fails to service or on which it otherwise default could also accelerate amounts due, which could potentially trigger a default or acceleration of other debt it may incur.

37

The Company is highly dependent on its senior management team and other highly skilled personnel, and if it is not successful in attracting or retaining highly qualified personnel, it may not be able to successfully implement its business strategy.

The Company’s success depends, in significant part, on the continued services of its senior management team and on its ability to attract, motivate, develop and retain a sufficient number of other highly skilled personnel, including engineering, design, finance and support personnel. The Company’s senior management team has extensive experience in the energy industry, and it believes that their depth of experience is instrumental to the Company’s continued success. The loss of any one or more members of the Company’s senior management team, for any reason, including resignation or retirement, could impair its ability to execute its business strategy and adversely affect its business, financial condition and results of operations.

Competition for key personnel is intense, and the Company’s ability to attract and retain key personnel is dependent on a number of factors, including prevailing market conditions and compensation packages offered by companies competing for the same talent, and the Company cannot assure investors that it will be successful in attracting or retaining such personnel now or in the future. Any inability to recruit, develop and retain qualified employees may result in high employee turnover and may force the Company to pay significantly higher wages, which may harm its profitability. The inability to hire, develop and retain these key employees may adversely affect the Company’s business, financial condition, and results of operations.

Future issuances of the ADSs or Ordinary Shares or securities convertible into, or exercisable or exchangeable for, the ADSs or Ordinary Shares could cause the market price of the ADSs to decline and would result in the dilution of your holdings.

Future issuances of the ADSs or our Ordinary Shares or securities convertible into, or exercisable or exchangeable for, the ADSs or our Ordinary Shares could cause the market price of the ADSs to decline. We cannot predict the effect, if any, of future issuances of our securities on the price of the ADSs. In all events, future issuances of the ADSs or our Ordinary Shares would result in the dilution of your holdings. In addition, the perception that new issuances of our securities could occur could adversely affect the market price of the ADSs.

After the completion of this offering, share ownership will remain concentrated in the hands of our directors and major shareholders, who will continue to be able to exercise a direct or indirect controlling influence on us.

Yesil Holding A.S. and Lia Invest LLC (the “Founders”) hold 100% of our outstanding Group A Ordinary Shares. Each Group A share has five votes and the holders of the Group A Ordinary Shares have the right to nominate up to half of the members of the Board of Directors. Prior to the effectiveness of the registration statement of which this prospectus forms a part, the Company will adopt its Amended and Restated Articles of Association, which will eliminate the dual Group A and Group B share structure and result in a single class of ordinary shares, with each Group A and Group B share converting into one ordinary share on a one-for-one basis. However, the Founders and their permitted transferees will continue to beneficially own [___] Ordinary Shares, which will represent [*]% of the voting power of all of our Ordinary Shares. The interests of the these shareholders may differ from the interests of the Company’s other shareholders. These shareholders, acting together, will have the ability to control the outcome of all matters that require approval by the Company’s shareholders, including the election of directors and approval of significant corporate transactions. Corporate action might be taken even if other shareholders, including those who purchase ADSs in this offering, oppose them. This concentration of ownership might also have the effect of delaying or preventing a change of control of the Company that other shareholders may view as beneficial.

38

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that relate to our current expectations and views of future events. These forward-looking statements are contained principally in the sections entitled “Prospectus Summary”, “Risk Factors”, “Use of Proceeds”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, “Industry Overview” and “Business.” These statements relate to events that involve known and unknown risks, uncertainties and other factors, including those listed under “Risk Factors”, which may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, these forward-looking statements can be identified by words or phrases such as “believe”, “plan”, “expect”, “intend”, “should”, “seek”, “estimate”, “will”, “aim” and “anticipate”, or other similar expressions, but these are not the exclusive means of identifying such statements. All statements other than statements of historical facts included in this document, including those regarding future financial position and results, business strategy, plans and objectives of management for future operations (including development plans and dividends) and statements on future industry growth are forward-looking statements. In addition, the Company and its representatives may from time to time make other oral or written statements which are forward-looking statements, including in its periodic reports that it will file with the SEC, other information sent to its shareholders and other written materials.

These forward-looking statements are subject to risks, uncertainties and assumptions, some of which are beyond the Company’s control. In addition, these forward-looking statements reflect the Company’s current views with respect to future events and are not a guarantee of future performance. Actual outcomes may differ materially from the information contained in the forward-looking statements as a result of a number of factors, including, without limitation, the risk factors set forth in “Risk Factors” and the following:

●	the Company’s business and operating strategies and its various measures to implement such strategies;

●	the Company’s operations and business prospects, including development and capital expenditure plans for its existing business;

●	changes in policies, legislation, regulations or practices in the industry and those countries or territories in which the Company operates that may affect its business operations;

●	the Company’s financial condition, results of operations and dividend policy;

●	changes in political and economic conditions and competition in the area in which the Company operates, including a downturn in the general economy;

●	the regulatory environment and industry outlook in general;

●	catastrophic losses from man-made or natural disasters, such as fires, floods, windstorms, earthquakes, diseases, epidemics, other adverse weather conditions or natural disasters, war, international or domestic terrorism, civil disturbances and other political or social occurrences;

●	the loss of key personnel and the inability to replace such personnel on a timely basis or on terms acceptable to the Company;

●	the overall economic environment and general market and economic conditions in the jurisdictions in which the Company operates;

●	the Company’s ability to execute its strategies;

●	changes in the need for capital and the availability of financing and capital to fund those needs;

●	exchange rate fluctuations, including fluctuations in the exchange rates of currencies that are used in the Company’s business;

●	changes in interest rates or rates of inflation; and

●	legal, regulatory and other proceedings arising out of the Company’s operations.

The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Except as required by law, the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. Investors should read this prospectus and the documents that the Company references in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that the Company’s actual future results or performance may be materially different from what it expects.

This prospectus contains certain data and information that we obtained from various government and private publications. Statistical data in these publications also include projections based on a number of assumptions. Failure of this industry to grow at the projected rate may have a material and adverse effect on our business and the market price of our ADSs. Furthermore, if any one or more of the assumptions underlying the market data are later found to be incorrect, actual results may differ from the projections based on these assumptions. You should not place undue reliance on these forward-looking statements.

39

SERVICE OF PROCESS AND ENFORCEMENT OF CIVIL LIABILITIES

The Company is incorporated in Turkiye and, until the formation of its U.S. subsidiary in August of 2025, all of its business operations have been conducted in Turkiye, and all of its assets have been located in Turkiye. In addition, most of the Company’s directors and officers are nationals and residents of countries other than the United States whose assets are substantially located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon the Company or any such persons, or to enforce in the United States any judgment obtained in the U.S. courts against the Company or any of such persons, including judgments based upon the civil liability provisions of the U.S. securities laws or any U.S. state or territory.

The Company has appointed its North American subsidiary, Power Upp USA, Inc., whose executive offices are located in Fort Lauderdale, Florida, as its agent upon whom process may be served in any action brought against the Company under the securities laws of the United States.

There is no bilateral treaty or multilateral convention in force between the United States and Turkiye providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters and a final judgment for the payment of money rendered by any federal or state court in the United States based on civil liability, whether or not predicated solely upon the federal securities laws, would, therefore, not be automatically enforceable in Turkiye. The enforcement of any foreign judgment obtained in the United States is done by way of an action commenced in the Turkish Courts.

According to Article 54 of the International Private and Procedural Law, the competent Turkish court shall grant the enforcement decision under the following conditions:

a) There exists an agreement based on the principle of reciprocity between Turkiye and the state in which the judgment was rendered, or a statutory provision or de facto practice in that state allowing for the enforcement of judgments rendered by Turkish courts.

b) The judgment has been rendered in a matter that does not fall under the exclusive jurisdiction of Turkish courts, or provided that the defendant raises an objection -the judgment has not been rendered by a court of a foreign state which granted itself jurisdiction despite the absence of a real connection between the dispute or the parties.

c) The judgment is not manifestly contrary to public policy.

d) Pursuant to the laws of the country where the judgment was rendered, the person against whom enforcement is sought was duly summoned to the court that rendered the judgment, or was properly represented before that court, and the judgment was not rendered in absentia or in default in a manner contrary to those laws; and such person did not raise any objections before the Turkish court regarding any of these issues.

Civil liability provisions of the federal and state securities law of the United States permit the award of punitive damages against the Company, its directors and officers. It is uncertain as to whether a judgment of the courts of the United States awarding such punitive damages would be upheld by the Turkiye courts.

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USE OF PROCEEDS

The Company expects to receive approximately US$[*] (or US$[*] if the underwriters exercise their over-allotment option in full) of net proceeds from this offering after deducting underwriting discounts and commissions and estimated offering expenses of approximately US$[*] payable by the Company.

The Company currently intends to use the net proceeds from this offering for (1) its North American operations, including, but not limited to, (a) acquiring leasehold and other property interests in oilfield and gas properties, (b) exploring, developing, and producing oil and gas within North America, (c) acquiring equipment and other infrastructure for conducting its North American operations; and (d) deploying data center infrastructure to capitalize on and add value to its renewable energy operations; (2) research and development of its operations in Turkiye and North America; and (3) working capital and general corporate purposes.

The Company anticipates an approximate allocation of the use of net proceeds as follows:

Use of Net Proceeds	US$*	%
North American Operations		75
Research and Development		10
Working Capital and General Purposes		15
Total		100

*	Assuming the over-allotment option is not exercised.

Each US$1.00 increase (decrease) in the assumed initial public offering price of US$[*] per ADS (the midpoint of the price range set forth on the cover page of this prospectus) would increase (decrease) the net proceeds to the Company from this offering by US$[*] million, assuming that the number of ADSs offered, as set forth on the cover page of this prospectus, remains the same, and after deducting the underwriting discounts and commissions and estimated offering expenses payable by the Company. An increase (decrease) of 1.0 million in the number of ADSs offered in this offering would increase (decrease) the net proceeds to the Company from this offering by US$[*] million, assuming the assumed initial public offering price remains the same, and after deducting the underwriting discounts and commissions and estimated offering expenses payable by the Company.

The Company has not determined the specific amounts it plans to spend on each of the areas listed above beyond the range of expenditure set out, or the specific timing of such expenditures. The Company’s management will have broad discretion as to the application of the net proceeds from this offering to expand its U.S. operations within these and other categories and may use them for purposes other than those contemplated at the time of this offering. Accordingly, investors will be relying on the judgment of the Company’s management with regard to the use of these net proceeds, and they will not have the opportunity, as part of their investment decision, to assess whether the proceeds are being used appropriately. However, the Company anticipates that the net proceeds of this offering will be sufficient to fund its proposed projects over the next 12 months. It is possible that the proceeds will be invested in a way that does not yield a favorable, or any, return for the Company.

Pending their use, the Company plans to invest the net proceeds from this offering in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, or certificates of deposit.

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CAPITALIZATION

The following table sets forth the Company’s capitalization as of December 31, 2025:

●	on an actual basis;
●	on a pro forma basis to give effect to the issuance of [●] ordinary shares to GFG for services related to and upon the consummation of this initial public offering; and
●	on a pro forma as adjusted basis to reflect the issuance and sale of [*] ordinary shares represented by ADSs in this offering at an assumed initial public offering price of US$[*] per ADS (the midpoint of the price range set forth on the cover page of this prospectus), after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company.

The as adjusted information below is illustrative only, and the Company’s capitalization following the completion of this offering is subject to adjustment based on the actual net proceeds to the Company from the offering. Investors should read this table in conjunction with “Use of Proceeds”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Company’s consolidated financial statements and related notes included elsewhere in this prospectus.

Equity	Actual	Pro Forma (unaudited)	Pro Forma As Adjusted (unaudited)
	(in US$)(1)
Ordinary Shares, TRY 1 par value per share; 15,475,000 Group A Ordinary Shares and 139,275,000 Group B Ordinary Shares issued and outstanding on an actual basis; [*] Ordinary Shares issued and outstanding on a pro forma basis	3,611,798
Additional paid-in capital	50,768,328
Restricted reserves	4,130,511
Retained earnings	199,162,738
Accumulated other comprehensive income	325,464
Non-controlling interest	293,025
Total equity(2)	258,291,864

Bank borrowings	5,546,480
Total Indebtedness	5,546,480
Total Capitalization	263,838,344

(1)	A convenience translation was used at an exchange rate of TRY 42.8457 per USD as of December 31, 2025.
(2)	As adjusted column assumes completion of the closing mechanics described under [“Underwriting — Stock Lending Agreement.”]

Each US$1.00 increase (decrease) in the assumed initial public offering price of US$ [*] per ADS (the midpoint of the price range set forth on the cover page of this prospectus) would increase (decrease) the additional paid-in capital, total equity and total capitalization on a pro forma as adjusted basis by approximately US$[*] million, assuming that the number of ADSs offered as set forth on the cover page of this prospectus, remains the same, and after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company. An increase (decrease) of 1.0 million in the number of ADSs offered as set forth on the cover page of this prospectus, would increase (decrease) the additional paid-in capital, total equity and total capitalization on a pro forma as adjusted basis by approximately US$[*] million, assuming no change in the assumed initial public offering price per ordinary share as set forth on the cover page of this prospectus.

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DILUTION

Investors purchasing ADSs in this offering will experience immediate and substantial dilution in the as adjusted net tangible book value per ordinary share. Dilution in as adjusted net tangible book value represents the difference between the initial public offering price of the ADSs representing the ordinary shares and the as adjusted net tangible book value per ordinary share immediately after the offering.

Historical net tangible book value per ordinary share represents the Company’s total tangible assets (total assets excluding other intangible assets, net) less total liabilities, divided by the number of outstanding ordinary shares. After giving effect to the sale of the ADSs in this offering at an assumed initial public offering price of US$[*] per ADS (the midpoint of the price range set forth on the cover page of this prospectus), after deducting US$[*] in underwriting discounts and commissions and estimated offering expenses paid or payable by the Company of approximately US$[*] (and assuming completion of the closing mechanics described in “Underwriting – Share Lending Agreement”), the pro forma as adjusted net tangible book value as of December 31, 2025 would have been approximately US$[*] or US$[*] per ordinary share. This represents an immediate increase in as adjusted net tangible book value of US$[*] per ordinary share to the Company’s existing shareholders and an immediate dilution of US$[*] to new investors purchasing ADSs in this offering.

The following table illustrates this dilution on a per ordinary share basis to new investors at the assumed public offering price per ADS of US$[*]:

Assumed initial public offering price per ADS		US$
Historical net tangible book value per ordinary share as of December 31, 2025	US$
Proforma adjustments (1)
Pro forma net tangible book value per share as of December 31, 2025
Pro forma as adjusted net tangible book value per share as of December 31, 2025, after giving effect to the offering
Pro forma as adjusted increase in net tangible book value attributable to the investors in this offering	US$
Dilution per ordinary share to new investors participating in this offering		US$

(1)	Represents the issuance of [●] ordinary shares to GFG for services related to and upon the consummation of this initial public offering. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Contractual Obligations and Commitments– Greentree Share Issuance.”

A US$1.00 increase (decrease) in the assumed initial public offering price of US$[*] per ADS, which is the midpoint of the price range set forth on the cover page of this prospectus, would increase (decrease) the pro forma as adjusted net tangible book value by US$[*] and increase (decrease) dilution to new investors by US$[*] per ordinary share, in each case assuming that the number of ADSs offered, as set forth on the cover page of this prospectus, remains the same and after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company.

If the underwriters exercise in full their option to purchase additional ADSs in this offering, the pro forma as adjusted net tangible book value after the offering would be US$[*], the increase in net tangible book value to existing shareholders would be US$[*] per ordinary share, and the dilution to new investors would be US$[*] per ADS, in each case assuming an initial public offering price of US$[*] per ADS, which is the midpoint of the price range set forth on the cover page of this prospectus.

The following table summarizes, on an a pro forma adjusted basis as of June 30, 2026, the differences between existing shareholders and the new investors with respect to the number of ordinary shares represented by ADSs purchased in this offering, the total consideration paid and the average price per ordinary share or ADS before deducting the estimated commissions to the underwriters and the estimated offering expenses payable by the Company.

	Ordinary Shares or ADSs Purchased			Total consideration			Average price per Ordinary
	Number	Percent		Amount	Percent		Share or ADS
(US$ in thousands)
Existing shareholders			%	$		%	$
New investors			%	$		%	$
Total		100.00%		$	100.00%		$

(1)	The number of ordinary shares to be outstanding upon completion of this offering is based on [*] ordinary shares outstanding as of ____________, 2026 and excludes:

● [*] Ordinary shares reserved for future issuance under our 2026 Equity Incentive Plan (which is equal to [*]% of our issued and outstanding ordinary shares immediately after the consummation of this offering, less the number of outstanding option grants).

The table below assumes the underwriters exercise their over-allotment option in full:

	Ordinary Shares or ADSs Purchased			Total consideration			Average price per Ordinary
	Number	Percent		Amount	Percent		Share or ADS
(US$ in thousands)
Existing shareholders			%	$		%	$
New investors			%	$		%	$
Total		100.00%		$	100.00%		$

(1)	The number of ordinary shares to be outstanding upon completion of this offering is based on [*] ordinary shares outstanding as of [*], 2026 and excludes:

● [*] ordinary shares reserved for future issuance under our 2026 Equity Incentive Plan (which is equal to [*]% of our issued and outstanding ordinary shares immediately after the consummation of this offering, less the number of outstanding option grants).

The pro forma as adjusted information as discussed above is illustrative only. Our net tangible book value following the completion of this offering is subject to adjustment based on the actual initial public offering price of the ADSs and other terms of this offering determined at the pricing.

43

DIVIDENDS AND DIVIDEND POLICY

The payment of dividends is regulated by Turkish Commercial Code (Law No. 6102) and the Company’s Amended and Restated Articles of Association. According to the Company’s Amended and Restated Articles of Association, the Company’s net profit for the period is the remaining amount after deducting all types of expenses from the income determined at the end of the financial period. According to the Company’s Amended and Restated Articles of Association: a) 5% of the net profit for the period shall be set aside as general legal reserves until such reserves reach 20% of the paid-in capital, and b) 5% of the remaining amount shall be distributed to the shareholders as dividends. The General Assembly, upon recommendation of the Company’s Board of Directors, is authorized to resolve that the remaining portion of the net profit, after deducting the amounts specified in subparagraphs (a) and (b) above, may be set aside as reserves without distribution, or be distributed partially or fully. The General Assembly may also resolve to distribute advance dividends to the shareholders in accordance with applicable Turkish legislation. The calculation and distribution of advance dividends shall be carried out in compliance with the provisions of the applicable Turkish legislation. The Company has not declared or paid dividends to date.

While the Company currently has no plans to distribute dividends, in the event dividends are considered in the future, the Company’s board will take into account, among other things, the following factors when deciding whether to propose a dividend and in determining the dividend amount: (a) operating and financial results; (b) cash flow situation; (c) business conditions and strategies; (d) future operations and earnings; (e) taxation considerations; (f) interim dividend paid, if any; (g) capital requirement and expenditure plans; (h) interests of shareholders; (i) statutory and regulatory restrictions; (j) any restrictions on payment of dividends; and (k) any other factors that the Company’s Board of Directors may consider relevant. The payment of dividends, in certain circumstances is also subject to the approval of the Company’s shareholders, its Amended and Restated Articles of Association, as well as any other applicable Turkish laws. Even if the Company’s Board of Directors decides to pay dividends, the form, frequency and amount will depend upon its future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the Board of Directors may deem relevant.

If the Company declares cash dividends in the future, they will be distributed exclusively in Turkish Lira. Any dividends received by the depositary in a currency other than U.S. dollars will be converted into U.S. dollars. Following this conversion, the resulting amounts will be distributed to holders of ADSs, after applicable taxes or other governmental charges, fees, and expenses incurred have been deducted. As the Turkish Lira is continuously subject to exchange rate fluctuations, exposure to currency risk will be experienced by ADS holders, particularly between the date dividends are declared and the date on which payments are made. Subject to the Company’s Amended and Restated Articles of Association, each ordinary share confers on the holder (i) the right to an equal share in any distribution paid by the Company in accordance with the Articles and (ii) an equal share on the distribution of any surplus assets of the Company upon its liquidation.

As per Turkish Law, dividends or other forms of profit repatriation that are classified as dividends for Turkish tax purposes in connection with the Company’s ordinary shares are subject to withholding tax. However, the applicable withholding rate may be lowered under the terms of a relevant double taxation treaty.

44

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of the Company’s financial condition and results of operations together with audited consolidated financial statements for the years ended December 31, 2025 and 2024 and related notes included elsewhere in this prospectus. This discussion and analysis reflect the Company’s historical results of operations and financial position, and, except as otherwise indicated below, does not give effect to the completion of this offering. This discussion contains forward-looking statements based upon current plans, expectations, and beliefs involving risks and uncertainties. The Company’s actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “Risk Factors” and in other parts of this prospectus. References in this section to “Group” refer to the Company and its consolidated subsidiaries.

Company Overview

YGE is a leading private-sector operator in the waste-to-energy segment, transforming urban landfill emissions into utility-grade renewable power. YGE develops and operates power generation assets in Turkiye that convert municipal solid waste into clean, grid-stable electricity—leveraging landfill gas, biogas, and geothermal technologies.

The Company currently has six waste-to-energy power plants across Turkiye made up of one thermal waste disposal and five LFG power plants, five of which are currently operational, including the Avcikoru facility, which is the largest LFG waste-to-energy power plant in Turkiye by production volume. These sites are designed to capture and convert methane, carbon dioxide, and other landfill by-products into baseload electricity, mitigating greenhouse gas emissions while supplying power to the national grid and industrial customers. Strategically located in high-density urban centers, including Istanbul, Europe’s most populous city, which produces over 17,000 metric tons of municipal solid waste daily, YGE has consistent access to high-volume, high-organic-content feedstock with favorable methane yield characteristics.

Electricity generated by YGE is sold under FX -linked tariff structures, primarily through agreements with regional distribution companies. Approximately 90% of the Company’s production qualifies for USD-denominated revenue under Turkiye’s Renewable Energy Resources Support Mechanism (“YEKDEM”), reinforcing financial resilience and cash flow predictability.

YGE’s embedded Monitoring, Reporting and Verification (“MRV”) capabilities support the generation and monetization of verified carbon credits, positioning the Company to align with emerging EU-linked compliance frameworks. Its waste-to-energy model offers a scalable, economically viable solution to Turkiye’s growing demand for sustainable waste management and renewable power generation.

The Company’s long-tenured technical team and internal maintenance operations support execution certainty, disciplined uptime management, and cost control across its portfolio. These operational strengths, combined with multi-platform fluency and regulatory integration, enable YGE to deliver resilient energy solutions at scale.

In 2025, YGE completed major fleet upgrades and optimization initiatives across its installed plant base, including engine replacements, gas collection improvements, and thermal efficiency enhancements, which are already driving higher output and improved operating performance in 2026. For the first five months of 2026, total electricity sold was 246 million kWh, an increase compared with 213 million kWh in the corresponding period of 2025 and 215 million kWh in 2024.

Building on its success in Turkiye, the Company is seeking to expand its presence into the United States with planned natural gas and distributed power initiatives as well as evaluating strategic investments in additional landfill gas and geothermal projects in Turkiye. These efforts reflect the Company’s broader mission to deliver clean, utility-grade energy solutions that support environmental preservation, energy diversification, and long-term stakeholder value.

North American Operations

YGE has recently commenced business operations in the United States through its North American subsidiary, Power Upp USA, Inc. headquartered in Fort Lauderdale, FL as of August 18, 2025. Through Power Upp USA, the Company is building a distinct growth platform centered on Power-as-a-Service and Powered-land or Build-to-Sell PPA structures. Power Upp USA is targeting off-grid and behind-the-meter pipeline-gas-powered solutions for AI, EV charging, and other industrial customers, while also developing powered land with integrated data centers for sale and retaining the associated power purchase agreements. These models are intended to accelerate deployment, strengthen operating control, and create a scalable platform for long-term growth.

The Company also plans to reinvest a portion of its U.S. income into oil and gas leaseholds to generate recurring hedge income while transitioning natural gas production into onsite electricity and hosting edge-compute. This approach is designed to add a durable, asset-backed income stream while serving higher-value demand for reliable off-grid power. On November 4, 2025, Power Upp Midland 1, LLC, a subsidiary of Power Upp USA, Inc., entered into a Purchase and Sale Agreement with Lynx Production Company, Inc. to acquire certain oil and gas producing properties, mineral interests, hydrocarbon rights, existing wells, associated equipment, field gathering system including the South Harris Gathering Line, rights of way, surface rights, easements, and related appurtenances located in Gaines County, Texas, for a total purchase price of US$270,000. The transaction includes a retention for Lynx Production Company, Inc. of a perpetual 3% overriding royalty interest from the oil and gas production, proportionately reduced, free of production costs and calculated monthly on the weighted average wellhead sales price less third-party post-production costs. In addition, the Company also recorded an asset retirement obligation amounting to US$464,426 on the acquisition date. The closing of this transaction and assignment bill of sale and conveyance has occurred on November 11, 2025.

We believe that these initiatives position Yesil Global Energy to expand beyond its Turkish renewable base into a broader platform spanning regional geothermal and biomass growth, while also addressing the rising demand created by AI compute and electrification through U.S. distributed power infrastructure.

45

Key Factors Affecting the Company’s Financial Condition and Results of Operations

YGE develops, constructs, and operates renewable power plants that generate electricity from methane and other renewable feedstocks. The Company’s current operations focus on landfill gas-to-energy (LFG) and thermal waste disposal or bio mass technologies, with additional geothermal projects under development. YGE conducts electricity sales through EPIAS, Turkiye’s national electricity market operator. The Company participates in the Day-Ahead and Intraday Markets under the Electricity Market Balancing and Settlement Regulation (“DUY”) and sells the majority of its power under the YEKDEM program, which guarantees fixed-price purchase tariffs in USD.

The Company’s revenues are priced based on published index prices which can be influenced by factors outside its control, such as market impacts on commodity pricing and regulatory developments. Due to these factors, the Company places a primary focus on managing production volumes, and operating and maintenance expenses as these factors are most controllable internally.

Production volumes

-	Existing and planned power plants face risks of lower-than-expected efficiency and production due to equipment degradation, reduced or lower-quality landfill gas, technical forecasting errors, and other underestimated parameters. New investments may incur planning mistakes, unexpected capital or operating cost increases, resource access or supply shortfalls, and lower electricity sales revenues. These factors could cause actual performance and revenues to fall short of the Company’s medium- and long-term projections.
-	The Company’s contracts with municipalities are for a fixed period of time which may not be renewed at the end of their term, and upon termination, the production buildings at the site will be transferred to the municipality, and include certain commitments which, if we do not fulfil, give the municipality the right to terminate the contract and may subject us to monetary penalties.

Pricing

Securing long-term, favorable PPAs is critical to the Company’s success. Competition for PPAs can drive down prices and make it harder to win contracts, which would impede project development, financing and revenues. PPA availability and terms also depend on evolving utility/corporate procurement practices and changing economic, regulatory, tax and public policy conditions, which may make obtaining or renewing favorable PPAs more difficult.

Macroeconomic Conditions in Turkiye

Turkiye has experienced a prolonged period of elevated inflation that has materially affected our cost structure, financing conditions and end-market demand throughout the periods presented. According to the Turkish Statistical Institute (TURKSTAT) and the Central Bank of the Republic of Turkiye (TCMB), annual CPI was 64.3% in 2022, 64.8% in 2023, 44.4% in 2024 and 30.9% at year-end 2025 (peaking at 85.5% in October 2022), with TCMB reporting average annual inflation of 34.88% for 2025. The disinflation trend extended into early 2026, with annual CPI reaching a roughly 50-month low of 30.65% in January 2026, before partially reversing to 31.53% in February, 30.87% in March, and 32.37% in April 2026   — the highest reading since October 2025 — driven in part by higher global energy prices stemming from the prolonged Middle East conflict, which has weighed on Turkiye as a net energy importer. Sustained inflation, Turkish lira volatility, commodity-price pressures and the related TCMB policy responses have compressed our margins in 2023 and 2024 and continued to do so in 2025 and the first four months of 2026 by increasing input, logistics and financing costs, disrupting supply chains and eroding consumer purchasing power. Although the TURKSTAT Consumer Confidence Index has improved modestly from 83.5 in December 2025 to 87.9 in June 2026, it remains well below the neutral 100-point threshold, and we expect that downside risks to demand, margins and profitability will persist until inflation, interest rates and the lira stabilize at sustainably lower levels.

Recent Developments

Repayment of Debt

As of December 31, 2024, the Group had outstanding borrowings of TRY 456 million from Denizbank A.S. (the “Denizbank Loans”), in addition to its borrowings from Halkbank. The Denizbank Loans reached maturity and were paid in full as of October 31, 2025. See “Liquidity and Capital Resources – Contractual Obligations and Commitments – Existing Indebtedness.” As of June 30, 2026, the total bank borrowing balance was TRY 209 million.

Fleet Renewal and Engine Maintenance

During the year ended December 31, 2025, the Company renewed part of its power-generation fleet — the gas-engine generator units at its plants that convert landfill gas and biogas into electricity. The Company commissioned 15 new engines at its Avcikoru plant and 3 new engines at its Kalyoncu plant to replace older units. In addition, the Company performs periodic maintenance on its engines at 3,000-, 6,000-, and 9,000-operating-hour intervals.

46

Results of Operations

Components of Profit or Loss and Other Comprehensive Income

Comparison of the Years Ended December 31, 2025 and 2024

Our results for operations for the years ended December 31,2025 and 2024 are presented below:

	For the years ended December 31,
	2025	2024*	Change Amount
	(Turkish Lira)	(Turkish Lira)	(Turkish Lira)%

Revenues	2,912,210,587	3,462,495,182	(550,284,595)	(15.89)%
Cost of sales	(2,009,139,288)	(2,163,409,464)	154,270,176	(7.13)%
Gross profit	903,071,299	1,299,085,718	(396,014,419)	(30.48)%
Total operating expenses	(451,274,254)	(352,236,127)	(99,038,127)	28.12%
Operating profit	451,797,045	946,849,591	(495,052,546)	(52.28)%
Net investment income	2,536,945,083	3,709,748,547	(1,172,803,464)	(31.61)%
Share of loss of associates	(32,879,864)	(188,069,957)	155,190,093	(82.52)%
Interest income	145,492,255	129,629,319	15,862,936	12.24%
Interest expenses	(291,717,418)	(427,237,588)	135,520,170	(31.72)%
Other operating expenses	(75,139,819)	(130,714,294)	55,574,475	(42.52)%
Monetary losses	(1,651,499,638)	(1,861,990,316)	210,490,678	(11.29)%
Profit before tax	1,082,997,644	2,178,215,302	(1,095,217,658)	(50.28)%
Income tax (expenses) benefit	(553,340,206)	885,805,300	(1,439,145,506)	(162.58)%
Net profit	529,657,438	3,064,020,602	(2,534,363,164)	(82.62)%
Other comprehensive income, net of tax	14,116,787	613,230	13,503,557	2,202.04%
Total comprehensive income for the year	543,774,225	3,064,633,832	(2,520,859,607)	(82.16)%

* Corresponding figures for the year ended December 31, 2024 have also been restated so that they are presented in terms of the purchasing power of the Turkish Lira as of December 31, 2025. The year-over-year hyperinflation adjustment is set out in the following table and has a greater impact on the prior year.

Revenues

For power generation facilities established through capacity allocation competition, the lowest bid price will apply under YEKDEM for a period determined by Turkiye’s Ministry of Energy.

Under this statutory purchase guarantee, electrical energy generated by landfill gas/biogas facilities operated by the Company is purchased at a fixed unit price of 133 U.S. dollars /MWh for a 10-year period and will expire in 2030. Approximately 90% of the Group’s electrical energy output is sold through the YEKDEM mechanism. The YEKDEM prices are officially published in Schedule No I of Turkiye’s Law on Usage of Renewable Energy Resources for the Purpose of Generating Electricity. Each eligible facility receives a fixed feed-in tariff for 10 years from its commissioning date.

	For the years ended December 31,
	2025	2024*	Change Amount
	(Turkish Lira)	(Turkish Lira)	(Turkish Lira)%
Revenues
Electricity sales	2,551,398,154	2,046,929,384	504,468,770	24.65%
Goods sales	82,812,041	106,271,170	(23,459,129)	(22.07)%
Other sales	-	36,359,292	(36,359,292)	(100.00)%
Hyperinflation adjustment	278,000,392	1,272,935,336	(994,934,944)	(78.16)%
Total revenue	2,912,210,587	3,462,495,182	(550,284,595)	(15.89)%

Cost of sales
Costs of electricity sales	1,741,564,063	1,181,449,214	560,114,849	47.41%
Costs of goods sales	81,992,061	105,673,177	(23,681,116)	(22.41)%
Costs of other sales	-	7,933,383	(7,933,383)	(100.00)%
Hyperinflation adjustment	185,583,164	868,353,690	(682,770,526)	(78.63)%
Total cost of sales	2,009,139,288	2,163,409,464	(154,270,176)	(7.13)%

Gross profit
Gross profit from electricity sales	809,834,091	865,480,170	(55,646,079)	(6.43)%
Gross profit from goods sales	819,980	597,993	221,987	37.12%
Gross profit from other sales	-	28,425,909	(28,425,909)	(100.00)%
Hyperinflation adjustment	92,417,228	404,581,646	(312,164,418)	(77.16)%
Total gross profit	903,071,299	1,299,085,718	(396,014,419)	(30.48)%

47

* Primarily due to the application of hyperinflation accounting under IAS 29 which resulted in a lower adjustment compared to prior period, revenue decreased by TRY 550,284,595, or 15.89%, to TRY 2,912,210,587 for the year ended December 31, 2025, compared to TRY 3,462,495,182 for the year ended December 31, 2024. Turkiye’s classification as a hyperinflationary economy under IFRS requires the Group to apply inflation indexing to non-monetary items and equity, materially impacting reported revenue figures. Although operational performance remained stable, the lower inflation adjustment for the year ended December 31, 2025 compared to the same period in 2024 resulted in a technical reduction in reported revenue. This impact is non-cash in nature and does not reflect a decline in underlying business activity.

For the year ended December 31, 2025, we sold approximately 498.3 million kWh of electricity, compared to approximately 503.6 million kWh for the year ended December 31, 2024, which remained substantially stable year over year, reflecting the continued operational availability and reliable performance of our facilities. The weighted-average unit selling price increased to approximately TRY 6.12 per kWh for 2025 from approximately TRY 5.11 per kWh for 2024, an increase of approximately 19.8%. These price increases were largely attributable to regulated tariff adjustments and inflation-driven repricing in the Turkish electricity market, partially offsetting the impact of lower sales volume on revenue.

Electricity sales

Electricity sales increased by TRY 504,468,770, or 24.65%, to TRY 2,551,398,154 for the year ended December 31, 2025, compared to TRY 2,046,929,384 for the year ended December 31, 2024. The increase was primarily driven by the increase in the selling price. However, the increase was not material and reflects the stable operational throughput of the Group’s existing facilities. The Group continues to operate under the YEKDEM feed-in tariff mechanism, which provides price stability but limits upside potential from volume-driven gains. Accordingly, revenue growth in electricity sales is expected to remain modest unless capacity expansion or new project commission occurs.

Goods sales

Goods sales decreased by TRY 23,459,129, or 22.07%, to TRY 82,812,041 for the year ended December 31, 2025, compared to TRY 106,271,170 for the year ended December 31, 2024. The Group’s goods sales are primarily comprised of resale transactions for equipment and materials used in affiliated operations and therefore fluctuate based on the timing and scope of internal project cycles. This revenue type accounts for an immaterial portion of our total revenue and transaction volumes remain low and it does not reflect a change in external demand or pricing, but rather a normalization following a peak procurement year.

Other sales

Other sales decreased by TRY 36,359,292, to TRY 0 for the year ended December 31, 2025, compared to TRY 36,359,292 for the year ended December 31, 2024. For the year ended December 31, 2024, the Company has earned sales of TRY 36,359,292 for carbon credit sales. In Turkiye, Emission Reduction Credits (ERCs) form part of the country’s evolving carbon market framework, designed to incentivize greenhouse gas (GHG) reductions and support compliance with climate regulations. Carbon credit sales are typically transacted on an annual basis, contingent upon the available carbon credit balance. No carbon credit balance or sales were recorded for the year ended December 31, 2025.

Gross Profit

Primarily driven by hyperinflation accounting under IAS 29, which resulted in a lower adjustment compared to   prior period, gross profit decreased by TRY 396,014,419, or 30.48%, to TRY 903,071,299 for the year ended December 31, 2025, compared to TRY 1,299,085,718 for the year ended December 31, 2024. Cost of sales primarily comprises labor costs, maintenance and repair expenses, and depreciation and amortization expenses. The Group maintained stable revenue levels. This margin decrease reflects changes of hyperinflation and maintenance cycle timing, rather than top-line decline.

Electricity sales

Gross profit from electricity sales decreased by TRY 55,646,079, or 6.43%, to TRY 809,834,091 for the year ended December 31, 2025, compared to TRY 865,480,170 for the year ended December 31, 2024. This decrease was primarily driven by the higher prior-year hyperinflation-restated base, notwithstanding the higher current-year selling price and comparatively stable costs. The Group’s electricity sales remained stable under the YEKDEM feed-in tariff, and the margin movement reflected the timing of cost-intensive activities and improvement in sales volume.

48

Goods sales

Gross profit from goods sales increased by TRY 221,987 to TRY 819,980 for the year ended December 31, 2025, compared to TRY 597,993 for the year ended December 31, 2024. Goods sales, which consist mainly of spare parts and components, account for an immaterial portion of our total revenue and transaction volumes remain low.

Other sales

Gross profit from other sales was entirely attributable to carbon credit sales. The gross profit decreased by TRY 28,425,909, with no sales recorded for the year ended December 31, 2025.

Operating expenses

Operating expenses primarily consist of electricity distribution system usage fees, depreciation and amortization, salaries and wages, hyperinflation impacts adjustments under IAS 29, consultancy fees, and other administrative expenses. Operating expenses increased TRY 99,038,127, or 28.12% to TRY 451,274,254 for the year ended December 31, 2025, compared to TRY 352,236,127 for the year ended December 31, 2024. The fleet renewal and related engine maintenance described under “Recent Developments — Fleet Renewal and Engine Maintenance” were also a contributing factor to the increase in operating expenses, as these activities required additional resources.

Depreciation and Amortization

Depreciation and amortization included in operating expenses increased by TRY 75,057,398, or 151.67%, to TRY 124,545,136 for the year ended December 31, 2025 compared to TRY 49,487,738 for the year ended December 31, 2024. The increase was primarily attributable to capital expenditures incurred in 2025 and second half of 2024, which continues to impact the depreciation for the year ended December 31, 2025.

Salaries and Wages

Salaries and wages expense increased by TRY 18,876,481, or 73.73%, to TRY 44,478,886 for the year ended December 31, 2025   compared to TRY 25,602,405 for the year ended December 31, 2024. In the years ended December 31, 2025 and 2024, salaries were adjusted twice annually—in January and July—in line with prevailing inflation rates. These increases resulted in higher base compensation across the workforce. As a direct consequence, salary-related expenses, including social security contributions and other payroll-linked costs, also rose proportionally in each year.

Electricity distribution system usage fee

Electricity distribution system usage fee increased by TRY 14,176,108, or 14.41%, to TRY 112,570,739 for the year ended December 31, 2025 compared to TRY 98,394,631 for the year ended December 31, 2024. The slight increase is consistent with the increase in electricity revenue.

Consultancy service fee

Consultancy service fee increased by TRY 38,950,373, or 139.65%, to TRY 66,841,808 for the year ended December 31, 2025 compared to TRY 27,891,435 for the year ended December 31, 2024. The increase in consultancy fees is mainly due to the activities related to initial public offerings.

Other Operating Expenses

Other operating expenses decreased by TRY 55,574,475, or 42.52%, to TRY 75,139,819 for the year ended December 31, 2025, compared to TRY 130,714,294 for the year ended December 31, 2024. The decrease was primarily driven by a TRY 48,682,763 decrease in hyperinflation adjustment and partially offset by a TRY 11,063,320 increase in foreign exchange losses.

Net Investment Income

Net investment income decreased by TRY 1,172,803,464, or 31.61%, to TRY 2,536,945,083 for the year ended December 31, 2025, compared to TRY 3,709,748,547 for the year ended December 31, 2024. This decrease was primarily attributable to fluctuations in the fair value of investment properties.

Share of Loss of Associates

Losses from investments in associates decreased by TRY 155,190,093, or 82.52%, to TRY 32,879,864 for the year ended December 31, 2025, compared to TRY 188,069,957 for the year ended December 31, 2024. The majority of this amount was attributable to Wowwo E-Ticaret Telekomunikasyon ve Teknoloji A.S. (“Wowwo”). In July 2025, the Company disposed of Wowwo to a related party, Zincir Yapi A.S. As the transaction was between entities under common control, the resulting gain on disposal was recorded directly in additional paid-in capital.

49

Interest Income

Interest income increased by TRY 15,862,936, or 12.24%, to TRY 145,492,255 for the year ended December 31, 2025, compared to TRY 129,629,319 for the year ended December 31, 2024. In 2025, the Group held a high market position (exposure) by allocating a significant portion of its financial assets to variable-rate instruments. In 2025, the national inflation rate gradually declined, and interest rates followed suit. While the falling interest rates due to lower inflationary pressures partially offset the impact, the increase in the average balance of floating-rate financial assets during the year resulted in a net increase in interest income compared to 2024.

Interest Expenses

Interest expenses decreased by TRY 135,520,170, or 31.72%, to TRY 291,717,418 for the year ended December 31, 2025, compared to TRY 427,237,588 for the year ended December 31, 2024. Principal payments significantly reduced the accrual of the interest expenses for the year ended December 31, 2025.

Income Tax (Expenses) Benefit

Income tax (expenses) benefit increased by TRY 1,439,145,506, or 162.58%, to TRY (553,340,206) for the year ended December 31, 2025, compared to income tax benefits amounting to TRY 885,805,300 for the year ended December 31, 2024. The change was primarily driven by an increase in deferred tax liabilities, resulting from fair value adjustments to investment properties.

Non-IFRS Financial Measures

EBITDA

The following table presents EBITDA, a non-IFRS financial measure for each of the years presented below. The Company presents EBITDA as it assists investors in analyzing the Company’s performance across reporting periods on a consistent basis, excluding items that are not considered indicative of core operating performance. EBITDA is a supplemental performance measure that is not required by, or presented in accordance with, IFRS. EBITDA should not be considered an alternative to net income or any other performance measure derived in accordance with IFRS, or as an alternative to cash flows from operating activities or a measure of the Company’s liquidity or profitability.

	For the years ended December 31,
	2025		2024*
	(in US$)	(Turkish Lira)	(Turkish Lira)
Net profit for the year	12,361,973	529,657,438	3,064,020,602
Income tax expenses (benefits)	12,914,720	553,340,206	(885,805,300)
Interest income	(3,395,726)	(145,492,255)	(129,629,319)
Interest expenses	6,808,558	291,717,418	427,237,588
Depletion, depreciation and amortization expenses	6,917,487	296,384,582	286,271,775
EBITDA	35,607,012	1,525,607,389	2,762,095,346

* Corresponding figures for the year ended December 31, 2024 have also been restated so that they are presented in terms of the purchasing power of the Turkish Lira as of December 31, 2025.

Adjusted Operating Profit

The following table presents Adjusted Operating Profit, a non-IFRS financial measure, for each of the periods presented. The Company presents Adjusted Operating Profit because it assists investors in analyzing the Company’s core performance across reporting periods on a consistent basis by excluding items that are not considered indicative of core operating performance. Adjusted Operating Profit should be considered in addition to, and not as a substitute for, operating profit determined in accordance with IFRS, to which it is reconciled in the table below.

	For the years ended December 31,
	2025		2024*
	(in US$)	(Turkish Lira)	(Turkish Lira)
Operating profit	10,544,745	451,797,045	946,849,591
Depletion, depreciation and amortization expenses	6,917,487	296,384,582	286,271,775
Adjusted operating profit	17,462,232	748,181,627	1,233,121,366

* Corresponding figures for the year ended December 31, 2024 have also been restated so that they are presented in terms of the purchasing power of the Turkish Lira as of December 31, 2025.

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Liquidity and Capital Resources

The Group requires cash primarily to meet working capital needs and to fund expansion initiatives aligned with its strategic plan, as further detailed under “Business — Investments”

Net Working Capital (Deficit)

	As of December 31, 2025	As of December 31, 2024
	(Turkish Lira)	(Turkish Lira)
Current assets	1,358,501,607	1,196,429,777
Current liabilities	1,941,322,830	3,023,131,949
Net working capital (deficit)	(582,821,223)	(1,826,702,172)

The Company’s net working capital (deficit) improved significantly from TRY (1,826,702,172) as of December 31, 2024, to TRY (582,821,223) as of December 31, 2025. This improvement was primarily attributable to a TRY 598,378,663 decrease in short-term borrowings and a TRY 431,570,696 increase in other receivables, a TRY 1,045,105,402 decrease in trade payables (including trade payables to related parties) partially offset by a TRY 472,944,335 increase in other payables (including payables to related parties).

As of December 31, 2025, management believes the Company has access to sufficient liquidity to meet near-term operating and financing obligations. This assessment reflects current cash balances, expected collections under long-term electricity sales contracts, and available credit facilities.

Revenues are primarily derived from electricity sales under FX-linked, government-backed tariff arrangements with guaranteed offtake provisions. Payments are tied to actual production, which is consistently supplied across the Company’s operating assets. Daily advances and seven-day settlements support short-term liquidity and minimize receivable exposure.

For the year ended December 31, 2025, the Company reported net cash used in operating activities of TRY 1,006,803,190, driven by working capital movements and non-cash adjustments. Net profit for the same period was TRY 529,657,438, and the Company maintains a structurally positive monthly cash margin supported by recurring electricity sales and controlled expenditures. Management expects operating cash flow performance to strengthen, supported by recurring electricity sales and disciplined cost management, with refinancing of short-term liabilities available as an additional lever if needed

Liquidity is further supported by investment properties, originally acquired as part of the Company’s inflation mitigation strategy. These assets may be monetized or re-leveraged if needed to support operations or financing.

A series of high-interest loan repayments concluded in October 2025, reducing financing outflows and improving cash availability in subsequent periods.

The Company has implemented cost control measures, including the deferral of non-essential capital expenditure and reductions in operating expenses. Additional bank financing or debt facilities may be pursued, subject to market conditions and lender approval. While the Company has previously refinanced or extended credit facilities, future access may be affected by changes in market conditions or its financial position.

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Cash Flows

	For the years ended December 31,
	2025	2024
	(Turkish Lira)	(Turkish Lira)
Cash and cash equivalents at beginning of the year	217,401,259	28,211,775
Net cash used in operating activities	(1,006,803,190)	(566,707,985)
Net cash used in investing activities	(369,670,662)	(700,728,896)
Net cash used in financing activities	(639,604,851)	(523,614,586)
Net changes in cash and cash equivalents	(2,016,078,703)	(1,791,051,467)
Inflation effect on cash	1,827,070,176	1,980,240,951
Cash and cash equivalents at end of the year	28,392,732	217,401,259

Cash Flow from Operating Activities

As of December 31, 2025, the Group generated negative cash flows from operating activities. Net cash used in operating activities totaled TRY 1,006,803,190 for the year ended December 31, 2025, compared to TRY 566,707,985 for the year ended December 31, 2024. The increase in net cash used in operating activities of TRY 440,095,205 was primarily attributable to decrease in net profit, changes in fair value gain on investment properties and financial assets and the changes in trade and note receivables, partially offset by deferred income tax and change in trade and other payables.

Cash Flows from Investing Activities

For the year ended December 31, 2025, net cash used in investing activities totaled TRY 369,670,662, representing a decrease of TRY 331,058,234 compared to net cash used in investing activities of TRY 700,728,896 in 2024. The change was primarily driven by more acquisition of tangible and intangible assets in the year ended December 31, 2025. The acquisition of tangible assets during the year ended December 31, 2025 included the commissioning of new gas engines as part of the fleet renewal described under “Recent Developments — Fleet Renewal and Engine Maintenance.

Cash Flows from Financing Activities

Net cash used in financing activities totaled TRY 639,604,851 for the year ended December 31, 2025, primarily reflecting principal repayments on bank borrowings.

Net cash used in financing activities totaled TRY 523,614,586 for the year ended December 31, 2024, driven by bank borrowing and repayment activity.

Contractual Obligations and Commitments

The following table summarizes the Group’s material contractual obligations and commitments As of December 31, 2025:

	Book value	Total contract outflow	Less than 12 months	1-2 years	3-5 years
Financial liabilities
Loans (1)	237,642,826	395,211,640	125,006,373	124,824,424	145,380,843
Trade payables	605,065,963	605,065,963	605,065,963	-	-
Other payables	999,897,769	999,897,769	999,897,769	-	-
Total contractual obligations	1,842,606,558	2,000,175,372	1,729,970,105	124,824,424	145,380,843

(1)	The table below provides an overview of the Group’s loan obligations, including currency, interest rate and maturity date As of December 31, 2025. All loan agreements are free of covenant clauses and feature fixed interest rates.

Banks	Currency	Loan Balance	Equivalent Value in TRY	Loan Acquisition Date	Interest Rate %	Maturity Date
Turkiye Halk Bankasi A.S.(“Halkbank”)	TRY	237,642,826	237,642,826	02/19/2021	13.50	02/19/2029
Total			237,642,826

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Existing Indebtedness

As of December 31, 2025, the Group had total bank borrowings of TRY 238 million, compared to TRY 973 million as of December 31, 2024. As of December 31, 2024, the borrowings comprised facilities from both Halkbank and Denizbank A.S.; following the full repayment of the Denizbank Loans in October 2025, all of the Group’s remaining bank borrowings as of December 31, 2025 are from Halkbank. The decrease reflects scheduled principal repayments on short-term facilities and the absence of new drawdowns during the year.

Approximately 27.34% of the Group’s outstanding debt (TRY 60 million) matures within the 12 months following December 31, 2025, all in TRY-denominated facilities bearing interest rates with 13.5%. The Group maintains uncommitted credit facilities with Halkbank. These facilities may be used to refinance upcoming maturities, subject to lender approval and market conditions. Access to refinancing may be affected by changes in credit market conditions or the Group’s financial profile.

Interest expense paid for the year ended December 31, 2025 totaled approximately TRY 109 million, compared to interest expense paid of approximately TRY 340 million for the year ended December 31, 2024. Total interest expense recognized in the consolidated statements of profit or loss (on an accrual basis) was TRY 291,717,418 for the year ended December 31, 2025, compared to TRY 427,237,588 for the year ended December 31, 2024. This showed a trend of decrease in TRY borrowing costs from 2024 to 2025. A series of high-interest loan facilities were fully repaid in October 2025. These repayments have reduced financing outflows and may improve cash availability in future periods.

In October 2025, the Group fully repaid all outstanding borrowings from Denizbank. This repayment, funded through operating cash flows, eliminated the associated debt obligations, significantly reduced future interest expense, and improved the Group’s overall liquidity position and cash availability for future periods. As a result, as of the date of this prospectus, the Group’s remaining bank borrowings consist solely of facilities with Halkbank. As of June 30, 2026, the total bank borrowing balance was TRY 209 million.

As of December 31, 2025, the Group’s borrowings from Halkbank were secured by the following:

-	A TRY 7,330,652,500 mortgage of investment properties.

The repayment schedule of the Group’s bank borrowings is as follows:

	December 31, 2025	December 31, 2024
To be paid within 1 year	60,458,523	663,099,308
To be paid between 1-5 years	177,184,303	309,817,873
Total	237,642,826	972,917,181

Following the full repayment of the Denizbank Loans in October 2025, the Group’s remaining debt maturities and obligations have been reduced accordingly (primarily comprised of the Halkbank facilities).

Management believes that cash flows from operations, together with available credit facilities and potential refinancing, will be sufficient to meet remaining debt obligations due within one year following December 31, 2025. However, sustained high interest rates or adverse macroeconomic conditions in Turkiye could require the Group to curtail capital expenditures or seek alternative funding sources. The obligation to service debt influences the Group’s liquidity position and cash flow. Payments of interest and principal obligations affect available cash and may impact on the Group’s ability to fund operations, invest in growth initiatives, or meet other financial obligations. The debt structure may result in periodic fluctuations in cash flow requirements, especially for the next fiscal year.

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Contractual Obligations

Greentree Share Issuance

In April 2025, the Company entered into an Advisory Agreement with Greentree Financial Group, Inc. (“GFG”), as amended in August 2025, pursuant to which GFG would provide certain professional services to the Company in connection with its initial public offering. As consideration for services provided under this agreement, the Company shall pay to GFG an amount equal to US$5,000,000, such amount to be paid in the Company’s ordinary shares at the per-share price determined at the market value of such shares at the time of the initial public offering, which shares shall be issued upon and subject to the closing of the initial public offering, and shall be issued within forty-eight (48) hours of pricing of the initial public offering, or at such earlier time as the shares issued in the initial public offering are settled in accordance with transfer agent instructions issued by the Company for issuance of the shares sold in the initial public offering. The Company will cause such shares to be registered as soon as practicable following the initial public offering, subject to any restrictions contained in the Underwriting Agreement respecting the initial public offering, or otherwise to be freely tradeable in accordance with Rule 144 of the Securities Act. If the Company is unable to cause such shares to be registered or otherwise freely tradeable within eighty-nine (89) days following the initial public offering, the Company and GFG agree to adjust the amount of shares to be issued to GFG as may be necessary to result in the issuance of shares in the value of US$5,000,000 (the “True-Up Shares”). The True-Up Shares shall be based on the then applicable market value of the shares on the one hundred seventy-nineth (179th) day following the initial public offering, and the issuance of such True-Up Shares shall occur promptly thereafter, under no circumstances greater than two business days.

Geothermal License Transfer Commitment

On January 3, 2024, the Group entered into a License Transfer Agreement (the “Agreement”) with Aydem Yenilenebilir Enerji A.S. (“Aydem”) to acquire a geothermal resource and natural mineral water operating license (License No. J-554), covering an area of 2,491.75 hectares in the Germencik district of Aydin Province, Turkiye, together with the operating rights to three wells (G1, G2 and a reinjection well) located on the licensed area. Completion of the license transfer is subject to the completion of the Group’s initial public offering (“IPO”), which constitutes the condition precedent to closing. The total consideration is $10,250,000, plus value-added tax, which will be payable upon the satisfaction of the condition precedent.

As of December 31, 2025, the IPO had not been completed, the consideration had not been paid, and the license had not been transferred to the Group. Accordingly, no asset or liability related to the Agreement has been recognized in the consolidated financial statements as of that date. The Agreement provides that Aydem may terminate the Agreement without compensation if the consideration is not paid by June 30, 2024. As of December 31, 2025, this payment had not been made; however, Aydem had not exercised its termination right and the Agreement remains in effect.

Off-Balance Sheet Arrangements

YGE enters into lease contracts that are recognized on the balance sheet in accordance with IFRS 16. YGE is also party to certain guarantees, commitments and contingencies that, pursuant to IFRS Accounting Standards, may not meet the recognition criteria for liabilities on the balance sheet. See Note 14 “Commitments, Contingencies, Assets and Liabilities” to the consolidated financial statements and audited consolidated financial statements for more information.

Critical Accounting Policies and Significant Judgments and Estimates

The Group prepares its consolidated financial statements in accordance with IFRS, which requires the use of judgments, estimates, and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the end of each fiscal period, and the recognition of revenues and expenses during each fiscal period. These judgments and estimates are continually evaluated based on historical experience, current business conditions, and expectations regarding future developments, using information and assumptions deemed reasonable. Since the use of estimates is an integral component of the financial reporting process, actual results may differ from those estimates. Certain accounting policies require a higher degree of judgment than others in their application.

The selection of critical accounting policies, the judgments and other uncertainties affecting their application, and the sensitivity of reported results to changes in conditions and assumptions should be considered when reviewing the Group’s financial statements. For further information on the Group’s critical accounting policies, see Note 2.5 to the consolidated financial statements included elsewhere in this prospectus.

Revenue Recognition

Revenue from contracts with customers is recognized when control of the goods or services is transferred to the customer, at an amount that reflects the consideration to which the Group expects to be entitled in exchange for those goods or services. The Group generally acts as the principal in its revenue arrangements.

Revenue is recognized at the transaction price allocated to each performance obligation, which represents the consideration expected in exchange for transferring promised goods or services to a customer. Revenue is recognized when control is transferred to the customer.

Under the IFRS 15 five-step model for revenue recognition, the Group evaluates each contract to identify distinct performance obligations and determines whether each obligation is satisfied over time or at a point in time.

Sale of electricity

Revenues from the sale of electricity are recognized when the performance obligation to transfer the electricity is satisfied at the point of delivery to the customer. The Group’s revenue from its business activities mostly arises from its Power Purchase Agreements (PPA) to provide electricity to local electricity authorities, EPIAS. The agreements are for a predetermined period and at a fixed tariff and include a single performance obligation. The Group uses the YEKDEM Price officially published, and the transmission is monitored by EPIAS system. Electricity not covered under the PPAs is sold at prevailing market rates.

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Net revenue by category:

	For the years ended December 31,
	2025	2024
	(Turkish Lira)	(Turkish Lira)
Revenues
Electricity sales	2,551,398,154	2,046,929,384
Goods sales	82,812,041	106,271,170
Other sales	-	36,359,292
Hyperinflation adjustment	278,000,392	1,272,935,336
Total Revenue	2,912,210,587	3,462,495,182

Impairment of non-financial assets

The Group assesses, at each reporting date, whether there is any indication that a non-financial asset may be impaired. If such indication exists, the Group estimates the asset’s recoverable amount. An asset is considered impaired when its carrying amount exceeds its recoverable amount. Impairment losses are recognized in the statements of profit or loss and other comprehensive income.

The recoverable amount is the higher of an asset’s fair value less costs of disposal and its value in use, which is based on the discounted future cash flows expected to be derived from the asset, reflecting management’s expectations of future economic and operating conditions. For the purposes of assessing impairment, assets are grouped at the lowest levels for which there are separately identifiable cash inflows, which is the cash-generating unit. An assessment is made at each reporting date to determine whether there is an indication that previously recognized impairment losses no longer exist or may have decreased.

Any reversal of an impairment loss is limited to the asset’s carrying amount that would have been determined, net of depreciation or amortization, had no impairment loss been recognized.

Investment property

Investment property, defined as property held to earn rentals and/or for capital appreciation (including property under construction for such purposes), is initially measured at cost, including transaction costs. Subsequent to initial recognition, investment property is measured at fair value. Changes in fair value are recognized in profit or loss in the period in which they arise. An investment property is derecognized upon disposal or when the investment property is permanently withdrawn from use and no future economic benefits are expected. Any resulting gain or loss arising on derecognition of the property, calculated as the difference between the net disposal proceeds and the carrying amount of the asset, is included in profit or loss in the year in which the property is derecognized.

Deferred income taxes

Deferred income tax is accounted for using the liability method, based on the temporary differences arising between the tax bases of assets and liabilities and their carrying values in the financial statements. Deferred tax calculations use tax rates that are enacted or substantively enacted as of the reporting date.

Deferred tax liabilities are recognized for all taxable temporary differences, whereas deferred tax assets resulting from deductible temporary differences, tax losses, or tax incentives are recognized to the extent that it is probable that future taxable profit or taxable temporary differences will be available against which the deductible temporary difference can be utilized. Deferred tax assets and liabilities are presented net when there is a legally enforceable right to offset current tax receivables against current tax liabilities, and when the deferred tax assets and liabilities relate to taxes levied by the same tax authority on the same taxable entity.

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Recent Accounting Pronouncements

For standards, amendments, and interpretations that are issued but not effective as of December 31,2025 and as of the date of issuance of the accompanying audited consolidated financial statements, the Group continues to evaluate the potential impact of these amendments on its financial position and performance upon initial adoption. The related impact will be disclosed when the Group completes its evaluation.

The JOBS Act

As defined under Section 102(b)(1) of the JOBS Act, the Company qualifies as an emerging growth company. Accordingly, the Company is eligible for and has chosen to rely on certain exemptions and reduced reporting and disclosure requirements provided by the JOBS Act, including (a) the exemption from the auditor attestation requirements with respect to internal control over financial reporting under Section 404(b) of the Sarbanes-Oxley Act, (b) the exemptions from say-on-pay, say-on-frequency and say-on-golden parachute voting requirements and (c) reduced disclosure obligations regarding executive compensation in periodic reports and proxy statements. For more details, see “Risk Factors — Risks Related to Ownership — We are an “emerging growth company,” and we cannot be certain if the reduced reporting and disclosure requirements applicable to emerging growth companies will make our securities less attractive to investors.”

The Company will remain an emerging growth company under the JOBS Act until the earliest of: (1) the last day of the fiscal year (a) following the fifth anniversary of the Closing Date (b) in which total annual gross revenues equal or exceed US$1.235 billion, or (c) in which the Company is deemed to be a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of the ADSs that are held by non-affiliates exceeds US$700 million as of the last business day of our most recently completed second fiscal quarter; or (2) the date on which the Company has issued more than US$1 billion in non-convertible debt securities during the prior three-year period.

Internal Control over Financial Reporting

Prior to the Closing of the IPO, the Company operates as a private company with limited accounting personnel to adequately execute its accounting and financial reporting processes and limited supervisory resources with which to address its internal control over financial reporting. The material weaknesses identified relates to 1) insufficient accounting and financial reporting resources and technical expertise and 2) inadequate accounting controls, procedures, and supporting documentation. As a result of becoming a public company, the Company will operate in an increasingly demanding regulatory environment, which requires the Company to comply with the Sarbanes-Oxley Act, Nasdaq regulations, SEC rules and regulations, expanded disclosure and reporting requirements and more complex accounting rules. The Company’s responsibilities required by the Sarbanes-Oxley Act include establishing corporate oversight and adequate internal control over financial reporting and disclosure controls and procedures. Under the supervision and with the participation of management, including the Chief Executive Officer and Chief Financial Officer, the Company carried out an evaluation of the effectiveness of its disclosure controls and procedures, which is defined in Rules 13a-15(e) of the Exchange Act, as of December 31, 2025 and December 31, 2024.

Quantitative and Qualitative Disclosures About Market Risk

The Group is exposed to market risks in the ordinary course of business, including the effects of credit, interest rates, capital and liquidity risks. Information relating to quantitative and qualitative disclosures about these market risks is described below and in Note 30 in the consolidated financial statements and audited consolidated financial statements included elsewhere in this prospectus.

Credit risk

Holding financial instruments involves the risk that counterparties will not be able to fulfill the terms of the agreement. The Group’s collection risk arises mainly from its trade and other receivables. Trade and other receivables are evaluated in accordance with the Group’s credit risk policies and procedures and are recognized as net of expected credit loss allowances.

The Group maintains an effective customer credit control framework. The credit risk arising from these transactions is actively monitored by management and is limited for each debtor.

Liquidity risk

Liquidity risk refers to the risk that the Group may encounter difficulty in meeting its short-term obligations due to insufficient funds. The Group’s exposure to liquidity risk arises primarily from mismatches of the maturities of financial assets and liabilities. Liquidity risk is managed through alignment of payment and receipt cycles. The Group finances its working capital requirements through a combination of funds generated from operations and, if necessary, bank borrowings. The management is satisfied that funds are available to finance the ongoing operations of the Group.

Interest Rate Risk

The Group is exposed to interest rate risk primarily through its borrowings. The objective of the Group’s interest rate risk management is to minimize the impact of short-term market rate fluctuations on financing costs.

As of December 31, 2025 and December 31, 2024, all material bank loans held by the Group bear fixed interest rates. Accordingly, the Group has no significant exposure to cash-flow interest rate risk.

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CORPORATE HISTORY AND STRUCTURE

Corporate History and Capital Structure

We are a Turkish joint stock company incorporated under the laws of the Republic of Turkiye on April 6, 2007 and currently have three subsidiaries: Power Upp USA, Inc., the Company’s wholly-owned North American subsidiary, incorporated on August 18, 2025 under the laws of the State of Florida; Korfez Enerji Sanayi ve Ticaret A.S., of which the Company owns approximately 99.87% of its equity interests; and Ort Elektrik Toptan Satis A.S., of which the Company owns 99% of its equity interests. The Company has been investing in landfill gas and geothermal energy projects in Turkiye for over 15 years. Its power plants supply electricity to municipalities throughout Turkiye from landfill waste sites. The Company recently commenced business operations in the United States through its North American subsidiary, Power Upp USA, Inc. The Company anticipates that its operations in North America will be a significant contributor to its future growth. The Company intends to allocate a substantial portion of the net proceeds from this offering to its North American operations. See “Use of Proceeds” and “Business – North American Operations.”

Historically, our outstanding shares consisted of Group A shares and Group B ordinary shares. Prior to the effectiveness of the registration statement of which this prospectus forms a part, the Company will adopt its Amended and Restated Articles of Association, which will eliminate the dual Group A and Group B share structure and result in a single class of ordinary shares, with each Group A and Group B share converting into one ordinary share on a one-for-one basis. All ordinary shares will have the same rights.

As a result of our Founders owning [___]% of ordinary shares after the offering, we will be a “controlled company” under Nasdaq listing rules. Under Nasdaq listing rules, a listed company of which more than 50% of the voting power for the election of directors is held by an individual, group or another company is a “controlled company,” and such a company may elect not to comply with certain Nasdaq corporate governance requirements. As a controlled company, we are permitted to elect to rely on certain exemptions from the obligations to comply with certain corporate governance requirements, including the requirements that:

● a majority of our Board of Directors consist of independent directors;

● our director nominees be selected or recommended solely by independent directors; and

● we have a nominating and corporate governance committee and a compensation committee that are composed entirely of independent directors with a written charter addressing the purposes and responsibilities of the committees.

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As a foreign private issuer, Nasdaq corporate governance rules allow us to follow corporate governance practice in our home country, Turkiye, with respect to appointments to our Board of Directors and committees. We intend to follow home country practice as permitted by Nasdaq rather than rely on the “controlled company” exception to the corporate governance rules. We intend to comply with Nasdaq listing rules regarding the independence of the majority of our board members, and the audit committee, compensation committee, and nominating/corporate governance committee requirements. Nevertheless, we intend to follow certain home country practice, namely [(i) there will not be a necessity to comply with the requirement under Nasdaq Listing Rule 5605(b)(2) to have regularly scheduled meetings at which only independent directors attend and will follow home country practice that permits us not to hold regular executive sessions where only independent directors are present; (ii) there will not be a necessity to comply with the requirement under Nasdaq Listing Rule 5620(b) that a company solicit proxies for all shareholder meetings and will follow home country practice that permits us not to solicit proxies; and (iii) there will not be a necessity to comply with the requirement under Nasdaq Listing Rule 5620(c) that an issuer provide in its bylaws for a generally applicable quorum, and that such quorum may not be less than 331∕3% of the outstanding voting stock (Turkish law generally allows a shareholders’ meeting to proceed with at least 25% of the voting shares represented, except in certain cases where a higher quorum is specifically required by law)]. See “Management — Corporate Governance” and “Risk Factors — We are a “controlled company” within the meaning of the Nasdaq listing rules. As a result, we will qualify for, and intend to rely on, exemptions from certain corporate governance requirements.”

The following diagram illustrates our corporate structure as of the date of this prospectus:

Corporate Structure

The chart below sets out our corporate structure as of the date of this prospectus.

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INDUSTRY OVERVIEW

We obtained statistical data, market data and other industry data and forecasts used in this prospectus from market research, publicly available information and industry publications. The following discussion contains projections for future growth, which may not occur at the rates that are projected or at all.

SUSTAINABLE GREEN ENERGY INDUSTRY

Outlook of the Energy Sector in the World

The energy sector, which serves as a cornerstone of global economic growth, is a major factor in global economic development. Global economic expansion and population growth are the key drivers of the widening gap between energy supply and demand. The supply disruptions during and after the COVID-19 pandemic (2020–2021) triggered a sharp increase in global energy prices. With continued population growth over the past two to three decades, the energy sector has expanded significantly to meet rising demand. Furthermore, current trends in electrification, industrial automation, artificial intelligence and robotics have propelled the demand well beyond current generation capacity, thus making energy a critical resource in the coming decades.

Chart: The Development of World Electricity Production Over the Years

Source: Enerdata World Energy & Climate Statics – Yearbook 2026

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Chart: The Development of World Electricity Consumption Over the Years

Source: Enerdata World Energy & Climate Statics – Yearbook 2026

As can be seen, electricity production and electricity consumption have followed a broadly linear upward trend globally. By the end of 2023, world electricity consumption reached approximately 26,500 TWh and electricity generation totaled 29,700 TWh. This upward trend continued through 2025: global electricity generation reached approximately 32,000 TWh and consumption reached approximately 27,500 TWh, as global power generation grew by 2.7% year-over-year, following 4.2% growth in 2024, returning to the 2010–2019 average annual pace of roughly 2.6% (Source: Enerdata, World Electricity Production Statistics and Electricity Domestic Consumption, Yearbook 2026).

Global electricity demand has maintained an upward trajectory over the past two decades. According to Ember’s Global Electricity Review 2026, global electricity demand grew by 2.8% (+849 TWh) in 2025 — the sixth-largest absolute annual rise on record — following growth of 4.3% in 2024, one of the largest annual increases on record. Enerdata’s World Energy & Climate Statistics Yearbook 2026 corroborates this deceleration on the supply side: global power generation grew by 2.7% in 2025, back to its 2010-2019 average pace, after a 4.2% increase in 2024. The drivers of growth extend beyond population and income expansion. According to the IEA’s Global Energy Review 2026, electricity demand from electric vehicles rose 38% and from data centres 17% in 2025, and a companion IEA report found AI-focused data-centre demand surged 50%, with the capex of the largest technology firms exceeding USD 400 billion.

Despite this, the composition of generation kept shifting toward low-carbon sources. Solar was again the standout performer: per Ember, global solar generation rose by a record 636 TWh (+30%) to 2,778 TWh, overtaking wind for the first time globally. Wind added 205 TWh (+8.2%), similar to 2024’s increase of 190 TWh. Together, solar and wind met 99% of global demand growth, with solar alone covering 75%. Hydropower growth was comparatively muted, while nuclear rose by 35 TWh (+1.3%). Enerdata adds that the combined share of wind and solar in the global power mix rose 2 percentage points to 17% in 2025, with China responsible for about 70% of new renewable capacity.

Fossil fuels remain significant but lost more ground than in 2024. According to Ember, renewables (33.8%, 10,730 TWh) overtook coal (33.0%, 10,476 TWh) for the first time in a century, as coal generation fell 63 TWh (-0.6%) and overall fossil generation slipped 38 TWh (-0.2%) — only the fifth such fall this century. The shift was concentrated in China and India, where fossil generation fell for the first time this century (-56 TWh and -52 TWh respectively), while in the United States coal use rose as high gas prices drove gas-to-coal switching.

Looking forward, the IEA’s Electricity 2026 report projects demand will grow at an average 3.6% annually through 2030 — 50% faster than the past decade’s pace — reaching about 33,600 TWh, up from roughly 28,200 TWh estimated for 2025, with data-centre electricity demand roughly doubling to ~950 TWh by 2030. Enerdata’s longer-term EnerBlue scenario projects global generation reaching 59,000 TWh by 2050, 92% carbon-free (79% renewables, 13% nuclear), with coal falling to a marginal 3% of the mix. Achieving this will require trillions of dollars of investment in grids, storage and flexible generation, and the countries pairing rapid renewable deployment with storage and dispatchable clean capacity will be best placed to meet rising demand while limiting emissions.

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Outlook of the Energy Sector in Turkiye

Turkiye’s electricity market has been transformed over the past two decades. Demand has increased nearly threefold, rising from 123.3 TWh in 2001 to 363.9 TWh in 2025, and generation reached 363 TWh in the same year. The relationship between gross domestic product (GDP) and electricity consumption remains tight; PwC studies show a very high correlation, with an adjusted R² of 0.97 for 2002-2022. Electricity demand grew strongly up to 2018, flattened during the 2019-2020 economic slowdown and pandemic, and rebounded sharply in 2021, and posted another large jump in 2024 driven by heatwave-related cooling demand; 2025 growth was comparatively subdued as milder weather and efficiency gains tempered consumption. The composition of economic growth also matters: manufacturing activity drives greater increases in electricity demand than in the service sector. Digitalization and electric-vehicle adoption continue to influence consumption patterns as well.

Per-capita electricity consumption increased from approximately 3.6 MWh in 2024 to around 4.2 MWh in 2025, reflecting stronger growth in electricity demand than in population. Installed capacity continued to expand, reaching 123,168 MW by the end of 2025, up from 120.8 GW in August 2025 and 109.4 GW at the end of 2023. Hydropower remains the largest single resource by capacity at roughly 32.3 GW, but solar and wind have become increasingly important: by year-end 2025 solar capacity stood at 25,800 MW and wind at 14,785 MW, together accounting for close to a third of total installed capacity. Renewable resources as a whole reached 76,766 MW, or 62.3% of total capacity — up from 59.4% a year earlier. Private operators continue to hold the large majority of capacity, consistent with the market-liberalization trend of the past two decades.

Fuel mix and generation trends have also shifted. In 2025 coal-fired plants provided 34.1% of Turkiye’s electricity, natural-gas-fired plants 22,3%, hydropower 16,1%, wind 11.2%, solar 10,3%, geothermal 3,2% and other sources 2.8%. Turkiye’s energy policy aims to reduce reliance on imported fossil fuels while enhancing energy security. To this end, renewables have been prioritized through feed-in tariffs and capacity auctions (see the next section). The Energy Market Regulatory Authority’s (EPDK) 2025 sector report shows that total installed capacity, including unlicensed facilities, reached 123.2 GW, of which renewable resources accounted for 62.33% (≈76.8 GW). On the generation side, renewables produced 43.31% of electricity, while imported coal (21.6%), natural gas (22.3%) and Lignite (10.84%) supplied most of the remainder. The share of renewables in licensed capacity rose from 52.1% in 2024 to 53.7% in 2025, while thermal capacity declined accordingly.

Forecasts prepared by TEIAS and EPDK suggest that electricity demand will continue to climb. Projections estimate consumption rising to 385.2 TWh in 2026, 453.3 TWh by 2030 and 544.4 TWh by 2035. Achieving these figures will require further grid modernization, new transmission links to integrate renewable-rich regions, and streamlined permitting for new capacity. Cross-border interconnections with Bulgaria, Greece, Georgia, and the Middle East are being upgraded to allow balancing and trade. The government also aims to position Turkiye as a regional energy hub, leveraging its geographic location between Europe and Asia and its substantial pipeline infrastructure. For investors, policy clarity and regulatory stability will be crucial. Recent reforms have strengthened the day-ahead and balancing markets administered by EPIAS, while liberalizing retail tariffs and encouraging competition.

Outlook of the Renewable Energy Sector

Global context

Renewables have become the principal driver of global electricity growth. In 2025 alone, solar photovoltaic generation increased by roughly 600 TWh and wind by 160 TWh, together contributing nearly three-quarters of the increase in global demand. Hydropower also rebounded, aided by improved rainfall, while bioenergy and geothermal provided consistent output. With these additions, the renewable share of global electricity generation reached approximately 34% and is expected to rise steadily as countries pursue net-zero targets and benefit from declining technology costs. Many governments are scaling up auctions for utility-scale solar and wind, expanding grid-scale battery storage and developing green-hydrogen projects to decarbonize hard-to-abate sectors. Financial institutions and large corporations are increasingly adopting renewable power purchase agreements (PPAs), signaling confidence in the long-term viability of clean energy.

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Turkiye’s renewable landscape

Turkiye has undergone a structural transformation in renewables since the Renewable Energy Resources Support Mechanism (YEKDEM) was introduced in 2010. YEKDEM is a government-backed feed-in tariff (FiT) scheme established under Law No. 5346 on the Utilization of Renewable Energy Resources for Generating Electrical Energy. It provides a foreign currency-denominated guaranteed purchase price for electricity generated by certified renewable energy facilities, including solar, wind, geothermal, hydropower, and biomass, for a period of 10 years from their commissioning date. As a result, the share of renewable capacity increased from 3% in 2002 to over 62,3% of installed capacity by the end of 2025. Non-hydro renewables—primarily wind and solar—have grown particularly quickly, accounting for 27.2% of capacity.

Specifically, YEKDEM offers us a ten-year US-dollar-denominated FiT tailored to resource type, enabling predictable revenues for investors and mitigating currency risk.

Biomass, including landfill gas and biogas, occupies a unique niche in Turkiye’s portfolio. The 2025 EPDK sector report notes that renewable electricity generation represented about 43.3% of total output, with biomass contributing around 2.5%. Landfill-gas plants are notable for their high capacity factors: YGE reports that its facilities operate at around 95% capacity, exceeding geothermal (≈75%) and biomass (≈65%) averages. Under YEKDEM, electricity generated from landfill gas is remunerated at a fixed tariff of 0.133 USD per kWh, payable for ten years. This rate compares favorably with Turkiye’s market clearing price, which has fluctuated between 0.10 and .20 USD /kWh in recent years, providing investors with a premium and protecting against volatility. Additional bonuses are available for domestically manufactured equipment, creating incentives for local supply-chain development.

We anticipate that Turkiye’s next phase of renewable expansion will emphasize hybrid and storage-integrated projects. The authorities have introduced regulations allowing wind and solar plants to co-locate battery systems, which reduces curtailment and improves grid stability. As of 2026 more than 33 GW of battery-integrated wind and solar projects are reportedly in the pre-license stage, signaling robust interest from developers. Policy reforms have also shifted procurement from fixed feed-in tariffs toward auctions, as evidenced by the Renewable Energy Resource Area (YEKA) tenders that award long-term contracts based on competitive bidding. Nonetheless, YEKDEM continues to underpin biogas and select geothermal projects, ensuring diversification within the renewable mix.

Outlook and strategic implications

Looking ahead, Turkiye expects renewable capacity to exceed 90 GW by 2030, with solar and wind jointly reaching about 60 GW—up from roughly 38 GW in 2025—and non-hydro renewables expected to comprise the majority of incremental capacity. Achieving these targets will require timely grid reinforcement, particularly in the Mediterranean and Aegean regions where solar and wind resources are abundant but transmission capacity is limited. Further regulatory clarity on storage integration and ancillary-service markets will be essential for accommodating higher shares of variable generation. Biogas and geothermal plants will play a strategic role by providing dispatchable, low-carbon baseload power and stabilizing the system during periods of low wind or solar output.

The renewable energy outlook reinforces the opportunity in Turkiye’s energy transition. Demand growth is robust, policy incentives are well established, and the generation mix is shifting toward low-carbon resources. Companies that can deliver scalable, efficient and dispatchable renewable capacity—particularly in underrepresented segments such as biogas—are well positioned to capture market share and contribute to national decarbonization goals. Continued engagement with regulatory agencies and proactive management of project timelines will remain critical

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BUSINESS

Overview

Yesil Global Enerji A.S. (“the Company” or “YGE”) is a leading private-sector operator in the waste-to-energy segment, transforming urban landfill emissions into utility-grade renewable power. YGE develops and operates power generation assets in Turkiye that convert municipal solid waste into clean, grid-stable electricity—leveraging landfill gas, biogas, and geothermal technologies.

The Company currently operates five LFG power plants and one thermal disposal facility across Turkiye, including the Avcikoru facility, which is the largest waste-to-energy LFG power plant in Turkiye by production volume. These sites are designed to capture and convert methane, carbon dioxide, and other landfill by-products into baseload electricity, mitigating greenhouse gas emissions while supplying power to the national grid and industrial customers. Strategically located in high-density urban centers, including Istanbul, Europe’s most populous city, which produces over 17,000 metric tons of municipal solid waste daily, YGE ensures consistent access to high-volume, high-organic-content feedstock with favorable methane yield characteristics.

Electricity generated by YGE is sold under FX-linked tariff structures, primarily through agreements with regional distribution companies. Approximately 90% of the Company’s production qualifies for USD-denominated revenue under YEKDEM, reinforcing financial resilience and cash flow predictability.

YGE’s embedded MRV capabilities support the generation and monetization of verified carbon credits, positioning the Company to align with emerging EU-aligned compliance frameworks. Its waste-to-energy model offers a scalable, economically viable solution to Turkiye’s growing demand for sustainable waste management and renewable power generation.

The Company’s long-tenured technical team and internal maintenance operations support execution certainty, disciplined uptime management, and cost control across its portfolio. These operational strengths, combined with multi-platform fluency and regulatory integration, enable YGE to deliver resilient energy solutions at scale.

Building on its success in Turkiye, the Company is expanding its presence into the United States with planned natural gas initiatives as well as evaluating strategic investments in additional landfill gas and geothermal projects in Turkiye. These efforts reflect the Company’s broader mission to deliver clean, utility-grade energy solutions that support environmental preservation, energy diversification, and long-term stakeholder value.

Our Mission

“LEADERS IN GREEN ENERGY TRANSITION TO DATA CENTER CIRCULAR ECONOMY”

YGE’s mission is to create innovative, safe, sustainable and renewable energy solutions for the 21st century in Turkiye and abroad. The Company will continue to expand its Landfill-gas (“LFG”), Biogas, and Geothermal operations in Turkiye and develop its tech stack in green energy transition and carbon capture while vertically integrating data center operations in certain markets such as the U.S.

Our Business Operations

Renewable Energy

YGE has dedicated resources over the years to develop sustainable solutions for the global waste challenge. Working with the principle of zero-waste, the Company has developed thermal disposal technologies that convert the entire municipal waste into energy. Similarly, the Company has also started developing geothermal projects in recent years. YGE has become an experienced operator in sustainable green energy transition and renewable energy projects with its expert staff and close to twenty years of sector experience.

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Specifically, YGE designs, finances, constructs, and operates methane-to-electricity power plants excelling in integrated and sustainable energy production:

●	Concept to operation, integrated power-plant delivery
●	Advanced biogas management and energy conversion
●	Innovative financing and long-term power purchasing agreements (“PPAs”)
●	Maximizing environmental and economic value
●	Renewable energy production
●	CO2 sequestration and carbon credits

The Company operates several renewable energy projects in Turkiye, including:

Landfill Gas-to-Energy (LFG): YGE mitigates methane gas emissions by converting landfill gas into energy, effectively utilizing renewable energy sources. With the technology and processes applied in its power plants, the Company exhibits an environmentally friendly approach by eliminating waste and converting it into energy. YGE operates five (5) LFG power plants in Turkiye: Komurcuoda, Solaklar, Kalyoncu, Odayeri, and Avcikoru. These facilities support the Company’s goals of sustainable energy production and clean energy provision.

The Company generates electricity from landfill gas (methane) at Odayeri/Kemerburgaz site in Eyup district of Istanbul and Komurcuoda site in Sile district of Istanbul. The landfills on the Anatolian and European sides are operated by Istanbul Cevre Yonetimi Sanayi ve Ticaret A.S. (“ISTAC”), a commercial enterprise of Istanbul Metropolitan Municipality. Due to the completion of waste supply, operations at the Odayeri facility have ceased and operations at the Komurcuoda facility continue. Pursuant to the contract signed with ISTAC, the relevant administration receives a 40% share of the revenue generated from electricity generation activities.

Korfez Enerji Sanayi ve Ticaret A.S. (Korfez Enerji), a subsidiary of the Company, generates electricity from landfill gas (methane) at the landfills operated by Izmit Atik ve Artiklari Aritma Yakma ve Degerlendirme A.S. (“IZAYDAS”) at Solaklar in Kocaeli province and at the landfills operated by ISTAC at Kalyoncu Sirti/Kemerburgaz in Eyup district of Istanbul and at Avcikoru in Sile district of Istanbul. Pursuant to the contract with ISTAC, 40% of the revenue generated from electricity generation activities are allocated to the relevant administration. Pursuant to the contract with IZAYDAS, 11.1% of the income is allocated to the relevant administration from the income generated from electricity generation activities.

Refuse collection and storage is carried out by ISTAC and IZAYDAS at all facilities, and the landfills are delivered to the Company and its subsidiary Korfez Enerji for energy generation. The Company and its subsidiary, Korfez Enerji, collect landfill gas at the delivered sites through vertical and horizontal wells and perimeter lines and produce energy by burning this gas in gas engine power generators (“Gensets”) with a generation capacity of 1.41 MW per Genset. The Company and its subsidiary, Korfez Enerji, have a total of 65 Gensets at their facilities. Korfez Enerji has an energy generation capacity of 2.8 MWe per unit with the heat generated from the flue gas of the Gensets with three Organic Rankine Cycle (“ORC”) systems which convert low-temperature waste heat or renewable energy into electricity using an organic fluid with a low boiling point instead of water. The ORC system has been commissioned at the Kalyoncu facility, one of the two ORC units at the Avcikoru facility has been commissioned in July 2024 and the second unit is planned to be commissioned by the end of 2026. Since 2018, following the construction and commissioning of the new Istanbul Airport in Istanbul, no new domestic waste has been accepted, and no new waste is stored at the IBB Landfill Site in Kemerburgaz. At the site where Kalyoncu Refuse Biogas Plant is actively operating, it is expected that there will be a decrease in production in the coming periods due to the lack of new storage activities and such decline in production is expected to continue until the end of the license period.

Thermal Disposal: The Solaklar Thermal Disposal and Energy Generation Facility in Kocaeli, developed by the Company’s subsidiary Korfez Enerji with its internal engineering, procurement, and construction capabilities under a 20-year contract signed with IZAYDAS on November 5, 2021. The facility has received a preliminary license from the EMRA for 41.32 MWe and is designed to process up to 2,000 tons of domestic waste per day. Within the facility, approximately 1,000 tons of Refuse Derived Fuel (“RDF”) will be produced daily. A portion of the RDF will be sold to cement factories under long-term supply agreements, while the remainder will be converted into synthetic gas via pyrolysis and gasification technologies for onsite electricity generation. These operations will complement existing landfill gas-to-energy activities at the site, enabling multi-stream recovery and maximizing energy yield per ton of waste. The Solaklar facility represents the Company’s first large-scale thermal waste-to-energy asset and contributes to Turkiye’s renewable energy mix by reducing landfill reliance, improving environmental outcomes, and supporting circular economy principles. The project also aligns with national zero-waste targets and EU-linked decarbonization frameworks. All investments to date—totaling TRY 277.5 million—have been fully financed through equity capital, underscoring the Company’s commitment to disciplined capital deployment and long-term infrastructure resilience. The Company has recently decided to relocate the Solaklar Thermal Disposal and Energy Generation Facility from Kocaeli to a new site with a more suitable feedstock composition, which is expected to enhance operational efficiency and support improved long-term project economics.

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By generating electricity from landfill gas in its power plants, the Company both protects the environment and contributes to Turkiye’s energy needs. YGE and its subsidiaries currently operate landfill gas power plants with a total licensed capacity of 129.93 MWe and an installed capacity of 126.54 MWe, sufficient to meet the energy needs of thousands of households every year. In addition, our subsidiary, Korfez Enerji, holds a pre-license for domestic waste thermal disposal and energy generation with a capacity of 41.32 MWe. The Company is planning new investments to increase its capacity

Operational & Environmetal Growth
Türkiye Operations
MWh Production & Carbon Credits $
4500000
4000000
3500000
3000000
2500000
2000000
1500000
1000000
500000
0
300
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50
0
Licensed & Installed Capacity
2023
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$ Carbon Credits
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Our Strategies

We intend to strengthen our market position in the renewable energy industry and grow our business by pursuing the following strategies:

●	Focus on developing high-impact technologies that yield operating efficiencies that improve both top-line and bottom-line results
●	Lead with best-in-class operating processes and equipment to provide quality renewable energy and data center solutions
●	Conduct R&D into new sustainable energy solutions to unlock economic value from alternative renewable resources.
●	Implement effective resources management to improve operational efficiency and boost core competencies.
●	Expand into new geographical markets with natural resources and attractive business incentives as well as a favorable operating environment.
●	Pursue mergers, acquisitions, joint ventures and strategic alliances to expand our business as strategic opportunities arise.

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Sustainability

Sustainability is embedded at the core of our operating principles. Our LFG operations that transition hazardous gases stored in landfills into clean energy are part of the solution for climate, turning environmental liabilities into valuable, sustainable assets with a multitude of benefits:

●	Reduces Greenhouse Gas Emissions: Capturing and using methane – which is over 25 times more potent than CO₂ - helps prevent its direct escape into the atmosphere, significantly mitigating climate change impacts.
●	Reduced Risk of Contaminant Migration: LFG capture is a key element of improved landfill management and reduces formation of leachate containing ammonia and other pollutants that can threaten surrounding habitats, aquatic systems, and biodiversity.
●	Improves Local Air Quality: Capturing landfill gas lowers emissions of volatile organic compounds and odorous pollutants, delivering improved air quality and health outcomes in nearby communities.
●	Promotes Circular Resource Use: Transforms a waste byproduct into a valuable, reliable, and renewable energy source, advancing the circular economy and resource efficiency.
●	Supports Waste Management: Landfill gas-to-energy projects incentivize responsible landfill management and align with modern sustainability regulations.
●	Enhances Energy Security: Provides communities and grids with diversified, local energy supply, increasing resilience against price and supply volatility.
●	Enables Economic Benefits: Generates jobs and revenue through system installation, operations, and energy sales, while offering potential financial incentives and reducing compliance costs for landfill operators.

Conversely, natural gas production at oil fields and its utilization to generate electricity for data centers offers the following sustainability advantages:

●	Emissions Reduction: Using natural gas for electricity generates about 50-60% less CO₂ than alternatives and significantly cuts particulate and sulfur emissions, making it a lower-carbon, cleaner-burning alternative for rising data center energy needs.
●	Utilization of Stranded or Flared Gas: On-site electricity generation can monetize “stranded” gas that would otherwise be flared (burned off), reducing waste and the direct release of methane, a potent greenhouse gas, into the atmosphere.
●	Grid Stability and Decarbonization Bridge: Natural gas provides reliable, dispatchable power for data centers, bridging the gap between current grid limitations and intermittent clean energy sources, helping to support grid stability.
●	Enabling Repurposing of Existing Infrastructure: Oil field infrastructure (pipelines, generators) can be repurposed for producing and delivering lower-emission electricity, improving overall resource efficiency and contributing to the circular use of energy assets.

Transitioning natural gas produced at oil fields into electricity to power data centers advances sustainability by reducing flaring, utilizing lower-carbon energy, improving air quality, and supporting renewables. YGE enhances this process with its proprietary thermoelectric generators, featuring purpose-designed built-in electric turbine alternators, which capture thermal energy at every step of our power plant operations, substantially reducing heat and CO2 emissions, and generating additional power capacity, thereby maximizing the climate benefits.

In summary, converting methane gas (CH₄) - extracted from landfills or oil fields - into electricity delivers major sustainability benefits, resulting in economic rewards for both YGE and the communities we serve.

Trade Operations

Electricity Wholesale

The Company conducts wholesale electricity operations through the sale of power generated by its renewable energy facilities located across Turkiye. These operations are conducted on Turkiye’s organized electricity markets operated by EPIAS, the national market operator responsible for managing Turkiye’s Day-Ahead Market, Intraday Market, and YEKDEM.

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The Company’s facilities are registered under YEKDEM, Turkiye’s Renewable Energy Support Scheme established pursuant to Law No. 5346 on the Utilization of Renewable Energy Resources for the Purpose of Generating Electrical Energy. Facilities registered under YEKDEM benefit from fixed-price purchase guarantees and other incentives designed to encourage investment in renewable generation and energy security. This registration under YEKDEM entitles the Company’s landfill gas power plants to sell electricity at a guaranteed tariff of 0.133 USD per kilowatt-hour (“kWh”) for a period of ten years. The U.S. dollar-denominated tariff provides a significant commercial advantage by mitigating exposure to inflation and foreign exchange volatility in Turkiye. As a result, the Company’s revenue base from its Turkish operations benefits from enhanced stability and predictability, enabling reinvestment into growth initiatives and diversification of its energy portfolio.

Electricity sales are executed through EPIAS’s centralized trading platform in accordance with the DUY. By 12.30 PM on each day, the Company submits electricity generation forecasts and sales offers, for the following day, to the Day-Ahead Market. The EPIAS platform aggregates these offers to generate hourly supply and demand curves, and determines the Market Clearing Price for each hour based on the intersection of these curves. To manage short-term deviations in generation or consumption, YGE also participates in the Intraday Market for trading electricity up to two hours before delivery on the same day. This mechanism allows the Company to balance real-time fluctuations and reduce imbalance costs.

EPIAS also operates an Advance Settlement System to manage daily cash positions arising from market transactions. Based on Day-Ahead and Intraday Market activity, EPIAS calculates each participant’s net debt or credit position. Entities with debt obligations must deposit the required funds by 11:00 AM the following business day, while credit positions — as is consistently the case for the Company — receive advance payments. These transactions are reconciled during the final monthly settlement process, EPIAS’s Reconciliation Statement, which consolidates all market activity, including Day-Ahead and Intraday Market transactions, imbalance charges, YEKDEM-related payments, and Balancing Power Market operations.

Through active participation in the Day-Ahead and Intraday Markets, the Company maintains flexibility in managing its generation output while optimizing pricing and operational efficiency. In addition, participation in the Renewable Energy Support Mechanism provides an additional layer of revenue assurance, strengthening the financial sustainability of the Company’s renewable operations.

To ensure grid integration and compliance with national transmission protocols, the Company and its subsidiaries enter into Distribution System Connection Agreements and Distribution System Utilization Agreements with regional electricity distribution companies within the framework of the Electricity Market Connection and System Utilization Regulation. These agreements technically and commercially determine the use of national energy transmission infrastructure for the generation of electrical energy within the framework of the required legislation. These agreements, which ensure that the energy generated by the facilities reaches the final consumer, are a standard type of agreement determined by EMRA, and agreements are signed with the distribution companies responsible for the regions where the facilities are located.

Within the framework of the Electricity Generation and Electricity Storage Facilities Acceptance Regulation for the purpose of opening licensed electricity generation facilities for commercial operation, acceptance procedures are carried out in the facilities with the participation of the committee formed by the Republic of Turkiye Ministry of Energy and Natural Resources. The commissioning and commercial operation of the machinery and equipment depends on these acceptance procedures. Depending on the completion status of the investments in the facilities, more than one acceptance can be made, with a minimum of one.

The Company’s power generation assets across Turkiye collectively contribute to national clean energy goals while positioning the Company as a reliable producer and supplier of renewable electricity. By maintaining long-term fixed-price contracts and participating in Turkiye’s regulated market framework, the Company’s wholesale electricity operations provide a stable and USD exchange-indexed, inflation-hedged income stream. This foundation supports the Company’s broader strategy of expanding its energy production footprint, investing in innovative renewable technologies, and developing complementary projects in other jurisdictions, including the United States.

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Carbon Credit Rights

The Company uses renewable energy sources to generate electricity. Accordingly, Accordingly, the Company does not emit greenhouse gases into the atmosphere and at the same time carries out an environmentalist activity that directly contributes positively to the atmosphere by disposing of landfill gas. The resulting emissions reductions—measured in tons of CO₂ or methane equivalent—are certified and approved for trade in the voluntary carbon market. There are approximately 75 marketplaces where buyers and sellers set prices. Current market size is ~US$1.4 billion; projected to grow to US$35 billion per MSCI. YGE generates approximately 2 million tons of ‘Gold Standard-certified’ carbon credits annually.

Carbon credits have gained significant value with the United States’ ratification of the Paris Climate Agreement in 2021 and the implementation of the border carbon tax system that came into effect in 2023.

The Company receives carbon credits (certificates) from organizations such as Gold Standard and VCS for these activities. YGE trades these certificates through broker organizations, generating additional income for the Company.

Due to global economic contraction and geopolitical trade tensions, green initiatives may be shelved, and the commitments made in the Paris Climate Agreement may be revised or withdrawn. In such a case, there may be a decrease in the demand for carbon credits, and the prices may fall sharply.

Information on the international accredited organizations where the carbon credit processes of the Company and its subsidiaries are carried out is presented below.

Manufacturing Company or Subsidiary	Production Facility	Organizations where processes are carried out	Project ID
Yesil Global Enerji	Odayeri LFG Power Plant	The Gold Standard Foundation	GS 707
Yesil Global Enerji	Komurcuoda LFG Power Plant	The Gold Standard Foundation	GS 707
Korfez Enerji	Kocaeli LFG Power Plant	The Gold Standard Foundation	GS 1013
Korfez Enerji	Kalyoncu LFG Power Plant	Verra, VCS (Verified Carbon Standard)	VCS 3827
Korfez Enerji	Avcikoru LFG Power Plant	Verra, VCS (Verified Carbon Standard)	VCS 3997

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*Prices as of July 6th, 2026

Carbon credits are verified through a process referred to as a “monitoring period,” which consists of intervals of three consecutive calendar years and are liquidated within the following two years upon the completion of the review and certification process, resulting in revenue recognition in three-year blocks for any given power plant. For example: the years 2019, 2020, and 2021 constitute one monitoring period. After the monitoring period is completed (in this example, as of the year 2021), the crediting process begins based on the realized data. This process typically takes one year. Therefore, the carbon credits related to the years 2019, 2020, and 2021 become ready for sale as of the year 2023 (the year 2022 is considered part of the verification and certification process). For this reason, instead of recording income separately for each of these three years, the related revenues will be recognized collectively in the year 2023. Similarly, the revenues related to the next monitoring period, which includes the years 2022, 2023, and 2024, are expected to be recognized in the year 2026.

Monitoring, Reporting, and Verification (MRV) Capabilities:

The Company has implemented an embedded Monitoring, Reporting, and Verification (“MRV”) system that enables precise, real-time tracking of electricity generation and associated greenhouse gas emissions reductions across its portfolio. The MRV system collects operational data from power plants, applies internationally recognized methodologies, including Clean Development Mechanism (CDM) tools and Ministry emission factors, to verify emissions reductions, and supports the generation of verified carbon credits in voluntary markets.

By leveraging these MRV capabilities, the Company demonstrates measurable sustainability impact and positions itself to monetize carbon reductions, aligning with emerging European Union-linked compliance frameworks. MRV data is used to quantify avoided CO₂ emissions for all YEKDEM-eligible projects, facilitating future carbon credit sales and enhancing environmental, social, and governance (“ESG”) reporting for investors and stakeholders.

R&D Operations

Our R&D efforts are focused on developing a vertically integrated Power Plant & Data Center ecosystem that unifies next-generation energy generation technologies with high-performance computing infrastructure for HPC and AI workloads. This initiative positions us as a diversified energy and technology enterprise capable of generating, managing, and monetizing power in innovative, scalable ways. Specifically, our R&D efforts are focused on the following:

●	Power Generation Innovation – Our energy division is advancing proprietary thermo-electric generator (TEG) and electric gen-set systems centered on a disc-based alternator and turbine design. This configuration aims to achieve superior power density, reduced rotational drag, and higher efficiency across a broad RPM range. Integrated thermal recovery systems enable co-generation, capturing waste heat for auxiliary electricity generation and cooling, similar to combined heat and power (CHP) microgrid models with efficiency rates exceeding 45%. These compact, modular power systems are designed for both behind-the-meter and off-grid use, reducing reliance on utility infrastructure and enabling distributed deployment via microgrids.

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●	Micro-Modular Data Center Integration — Complementing the energy generation component, R&D efforts target the design and deployment of micro-modular data centers housed in 20-foot and 40-foot Conex-style containers. These units integrate power generation, liquid-cooling, and data infrastructure into a single, modular system. The architecture supports rapid deployment, scalability, and autonomous operation, a design approach increasingly used to collocate computing capacity directly with off-grid power generation assets, minimizing transmission losses and development timelines from 18–24 months to nearly half that duration.

●	Vertically Integrated Strategy — R&D focuses on unifying energy generation, modular data center infrastructure, and digital asset and high-performance computing under a single vertically integrated framework. By combining

●	Proprietary turbine and alternator-based power units,
●	Thermo-electric co-generation subsystems,
●	Micro-modular containerized data centers, and
●	Mining-scale computing clusters and HPC colocation services, the company achieves independence across the full energy value chain from power production to digital asset monetization.

This model yields flexibility to deploy in energy-constrained zones, repurpose stranded gas or underutilized generation capacity, and hedge power price volatility through revenue diversification into computing and blockchain operations.

The Company’s integrated R&D strategy not only enhances operational resilience and sustainability but also establishes the foundation for a new asset class where energy, data, and computation converge as a unified growth platform.

North American Operations

YGE has recently commenced business operations in the United States through its North American subsidiary, Power Upp USA, Inc. headquartered in Fort Lauderdale, FL as of August 18, 2025. YGE plans to engage in the exploration, development, and production of oil and natural gas properties located in the United States and deploy innovative sustainable net-zero green energy conversion solutions, including natural gas to electricity transition power plants, and the establishment of data centers capable of supporting high-powered compute HPC, and AI technologies. We anticipate that our operations in North America will be a significant contributor to our future growth.

As part of YGE’s strategic plan for future growth, through our U.S. subsidiary Power Upp USA, Inc., we have:

●	Entered the U.S. market with Power-as-a-Service and Powered-land (Build-to-Sell PPA) structures, where we acquire oil and gas leaseholds to generate recurring hedge revenues from oil sales, transition natural gas production into onsite electricity, host load-balancing edge-compute operations, and deploy carbon capture and storage technologies to monetize carbon credits, thereby creating a durable, asset-backed income stream while enabling reliable off-grid power for AI, EV, and industrial customers. Our execution strategy involves strategic go-to-market and supply chain partnerships, asset acquisitions, and direct investments in Oil & Gas operations with breakthrough scalable operational and environmental engineering technologies.
●	Established headquarters for Power Upp USA, Inc. in Fort Lauderdale, Florida with an experienced North American executive team.
●	Formed an oil and gas exploration entity, Power Upp Midland 1, LLC in the State of Texas on September 4, 2025 wholly owned by Power Upp USA, Inc. and engaged management and operations personnel in Midland, Texas.

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Power Upp Midland 1, LLC:

●	Obtained P-5 Oil & Gas organization status for Power Upp Midland 1, LLC with the Railroad Commission of Texas on October 23, 2025.
●	Signed a Purchase & Sale Agreement acquiring certain proven oil and gas production assets of an oil and gas producer in Gaines County, Texas on November 4, 2025 at a sum of US$250,000. The assets include oil and gas wellbores, both actively producing and temporarily shut-in, leaseholds, mineral and hydrocarbon interests, surface equipment, processing facilities, field gathering pipelines, rights of way, surface rights, easements and other implied rights and appurtenances associated with oil and gas leaseholds and production.
●	Started implementing leasehold upgrades at its oil and gas wells in November 2025, oil and gas production in December 2025. We expect these upgrades and necessary maintenance efforts to bring all temporarily shut-in wells back to production status to cost approximately US$150,000.

The U.S. and Canada have over 1.2 million active oil drilling wells, owned by hundreds of companies. Operating 91% of those wells, independent oil producers account for 83% of America’s oil and 90% of America’s natural gas production.

Many small operators lack the resources to capture, treat, and sell methane gas released during oil extraction, resulting in wasted energy and underutilized resources. YGE will strategically acquire oil fields and rights where gas is being flared or capped, or where production has been inhibited or even halted due to market conditions.

YGE aims to harness the stranded, flared or underutilized natural gas resources in the United States to power HPC & AI data centers and other edge-compute colocation operations by acquiring and optimizing oil fields. We believe this innovative approach will generate incremental value for every dollar produced from oil sales, unlocking significant profitability.

YGE’s model also qualifies for carbon credits by capturing and utilizing methane that would otherwise be flared or released into the atmosphere. The company will utilize CCS technology to store captured CO2 back in oil wells, enhancing oil recovery and permanently sequestering CO2. These carbon credits can be sold on global carbon markets, providing an additional revenue stream and enhancing the financial viability of YGE’s oil field acquisitions and data center operations while enabling a circular economy model harnessing natural resources, eliminating waste, recycling and regenerating nature, energizing micro modular data centers for HPC and AI use-cases, and unlocking substantial long-term economic growth and value in the process. Furthermore, YGE has a number of supply-chain partners with proprietary technologies such as hydraulic gas compression technology for enhanced oil and gas recovery at a low cost; thermoelectric generation technology -with proprietary electric turbine alternators, harvesting heat from oil wells, generator engine blocks, HPC or AI chip-sets and converting it into additional electricity capacity. These cutting-edge technologies enable YGE to increase production efficiency, reduce operational costs, and maximize returns on its oil & gas and data center assets.

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Power-as-a-Service Strategy

According to the research by industry analysts MarketsAndMarkets, the U.S. energy as a service market is projected to reach $34.6 billion by 2030 from $19.5 billion in 2024 at a compounded aggregate growth rate (“CAGR”) of 10.1%. YGE’s Power-as-a-Service strategy is designed to deliver distributed power solutions to customers that require reliable, flexible, and purpose-built energy infrastructure. Through this model, the Company intends to deploy off-grid and behind-the-meter natural gas-fired generation assets to support Artificial Intelligence, data center, Electric Vehicle charging, and industrial demand, while reducing reliance on constrained grid capacity and lengthy interconnection timelines. The strategy is intended to support recurring revenue through structured power arrangements, improve project economics through greater operating control, and expand YGE’s presence in markets where dependable electricity supply is a critical requirement for growth.

In March 2026, pursuant to a Authorized Distributor and Strategic Partnership Agreement entered into with CYCE Green Investment in Energy Enterprises & Management, L.L.C. , a turbine original equipment manufacturer (“OEM”) YGE became an authorized distributor in Turkiye and the United States of Nexus Flex-fuel Turbines & Combined-cycle ORC (Organic Rankine Cycle) systems that operate with natural gas, biogas, hydrogen blends, and other low-carbon fuels, with waste heat recovery reaching lifetime efficiencies of approximately 45%. Together with secured production slots, this distributorship with the OEM enhances the Company’s access to critical equipment and supports execution certainty in a market where power plant equipment and related supply-chain partnerships are increasingly difficult to secure. This position supports greater equipment independence and project delivery assurance across the Company’s power infrastructure initiatives, including collaborations with natural gas pipeline operators for continuous feedstock, pipeline-gas tap and transmission line construction firms for pipeline access, and Compressed Natural Gas (“CNG”) virtual-pipeline operators that provide onsite fuel storage and decompression systems. As a result, YGE is better positioned to reduce procurement risk, maintain schedule discipline, and support the scalable deployment of distributed power projects.

YGE is also advancing discussions with data center developers to refine project specifications, assess infrastructure requirements, and evaluate indicative budget ranges for proposed deployments. These discussions are progressing toward potential commercial alignment, and the Company is working toward negotiating and finalizing letters of intent that could support future development, site control, and long-term power infrastructure opportunities.

Under the turnkey power-as-a-service model, we aim to fund and own the power-plant infrastructure while the customer retains 100% site control, and we earn recurring, consumption-based fees -rather than reselling the equipment, on a 10-to-15-year long-term Power Purchase Agreement. Fuel is indexed and passed through to the customer, so our revenue would comprise a per-kilowatt-hour fuel-logistics and levelized-decompression charge, a per-kilowatt-hour capacity fee on the full baseload capacity deployed, and a per-kilowatt-hour power-as-a-service fee (subject to an 80%-or-greater take-or-pay commitment).

The aggregate power-as-a-service charges we assume under this model — comprising a power-as-a-service fee of approximately $0.06 per kWh, a capacity fee of approximately $0.02 per kWh, and a fuel-logistics and levelized-decompression charge of approximately $0.01 per kWh — total approximately $0.09 per kWh, or approximately $90 per MWh, excluding the cost of the natural-gas fuel commodity, which is indexed and passed through to the customer. This all-in service rate is broadly consistent with published levelized-cost-of-electricity (LCOE) benchmarks for U.S. natural-gas generation: Lazard’s 2025 Levelized Cost of Energy analysis has been reported to estimate gas combined-cycle generation at approximately $48 to $109 per MWh and gas peaking generation at approximately $149 to $251 per MWh, and the U.S. Energy Information Administration publishes regional LCOE estimates for new gas-fired capacity in its Annual Energy Outlook 2025.

Further, because we capitalize the power plant, this model requires approximately $96.0 million of capital expenditure per 100 MW site (approximately $0.96 million per MW). As an illustrative example only, scaling our per-MW unit economics to a fully ramped 100 MW site at 85% utilization could approximate $68.7 million of annual revenue against approximately $15.5 million of annual operating expense. The potential for higher margin relative to the powered-land model reflects the pass-through treatment of fuel (the largest variable cost) and the leaner operating cost base of a generation-only deployment that does not carry data-center colocation operating expense. This is an illustrative 100MW site economics under the turnkey power-as-a-service model, and there can be no assurance that we will achieve these rates.

Under the client-funded power-as-a-service model, the customer would fund 100% of the capital expenditure and owns the infrastructure including the power plant assets, and we would provide operations, fuel logistics, and power-as-a-service delivery for recurring, consumption-based fees on a 10-to-15-year long-term Operate & Manage Agreement. Because the customer bears the capital cost, this model requires no capital expenditure from us, which may improve our return on invested capital even if generating lower revenue per site than the models in which we own the assets. As an illustrative example only, scaling our per-MW unit economics to a fully ramped 100 MW site at 85% utilization could approximate $39.2 million of annual revenue against approximately $12.6 million of annual operating expense. This asset-light structure carries the same fuel-indexed pass-through and per-kilowatt-hour fee components as the turnkey model but at a lower per-kilowatt power-as-a-service charge, reflecting that the customer, rather than the Company, has funded the underlying plant. This is an illustrative 100MW site economics under the client-funded power-as-a-service model, and there can be no assurance that we will achieve these rates.

Under this asset-light model we assume lower aggregate power-as-a-service charges — a power-as-a-service fee of approximately $0.04 per kWh and a fuel-logistics charge of approximately $0.01 per kWh, totaling approximately $0.05 per kWh, or approximately $50 per MWh, excluding the indexed fuel commodity passed through to the customer — reflecting that the customer, rather than the Company, has funded the underlying generation assets and bears the associated capital cost. This service rate is below published LCOE benchmarks for new-build U.S. natural-gas generation, consistent with an offering positioned to be economical for a customer that owns its generation assets and outsources operations and fuel management to the Company.

Powered-Land or Built-to-Sell PPA Strategy

YGE’s Powered-Land or Built-to-Sell PPA strategy is designed to secure surface acreage with access to pipeline gas, develop onsite power generation assets, and construct modular data center infrastructure, including cooling and rack systems, for Artificial Intelligence, high-powered and other edge compute colocation services. The Company intends to create integrated, power-enabled sites that can be marketed to customers seeking scalable, reliable computing infrastructure supported by dedicated energy supply. This approach is intended to shorten deployment timelines, improve site-level economics, and position YGE to capture demand for both power and digital infrastructure in a single development platform.

Upon completion of construction and commissioning, YGE may divest powered-land projects while retaining long-term power purchase agreements or operations and maintenance arrangements with respect to the onsite power plant assets. This structure is intended to monetize development value while preserving recurring revenue and operational involvement through the power facility. By combining powered-land development with retained power economics, YGE seeks to create a flexible platform that aligns infrastructure ownership with long-term customer demand.

Under the Powered-land model, we intend to fund and retain ownership of the full site — land, civil works, natural-gas pipeline tap and transmission, and both the power-generation and data-center infrastructure — and monetize the site through colocation and container-landing services sold on a per-kilowatt basis. This is the most capital-intensive model, requiring approximately $172.3 million of capital expenditure per 100 MW site (approximately $1.72 million per MW). As an illustrative example only, such fully ramped site may generate approximately $105.9 million of annual revenue against approximately $51.4 million of annual operating expense. The revenue assumption is built from colocation rack space and power, container space and power, bandwidth, cross-connects, remote-hands support, and security and compliance services, in each case at the assumed 85% utilization. Our modeled colocation pricing of approximately $99 per kW per month is below prevailing U.S. wholesale colocation benchmarks, pursuant to CBRE reporting an average asking rate of $195.94 per kW per month for 250-to-500 kW wholesale colocation requirements in primary North American markets in the second half of 2025; we have deliberately adopted pricing below these benchmarks to provide conservatism in the illustrative 100MW site economics, and there can be no assurance that we will achieve these rates.

We believe that these initiatives position Yesil Global Energy to expand beyond its Turkish renewable base into a broader platform spanning regional geothermal and biomass growth, while also addressing the rising demand created by AI compute and electrification through U.S. distributed power infrastructure.

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Our Competitive Strengths

We believe that the following competitive strengths contribute to our success and differentiate us from our competitors:

Strong Position in the Waste-To-Energy Sector – YGE was the first company in Turkiye to generate electricity from landfill gas, entering the sector in 2007 through a landmark agreement with municipal authorities. This early-mover advantage secured long-term access to high-volume landfill zones in Istanbul, Europe’s most populous city, which produces over 17,000 metric tons of municipal solid waste daily. While the market has evolved, private sector entry into Istanbul remains highly constrained due to the capital intensity of waste-to-energy infrastructure, complex permitting requirements, and limited access to municipally controlled feedstock. Our established presence, operational scale, and regulatory integration position us as the leading private-sector contributor to Istanbul’s waste-to-energy ecosystem, with feedstock security and logistical efficiency that remain difficult to replicate.

Experience Across Multiple Renewable Energy Power Plants – With nearly two decades of operational history, YGE has built a robust track record in the development, construction, and management of renewable energy assets across landfill gas, biogas, and geothermal technologies. Unlike single-technology operators, YGE’s platform is engineered for scalability across feedstock types, permitting regimes, and market structures. This flexibility enables the Company to originate and deliver technically complex projects in both mature and emerging energy markets.

Strong Local Presence and Partnerships – YGE has operated continuously in Turkiye’s renewable energy sector since 2007, building deep familiarity with national licensing regimes, municipal infrastructure frameworks, and energy market protocols. This institutional continuity enables the Company to navigate complex permitting processes, secure access to municipally allocated landfill zones, and maintain compliance across multiple sites and technologies. Our operational fluency with EMRA licensing and EPIAS production protocols supports efficient execution and long-term regulatory alignment. In a sector where regulatory complexity and feedstock logistics often constrain new entrants, our embedded position and execution discipline provide a durable advantage.

Experienced Management Team – Our management team and key technical personnel bring more than a decade of continuous service and sector-specific expertise, with many having over 10 years of direct experience within the Company. This institutional continuity supports execution certainty across technically complex energy projects, including landfill gas, geothermal development, and carbon monetization. The team’s track record includes successful delivery of multi-site landfill gas facilities, geothermal licensing and pipeline advancement, and strategic planning for international expansion. Their long-term tenure reflects not only technical capability, but also deep familiarity with EMRA, EPIAS, and municipal frameworks. This combination of operational depth, regulatory fluency, and internal cohesion enables YGE to scale efficiently while maintaining disciplined project delivery, stakeholder alignment, and industrial-grade performance.

High YEKDEM Penetration and USD-Denominated Revenue Stability – YGE benefits from YEKDEM, which guarantees a fixed tariff of 0.133 USD/kWh for landfill gas power plants over a 10-year period. As of the date of this prospectus, approximately 90% of the Company’s total electricity production qualifies for USD-denominated revenue under YEKDEM. While YEKDEM is available to qualifying producers, YGE’s high portfolio penetration and early alignment with the program provide a differentiated advantage. The Company’s USD-linked tariff structure offers a natural hedge against exchange rate volatility and enhances cash flow predictability. In a sector where local-currency exposure often constrains growth, YGE’s YEKDEM-backed portfolio reinforces financial resilience.

Operational Structure – The Company’s operations are strategically located in Istanbul and Kocaeli, Turkiye’s two most densely populated provinces, ensuring consistent access to high-volume municipal solid waste. This urban adjacency supports long-term feedstock security, logistical efficiency, and uninterrupted operations across the Company’s landfill gas portfolio. In addition to high-volume access, YGE benefits from the relatively high organic content and consistent composition of municipal solid waste sourced from Istanbul and Kocaeli. These urban centers maintain structured waste collection and landfill management practices, resulting in feedstock with favorable biodegradability and methane yield characteristics. This quality advantage enhances gas recovery efficiency, supports stable baseload output, and reduces operational variability across the Company’s landfill gas portfolio. Whereas many operators depend on smaller municipalities or seasonal feedstock flows, YGE’s geographic positioning enables stable waste capture from Turkiye’s largest urban centers. This structural advantage is compounded by superior asset performance: while EMRA recognizes an 85% capacity factor for biomass-type power plants, YGE’s facilities average over 95%, reflecting disciplined uptime management, process efficiency, and optimized asset utilization. In a sector where feedstock variability and operational downtime often constrain performance, YGE’s urban infrastructure integration and multi-site maturity provide a durable edge in baseload reliability and energy yield.

Baseload Reliability and Operational Stability – Unlike intermittent renewables such as solar and wind, which fluctuate with weather and seasonality, our landfill gas operations deliver consistent, dispatchable baseload power. This reliability enhances grid stability and supports Turkiye’s energy transition by complementing variable sources with predictable energy delivery. In a sector where feedstock variability, technical constraints, and grid bottlenecks often limit performance, our utility-grade reliability and urban adjacency provide a durable edge in energy yield and investor confidence.

Embedded MRV Readiness for Carbon Monetization – Our landfill gas operations are engineered for traceable feedstock flows, continuous monitoring, and site-level reporting, which are key prerequisites for MRV under Verra, Gold Standard, and emerging compliance frameworks. These embedded capabilities support the Company’s ability to issue verified carbon credits and participate in voluntary and regulated offset markets. Our infrastructure enables real-time performance tracking, emissions accounting, and transparent audit trails. This readiness positions the Company to align with EU-linked carbon border adjustment mechanisms, accelerate credit registration, and monetize avoided emissions through internationally recognized standards. In a sector where MRV compliance often requires retrofitting or third-party intervention, YGE’s built-in data architecture and operational discipline provide a first-mover advantage in carbon monetization and regulatory alignment.

Maintenance Efficiency and Operational Resilience – We have established an in-house maintenance team composed of experienced technical personnel, enabling faster turnaround times and reduced labor costs across our landfill gas portfolio. This internal capability minimizes reliance on third-party contractors and supports disciplined uptime management. To further enhance operational resilience, YGE conducts R&D and localized production of alternative spare parts for critical systems. This flexibility in spare part sourcing reduces lead times, mitigates supply chain risk, and ensures continuity across maintenance cycles. These capabilities differentiate YGE from competitors that often experience longer downtimes, higher maintenance costs, or limited control over spare part logistics.

Our Challenges

Price Uncertainty After YEKDEM Incentive Period – The Company does not and will not have any purchase guarantee for the power plants once their YEKDEM incentive period has expired. Facilities whose YEKDEM incentive has expired are obliged to sell in the free market through bilateral agreements and/or Market Clearing Price (PTF)-based sales through EPIAS. This creates price uncertainty after the YEKDEM incentive and complicates forward-looking revenue projections and financial modeling.

Limited Supply of Qualified Personnel – Within the framework of the Company’s activities, the technical competence of personnel is important. Since the sector is a niche sector, there are difficulties in recruiting personnel with the necessary qualifications in the required roles. This creates a disadvantage in acquiring and retaining key technical personnel.

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Access to Capital and/or Financing – Oil and Gas exploration, power plants, and data center operations are capital intensive business lines and securing such capital for any one or all of these business lines may prove challenging due to cyclical conditions within the equity capital and debt financing markets.

Investments

While the Company continues its investments in electricity production from landfill gas with its new power plants under development, as well as across its current power plants, the Company is rapidly progressing in its geothermal power plant investments that it started as part of our broader renewable energy platform.

The Company is making additional investments in its established facilities to enhance sustainability and improve clean energy production efficiency. Its ORC units, which have been commissioned to recover and convert waste heat into electricity, continue their production 24/7. The Company’s R&D work to address the global waste problem, which the Company believes is one of the most important issues for a sustainable world, has resulted in the creation and commissioning of the Company’s Zero Waste Thermal Disposal Facilities.

While expanding its portfolio in Electricity and Carbon Credit trade, the Company has also started to take serious steps in natural gas trade, including entry into the U.S. market where the intention is to produce and purchase natural gas and transition it to green energy, primarily to power data center infrastructure.

Geothermal Energy (GPP):

As part of its long-term growth strategy, YGE has expanded its investment portfolio into the geothermal energy sector to diversify its renewable energy assets and strengthen the long-term sustainability of its operations in Turkiye.

The geophysical exploration program for the Belenyaka Geothermal Power Plant, being developed by YGE’s subsidiary Ortadogu Belenyaka, has been successfully completed. The project is planned to be developed in two phases of 24 MW each, resulting in a total installed capacity of 48 MW. Subject to the completion of the remaining development milestones, commercial operation is targeted for 2029–2030.

In parallel, YGE has initiated a strategic acquisition program focused on geothermal projects with proven reservoir potential in order to accelerate its geothermal portfolio development and reduce exploration risk. Within this framework, YGE has signed a preliminary acquisition agreement for the Germencik Geothermal Power Plant, a project with a proven geothermal reservoir and one completed production well. The project is planned to be commissioned in two phases of 24 MW each, reaching a total installed capacity of 48 MW, with commercial operation expected during 2030–2031.

Solaklar Sifir Atik Termal Bertaraf ve Enerji Uretim Tesisi: The Company’s Korfez Enerji subsidiary is also developing thermal disposal power plants that utilize pyrolysis and gasification technologies to convert municipal solid waste directly into synthetic gas and electricity. The Company has recently decided to relocate the Solaklar Thermal Disposal and Energy Generation Facility from Kocaeli to a new site with a more suitable feedstock composition, which is expected to enhance operational efficiency and support improved long-term project economics. This facility features an initial capacity of 41.32 Mwe, capable of processing up to 2,000 tons of waste per day, and remains YGE’s first large-scale thermal waste-to-energy asset and is intended to contribute to Turkiye’s waste management solutions and renewable energy mix by reducing landfill reliance and improving environmental outcomes.

All of the facility financing has been completed using equity capital and the total amount of investment made so far is TRY 277.5 million.

Ongoing Investments within the Scope of Existing Facilities: The Avcikoru Refuse Biogas Plant, which is operated by the Company’s subsidiary Korfez Enerji in the Sile District of Istanbul Province, has been in operation since June 18, 2021. Investments continue during the facility’s operational period, and 95% of the investments have been completed so far. The license power of the plant is 43.8 MWe and the investments of the units with a power of 43.805 MWe have been completed. Work is ongoing within the scope of one ORC turbine, and the investments are expected to be completed by the end of 2026. After commissioning ORC turbine, installed capacity of plant will increase by an additional 2.8 MW.

As part of its fleet modernization strategy, the Company entered into an agreement with INNIO Jenbacher and its authorized distributor, Topkapi Group, for the replacement of its existing gas engine fleet. During 2025, 18 gas engines in the Company’s fleet were successfully replaced with new-generation INNIO Jenbacher units, enhancing operational efficiency, reliability, and long-term performance.

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Under Law No. 5346 on the Use of Renewable Energy Sources for Electrical Energy Generation, there is a foreign currency-denominated purchase guarantee for the unit sales price of electrical energy in the facilities belonging to the Company and its subsidiaries. YEKDEM incentive processes of the Company’s Odayeri, Solaklar and Komurcuoda facilities have been completed. In the Kalyoncu and Avcikoru power plants of Korfez Enerji, EPIAS has the right to purchase all of the electricity produced at 0.133 USD/kWh for 10 years from the date of acceptance of the power plant under the Renewable Energy Resources Support Mechanism (YEKDEM). Facilities within the scope of YEKDEM may choose whether to utilize the incentive. If favorable commercial conditions arise, they may also sell to private sector buyers. In accordance with the legislation, power plants whose YEKDEM incentives have expired may sell electricity via EPIAS through DAM (Day Ahead Market) or GIP (Intraday Market), or they can make sales to private companies with supply licenses through bilateral agreements. The Company and its subsidiaries, which have completed YEKDEM incentives, generally make sales through the Day-Ahead Market operated by EPIAS, and in some periods, sales may also be made to private companies. In the sales made by EPIAS Day-Ahead Market, sales are made with the Market Clearing Price, which is determined separately every hour according to the supply and demand of electricity. These unit prices are announced to the public on an hourly basis by EPIAS.

Competition

Competitive Positioning in the Renewable Energy Sector

The renewable energy industry is growing and becoming increasingly competitive. The Company primarily competes with Biotrend Cevre ve Enerji Yatirimlari A.S., ITC- Kati Atik Enerji Uretim Sanayi ve Ticaret A.S., Sureko Atik Yonetimi A.S., Era Cevre Teknolojileri A.S. While some of its competitors may be better funded or better connected, the Company believes that it is well positioned to compete in the industry. The Company has strong relationships with municipalities and other entities which are its principal sources for its renewable energy projects, an experienced management team, a range of differentiated renewable energy solutions, and a broad strategic footprint with locations that allow it to quickly respond to customer needs.

The Company believes its size relative to many other LFG companies and its capital structure puts it in a strong position to compete for new project development opportunities or acquisitions of existing projects. However, competition for such opportunities, including the prices being offered for fuel supply, may affect the expected profitability of projects for the Company, and could render projects unsuitable to pursue. Likewise, prices being offered by its competitors for fuel supply may increase the royalty rates that the Company pays under its fuel supply agreements when such agreements expire and need to be renewed or when expansion opportunities present themselves at the landfills where its projects currently operate. It is also possible that more landfill owners may seek to install their own LFG projects on their sites, which would reduce the number of opportunities for the Company to develop new projects. The Company’s overall size, reputation, access to capital, experience and decades of proven execution on LFG project development and operation position it well to compete with other companies in its industry.

Competitive Positioning in the Geothermal Sector

The Company’s entry into the geothermal energy sector marks a strategic expansion of its renewable energy portfolio, positioning the Company as a new entrant in a technically mature but opportunity-rich segment. The Company primarily competes with companies such as Gurmat Elektrik Uretim A.S., GMK Enerji Yatirimlari A.S., and HEZ Enerji Yatirim A.S., which maintain long-standing geothermal licenses and operational footprints in Turkiye’s high-potential regions. While some of its competitors may have better licenses and be located in Turkiye’s high-potential regions, the Company’s approach is focused on disciplined development and portfolio diversification rather than direct competition.

As a new entrant, the Company believes it brings a fresh perspective to geothermal development, informed by its proven track record in landfill gas and waste-to-energy operations. The Company’s emphasis on modular plant design, resource optimization, and strategic site selection reflects its broader mission to build high-performance renewable infrastructure across Turkiye. Rather than competing for market share, YGE is focused on establishing a foothold in geothermal through disciplined investment and operational excellence. These geothermal initiatives are expected to contribute meaningfully to YGE’s clean energy mix, supporting Turkiye’s energy diversification goals while maintaining the performance standards and environmental integrity which underpin the Company’s core business.

Competitive Positioning in the Distributed Power Markets

YGE faces competition in the distributed power, onsite generation, and energy infrastructure markets from companies such as VoltaGrid, Ameresco, Crusoe Energy, and Bloom Energy, each of which offers solutions across segments including microgrids, onsite power, waste-energy utilization, and digital infrastructure support. The Company believes it is competitively positioned by its nearly two decades of experience in constructing and operating gas-powered plants, the management team’s experience in digital infrastructure build-out and operations, and its equipment-independent approach, which provides greater flexibility in technology selection, procurement, and project design to meet customer-specific requirements.

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Government Regulations

Overview

Our business is governed by a wide range of laws, primarily related to energy production, environmental protection, waste management, occupational health, data privacy, and other related areas. This section provides a summary of the key laws and regulations affecting YGE’s business and operations; however, it should not be interpreted as a comprehensive overview or in-depth analysis of all applicable legal requirements. Information in this section is provided as general information only and is not intended to be a substitute for professional advice.

Because of our field of operation, YGE is also subject to examination of various regulators to monitor compliance with applicable laws and regulations. If any violations are identified, compliance can be enforced, and injunctions may be obtained, or civil and criminal penalties may be imposed.

Turkiye

Certain key Turkish regulations affecting our business are summarized below:

Electricity market activities are regulated by the Electricity Market Law No. 6446 (“EML”) and the secondary legislation issued by the EMRA. The EML sets forth the fundamental rules and principles regarding electricity generation, transmission, and/or distribution, as well as the sale of electricity, whether through organized or unorganized markets, to consumers. The EML also defines the rights and obligations of each market participant involved in every stage of this process, from generation to sale. Detailed provisions governing these processes are set out in the relevant secondary legislation. Pursuant to the EML, electricity market activities include generation, transmission, distribution, market operation, wholesale, retail sale, import, and export, as well as all related business operations and transactions. Except for the exemptions provided under the relevant legislation, any entity intending to engage in electricity market activities is required to obtain the relevant licenses for each activity they intend to carry out.

The pre-licenses and licenses required for engaging in activities in the electricity market, along with the fundamental provisions governing such licenses, licensing procedures, and the rights and obligations of legal entities holding pre-licenses or licenses, are set forth in the Electricity Market Licensing Regulation, which was issued based on the EML.

The Regulation on Electrical Installations Projects covers the procedures and principles regarding the preparation and approval of projects for electrical installations to be newly constructed or modified; the identification and authorization of institutions, organizations, and legal entities to carry out these activities; their rights and obligations; and the authorization of institutions, organizations, and/or legal entities (including electricity distribution license holders) that will conduct the acceptance procedures of the facilities in the approved projects and the approval/delivery of related minutes.

The Regulation on the Acceptance of Electricity Generation and Electricity Storage Facilities sets forth the principles and procedures regarding the acceptance processes of electricity generation and electricity storage facilities, as well as the requirements to be complied with during the operational phase of such facilities.

The Regulation on Electricity Market Connection and System Use sets out the procedures and principles regarding the connection of natural and legal persons to the electricity transmission or distribution system, as well as the use of these systems and interconnection lines.

The Electricity Market Balancing and Settlement Regulation governs the duties, authorities, and responsibilities of the parties involved in the balancing mechanism and settlement. It also encompasses the procedures and principles related to balancing the active electricity supply and demand, as well as the financial settlement of receivables and payables arising from the participation of licensed legal entities in the balancing mechanism and settlement.

Law No. 5346 on the Utilization of Renewable Energy Resources for the Purpose of Electricity Generation governs the protection of renewable energy resource areas, the certification of electricity produced from these resources, and the procedures and principles concerning the use of such resources.

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The Company is subject to Environmental Law No. 2872 (“Environmental Law”), the purpose of which is to ensure the protection of the environment in accordance with the principles of sustainable environment and sustainable development. Among the secondary regulations issued pursuant to the Environmental Law, the Regulation on the Control of Water Pollution governs the planning principles and prohibitions for the protection of water quality, the principles of wastewater discharge and discharge permits, provisions concerning wastewater infrastructure facilities, as well as the procedures and principles for monitoring and inspection conducted to prevent water pollution. Similarly, the Regulation on the Control of Pollution Caused by Hazardous Substances in Water and the Environment, another secondary regulation under the Environmental Law, sets forth the technical and administrative principles related to the identification of hazardous substances causing pollution in surface waters, estuarine waters, and regional waters; the establishment of pollution reduction programs; prevention and monitoring of pollution; inventory of hazardous substances discharged into waters; as well as the determination of discharge standards and quality criteria. Additionally, the Regulation on Environmental Permits and Licenses, issued under the Environmental Law as a secondary legislation, regulates the procedures and principles to be followed in the environmental permit and license process. Furthermore, the Regulation on Environmental Impact Assessment (EIA), also a secondary legislation under Environmental Law, governs the administrative and technical procedures and principles to be observed throughout the Environmental Impact Assessment process.

The Occupational Health and Safety Law No. 6331 (“Law No. 6331”) sets out the duties, powers, responsibilities, rights, and obligations of employers and employees in order to ensure occupational health and safety in workplaces and to improve existing health and safety conditions. Pursuant to Law No. 6331, the employer is responsible for ensuring the occupational health and safety of employees in relation to their work. In this regard, the employer is obliged to take all necessary measures, including the identification, assessment, and prevention of occupational risks, the provision of training and information, the supply of necessary tools and equipment, the adaptation of health and safety measures to changing conditions, and the continuous improvement of the current situation.

In addition, the Communiqué on Workplace Hazard Classifications Regarding Occupational Health and Safety (issued pursuant to the Law No. 6331) includes classifications that determine which hazard category different sectors fall under. Within this framework, electricity generation activities are classified as “highly hazardous”.

Protection of Personal Data Law No. 6698 (“PPDL”) applies to natural persons whose personal data are processed, as well as to natural and legal persons who process such data wholly or partially by automated means or by non-automated means, provided that the data form part of a data recording system. The PPDL criminalizes the unlawful collection, processing, and transmission of personal data and imposes a series of administrative fines and criminal sanctions.

Protection of Competition Law No. 4054 (“Law No. 4054”) sets outs provisions to ensure the protection of competition by preventing agreements, decisions, and practices that restrict, distort, or hinder competition in goods and services markets, as well as preventing dominant enterprises from abusing their dominant position through necessary regulations and supervision.

Competition legislation is also shaped by secondary regulations such as communiqués and guidelines issued by the Competition Authority, as well as decisions made by the Competition Board. Violations of Law No. 4054 and its secondary legislation are subject to a range of administrative fines.

The Regulation on Business Opening and Operating Licenses governs the procedures and principles regarding the licensing and inspection of sanitary and non-sanitary workplaces, as well as public recreation and entertainment venues.

United States

Federal Regulation

This section sets forth a summary of the material laws and regulations that affect YGE’s business and operations in the United States. Information contained in this section should not be construed as a comprehensive summary nor detailed analysis of laws and regulations applicable to the business and operations of YGE. This overview is provided as general information only and not intended to be a substitute for professional advice

Certain key U.S. federal statutes affecting our business are summarized below:

The Resource Conservation and Recovery Act of 1976 (“RCRA”), as amended, regulates handling, transporting and disposing of hazardous and non-hazardous waste and delegates authority to states to develop programs to ensure the safe disposal of solid waste. Landfills are regulated under Subtitle D of RCRA, which sets forth minimum federal performance and design criteria for solid waste landfills, and Subtitle C of RCRA, which establishes a federal program to manage hazardous wastes from cradle to grave. These regulations are typically implemented by the states, although states can impose requirements that are more stringent than the federal standards. We incur costs in complying with these standards in the ordinary course of our operations.

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The Comprehensive Environmental Response, Compensation and Liability Act of 1980 (“CERCLA”), as amended, which is also known as Superfund, provides for federal authority to respond directly to releases or threatened releases of hazardous substances into the environment that have created actual or potential environmental hazards. CERCLA’s primary means for addressing such releases is to impose strict liability for cleanup of disposal sites upon current and former site owners and operators, generators of the hazardous substances at the site and transporters who selected the disposal site and transported substances thereto. Liability under CERCLA is not dependent on the intentional release of hazardous substances; it can be based upon the release or threatened release of hazardous substances, even resulting from lawful, unintentional and attentive action, as the term is defined by CERCLA and other applicable statutes and regulations. The EPA may issue orders requiring responsible parties to perform response actions at sites, or the EPA may seek recovery of funds expended or to be expended in the future at sites. Liability may include contribution for cleanup costs incurred by a defendant in a CERCLA civil action or by an entity that has previously resolved its liability to federal or state regulators in an administrative or judicially-approved settlement. Liability under CERCLA could also include obligations to a potentially responsible party that voluntarily expends site clean-up costs. Further, liability for damage to publicly-owned natural resources may also be imposed. We are subject to potential liability under CERCLA as an owner or operator of facilities at which hazardous substances have been disposed and as a generator or transporter of hazardous substances disposed of at other locations.

The Federal Water Pollution Control Act of 1972, as amended, known as the Clean Water Act, regulates the discharge of pollutants into streams, rivers, groundwater, or other surface waters from a variety of sources, including solid and hazardous waste disposal sites. If our operations discharge any pollutants into federally protected surface waters, the Clean Water Act requires us to apply for and obtain discharge permits, conduct sampling and monitoring, and, under certain circumstances, reduce the quantity of pollutants in those discharges. The EPA also requires landfills and other waste-handling facilities to obtain storm water discharge permits, and if a landfill or other facility discharges wastewater through a sewage system to a publicly-owned treatment works, the facility must comply with discharge limits imposed by the treatment works. Further, before the development or expansion of a landfill can alter or affect certain “wetlands,” a permit may have to be obtained providing for mitigation or replacement wetlands. The Clean Water Act provides for civil, criminal and administrative penalties for violations of its provisions.

The Clean Air Act of 1970, as amended, provides for federal, state and local regulations of the emission of air pollutants. Many of our operations, including many municipal solid waste (“MSW”) landfills and landfill gas-to-energy facilities, are subject to regulations implemented under the Clean Air Act, including new source performance standards, emission guidelines and national emission standards for hazardous air pollutants. These regulations impose performance standards to minimize air emissions from regulated MSW landfills, subject those landfills to certain operating permit requirements under Title V of the Clean Air Act and, in many instances, require installation of landfill gas collection and control systems to control emissions or to treat and utilize landfill gas on- or off-site. Our vehicle fleet also must adhere to regulations implemented under the Clean Air Act, which authorizes the EPA to mandate controls on air pollution from mobile sources.

The Occupational Safety and Health Act of 1970, as amended, establishes certain employer responsibilities, including maintenance of a workplace free of recognized hazards likely to cause death or serious injury, compliance with standards promulgated by the Occupational Safety and Health Administration, and various reporting and record keeping obligations as well as disclosure and procedural requirements. Various standards for notices of hazards, personal protective equipment, safety in excavation and demolition work, exposure to bloodborne pathogens, and the handling of asbestos, may apply to our operations.

The Department of Transportation and the Occupational Safety and Health Administration, along with other federal agencies, have jurisdiction over certain aspects of hazardous materials and hazardous waste, including safety, movement and disposal. Certain waste (including medical waste) is subject to roadside inspections that have a cumulative effect on our compliance history and require us to remain in good standing so as not to jeopardize certain permits. Various state and local agencies with jurisdiction over disposal of hazardous and medical waste may seek to regulate movement of such materials in areas that are not otherwise preempted by federal law.

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Our service offerings for the collection, treatment, disposal and destruction of controlled substances waste and medical waste, from both the healthcare industry and individual consumers, are subject to numerous laws and regulations issued by various regulatory agencies, including the U.S. Drug Enforcement Administration. These regulations typically require our facilities to obtain licenses or registrations, and meet certain other requirements in order to collect, transport, treat and dispose of controlled substances. These regulations include significant requirements for security, recordkeeping and reporting. Registrations and licenses must be kept current, or periodically renewed, and facilities may be subject to inspection or enforcement.

Recent Developments and Focus Areas in Policy and Regulation

Climate and Sustainability

The nature, scope, and complexity of matters that our Company must assess, quantify and disclose are expanding due to current, proposed, and recently enacted governmental reporting requirements pertaining to sustainability and climate-related risks and other topics. Such topics include water usage, waste production, labor, human capital, environmental justice, cybersecurity, privacy and risk oversight. In March 2024, the SEC adopted final rules that would require registrants to include certain climate-related disclosures in their registration statements and periodic reports including, but not limited to, information about the Company’s governance and management of climate-related risks and metrics pertaining to emissions data and climate-related targets and goals. The SEC voluntarily stayed implementation of these rules indefinitely, pending judicial review of ongoing legal challenges.

Furthermore, beginning as early as 2026, the Company may be subject to certain reporting requirements in the European Union under the Corporate Sustainability Reporting Directive, which requires in-scope companies to disclose extensive sustainability information, including risks and opportunities arising from environmental and social matters, and the impact of their business on people and the environment. These and other similar laws and regulations could result in increased compliance costs and affect the results of our operations and financial position. Such similar laws and regulations could also increase our litigation risks or may increase risks related to our reputation or goodwill, as we cannot predict how disclosures under these laws may be perceived or interpreted by our customers and stakeholders. Methodology and timelines for mandatory reporting requirements may be inconsistent with requirements enacted by other governmental entities, including with respect to measuring emissions and requiring a determination of “materiality” that may differ from traditional disclosure requirements under U.S. federal securities laws. Such inconsistency could further increase costs and divert management time and attention.

Our industry faces challenges to implement these rapidly developing disclosure requirements, as well as the risk of enforcement actions by governmental and regulatory agencies for noncompliance. Significant expenditures and commitment of time by management, employees and consultants are involved in developing, implementing and overseeing policies, practices, additional disclosures and internal controls related to environmental and sustainability risk and performance. Public statements with respect to sustainability matters are becoming increasingly subject to heightened scrutiny from public and governmental authorities related to the risk of potential “greenwashing,” i.e., misleading information or false claims overstating potential sustainability benefits. We are aware that non-governmental organizations and other private actors have filed lawsuits against companies under various securities and consumer protection laws alleging that certain sustainability-related statements, goals or standards were misleading, false or otherwise deceptive.

Regulation of Oil and Natural Gas Production

Our oil and natural gas exploration, production, and related operations are subject to extensive rules and regulations promulgated by federal, state, tribal, and local authorities and agencies.

For example, Texas requires permits and bonds for drilling operations, financial assurance for oil and gas production, and operational reporting -among other requirements relating to the exploration and production of oil and natural gas. These include regulations governing well spacing, casing and cementing, flaring of natural gas, water sourcing and disposal, and plugging and abandonment of wells, which create additional asset retirement obligations. The Railroad Commission of Texas (RRC) serves as the primary regulatory body overseeing these activities.

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Many states also have statutes or regulations addressing conservation matters, including provisions for the unitization or pooling of oil and natural gas properties, the location and method of drilling wells, the restoration of surface properties, and the establishment of maximum production rates. These regulations may limit the amount of oil and natural gas we can produce from our wells and restrict the number or location of wells we can drill. Moreover, many states impose a production or severance tax on the extraction and sale of oil, natural gas, and natural gas liquids within their jurisdictions.

Failure to comply with applicable rules and regulations can result in substantial penalties. The regulatory burden on the oil and natural gas industry may increase our cost of doing business and affect our profitability. Because such rules and regulations are frequently amended or reinterpreted, we are unable to predict the future cost or impact of compliance. Significant expenditure may be required to comply with evolving environmental and operational standards, and unforeseen incidents or legacy non-compliance may have a material adverse effect on our financial condition and results of operations.

Additional proposals and proceedings affecting the oil and natural gas industry are regularly considered by Congress, state legislatures, the Federal Energy Regulatory Commission (FERC), which regulates interstate pipeline access and rates and the courts. We cannot predict when or whether any such proposals may become effective.

Cybersecurity

As of the date of this prospectus, we have not implemented formal processes to oversee and identify risks from cybersecurity threats associated with our use of third parties. We are working toward the implementation of a third-party risk management program. We believe that this program will better enable us to identify and manage material risks from cybersecurity threats related to our third-party service providers.

As of date of this offering, the Company has not identified any risks from cybersecurity threats (including any previous cybersecurity incidents) that have materially affected the Company, its business strategy, its results of operations or its financial condition. For a discussion of risks from cybersecurity threats that could be reasonably likely to materially affect the Company, please see our Risk Factors discussion under the heading, “Cybersecurity and Information Technology Risks” in this prospectus.

The Audit Committee is tasked with overseeing our risks related to cybersecurity, including reviewing the state of our cybersecurity, emerging cybersecurity developments and threats, and our strategy to mitigate cybersecurity risks. From time to time, members of our executive management team and our directors of Information Technology and Internal Audit provide updates to the Audit Committee and the Board of Directors regarding cybersecurity incidents and cybersecurity planning.

Properties

The Company owns various properties in Turkiye that support its renewable energy operations and corporate functions. The following facilities are operated by YGE and its wholly owned subsidiary Korfez Enerji, across municipally designated landfill zones in Turkiye. While the underlying land is municipally allocated and not subject to lease, the Company retains full ownership of all energy generation infrastructure and equipment installed on the site.

●	Odayeri Power Plant- Occupies 21,400 square meters, including 18,475 m² of open area and 2,925 m² of enclosed infrastructure.
●	Komurcuoda Power Plant- Occupies 10,184 square meters, including 7,684 m² of open area and 2,500 m² of enclosed structures.
●	Solaklar Power Plant – Occupies 8,067 square meters, with 7,807 m² of open area and 260 m² of enclosed space.
●	Solaklar Thermal Power Plant - Spans 4,000 square meters, including 2,700 m² of open area and 1,300 m² of enclosed infrastructure.

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●	Avcikoru Power Plant - Occupies 9,859 square meters, including 6,635 m² of open area and 3,224 m² of enclosed infrastructure.
●	Kalyoncu Power Plant - Occupies 11,758 square meters, comprising 10,127 m² of open field and 1,631 m² of enclosed infrastructure.

The Company’s principal executive office is located in Sisli, Istanbul, where it leases approximately 850 square meters of office space under a 5-year lease agreement which commenced on October 1, 2025. Monthly rent is 425,000 TL plus VAT. This site serves as the Company’s corporate headquarters and administrative hub. The Company does not lease any other properties.

Licenses, Permits and Registrations

In addition, the facilities are evaluated within the scope of YEKDEM, with the relevant production licenses issued under Law No. 5346 on the Use of Renewable Energy Resources for Electricity Generation. Information on EMRA licenses of the Company and its subsidiaries is presented below.

Production Company	Facility Name	License Number	License Date	License Term
Yesil Global Enerji	Komurcuoda LFG Power Plant	EU/1352-1/978	10/25/2007	Up to 12/31/2030
Yesil Global Enerji	Odayeri LFG Power Plant	EU/1352-2/979	10/25/2007	Up to 12/31/2030
Korfez Enerji	Avcikoru LFG Power Plant	EU/10141-1/04863	04/15/2021	Up to 12/31/2030
Korfez Enerji	Kalyoncu LFG Power Plant	EU/9582-2/04637	10/01/2020	Up to 12/30/2030
Korfez Enerji	Kocaeli LFG Power Plant	EU/3446-7/2093	10/06/2011	Up to 10/20/2026
Korfez Enerji	Solaklar Thermal Disposal Power Plant	ON/11666-1/05366	02/23/2023	30 Months (until Production License is obtained)

Certifications

Our company has established a comprehensive quality control and assurance system for our plants. All of our sites hold qualifications for the following standards: ISO 9001 Quality Management Systems (QMS), ISO 14001 Environmental Management Systems (EMS), ISO 27001 Information Security Management Systems (ISMS), and ISO 45001 Occupational Health and Safety Management System (OHSMS).

Insurance

In line with the requirements of its sector and applicable legal regulations, the Company maintains insurance coverage in accordance with general industry practices. The Company’s insurance portfolio includes Commercial All Risks, Third-Party Liability, and Employer’s Liability policies, providing protection against risks such as fire, explosion, natural disasters, theft, business interruption, third-party damages, and occupational accidents. All of its employees are covered by occupational accident and health insurance in full compliance with workplace safety regulations. The Company regularly reviews its risk exposure and insurance portfolio to ensure the protection of its assets and employees, making necessary updates in line with operational needs and market conditions.

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Human Capital Resources

As of June 30, 2026, and December 31, 2025, YGE and its subsidiaries had a total of 149 and 157 employees, respectively. The Company’s employee population is comprised of a mix of field operations personnel and office-based professionals. The number of personnel across the Company and its subsidiaries as of June 30, 2026, December 31, 2025, December 31, 2024, December 31, 2023, and December 31, 2022, were as follows:

Employees	06/30/2026	12/31/2025	12/31/2024	12/31/2023	12/31/2022
Yesil Global Enerji	4	8	22	42	54
Korfez Enerji	143	147	144	120	106
Ort Elektrik	2	2	2	2	3
Total	149	157	168	164	163

The breakdown of full-time employees by main category of activity and geographic location, as at June 30, 2026, is as follows:

Activity	Number of Full-Time Employees	Location
Engineering, Research & Development	8	Avcikoru-Kalyoncu-Komurcuoda-Odayeri-Solaklar-
Power Plant – Manual Labor	112	Avcikoru-Kalyoncu-Komurcuoda-Odayeri-Solaklar-
Executives	1*	Head Office
IT	2	Head Office
Finance & Accounting	7	Head Office
General & Administration	14	Head Office
Purchasing	2	Head Office
HR	2	Head Office
Business Development & Energy Trading	1	Head Office

*only one of the executives is currently a full-time employee. Upon the consummation of this offering, the Company plans to have all executive officers become full-time employees.

As of June 30, 2026, none of the Company’s employees were represented by a collective bargaining unit or labor union. The Company considers its employee relations to be good across its organization. As of the date of this prospectus, the Company has not experienced any work stoppages or labor disputes.

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Health and Safety

The Company is committed to cultivating a workplace culture that actively prevents occupational accidents and eliminates the risk of work-related illnesses through vigilance, education, and accountability. Its health and safety strategy is built on proactive risk management: identifying, mitigating, and eliminating conditions that could lead to serious injury or fatality. The Company ensures that every precaution is taken to prevent such incidents before they occur. Employees receive regular, role-specific training that reflects the realities of their working environment and the risks inherent to their tasks. Before onboarding, every employee completes comprehensive occupational health and safety training, which is reinforced at defined intervals to maintain awareness and compliance. All employees undergo full medical screening prior to starting work, and annual health checks are conducted by certified professionals to monitor long-term wellbeing. The Company also provides all necessary personal protective equipment to ensure that every employee can perform their duties safely and confidently.

Employee Development and Training

To ensure its long-term success and sustainable expansion, the Company prioritizes attracting, developing, promoting, and retaining talented individuals across every level of our organization. The Company is equally committed to cultivating a workplace culture that is both productive and fulfilling. To remain a preferred employer, the Company designs and implements strategic initiatives that support employee wellbeing and engagement. These include competitive compensation structures, additional holiday benefits, paid leave, and administrative leave in cases of illness. The Company invests in both technical and interpersonal development. In addition to role-specific technical training, its employees receive ongoing instruction in teamwork, communication, team culture, stress management, and time management.

Legal Proceedings

The Company and its subsidiaries have been, and may from time to time be, involved in various legal proceedings and claims in the ordinary course of business, including contractual disputes and other commercial disputes. As of the date of this prospectus, the Company is not a party to any significant proceedings that in the opinion of the Company’s management would have a material adverse effect on its business. As of the date of this prospectus, no director, officer or affiliate is a party adverse to the Company in any legal proceeding or has an adverse interest to the Company in any legal proceeding.

Corporate Information

We were incorporated in the Republic of Turkiye as a joint stock company in 2007. Our principal place of business is located at Kaptanpasa Mah., Piyalepasa Bulvari, Ortadogu Plaza No: 73/23 34384 Sisli - Istanbul, Turkiye, and our telephone number is +90 (212) 221 8111. Our principal website address is www.yesilglobal.com. The information contained on our website does not form part of this prospectus. Our wholly-owned subsidiary, Power Upp USA, Inc., has an office in the United States at 2200 SW 45th Street, Suite 101, Fort Lauderdale, Florida 33312, which serves as our agent for service of process.

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MANAGEMENT

The following table sets forth the names, ages and titles of the Company’s Directors and Executive Officers as of the date of this prospectus. Unless otherwise stated, the business address for the Company’s Directors and Executive Officers is that of its principal executive offices located at Kaptanpasa Mah., Piyalepasa Bulvari, Ortadogu Plaza No: 73/23 34384 Sisli - Istanbul, Turkiye.

Name	Age	Title
Gokhan Matthew Inan	52	Chief Executive Officer
Alaittin Silaydin	53	Chairman of the Board, a Director and Chief Financial Officer
Ahmet Cicekci	39	Vice Chairman of the Board, a Director and Chief Operating Officer
Ersin Bengul	49	Director
Ufuk Oltulu	63	Director and Audit Committee Chair
Erman Kendibasina	42	Director

Gokhan Matthew Inan has been serving as the Company’s Chief Executive Officer since March 2026 and as President of Power Upp USA, Inc. since August 2025. He previously served as the Company’s Chief Strategy Officer from February 2025 to March 2026. He is a growth and operations executive with senior leadership experience across start-ups and established businesses, including serving as Chief Executive Officer and Chief Strategy Officer of of a European telecom start-up from 1996 to 1999, Executive Director of a Yesil Group telecommunications business in the United States from 1999 to 2002, and Chief Executive Officer of a cellular distribution business in Latin America from 2002 to 2005. In recent years, Mr. Inan served as the Director of Business Development at e-Nabler Corp. (a non-affiliated company) responsible with global sales and partnerships from Februrary, 2012 until October 2023 and then as the Chief Revenue Officer of Fiberr USA (an affiliated entity) from October, 2023 through December, 2024 structuring the U.S. expansion, go-to-market strategies, and a scalable revenue operations platform. He has also been involved in structuring and executing transactions involving public-company reverse takeovers, divestitures to large-cap public companies, and acquisitions. His experience in operational scaling, capital formation, cross-border execution, power and infrastructure commercialization, and public-company readiness has been directly relevant to advancing the Company’s growth strategy and preparing it for the requirements of a public listing. He studied Business Administration at the University of Istanbul and continued his studies at SUNY, NYU and MIT. Mr. Inan devotes his full professional time to the Company and has no other professional responsibilities requiring a significant amount of his time.

Alaittin Silaydin has served as Chief Financial Officer since May 2018, and as a director and Chairman of the Board since 2022. He also currently serves as the Chairman of the Board of Directors of Yesil Yapi Endustrisi A.S. and Yesil Yatirim Holding A.S., and also serves on the Board or Directors of Kapital Yatirim Holding A.S. He has worked for the Yesil group of companies since January 2004 across various management, finance, operational and tax planning roles. He holds a Bachelor’s degree in Economics from Eastern Mediterranean University and previously held senior roles in auditing and corporate governance, including at Turkcell, where he contributed to its IPO on the NYSE and ISE.

Ahmet Cicekci has served as the Company’s Chief Operating Officer since January 2018 and Vice Chairman since January 2026. Experienced in renewable energy investments, market strategy, and corporate development, Ahmet Cicekci has been a key leader at Yesil Global Enerji since 2011. Rising through roles in energy trading and business development, he now serves as COO, overseeing all operational activities. He holds a Bachelor’s degree in Electrical and Electronics Engineering from Fatih University and a Master’s in Business Administration (MBA) from Sehir University. He specializes in energy regulation, carbon credits, and sustainable investment strategies.

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Ersin Bengul has been a director of the Company since November 2021. Bengul, who is a Certified Public Accountant, has been working as the Financial Affairs Manager at Yesil Holding Group since 2015 and currently serves as a member of the Board of Directors of Yesil Global Enerji. He started his professional career as an Accounting Audit Specialist at AB Denetim ve Serbest Mali Musavirlik A.S. in 2005, joined the Yesil Group in 2007 and worked as Accounting Manager at Yesil Gayrimenkul Yatirim Ortakligi A.S. from 2011 to 2015. He currently serves as Vice Chairman of the Board of Directors of Optimum Tesis ve Hizmet Yonetimi A.S. and Fiberr Fiber Reinforced Resins Kompozit Tekn Dis Tic A.S. and serves on the Board of Directors of Yesil Yatirim Holding A.S. and Kapital Yatirim Holding A.S. Bengul graduated from Istanbul University, Faculty of Economics, Department of Finance. Bengul is well qualified to serve as a director due to his extensive professional credentials, long-standing financial leadership within the Yesil Group, practical audit and accounting experience, and demonstrated board-level governance responsibilities that collectively support effective oversight of the Company’s financial reporting, controls, and strategic initiatives. We believe these qualifications enable Bengul to contribute materially to the Board’s financial stewardship, governance, and strategic planning functions.

Ufuk Oltulu has been an independent director of the Company since February 2023. Oltulu, who has continued her professional life mainly in the Finance sector, worked at Yapi Kredi Bankasi A.S. for 28 years and worked in different departments within her banking experience. During this time, she taught credit and derivatives courses in the training departments of Yapi Kredi Bankasi A.S. During her banking experience, Oltulu served in different positions in Yapi Kredi Bank Etiler and Bebek branches as a bank manager. Oltulu continues to provide consultancy services to companies in the construction sector. Since 2021, she has served on the Board of Directors of Yesil Yatirim Holding A.S (Bist. YESIL), Yesil Yapi Endustrisi A.S. (Bist. YYAPI), Kapital Yatirim Holding A.S. (Bist. KPHOL) and Yesil Gayrimenkul Yatirim Ortakligi A.S.. (Bist. YGYO). She completed her university education in Business Administration at Balikesir University. Oltulu is well qualified to serve as a director due to her extensive banking and finance experience, proven leadership in retail and corporate banking, governance roles across companies, and practical expertise in credit, derivatives, and risk oversight. We believe these combined capabilities position Oltulu to contribute meaningfully to the Board’s oversight of financial strategy, risk management, and operational governance.

Erman Kendibasina has been an independent director of the Company since February 2023. Since 2019, Kendibasina has served on the Board of Directors of Yesil Yatirim Holding A.S. (Bist. YESIL). Since 2021, he has served on the Board of Directors of Yesil Yapi Endustrisi A.S (Bist. YYAPI) and Yesil Gayrimenkul Yatirim Ortakligi A.S. (Bist. YGYO). Since 2022 he has served on the Board of Directors of Kapital Yatirim Holding A.S. (Bist. KPHOL). He started his career in 2004 and is a referee and national athlete of the Bodybuilding and Fitness Federation. He also served in the Beylikduzu Fire Brigade. Erman Kendibasina is a graduate of Kocaeli University Physical Education. Kendibasina is well qualified to serve as a director due to his board-level governance experience, his long professional career beginning in 2004, his leadership and discipline demonstrated as a national athlete and referee, his public-service background with the Beylikduzu Fire Brigade, and his degree in Physical Education from Kocaeli University. We believe these combined capabilities position Kendibasina to contribute meaningfully to the Board’s oversight of corporate governance, operational resilience, risk management, and stakeholder engagement.

Compensation of Executive Officers and Directors

The aggregate compensation paid by the Company to its Executive Officers and Directors for the years ending December 31, 2025 and 2024 were US$0. We did not pay any compensation to members of our Board for board services other than attendance fees in the aggregate amount of US$16,623 and US$ 20,123 for the years ending December 31, 2025 and 2024, respectively.

Employment Agreements and Director Offer Letters

We do not currently have employment agreements with our Executive Officers or our Directors.

Both the Company’s Chief Executive Officer (CEO) and Chief Financial Officer (CFO) have no compensation arrangements with the Company. After the consummation of our initial public offering, all of our named executive officers will be paid directly by the Company in accordance with the terms of employment agreements to be entered into upon the consummation of our initial public offering.

Incentive Executive Compensation Clawback Policy

Prior to the consummation of the IPO, the compensation committee will adopt the Executive Compensation Clawback Policy (the “Recovery Policy”), which adheres to the listing standards of Nasdaq and the rules of the SEC. The Recovery Policy will require the compensation committee to recoup certain cash and equity incentive compensation paid to or deferred by certain executives in the event the Company is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the federal securities laws. Under the Recovery Policy, the compensation committee will require recoupment if it determines that incentive-based compensation received by an executive exceeds the amount of incentive-based compensation that otherwise would have been received, had it been calculated based on the restated amounts.

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Corporate Governance Practices

As a foreign private issuer whose ADSs will be listed on Nasdaq, we will have the option to follow certain Turkish corporate governance practices rather than those of Nasdaq, except to the extent that such laws would be contrary to U.S. securities laws and provided that we disclose the practices we are not following and describe the home country practices we are following. We intend to rely on this “foreign private issuer exemption” with respect to the following requirements:

●	we do not intend to comply with the requirement under Nasdaq Listing Rule 5605(b)(1) that a majority of the members of our Board of Directors be independent (although all of the members of the audit committee must be independent under the Exchange Act);
●	we do not intend to comply with the requirement under Nasdaq Listing Rule 5605(b)(2) to have regularly scheduled meetings at which only independent directors attend and will follow home country practice that permits us not to hold regular executive sessions where only independent directors are present;
●	we do not intend to comply with the requirement under Nasdaq Listing Rule 5620(b) that a company solicit proxies for all shareholder meetings and will follow home country practice that permits us not to solicit proxies;
●	we do not intend to comply with the requirement under Nasdaq Listing Rule 5620(c) that an issuer provide in its bylaws for a generally applicable quorum, and that such quorum may not be less than 331∕3% of the outstanding voting stock (Turkish law generally allows a shareholders’ meeting to proceed with at least 25% of the voting shares represented, except in certain cases where a higher quorum is specifically required by law);
●	we do not intend to comply with the requirement under Nasdaq Listing Rule 5630 that the audit committee or another independent body of the Board of Directors review and oversee all related party transactions; and
●	we do not intend to comply with the requirements under Nasdaq Listing Rule 5635 relating to matters requiring shareholder approval to take the actions set out in Nasdaq Listing Rule 5635.

Except as stated above, we intend to comply with the rules generally applicable to U.S. domestic companies listed on Nasdaq. We may in the future decide to use other foreign private issuer exemptions with respect to some or all of the other Nasdaq listing requirements. Following our home country governance practices, as opposed to the requirements that would otherwise apply to a company listed on Nasdaq, may provide less protection than is accorded to investors under Nasdaq listing requirements applicable to domestic issuers.

We expect to maintain our status as a foreign private issuer under the applicable corporate governance requirements of the rules and regulations adopted by the SEC and other existing rules. Accordingly, our shareholders may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq. See “Description of Share Capital and Governing Documents” for an overview of our corporate governance principles.

Number and Terms of Office of Officers and Directors

Upon the effectiveness of the registration statement of which this prospectus forms a part, we expect that our Board will consist of 5 (five) members, who will serve until March 22, 2027. As per the Company’s Amended and Restated Articles of Association, board members can be elected to serve for a term of up to 3 years.

There are no family relationships among any of our directors or executive officers.

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Director Independence and Committees of the Board of Directors

Director Independence

We intend to rely on “foreign private issuer exemption”, and therefore we do not intend to comply with the requirement under Nasdaq Listing Rule 5605(b)(1) that a majority of the members of our Board of Directors be independent (although all of the members of the audit committee must be independent under the Exchange Act).

Of our directors, we have determined that 2 are “independent” directors under the Nasdaq listing standards, while 3 are not independent under such standards. We have also determined that each of the three prospective members of the Audit Committee is “independent” for purposes of Section 10A(m)(3) of the Exchange Act and the rules promulgated thereunder and under the Nasdaq listing standards. Further, the Board has determined that each of the two prospective members of both the Compensation Committee and the Nominating and Corporate Governance Committee is “independent” under the Nasdaq listing standards. We intend to add independent directors and adopt the policies and procedures set forth below in order to meet listing requirements of Nasdaq, in accordance with the phase-in provisions of Nasdaq Rule 5615(b). In making determinations concerning independence of members of our board and the committees thereof, our board will consider the relationships that each such person has with our Company and all the other facts and circumstances our board deems relevant in determining independence, including the beneficial ownership of our capital stock by each such person.

Our Board of Directors has established an audit committee, a compensation committee and a nomination committee, each of which will operate pursuant to a charter adopted by our Board of Directors that will be effective upon the effectiveness of the registration statement of which this prospectus is a part. The Board of Directors may also establish other committees from time to time to assist our company and the Board of Directors. Upon the effectiveness of the registration statement of which this prospectus is a part, the composition and functioning of all of our committees will comply with all applicable requirements of the Sarbanes-Oxley Act of 2002, Nasdaq and SEC rules and regulations, if applicable. Upon our listing on the Nasdaq, each committee’s charter will be available on our website at www.yesilglobal.com. The reference to our website address does not constitute incorporation by reference of the information contained at or available through our website, and you should not consider it to be part of this prospectus.

Audit committee

Ufuk Oltulu, Erman Kendibasina and [*] will serve on the audit committee, which will be chaired by Ufuk Oltulu. Our Board of Directors has determined that each are “independent” for audit committee purposes as that term is defined by the rules of the SEC and Nasdaq, and that each has sufficient knowledge in financial and auditing matters to serve on the audit committee. Our Board of Directors has designated Ufuk Oltulu as an “audit committee financial expert”, as defined under the applicable rules of the SEC. The audit committee’s responsibilities include:

●	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

●	pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;

●	coordinating the oversight and reviewing the adequacy of our internal control over financial reporting;

●	establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns; recommending, based upon the audit committee’s review and discussions with management and our independent registered public accounting firm, whether our audited financial statements shall be included in our Annual Report on Form 20-F;

●	monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;

●	preparing the audit committee report required by SEC rules to be included in our annual proxy statement;

●	reviewing all related person transactions for potential conflict of interest situations and approving all such transactions; and

●	reviewing earnings releases.

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Compensation committee

Ufuk Oltulu and Erman Kendibasina will serve on the compensation committee, which will be chaired by Ufuk Oltulu. Our Board of Directors has determined that each such member satisfies the “independence” requirements of Nasdaq. The compensation committee’s responsibilities include:

●	evaluating the performance of our chief executive officer in light of our company’s corporate goals and objectives and based on such evaluation: (i) recommending to the Board of Directors the cash compensation of our chief executive officer, and (ii) reviewing and approving grants and awards to our chief executive officer under equity-based plans;

●	reviewing and recommending to the Board of Directors the cash compensation of our other executive officers;

●	reviewing and establishing our overall management compensation, philosophy and policy;

●	overseeing and administering our compensation and similar plans;

●	reviewing and approving the retention or termination of any consulting firm or outside advisor to assist in the evaluation of compensation matters and evaluating and assessing potential and current compensation advisors in accordance with the independence standards identified in the applicable Nasdaq rules;

●	retaining and approving the compensation of any compensation advisors;

●	reviewing and approving our policies and procedures for the grant of equity-based awards;

●	reviewing and recommending to the Board of Directors the compensation of our Directors; and

●	preparing the compensation committee report required by SEC rules, if and when required.

Nomination committee

Ufuk Oltulu and Erman Kendibasina will serve on the nomination committee, which will be chaired by Ufuk Oltulu. Our Board of Directors has determined that each member of the nomination committee is “independent” as defined in the applicable Nasdaq Capital Market rules. The nomination committee’s responsibilities include:

●	developing and recommending to the Board of Directors criteria for board and committee membership;

●	establishing procedures for identifying and evaluating Director candidates, including nominees recommended by shareholders; and

●	reviewing the composition of the Board of Directors to ensure that it is composed of members containing the appropriate skills and expertise to advise us.

While we do not have a formal policy regarding board diversity, our nomination committee and Board of Directors will consider a broad range of factors relating to the qualifications and background of nominees, which may include diversity (not limited to race, gender or national origin). Our nomination committee’s and Board of Directors’ priority in selecting board members is identification of persons who will further the interests of our shareholders through their established record of professional accomplishment, the ability to contribute positively to the collaborative culture among board members, knowledge of our business, understanding of the competitive landscape and professional and personal experience and expertise relevant to our growth strategy.

Code of Business Conduct and Ethics and Insider Trading Policy

Effective upon consummation of this offering, our Board will adopt a Code of Ethical Conduct and an Insider Trading Policy. We will file a copy of each as an exhibit to the registration statement filed in connection with our initial public offering. Once filed, you can review these documents by accessing our public filings on the SEC’s web site at www.sec.gov. The Code of Ethics will also be available on our website at www.yesilglobal.com. In addition, a copy of the Code of Ethics will be provided without charge upon request from us. We intend to disclose any amendments to or waivers of certain provisions of our Code of Ethics or Insider Trading Policy in a Current Report on Form 6-K.

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Limitation of Directors Liability and Indemnification

We plan to enter into deeds of indemnity with all of our directors and named executive officers whereby we will agree to indemnify those directors and officers to the fullest extent permitted by law, including indemnification against liabilities, costs, charges, expenses, judgments, settlements, compensation and other awards, damages and losses (including any direct, indirect or consequential losses and all interest, penalties, fines, taxes and legal costs (calculated on a full indemnity basis) and all other reasonable professional costs and expenses) in legal proceedings to which the director or officer was, or is threatened to be made, a party by reason of the fact that such director or officer is or was a director, officer of ours, except where, amongst other things, the Board reasonably determines arises out of, or is attributable to, the director or officer’s fraud, willful default, willful misconduct, reckless conduct, dishonesty, deliberate criminal conduct or act of bad faith.

Prior to the consummation of the offering, we will have director and officer liability insurance to cover liabilities our directors and officers may incur in connection with their services to us, including matters arising under the Securities Act.

There is no pending litigation or proceeding involving any of our directors, officers, employees or agents in which indemnification will be required or permitted. We are not aware of any threatened litigation or proceeding that may result in a claim for such indemnification.

Guidelines for Selecting Director Nominees

The guidelines for selecting nominees, which will be specified in the Nominating and Corporate Governance Committee’s charter, will generally provide that persons to be nominated:

●	should have demonstrated notable or significant achievements in business, education or public service;
●	should possess the requisite intelligence, education and experience to make a significant contribution to the Board and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and
●	should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the shareholders.

2026 Equity Incentive Plan

The following is a summary of the material features of the Yesil Global Enerji A.S. 2026 Equity Incentive Plan (the “2026 Plan”), which will be effective upon the consummation of our initial public offering.

Eligibility

The Administrator may grant awards to any director, employee or consultant of the Company or its subsidiaries. Only employees are eligible to receive incentive share options.

Administration

The 2026 Plan will be administered by our Board or one or more committees or subcommittees of the Board, which will be comprised, unless otherwise determined by the Board, solely of not less than two members who will be non-employee directors (a “Committee”), or any officer that has been delegated administrative authority pursuant to the 2026 Plan for the duration such delegation is in effect (collectively, the “Administrator”). The Administrator, which initially will be the Board with respect to awards to non-employee directors and the Compensation Committee of our Board with respect to other participants. The Administrator will have the authority to make all determinations and interpretations under, prescribe all forms for use with, and adopt rules for the administration of the 2026 Plan, subject to the 2026 Plan’s express terms and conditions. The Administrator will also set the terms and conditions of all awards under the 2026 Plan, including any vesting and vesting acceleration conditions.

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Share Reserve

The maximum aggregate number of shares that may be issued under the 2026 Plan is the sum of (A)              , plus (B) any shares that are available for issuance under our other Equity Incentive Plans as of the Effective Date, plus (C) an increase commencing on January 1, 2027 and continuing annually on each anniversary thereof through and including January 1, 2036, equal to the lesser of (i)              % of the shares outstanding on the last day of the immediately preceding calendar year and (ii) such smaller number of shares as determined by the Board or the Committee.

Shares issuable under the 2026 Plan may be authorized, but unissued, or reacquired shares. Shares underlying any awards under the 2026 Plan that are settled in cash, forfeited, canceled, repurchased, held back upon exercise of an option or settlement of an award to cover the exercise price or tax withholding satisfied without the issuance of shares or otherwise terminated (other than by exercise) will be added back to the shares available for issuance under the 2026 Plan, although shares shall not again become available for issuance as incentive share options. Additionally, shares issued as “substitute awards” (as defined in the 2026 Plan) will not count against the 2026 Plan’s share limit, except substitute awards that are incentive share options will count against the incentive share option limit.

The share reserve described herein may be subject to certain adjustments in the event of certain changes in the capitalization of the Company (see “Equitable Adjustments” below).

Annual Limitation on Awards to Non-Employee Directors

The 2026 Plan contains a limitation whereby the value of all awards under the 2026 Plan and all other cash compensation paid by the Company to any non-employee director may not exceed US$750,000 for the first calendar year a non-employee director is initially appointed to the Board, and US$500,000 in any other calendar year.

Types of Awards

The 2026 Plan provides for the grant of share options, share appreciation rights, restricted shares, restricted shares units, performance awards, dividend equivalent awards, and other share- or cash-based awards (collectively, “awards”).

Share Options. The 2026 Plan permits the granting of both options intended to qualify as incentive share options under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) and options that do not so qualify. Options granted under the 2026 Plan will be nonqualified options if they fail to qualify as incentive share options or exceed the annual limit on incentive share options. Incentive share options may only be granted to employees of the Company and its subsidiaries. Nonqualified options may be granted to any persons eligible to receive awards under the 2026 Plan. The exercise price of each option will be determined by the Administrator, but such exercise price may not be less than 100% of the fair market value of one ordinary share of the Company on the date of grant or, in the case of an incentive share option granted to a 10% or greater shareholder, 110% of such share’s fair market value. The term of each option will be set by the Administrator and may not exceed ten (10) years from the date of grant (or five (5) years for an incentive share option granted to a 10% or greater shareholder). The Administrator will determine at what time or times each option may be exercised, including the ability to accelerate the vesting of such options.

Share Appreciation Rights. The Administrator may award share appreciation rights subject to such conditions and restrictions as it may determine. Share appreciation rights entitle the recipient to ordinary shares of the Company or cash, equal to the value of the appreciation in the Company’s share price over the exercise price, as set by the Administrator and which will be at least equal to the fair market value of an ordinary share of the Company on the grant date. The term of each share appreciation right will be set by the Administrator and may not exceed ten years from the date of grant. The Administrator will determine at what time or times each share appreciation right may be exercised, including the ability to accelerate the vesting of such share appreciation rights.

Restricted Shares. A restricted share award is an award of ordinary shares of the Company that vests in accordance with the terms and conditions established by the Administrator. The Administrator will determine the persons to whom grants of restricted share awards are made, the number of restricted shares to be awarded, the price (if any) to be paid for the restricted shares, the time or times within which awards of restricted shares may be subject to forfeiture, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of restricted share awards. Unless otherwise provided in the applicable award agreement, a participant generally will have the rights and privileges of a shareholder as to such restricted shares, including without limitation the right to vote such restricted shares and the right to receive cash dividends, if applicable.

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Restricted Share Units. Restricted share units are the right to receive ordinary shares of the Company at a future date in accordance with the terms of such grant upon the attainment of certain conditions specified by the Administrator. Restrictions or conditions could include, but are not limited to, the attainment of performance goals, continuous service with the Company or its subsidiaries, the passage of time or other restrictions or conditions. The Administrator determines the persons to whom grants of restricted share units are made, the number of restricted share units to be awarded, the time or times within which awards of restricted share units may be subject to forfeiture, the vesting schedule, and rights to acceleration thereof, and all other terms and conditions of the restricted share unit awards. The value of the restricted share units may be paid in ordinary shares of the Company, cash, other securities, other property, or a combination of the foregoing, as determined by the Administrator.

The holders of restricted share units will have no voting rights. Prior to settlement or forfeiture, restricted share units awarded under the 2026 Plan may, at the Administrator’s discretion, provide for a right to dividend equivalents.

Performance Awards. The Administrator has the authority to grant share options, share appreciation rights, restricted shares, or restricted share units as a performance award, which means that such awards vest at least in part upon the attainment of one or more specified performance criteria. For each performance period, the Administrator will have the sole authority to select the length of such performance period, the types of performance awards to be granted, the performance criteria that will be used to establish the performance goals, and the level(s) of performance which shall result in a performance award being earned. At any time, the Administrator may adjust or modify the calculation of a performance goal for a performance period, to appropriately reflect any circumstance or event that occurs during a performance period and that in the Administrator’s sole discretion, warrants adjustment or modification. Depending on the type of performance award granted, the previously discussed terms and conditions will also apply to a performance award. Performance criteria for a performance award may be based on the attainment of specific levels of performance of the Company (and/or one or more subsidiaries, divisions, business segments or operational units, or any combination of the foregoing) and may include, without limitation, any of the following: (i) net earnings or net income (before or after taxes); (ii) basic or diluted earnings per share (before or after taxes); (iii) revenue or revenue growth (measured on a net or gross basis); (iv) gross profit or gross profit growth; (v) operating profit (before or after taxes); (vi) return measures (including, but not limited to, return on assets, capital, invested capital, equity, or sales); (vii) cash flow (including, but not limited to, operating cash flow, free cash flow, net cash provided by operations and cash flow return on capital); (viii) financing and other capital raising transactions (including, but not limited to, sales of the Company’s equity or debt securities); (ix) earnings before or after taxes, interest, depreciation and/or amortization; (x) gross or operating margins; (xi) productivity ratios; (xii) share price (including, but not limited to, growth measures and total shareholder return); (xiii) expense targets; (xiv) margins; (xv) productivity and operating efficiencies; (xvi) customer satisfaction; (xvii) customer growth; (xviii) working capital targets; (xix) measures of economic value added; (xx) inventory control; (xxi) enterprise value; (xxii) sales; (xxiii) debt levels and net debt; (xxiv) combined ratio; (xxv) timely launch of new facilities; (xxvi) client retention; (xxvii) employee retention; (xxviii) timely completion of new product rollouts; (xxix) cost targets; (xxx) reductions and savings; (xxxi) productivity and efficiencies; (xxxii) strategic partnerships or transactions; and (xxxiii) personal targets, goals or completion of projects. Any one or more of the performance criteria may be used on an absolute or relative basis to measure the performance of the Company and/or one or more subsidiaries as a whole or any business unit(s) of the Company and/or one or more subsidiaries or any combination thereof, or any of the above performance criteria may be compared to the performance of a selected group of comparison or peer companies, or a published or special index that the Administrator deems appropriate, or as compared to various stock market indices.

Dividend Equivalents. An award of dividend equivalents entitles the holder to be credited with an amount equal to all dividends paid on one ordinary share of the Company while the holder’s tandem award is outstanding. Dividend equivalents may be paid currently or credited to an account for the participant, settled in cash or ordinary shares of the Company, and subject to the same restriction on transferability and forfeitability as the award with respect to which the dividend equivalents are granted.

Other Share- or Cash-Based Awards. Other share-based awards may be granted either alone, in addition to, or in tandem with, other awards granted under the 2026 Plan and/or cash awards made outside of the 2026 Plan. The Administrator shall have authority to determine the service providers to whom and the time or times at which other share-based awards shall be made, the amount of such other share-based awards, and all other conditions of the other share-based awards including any dividend and/or voting rights. The Administrator may grant cash awards in such amounts and subject to such performance or other vesting criteria and terms and conditions as the Administrator may determine.

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Repricing

Notwithstanding anything to the contrary in the 2026 Plan, unless a repricing is approved by shareholders, in no case may the Administrator (i) amend an outstanding option or share appreciation right to reduce the exercise price of the award, (ii) cancel, exchange, or surrender an outstanding option or share appreciation right in exchange for cash or other awards for the purpose of repricing the award, or (iii) cancel, exchange, or surrender an outstanding option or share appreciation right in exchange for an option or share appreciation right with an exercise price that is less than the exercise price of the original award.

Equitable Adjustments

In the event of a merger, consolidation, recapitalization, share split, reverse share split, reorganization, split-up, spin-off, combination, repurchase or other change in corporate structure affecting our ordinary shares, the Administrator will adjust (i) the number and Group of shares which may be delivered under the 2026 Plan (or number and kind of other securities or other property); (ii) the number, Group and price (including the exercise or strike price of options and share appreciation rights) of shares subject to outstanding awards, (iii) any applicable performance criteria, performance period, and other terms and conditions of outstanding performance awards, and (iv) the 2026 Plan’s numerical limits.

Change in Control

In the event of any proposed change in control (as defined in the 2026 Plan), the Administrator will take any action as it deems appropriate, which action may include, without limitation, the following: (i) the continuation of any award, if the Company is the surviving corporation; (ii) the assumption of any award by the surviving corporation or its parent or subsidiary; (iii) the substitution by the surviving corporation or its parent or subsidiary of equivalent awards; (iv) accelerated vesting of the award, with all performance objectives and other vesting criteria deemed achieved at targeted levels, and a limited period during which to exercise the award prior to closing of the change in control, or (v) settlement of any award for the change in control price (less, to the extent applicable, the per share exercise price). Unless determined otherwise by the Administrator, in the event that the successor corporation refuses to assume or substitute for the award, a participant shall fully vest in and have the right to exercise the award as to all of our ordinary shares, including those that would not otherwise be vested or exercisable, all applicable restrictions will lapse, and all performance objectives and other vesting criteria will be deemed achieved at targeted levels.

Term

The 2026 Plan will, unless terminated earlier, continue in effect for a term of ten (10) years.

Amendment and Termination

Our Board may amend, alter, suspend or terminate the 2026 Plan at any time. No amendment or termination of the 2026 Plan will materially impair the rights of any participant, unless mutually agreed otherwise between the participant and the Company. Approval of the shareholders shall be required for any amendment, where required by applicable law, as well as (i) to increase the number of shares available for issuance under the 2026 Plan and (ii) to change the persons or class of persons eligible to receive awards under the 2026 Plan.

Recoupment Policy

All awards granted under the 2026 Plan, all amounts paid under the 2026 Plan, and all ordinary shares issued under the 2026 Plan shall be subject to reduction, recoupment, clawback, or recovery by the Company in accordance with applicable laws and with Company policy.

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PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of (i) Group A ordinary shares and Group B ordinary shares prior to the filing of this prospectus and (ii) ordinary shares as adjusted to reflect the adoption, prior to the effectiveness of the registration statement of which this prospectus forms a part, of our Amended and Restated Articles of Association and sale of our ADSs in this offering for:

●	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our outstanding ordinary shares;

●	each of our executive officers and members of our Board of Directors individually; and

●	all of our current Directors and executive officers and members of our Board of Directors as a group.

The number of ordinary shares beneficially owned before the offering are based on [*] Group A ordinary shares and [*] Group B ordinary shares issued and outstanding as of the date of this prospectus.

The information presented below regarding beneficial ownership of our ordinary shares has been presented in accordance with the rules of the SEC and is not necessarily indicative of ownership for any other purpose. Under these rules, beneficial ownership includes any shares over which the individual has sole or shared voting power or investment power, or the right to receive the economic benefit of ownership. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within sixty (60) days through the conversion or exercise of any convertible security, warrant, option or other right. More than one (1) person may be deemed to be a beneficial owner of the same securities. There is no agreement or arrangement between the shareholders prior to the filing of this prospectus. None of our ordinary shares were held by U.S. record holders.

The percentage of shares beneficially owned before the offering is computed on the basis of [*] Group A shares and [*] Group B ordinary shares outstanding prior to the filing of this prospectus. The percentage of shares beneficially owned after the offering is based on the number of our ordinary shares to be outstanding after this offering as adjusted to reflect, prior to the effectiveness of the registration statement of which this prospectus forms a part, the adoption of our Amended and Restated Articles of Association and to reflect the sale of our ADSs in this offering, and assumes no exercise of the underwriters’ option to purchase additional ADSs.

Ordinary shares that a person has the right to acquire within 60 days are deemed outstanding for purposes of computing the percentage ownership of the person holding such rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all executive officers and board members as a group.

Except as otherwise indicated below and under applicable community property laws, we believe that the beneficial owners of our shares listed below have sole voting and investment power with respect to the shares shown. Unless otherwise noted below, the address of each person listed on the table is in care of Yesil Global Enerji A.S., Kaptanpasa Mah., Piyalepasa Bulvari, Ortadogu Plaza No: 73/23 34384 Sisli - Istanbul, Turkiye.

	Shares beneficially owned before the offering				% of total Voting power	Number of	Shares beneficially owned	% of total voting power
Name of	Group A shares		Group B ordinary shares		before the	shares	after the	after the
shareholder	Number	%	Number	%	offering	offered	offering	offering
Executive Officers and Board Members:
Gokhan Matthew Inan						—
Alaittin Silaydin	—	—	—	—	—	—	—	—
Ahmet Cicekci	—	—	—	—	—	—	—	—
Ersin Bengul	—	—	—	—	—	—	—	—
Ufuk Oltulu	—	—	—	—	—	—	—	—
Erman Kendibasina	—	—	—	—	—	—	—	—
All executive officers and board members as a group (7 persons)						—
5% or Greater Shareholders
Yesil Holding A.S. (1)	8,443,919	54.56%	47,217,696	33.90	35.97%
Lia Invest LLC(1)	7,031,081	45.44%	42,256,794	30.34	31.85%
Yesil Yapi Endustrisi A.S.	—	—	44,523,432	31.97	28.77%

(1)	The Alize Trust has voting and dispositive power over the shares owned by Lia Invest LLC and 90% of Yesil Holding A.S. Raimundo Lima-Lopez Levi is the trustee of The Alize Trust. Consequently, Raimundo Lima-Lopez Levi may be deemed the beneficial owner of the shares owned by Lia Invest LLC and 90% of Yesil Holding A.S. Raimundo Lopez-Lima Levi disclaims beneficial ownership of such shares except to the extent of his economic interest therein. The address for the Alize Trust is 255 Aragon Avenue, 2nd floor, Coral Gables, Florida 33134.
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RELATED PARTY TRANSACTIONS

We plan to adopt an audit committee charter, which requires the committee to review all related-party transactions on an ongoing basis and all such transactions be approved by the committee. In addition to the executive officer and director compensation arrangements discussed in “Executive Compensation,” we describe below transactions since January 1, 2024, to which we have been a participant, in which the amount involved in the transaction is material to our Company and in which any of the following is a party: (a) enterprises that directly or indirectly through one or more intermediaries, control or are controlled by, or are under common control with, our Company; (b) associates; (c) individuals owning, directly or indirectly, an interest in the voting power of our Company that gives them significant influence over our Company, and close members of any such individual’s family; (d) key management personnel, that is, those persons having authority and responsibility for planning, directing and controlling the activities of our Company, including directors and senior management of companies and close members of such individuals’ families; and (e) enterprises in which a substantial interest in the voting power is owned, directly or indirectly, by any person described in (c) or (d) or over which such a person is able to exercise significant influence.

Yesil Global Enerji A.S. has engaged in various commercial and financial transactions with entities and individuals classified as related parties under applicable accounting and regulatory standards. These relationships are primarily based on equity ownership, shared management, or operational affiliation, and have been reviewed in accordance with the Company’s internal governance protocols. The nature of these transactions spans commercial goods sales, equipment procurement, investment property trading, office leasing, and financial services. All transactions were executed within the scope of ordinary business activities and reflect arm’s-length principles.

A narrative description of the relationships between applicable related parties and an accompanying tabular indication of amounts transacted is included below.

Yesil Holding A.S., a company participating in the capital and management of existing or newly established companies, has conducted various capital transactions with the Company, including funding of capital and overseeing investments, financing, organization, and management in an integrated structure, ensuring security against economic fluctuations, and promoting their growth and sustainability with industrial, commercial, and financial initiatives.

Lia Invest LLC, an investment company, has conducted various capital transactions with the Company, including funding of capital and overseeing investments, financing, organization, and management in an integrated structure, ensuring security against economic fluctuations, and promoting their growth and sustainability with industrial, commercial, and financial initiatives.

Yesil Yapi Endustrisi A.S. provides construction services for residential businesses.

Yesil Holding A.S., Lia Invest LLC, and Yesil Yapi Endustrisi A.S. are principal shareholders of Yesil Global Enerji A.S., holding equity stakes of 35.97%, 31.85%, and 28.77%, respectively. These entities have participated in the above transactions with the Company, consistent with their roles as strategic investors.

Yesil Yatirim Holding A.S., is a company engaged in industrial, commercial, agricultural, food, financial, real estate, construction, contracting, petroleum and petroleum products, telecommunications, all types of transportation, automotive, mining, advertising, banking, insurance, energy production, energy distribution, natural gas distribution, wholesale trading of energy and natural gas, tourism, service, and financial sectors. Yesil Yatirim Holding A.S. owns approximately 2.28% of the Company and is also classified as a related party due to its historical affiliations with the Company.

On January 9, 2026, Yesil Yapi Endustrisi A.S. transferred 1,746,818 Group B ordinary shares, representing approximately 1.1288% of the issued share capital, to Mah Uluslararasi Hava Tasimaciligi Insaat A.S. for a total consideration of USD 5,000,000.

On _______, 2026, the Company entered into a Share Lending Agreement with D. Boral Capital, LLC and an existing shareholder of the Company (the “Lender”), pursuant to which Lender has agreed to loan to D. Boral Capital, LLC, ordinary shares in a number equal to the number of ordinary shares underlying the ADSs offered by us (the “Loaned Shares”), for initial deposit into the ADS program immediately prior to the closing of the Offering. Following the closing of the Offering, the Company will issue new ordinary shares in an amount equal to the total number of Loaned Shares, which new ordinary shares will be used to facilitate the return of the Loaned Shares to the Lender in accordance with the Share Lending Agreement. No fees or other remuneration will be paid by the Company or by D. Boral Capital, LLC to the Lender for the loan of the Loaned Shares.

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The principal related parties with which the Company had transactions during the years 2024 and 2025 and the six months ended June 30, 2026 are as follows:

Related parties’ names and categories:

Names of related parties	Related party categories
Yesil Holding A.S.	Shareholder of Yesil Global Enerji A.S.
Yesil Yapi Endustrisi A.S.	Shareholder of Yesil Global Enerji A.S.
Yesil Yatirim Holding A.S.	Shareholder of Yesil Global Enerji A.S.
Kamil Engin Yesil	Shareholder of the Subsidiary
Ortadogu Yenilenebilir Enerji Uretim San.ve Tic.A.S.	Equity method investee
Wowwo E-Ticaret Telekomunikasyon ve Teknoloji A.S.	Equity method investee***
Kapital Yatirim Holding A.S.	Investee of Yesil Holding A.S.
Zincir Yapi A.S.	Investee of Yesil Holding A.S.
Yesil Global Insaat Turizm Otelcilik A.S.	Investee of Yesil Holding A.S.
Optimum Tesis ve Hizmet Yonetim A.S.	Investee of Yesil Holding A.S.
Terra Power Oto.ve Enerji Sistem A.S.	Investee of Yesil Holding A.S.
Fiberr Fiber Reinforced Resins Kompozit Teknolojileri Dis Tic. Ltd. Sti	Other Related Parties *
Iitech Invention Inovasyon ve Teknoloji A.S.	Other Related Parties *
Renco Kompozit Tek. San. ve Tic. A.S.	Other Related Parties *
Tasfiye Halinde Terra Gaz A.S.	Other Related Parties *
Yesil Donusum Insaat A.S.	Other Related Parties *
Yesil Gayrimenkul Yatirim Ortakligi A.S.	Other Related Parties *
Ortadogu Holding A.S.	Other Related Parties **

* The historical connection through Yesil Holding A.S.

** The majority shareholder of equity method investee, Ortadogu Yenilenebilir Enerji Uretim San.ve Tic. A.S.

*** The interest was disposed of to Zincir Yapi A.S. in July 2025 and became an other related party after.

The table below presents outstanding balances with related parties at each reporting date. All amounts are presented in TRY.

		As of June 30, 2026 (unaudited)
Related party	Categories	Trade Receivables	Non-Trade Receivables	Trade Payables	Non-Trade Payables
Fiberr Fiber Reinforced Resins Kompozit Teknolojileri Dis Tic. Ltd. Sti	Other Related Parties	-	-	-	10,483,931
Iitech Invention Inovasyon ve Teknoloji A.S.	Other Related Parties	1,211,969	286,679	-	-
Kamil Engin Yesil	Shareholder of the Subsidiary	-	4,900,717	-	-
Kapital Yatirim Holding A.S.	Investee of Yesil Holding A.S.	-	3,524,533	-	-
Optimum Tesis ve Hizmet Yonetim A.S.	Investee of Yesil Holding A.S.	232,096	64,279,972	-	-
Ortadogu Yenilenebilir Enerji Uretim San.ve Tic.A.S.	Equity method investee	-	-	-	-
Renco Kompozit Tek. San. ve Tic. A.S.	Other Related Parties	14,888,873	2,671,714	14,914,184	856,027
Terra Power Oto.ve Enerji Sistem A.S.	Investee of Yesil Holding A.S.	-	105,844,393	-	-
Wowwo E-Ticaret Telekomunikasyon ve Teknoloji A.S.	Other Related Parties	745,642	174,694	1,913,220	375,450
Yesil Donusum Insaat A.S.	Other Related Parties	-	-	-	535,813,290
Yesil Gayrimenkul Yatirim Ortakligi A.S.	Other Related Parties	11,963,598	164,703,920	-	-
Yesil Global Insaat Turizm Otelcilik A.S.	Investee of Yesil Holding A.S.	11,369	2,689	-	-
Yesil Holding A.S.	Shareholder of Yesil Global Enerji A.S.	-	147,530,257	-	38,322,826
Yesil Yapi Endustrisi A.S.	Shareholder of Yesil Global Enerji A.S.	48,321	682,085	16,239	3,841
Yesil Yatirim Holding A.S.	Shareholder of Yesil Global Enerji A.S.	-	-	-	21,649,318
Zincir Yapi A.S.	Investee of Yesil Holding A.S.	-	-	425,573	31,017,098
Total		29,101,868	494,601,653	17,269,216	638,521,781

95

		As of December 31, 2025
Related party	Categories	Trade Receivables	Non-Trade Receivables	Trade Payables	Non-Trade Payables
Yesil Holding A.S.	Shareholder of Yesil Global Enerji A.S.	-	126,639,787	-	38,322,826
Renco Kompozit Tek. San. ve Tic. A.S.	Other Related Parties	8,247,438	6,826,991	-	-
Optimum Tesis ve Hizmet Yonetim A.S.	Investee of Yesil Holding A.S.	-	51,342,735	-	-
Iitech Invention Inovasyon ve Teknoloji A.S.	Other Related Parties	1,211,969	-	31,086,587	-
Yesil Gayrimenkul Yatirim Ortakligi A.S.	Other Related Parties	1,704,260	134,932,369	-	-
Yesil Yapi Endustrisi A.S.	Shareholder of Yesil Global Enerji A.S.	-	548,324	16,239	-
Wowwo E-Ticaret Telekomunikasyon ve Teknoloji A.S.	Equity method investee	745,642	-	1,431,654	-
Yesil Yatirim Holding A.S.	Shareholder of Yesil Global Enerji A.S.	-	-	-	17,507,984
Yesil Global Insaat Turizm Otelcilik A.S.	Investee of Yesil Holding A.S.	11,369	-	36,448,170	-
Kamil Engin Yesil	Shareholder of the Subsidiary	-	32,332,120	-	142,572,732
Kapital Yatirim Holding A.S.	Investee of Yesil Holding A.S.	-	2,778,694	-	-
Terra Power Oto.ve Enerji Sistem A.S.	Investee of Yesil Holding A.S.	-	228,427,757	-	-
Yesil Donusum Insaat A.S.	Other Related Parties	-	-	-	595,571,191
Zincir Yapi A.S.	Investee of Yesil Holding A.S.	-	151,227,226	-	96,918,862
Fiberr Fiber Reinforced Resins Kompozit Teknolojileri Dis Tic. Ltd. Sti.	Other Related Parties	-	-	-	512,565
Total		11,920,678	735,056,003	68,982,650	891,406,160

		As of December 31, 2024
Related party	Categories	Trade Receivables	Non-Trade Receivables	Trade Payables	Non-Trade Payables
Yesil Holding A.S.	Shareholder of Yesil Global Enerji A.S.	798,047	60,416,354	-	26,178,466
Renco Kompozit Tek. San. ve Tic. A.S.	Other Related Parties	15,944,730	-	2,113,364	-
Optimum Tesis ve Hizmet Yonetim A.S.	Investee of Yesil Holding A.S.	6,412,848	-	-	-
Iitech Invention Inovasyon ve Teknoloji A.S.	Other Related Parties	2,915,303	-	-	-
Yesil Gayrimenkul Yatirim Ortakligi A.S.	Other Related Parties	1,003,914	102,320,600	-	5,688,188
Ortadogu Holding A.S.	Other Related Parties	428,511	376,260	-	-
Yesil Yapi Endustrisi A.S.	Shareholder of Yesil Global Enerji A.S.	205,051	-	379,691	-
Wowwo E-Ticaret Telekomunikasyon ve Teknoloji A.S.	Equity method investee	196,201	-	6,740,264	-
Yesil Yatirim Holding A.S.	Shareholder of Yesil Global Enerji A.S.	21,205	-	16,451,465	-
Yesil Global Insaat Turizm Otelcilik A.S.	Investee of Yesil Holding A.S.	2,237	-	19,728,092	47,707,858
Kamil Engin Yesil	Shareholder of the Subsidiary	-	736,832	-	315,461,269
Kapital Yatirim Holding A.S.	Investee of Yesil Holding A.S.	-	1,481,971	-	-
Ortadogu Yenilenebilir Enerji Uretim San.ve Tic.A.S.	Equity method investee	-	2,637	-	-
Terra Power Oto.ve Enerji Sistem A.S.	Investee of Yesil Holding A.S.	-	133,401,146	7,724,532	-
Yesil Donusum Insaat A.S.	Other Related Parties	-	4,749,507	-	-
Zincir Yapi A.S.	Investee of Yesil Holding A.S.	-	-	851,474,318	-
Total		27,928,047	303,485,307	904,611,726	395,035,781

Prepaid expenses	Categories	As of June 30,2026 (unaudited)	As of December 31, 2025	As of December 31, 2024
Zincir Yapi A.S.	Investee of Yesil Holding A.S.	-	1,000	1,309
Total		-	1,000	1,309

Contract liabilities	Categories	As of June 30,2026 (unaudited)	As of December 31, 2025	As of December 31, 2024
Yesil Holding A.S.	Shareholder of Yesil Global Enerji A.S.	-	-	106,489
Fiberr Fiber Reinforced Resins Kompozit Teknolojileri Dis Tic. Ltd. Sti	Other Related Parties	51,090,050	18,463,841	30,293,575
Total		51,090,050	18,463,841	30,400,064

96

Sales of goods and services, fixed assets, interest income, or rental income earned from related parties for the six months ended June 30, 2026 and the years ended December 31, 2025 and 2024, presented in TRY.

For the six months ended June 30, 2026 (unaudited)	Categories	Lease income	Sales of goods	Sales of fixed assets	Interest income	Total
Fiberr Fiber Reinforced Resins Kompozit Teknolojileri Dis Tic. Ltd. Sti	Other Related Parties	-	11,731,267	-	-	11,731,267
Optimum Tesis ve Hizmet Yonetim A.S.	Investee of Yesil Holding A.S.	5,410,432	-	-	9,683,636	15,094,068
Renco Kompozit Tek. San. ve Tic. A.S.	Other Related Parties	-	5,490,299	-	2,226,428	7,716,727
Yesil Gayrimenkul Yatirim Ortakligi A.S.	Other Related Parties	4,720	46,564	6,321,243	27,985,954	34,358,481
Yesil Yapi Endustrisi A.S.	Shareholder of Yesil Global Enerji A.S.	-	39,092	-	111,467	150,559
Iitech Invention Inovasyon ve Teknoloji A.S.	Other Related Parties	-	-	-	238,899	238,899
Kapital Yatirim Holding A.S.	Investee of Yesil Holding A.S.	-	-	-	554,812	554,812
Terra Power Oto.ve Enerji Sistem A.S.	Investee of Yesil Holding A.S.	-	-	-	45,180,530	45,180,530
Wowwo E-Ticaret Telekomunikasyon ve Teknoloji A.S.	Other Related Parties	-	-	-	145,578	145,578
Yesil Global Insaat Turizm Otelcilik A.S.	Investee of Yesil Holding A.S.	-	-	-	2,241	2,241
Yesil Holding A.S.	Shareholder of Yesil Global Enerji A.S.	-	-	-	17,408,725	17,408,725
Total		5,415,152	17,307,222	6,321,243	103,538,270	132,581,887

For the year ended December 31, 2025	Categories	Interest income	Lease income	Sales of goods	Sales of fixed assets	Sales of service	Associate share transfer	Total
Yesil Yapi Endustrisi A.S.	Shareholder of Yesil Global Enerji A.S.	334,279	-	-	-	150,000	-	484,279
Wowwo E-Ticaret Telekomunikasyon ve Teknoloji A.S.	Equity method investee	-	4,098,831	3,749,077	10,029	153,041	-	8,010,978
Yesil Gayrimenkul Yatirim Ortakligi A.S.	Other Related Parties	38,092,269	5,943,822	345,172	10,932	-	-	44,392,195
Yesil Global Insaat Turizm Otelcilik A.S.	Investee of Yesil Holding A.S.	-	-	-	12,822,701	-	-	12,822,701
Yesil Holding A.S.	Shareholder of Yesil Global Enerji A.S.	19,383,800	-	237,528	7,601	-	-	19,628,929
Fiberr Fiber Reinforced Resins Kompozit Teknolojileri Dis Tic. Ltd. Sti	Other Related Parties	62,922	-	82,812,040	-	-	-	82,874,962
Iitech Invention Inovasyon ve Teknoloji A.S.	Other Related Parties	308,998	-	62,900	1,839	-	-	373,737
Kapital Yatirim Holding A.S.	Investee of Yesil Holding A.S.	667,596	18,000	-	-	-	-	685,596
Zincir Yapi A.S.	Investee of Yesil Holding A.S.	-	-	-	-	-	1,379,200,000	1,379,200,000
Optimum Tesis ve Hizmet Yonetim A.S.	Investee of Yesil Holding A.S.	3,710,930	10,145,794	-	-	-	-	13,856,724
Renco Kompozit Tek. San. ve Tic. A.S.	Other Related Parties	-	-	14,797,711	120,905	3,030,745	-	17,949,361
Yesil Yatirim Holding A.S.	Shareholder of Yesil Global Enerji A.S.	-	86,000	-	-	-	-	86,000
Total		62,560,794	20,292,447	102,004,428	12,974,007	3,333,786	1,379,200,000	1,580,365,462

For the year ended December 31, 2024	Categories	Interest income	Lease income	Sales of goods	Sales of fixed assets	Total
Optimum Tesis ve Hizmet Yonetim A.S.	Investee of Yesil Holding A.S.	-	12,024,720	-	-	12,024,720
Wowwo E-Ticaret Telekomunikasyon ve Teknoloji A.S.	Equity method investee	-	11,254,443	620,233	30,895,811	42,770,487
Yesil Gayrimenkul Yatirim Ortakligi A.S.	Other Related Parties	78,961,585	-	522,694	557,761,659	637,245,938
Yesil Global Insaat Turizm Otelcilik A.S.	Investee of Yesil Holding A.S.	-	-	-	354,589,722	354,589,722
Yesil Holding A.S.	Shareholder of Yesil Global Enerji A.S.	28,531,572	-	298,893	-	28,830,465
Fiberr Fiber Reinforced Resins Kompozit Teknolojileri Dis Tic. Ltd. Sti	Other Related Parties	-	-	113,254,715	-	113,254,715
Iitech Invention Inovasyon ve Teknoloji A.S.	Other Related Parties	525,988	-	12,505,012	-	13,031,000
Kapital Yatirim Holding A.S.	Investee of Yesil Holding A.S.	284,946	-	(1,309)	-	283,637
Zincir Yapi A.S.	Investee of Yesil Holding A.S.	-	-	-	253,838,465	253,838,465
Renco Kompozit Tek. San. Ve Tic. A.S.	Other Related Parties	-	-	27,253,575	-	27,253,575
Yesil Donusum Insaat A.S.	Other Related Parties	-	4,067,483	-	-	4,067,483
Total		108,304,091	27,346,646	154,453,813	1,197,085,657	1,487,190,207

97

Procurement of goods and services, fixed assets, interest expense, or equity invested in related parties for the six months ended June 30, 2026 and the years ended December 31, 2025 and 2024 presented in TRY.

For the six months ended June 30, 2026 (unaudited)	Categories	Associate share transfer	Purchase of services	Purchase of fixed assets	Interest expenses	Total
Optimum Tesis ve Hizmet Yonetim A.S.	Investee of Yesil Holding A.S.	-	14,750	-	-	14,750
Renco Kompozit Tek. San. ve Tic. A.S.	Other Related Parties	18,117,646	1,343,292	-	713,356	20,174,294
Wowwo E-Ticaret Telekomunikasyon ve Teknoloji A.S.	Other Related Parties	-	250,103	-	373,874	623,977
Zincir Yapi A.S.	Investee of Yesil Holding A.S.	-	-	170,660,000	22,905,033	193,565,033
Yesil Yapi Endustrisi A.S.	Shareholder of Yesil Global Enerji A.S.	-	-	-	3,841	3,841
Yesil Donusum Insaat A.S.	Other Related Parties	-	-	-	131,950,332	131,950,332
Yesil Yatirim Holding A.S.	Shareholder of Yesil Global Enerji A.S.	-	-	-	4,141,334	4,141,334
Fiberr Fiber Reinforced Resins Kompozit Teknolojileri Dis Tic. Ltd. Sti	Other Related Parties	-	-	-	10,463,809	10,463,809
Total		18,117,646	1,608,145	170,660,000	170,551,579	360,937,370

For the year ended December 31, 2025	Categories	Interest expense	Purchase of services	Purchase of fixed assets	Purchase of goods	Total
Optimum Tesis ve Hizmet Yonetim A.S.	Investee of Yesil Holding A.S.	-	290,423	-	-	290,423
Yesil Yatirim Holding A.S.	Shareholder of Yesil Global Enerji A.S.	6,042,597	-	-	-	6,042,597
Wowwo E-Ticaret Telekomunikasyon ve Teknoloji A.S.	Equity method investee	241,231	584,660	-	-	825,891
Yesil Holding A.S.	Shareholder of Yesil Global Enerji A.S.	-	-	921,611	-	921,611
Zincir Yapi A.S.	Investee of Yesil Holding A.S.	80,765,718	-	643,040,600	-	723,806,318
Yesil Donusum Insaat A.S.	Other Related Parties	54,703,954	-	-	-	54,703,954
Terra Power Oto.ve Enerji Sistem A.S.	Investee of Yesil Holding A.S.	-	-	950,000	-	950,000
Renco Kompozit Tek. San. ve Tic. A.S.	Other Related Parties	144,174	-	-	45,275	189,449
Total		141,897,674	875,083	644,912,211	45,275	787,730,243

For the year ended December 31, 2024	Categories	Interest expense	Purchase of services	Purchase of fixed assets	Purchase of goods	Total
Optimum Tesis ve Hizmet Yonetim A.S.	Investee of Yesil Holding A.S.	-	338,745	-	-	338,745
Wowwo E-Ticaret Telekomunikasyon ve Teknoloji A.S.	Equity method investee	-	569,866	246,634,570	-	247,204,436
Yesil Global Insaat Turizm Otelcilik A.S.	Investee of Yesil Holding A.S.	-	-	160,421,638	-	160,421,638
Yesil Donusum Insaat A.S.	Other Related Parties	-	-	632,209,946	-	632,209,946
Iitech Invention Inovasyon ve Teknoloji A.S.	Other Related Parties	-	3,272	2,454	19,635,980	19,641,706
Tasfiye Halinde Terra Gaz A.S.	Other Related Parties	-	34,329	-	-	34,329
Zincir Yapi A.S.	Investee of Yesil Holding A.S.	48,728,417	-	1,454,650,618	-	1,503,379,035
Renco Kompozit Tek. San. ve Tic. A.S.	Other Related Parties	-	-	6,217,386	-	6,217,386
Yesil Yatirim Holding A.S.	Shareholder of Yesil Global Enerji A.S.	620,322	-	-	-	620,322
Terra Power Oto.ve Enerji Sistem. A.S.	Investee of Yesil Holding A.S.	5,824,739	-	-	-	5,824,739
Total		55,173,478	946,212	2,500,136,612	19,635,980	2,575,892,282

Guarantees to related parties for the six months ended June 30, 2026 and the years ended December 31, 2025 and 2024, presented in TRY.

Related parties	Categories	For the year ended June 30, 2026 (unaudited)	For the year ended December 31, 2025	For the year ended December 31, 2024
Ortadogu Holding A.S.	Other Related Parties	-	-	7,500,000
Wowwo E-Ticaret Telekomunikasyon ve Teknoloji A.S.	Equity Method Investee/ Other Related Parties	250,000,000	250,000,000	250,000,000
Total guarantees given		250,000,000	250,000,000	257,500,000

All related party transactions will be subject to ongoing review by the Audit Committee and are disclosed in accordance with IFRS and local regulatory requirements. No material conflicts of interest have been identified, and all transactions were conducted in line with the Company’s commitment to transparency, compliance, and shareholder accountability.

98

DESCRIPTION OF SHARE CAPITAL AND GOVERNING DOCUMENTS

The Company is a Turkish joint stock company incorporated on April 6, 2007 under the name Ortadogu Enerji Sanayi ve Ticaret A.S. The name of the Company was changed to Yesil Global Enerji A.S. on December 25, 2021.

The Company’s corporate affairs will be governed by its Amended and Restated Articles of Association and by the Turkish Commercial Code No. 6102 (the “TCC”). The Company is registered in the Istanbul Trade Registry under the trade registry number 621915-0. Its executive offices are located at Kaptanpasa Mah., Piyalepasa Bulvari, Ortadogu Plaza No: 73/23 34384 Sisli - Istanbul, Turkiye, and its telephone number is +90 (212) 221 8111. The Company’s agent for service of process in the United States is Power Upp USA, Inc., its wholly-owned North American subsidiary, which has an office in the United States at 2200 SW 45th Street, Suite 101, Fort Lauderdale, Florida 33312.

The following descriptions of share capital and provisions of the Company’s Amended and Restated Articles of Association are summaries and are qualified by reference to the Amended and Restated Articles of Association to be effective prior to the effectiveness of the registration statement of which this prospectus forms a part. Copies of these documents will be filed with the SEC as exhibits to its registration statement, of which this prospectus forms a part. The description of the ordinary shares reflects changes to the Company’s capital structure that will occur upon the closing of this offering.

Share Capital

General

As of the date of this prospectus, our share capital consists of 154,750,000 ordinary shares with a nominal value of TRY 1.00 each. All of our outstanding ordinary shares are fully paid and non-assessable. Our shareholders may freely hold and vote their shares. Our share capital is denominated in TRY. The capital is divided into 154,750,000 shares, of which 15,475,000 are registered Group A shares and 139,275,000 are registered Group B shares.

Group A shares have the privilege to nominate candidates for the Board of Directors (up to half of the members of the Board of Directors shall be elected from among the candidates nominated by the holders of Group A shares) and carry voting privileges at the general assembly of shareholders (the “General Assembly”). Each Group A share entitles the holder thereof to 5 votes, while each Group B share entitles the holder thereof to 1 vote.

Upon the adoption of our Amended and Restated Articles of Association prior to the effectiveness of the registration statement of which this prospectus forms a part, we will eliminate the dual Group A and Group B share structure and have a single class of ordinary shares. Each Group A and Group B share shall convert into one ordinary share on a one-for-one basis. All ordinary shares will have the same rights.

Amended and Restated Articles of Association

Set forth below is a summary of relevant information concerning our share capital and material provisions of our Amended and Restated Articles of Association and applicable Turkish law. This summary does not contain all the information relating to our Ordinary Shares that may be important to you, and we urge you to read this summary in conjunction with the “Description of Ordinary Shares” included elsewhere in this prospectus, before deciding to invest in the ADSs. This summary does not constitute legal advice regarding those matters and should not be regarded as such. For a description of matters related to our Board of Directors, see “Management — Board of Directors.”

Dividends

The payment of dividends is regulated by Turkish Commercial Code (Law No. 6102) and the Company’s Amended and Restated Articles of Association. The following is a description of certain information relating to the payment of dividends, including requirements under the Turkish Commercial Code (Law No. 6102) and the Company’s Amended and Restated Articles of Association.

In line with the dividend distribution policy to be determined by the Company’s general assembly and the provisions of Turkish law, the distribution of profits and the payment of any annual dividend in respect of the preceding financial year will be recommended by the Company’s Board of Directors each year for approval by the shareholders at the annual (ordinary) General Assembly. Each ordinary share entitles its holder to a pro rata share of any dividends distributed and dividend distributions are made to all shares existing as of the distribution date, regardless of their date of issuance.

According to the Company’s Amended and Restated Articles of Association, the Company’s net profit for the period is the remaining amount after deducting all types of expenses from the income determined at the end of the financial period. According to the Company’s Amended and Restated Articles of Association;

a) 5% of the net profit for the period shall be set aside as general legal reserves until it reaches 20% of the paid-in capital.

b) 5% of the remaining amount shall be distributed to the shareholders as dividends.

99

The General Assembly is authorized to resolve that the remaining portion of the net profit, after deducting the amounts specified in subparagraphs (a) and (b) above, be set aside as reserves without distribution, or be distributed partially or fully. The General Assembly may also resolve to distribute advance dividends to the shareholders in accordance with the applicable Turkish legislation. The calculation and distribution of advance dividends shall be carried out in compliance with the provisions of the applicable Turkish legislation.

Shareholders’ Meetings

According to the Company’s Amended and Restated Articles of Association, to be effective upon the closing of this offering, general assemblies are held as either ordinary or extraordinary meetings. The ordinary general assembly shall be convened within three months following the end of each fiscal year. Extraordinary general assemblies may be held whenever deemed necessary due to the Company’s operations.

Shareholders may attend the general assembly meetings in person or be represented by a proxy, who may or may not be a shareholder. The general assembly shall convene either at the Company’s registered office (Kaptanpasa Mah., Piyalepasa Bulvari Ortadogu Plaza No: 73/23 34384 Sisli – Istanbul) or at a suitable location within the city where the Company’s headquarters is located.

Notices related to the invitation to the general assembly, including those for convening the meeting, shall be published in the Turkish Trade Registry Gazette. Such notices must be made at least two weeks prior to the meeting date, excluding the announcement and meeting dates.

Appointment and Removal of Directors

The affairs and management of the Company shall be conducted by a Board of Directors consisting of at least 5 members, who shall be elected by the General Assembly. The term of office of the Board of Directors shall be between 1 and 3 years.

Any director may be appointed or removed by a general assembly resolution of the company. Under Turkish law, members of the Board of Directors can be appointed from among shareholders as well as non-shareholders, and both natural persons and legal entities can be appointed as members of the Board of Directors. In the event a legal entity is appointed as a member of the Board of Directors, a natural person must be appointed by the legal entity member of the Board of Directors as its representative to exercise all rights and fulfil all duties of a member of the Board of Directors on behalf of such legal entity.

Transfer of Shares

Except as otherwise discussed herein, the transfer of shares is permitted under the Amended and Restated Articles of Association and must be made in accordance with the relevant legislation.

Issuance of Shares

The Board of Directors may issue new shares at a premium to their nominal value of TRY 1.00 per share. The Board of Directors may also restrict the pre-emption rights of the company’s shareholders in connection with such new share issuances.

100

Repurchase of Shares

Pursuant to the TCC, the Company is allowed to repurchase its own shares, accept its own shares as pledge, and sell such repurchased shares to third parties or pay the consideration for the shares that are bought back. Only fully paid shares can be subject to repurchase by the Company. The general assembly must also authorize the Board of Directors to perform the transaction. This authorization, when issued, is valid for 5 years at most. The Company may, subject to certain statutory requirements, terms and conditions, repurchase outstanding shares not exceeding 10% in nominal value of the entire issued share capital of the Company. After deducting the value of the shares to be repurchased, the remaining net assets of the Company shall be at least the sum of the registered or issued capital and the reserve funds that are not allowed to be distributed in accordance with the law and Amended and Restated Articles of Association.

Pre-emption Rights

Pursuant to the TCC, the Company may increase its share capital through various methods, including through the issuance of new shares. Absent an authorized corporate resolution stating otherwise, our existing shareholders are entitled to subscribe for new shares, also known as pre-emptive rights, in proportion to their respective shareholdings each time the Company undertakes a capital increase.

Liquidation

Pursuant to the TCC, our shareholders have the right to receive a pro rata share of any proceeds arising from our liquidation. The Amended and Restated Articles of Association, however, may restrict this right. As of the date of this prospectus, no shareholder or Group of shareholders are granted preferred shares with regards to liquidation rights.

Voting Rights

The holders of our ordinary shares are entitled to one vote per share held on all matters submitted to a shareholder vote.

Reports to Shareholders

Upon completion of this offering, we will become subject to the informational and current reporting requirements of the Exchange Act. Accordingly, we will be required to file reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K.

Pursuant to the provisions of the TCC, financial statements, consolidated financial statements, the annual activity report of the Board of Directors, audit reports, and the profit distribution proposal of the Board of Directors, must be made available to the shareholders at our head office at least 15 days in advance of the annual shareholders’ general assembly. The financial statements and consolidated financial statements are to be kept available to our shareholders at our head office for a period of one year from the date of the relevant general assembly.

The Company’s fiscal year starts on the first day of January and ends on the last day of December.

Comparison of Turkish Corporate Law and Delaware Corporate Law

The applicable provisions of the TCC relevant to joint stock companies (anonim sirket) (“JSC”) differ from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of certain differences between the provisions of the TCC applicable to us and the General Corporation Law of the State of Delaware relating to shareholders’ rights and protections. This summary is not intended to be a complete discussion of the respective rights, and it is qualified in its entirety by reference to Delaware law and Turkish law. This summary assumes that JSC in question is not publicly held.

101

	Turkish law	Delaware law
Number of Directors	Under Turkish law, a JSC must have at least one director and the number of directors shall be regulated in the articles of association. The number of directors shall be fixed by or in the manner provided in the articles of association.	Under Delaware law, a corporation must have at least one director and the number of directors shall be fixed by or in the manner provided in the bylaws.

Removal of Directors

Under Turkish law, any director or the entire board of directors of a JSC may be removed, with cause or without cause, by the holders of a majority of the shares in a shareholders’ meeting convened with such agenda, except where a higher voting quorum is set for such removal in the articles of association. If there is cause, any director may be removed without such specific item in the agenda of the shareholders’ meeting.

Under Delaware law, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, except (a) unless the certificate of incorporation provides otherwise, in the case of a corporation whose board of directors is classified, shareholders may effect such removal only for cause, or (b) in the case of a corporation having cumulative voting, if less than the entire board of directors is to be removed, no director may be removed without cause if the votes cast against such director’s removal would be sufficient to elect such director if then cumulatively voted at an election of the entire board of directors, or, if there are classes of directors, at an election of the class of directors of which he is a part.

Vacancies on the Board of Directors

Under Turkish law, vacancies may be filled temporarily by a majority of the directors of a JSC at the meeting, with the meeting quorum being the majority of the directors then at office; unless otherwise provided in the articles of association of the JSC. Such new director should be approved by the first shareholders’ meeting to be convened.

Under Delaware law, vacancies and newly created directorships may be filled by a majority of the directors then in office (even though less than a quorum) or by a sole remaining director unless (a) otherwise provided in the certificate of incorporation or by-laws of the corporation or (b) the certificate of incorporation directs that a particular Group of stock is to elect such director, in which case a majority of the other directors elected by such Group, or a sole remaining director elected by such Group, will fill such vacancy.

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	Turkish law	Delaware law
Annual General Meeting	Under Turkish law, the annual shareholders’ meeting of a JSC shall be held within the boundaries of the administrative district where the JSC’s registered office is located, unless otherwise stipulated in the articles of association, and shall be convened on such date and at such time as may be designated from time to time by the board of directors or as provided in the articles of association.	Under Delaware law, the annual meeting of shareholders shall be held at such place, on such date and at such time as may be designated from time to time by the board of directors or as provided in the certificate of incorporation or by the bylaws.

General Meeting

Under Turkish law, extraordinary shareholders’ meeting of a JSC may be called by the board of directors, courts following the shareholder application in certain cases, insolvency practitioners, or shareholders’ holding 10% (or less, if set out by the articles of association) of the shares.

Under Delaware law, special meetings of the shareholders may be called by the board of directors or by such person or persons as may be authorized by the certificate of incorporation or by the bylaws. Shareholders generally do not have the right to call meetings of shareholders, unless that right is granted in the certificate of incorporation or the by-laws.

Notice of General Meetings

Under Turkish law, unless otherwise provided in the articles of association, written notice of any meeting of the shareholders in a JSC must be given to each shareholder entitled to vote at the meeting not less than two (2) weeks before the date of the meeting and shall specify the place, date, hour, and agenda of the meeting.

Under Delaware law, unless otherwise provided in the certificate of incorporation or bylaws, written notice of any meeting of the shareholders must be given to each stockholder entitled to vote at the meeting not less than ten nor more than 60 days before the date of the meeting and shall specify the place, date, hour and, in the case of a special meeting, the purpose of the meeting.

Proxy	Under Turkish law, at any shareholders’ meeting, a shareholder may designate another person to act for such shareholder by proxy. The proxy is valid only for one shareholders’ meeting, and meetings that are continuation of such shareholders’ meeting.	Under Delaware law, at any meeting of shareholders, a stockholder may designate another person to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A director of a Delaware corporation may not issue a proxy representing the director’s voting rights as a director.

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	Turkish law	Delaware law
Pre-emptive Rights	Under Turkish law, shareholders have statutory preemptive rights to subscribe to additional share issues pro rata to their existing shareholding.	Under Delaware law, shareholders have no preemptive rights to subscribe to additional issues of stock or to any security convertible into such stock unless, and except to the extent that, such rights are expressly provided for in the certificate of incorporation.

Authority to Allot	Under Turkish law, the general assembly of a JSC may allot the shares to be issued under certain conditions by limiting the usage of the pre-emptive rights of the existing shareholders in specific share issues. To limit the usage of such preemptive rights and allot the shares to be issued, (i) at least, a qualified quorum of 60% should vote affirmatively, and (ii) a just cause for such allotment (e.g. an IPO) should exist.

Under Delaware law, if the corporation’s charter or certificate of incorporation so provides, the board of directors has the power to authorize the issuance of stock. It may authorize capital stock to be issued for consideration consisting of cash, any tangible or intangible property or any benefit to the corporation or any combination thereof. It may determine the amount of such consideration by approving a formula. In the absence of actual fraud in the transaction, the judgment of the directors as to the value of such consideration is conclusive.

Liability of Directors and Officers	Under Turkish law, directors are personally liable for damages arising from a breach of any obligation imposed on the directors under any law or the articles of association of JSC, under the condition that such breach is conducted by negligence or intentional misconduct.

Under Delaware law, a corporation’s certificate of incorporation may include a provision eliminating or limiting the personal liability of a director to the corporation and its shareholders for damages arising from a breach of fiduciary duty as a director. However, no provision can limit the liability of a director for:

● any breach of the director’s duty of loyalty to the corporation or its shareholders;

● acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

● intentional or negligent payment of unlawful dividends or stock purchases or redemptions; or

● any transaction from which the director derives an improper personal benefit.

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	Turkish law	Delaware law

Voting Rights	Turkish law provides that, unless otherwise provided in the articles of association of a JSC, each shareholder is entitled to one vote for each share of capital share held by such shareholder.	Delaware law provides that, unless otherwise provided in the certificate of incorporation, each stockholder is entitled to one vote for each share of capital stock held by such stockholder.

Shareholder Vote on Certain Transactions

Generally, under Turkish law, unless the articles of association of a JSC provides for the vote of a larger portion of the share capital, disposal of all or substantially all of a JSC’s assets or dissolution requires

● affirmative vote of the shares representing 75% of the share capital.

Generally, under Delaware law, unless the certificate of incorporation provides for the vote of a larger portion of the stock, completion of a merger, consolidation, sale, lease or exchange of all or substantially all of a corporation’s assets or dissolution requires

● the approval of the board of directors; and

● approval by the vote of the holders of a majority of the outstanding stock or, if the certificate of incorporation provides for more or less than one vote per share, a majority of the votes of the outstanding stock of a corporation entitled to vote on the matter.

Standard of Conduct for Directors	Under Turkish law, the directors and managers of a JSC are under obligation to execute their duty with the care of a prudent manager, i.e. with the care that an ordinarily prudent manager would exercise under similar circumstances. In case that the risk that results in damages had arisen from an act of the director that was in compliance with the “business judgment rule,” the director would not be personally liable of such damages. Under the “business judgment rule,” the director is liable to conduct the relevant research for each act. Additionally, directors have a duty to act by protecting the interest of the JSC in good faith.

Delaware law does not contain specific provisions setting forth the standard of conduct of a director. The scope of the fiduciary duties of directors is generally determined by the courts of the State of Delaware. In general, directors have a duty to act without self-interest, on a well-informed basis and in a manner they reasonably believe to be in the best interest of the shareholders.

Directors of a Delaware corporation owe fiduciary duties of care and loyalty to the corporation and to its shareholders. The duty of care generally requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar

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	Turkish law	Delaware law

circumstances. Under this duty, a director must inform himself of all material information reasonably available regarding a significant transaction.

The duty of loyalty requires that a director act in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. In general, but subject to certain exceptions, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation.

However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Delaware courts have also imposed a heightened standard of conduct upon directors of a Delaware corporation who take any action designed to defeat a threatened change in control of the corporation.

In addition, under Delaware law, when the board of directors of a Delaware corporation approves the sale or break-up of a corporation, the board of directors may, in certain circumstances, have a duty to obtain the highest value reasonably available to the shareholders.

Stockholder Suits	Under Turkish law, a shareholder of a JSC may initiate an action to claim damages from the directors who are personally liable, against such directors and managers. In such action initiated by a shareholder, the compensation would be nevertheless awarded in favor of the JSC. In the event of bankruptcy, if the insolvency practitioner fails to enforce a right on behalf of a JSC; a shareholder or a creditor of a JSC may initiate an action to enforce a right of a JSC to claim damages from the directors who are personally liable, against such directors and managers. In such action initiated by a shareholder or a creditor, the compensation would be nevertheless awarded in favor of the JSC (i.e. any amount so recovered would be for the account of the JSC). The conditions of such claims are same as the lawsuits initiated by the JSC itself.

Under Delaware law, a stockholder may initiate a derivative action to enforce a right of a corporation if the corporation fails to enforce the right itself. The complaint must:

● state that the plaintiff was a stockholder at the time of the transaction of which the plaintiff complains or that the plaintiffs shares thereafter devolved on the plaintiff by operation of law; and

● allege with factual particularity the efforts made by the plaintiff to obtain the action the plaintiff desires from the directors and the reasons for the plaintiff’s failure to obtain the action; or

● state the reasons for not making the effort. Additionally, the plaintiff must remain a stockholder through the duration of the derivative suit. The action will not be dismissed or compromised without the approval of the Delaware Court of Chancery.

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DESCRIPTION OF AMERICAN DEPOSITARY SHARES

American Depositary Shares

The Bank of New York Mellon, as depositary, will register and deliver American Depositary Shares, also referred to as ADSs. Each ADS will represent one ordinary share (or a right to receive one ordinary share) deposited with The Bank of New York Mellon, acting through an office located in the United Kingdom, as custodian, for the depositary. Each ADS will also represent any other securities, cash or other property that may be held by the depositary. The deposited shares together with any other securities, cash or other property held by the depositary are referred to as the deposited securities. The depositary’s principal executive office at which the ADSs will be administered is located at 240 Greenwich Street, New York, New York 10286. See “Underwriting — Share Lending Agreement” for a description of certain closing mechanics.

You may hold ADSs either (A) directly (i) by having an American Depositary Receipt, also referred to as an ADR, which is a certificate evidencing a specific number of ADSs, registered in your name, or (ii) by having uncertificated ADSs registered in your name, or (B) indirectly by holding a security entitlement in ADSs through your broker or other financial institution that is a direct or indirect participant in The Depository Trust Company, also called DTC. If you hold ADSs directly, you are a registered ADS holder, also referred to as an ADS holder. This description assumes you are an ADS holder. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.

Registered holders of uncertificated ADSs will receive statements from the depositary confirming their holdings.

As an ADS holder, we will not treat you as one of our shareholders and you will not have shareholder rights. Turkish law governs shareholder rights. The depositary will be the holder of the shares underlying your ADSs. As a registered holder of ADSs, you will have ADS holder rights. A deposit agreement among us, the depositary, ADS holders, and all other persons indirectly or beneficially holding ADSs sets out ADS holder rights as well as the rights and obligations of the depositary. New York law governs the deposit agreement and the ADSs.

The following is a summary of the material provisions of the deposit agreement. For more complete information, you should read the entire deposit agreement and the form of ADR. Directions on how to obtain copies of those documents are provided on page 132 under “Where You Can Find More Information.”

Dividends and Other Distributions

How will you receive dividends and other distributions on the shares?

The depositary has agreed to pay or distribute to ADS holders the cash dividends or other distributions it or the custodian receives on shares or other deposited securities, upon payment or deduction of its fees and expenses. You will receive these distributions in proportion to the number of shares your ADSs represent.

● Cash.   The depositary will convert any cash dividend or other cash distribution we pay on the shares into U.S. dollars, if it can do so on a reasonable basis and can transfer the U.S. dollars to the United States. If that is not possible or if any government approval is needed and cannot be obtained, the deposit agreement allows the depositary to distribute the foreign currency only to those ADS holders to whom it is possible to do so. It will hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid. It will not invest the foreign currency, and it will not be liable for any interest.

Before making a distribution, any withholding taxes, or other governmental charges that must be paid will be deducted. See “Material Tax Considerations.” The depositary will distribute only whole U.S. dollars and cents and will round fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, you may lose some of the value of the distribution.

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● Shares.   The depositary may distribute additional ADSs representing any shares we distribute as a dividend or free distribution. The depositary will only distribute whole ADSs. It will sell shares which would require it to deliver a fraction of an ADS (or ADSs representing those shares) and distribute the net proceeds in the same way as it does with cash. If the depositary does not distribute additional ADSs, the outstanding ADSs will also represent the new shares. The depositary may sell a portion of the distributed shares (or ADSs representing those shares) sufficient to pay its fees and expenses in connection with that distribution.

● Rights to purchase additional shares.   If we offer holders of our securities any rights to subscribe for additional shares or any other rights, the depositary may (i) exercise those rights on behalf of ADS holders, (ii) distribute those rights to ADS holders or (iii) sell those rights and distribute the net proceeds to ADS holders, in each case after deduction or upon payment of its fees and expenses. To the extent the depositary does not do any of those things, it will allow the rights to lapse. In that case, you will receive no value for them. The depositary will exercise or distribute rights only if we ask it to and provide satisfactory assurances to the depositary that it is legal to do so. If the depositary will exercise rights, it will purchase the securities to which the rights relate and distribute those securities or, in the case of shares, new ADSs representing the new shares, to subscribing ADS holders, but only if ADS holders have paid the exercise price to the depositary. U.S. securities laws may restrict the ability of the depositary to distribute rights or ADSs or other securities issued on exercise of rights to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer

● Other Distributions.   The depositary will send to ADS holders anything else we distribute on deposited securities by any means it thinks is legal, fair and practical. If it cannot make the distribution in that way, the depositary has a choice. It may decide to sell what we distributed and distribute the net proceeds, in the same way as it does with cash. Or, it may decide to hold what we distributed, in which case ADSs will also represent the newly distributed property. However, the depositary is not required to distribute any securities (other than ADSs) to ADS holders unless it receives satisfactory evidence from us that it is legal to make that distribution. The depositary may sell a portion of the distributed securities or property sufficient to pay its fees and expenses in connection with that distribution. U.S. securities laws may restrict the ability of the depositary to distribute securities to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer.

The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holders. We have no obligation to register ADSs, shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ADSs, ordinary shares, rights or anything else to ADS holders. This means that you may not receive the distributions we make on our Ordinary Shares or any value for them if it is illegal or impractical for us to make them available to you.

Deposit, Withdrawal and Cancellation

How are ADSs issued?

The depositary will deliver ADSs if you or your broker deposit Ordinary Shares or evidence of rights to receive Ordinary Shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will register the appropriate number of ADSs in the names you request and will deliver the ADSs to or upon the order of the person or persons that made the deposit.

How can ADS holders withdraw the deposited securities?

You may surrender your ADSs to the depositary for the purpose of withdrawal. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will deliver the shares and any other deposited securities underlying the ADSs to the ADS holder or a person the ADS holder designates at the office of the custodian. Or, at your request, risk and expense, the depositary will deliver the deposited securities at its office, if feasible. However, the depositary is not required to accept surrender of ADSs to the extent it would require delivery of a fraction of a deposited share or other security. The depositary may charge you a fee and its expenses for instructing the custodian regarding delivery of deposited securities.

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When can ADSs be cancelled by the depositary?

The depositary may cancel ADSs if there are no underlying deposited securities, or those deposited securities have become apparently worthless or to the extent there are insufficient underlying deposited securities because of an increase in the number of shares represented by one ADS.

How do ADS holders interchange between certificated ADSs and uncertificated ADSs?

You may surrender your ADR to the depositary for the purpose of exchanging your ADR for uncertificated ADSs. The depositary will cancel that ADR and will send to the ADS holder a statement confirming that the ADS holder is the registered holder of uncertificated ADSs. Upon receipt by the depositary of a proper instruction from a registered holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the depositary will execute and deliver to the ADS holder an ADR evidencing those ADSs.

Voting Rights

How do you vote?

ADS holders may instruct the depositary how to vote the number of deposited shares their ADSs represent. If we request the depositary to solicit your voting instructions (and we are not required to do so), the depositary will notify you of a shareholders’ meeting and send or make voting materials available to you. Those materials will describe the matters to be voted on and explain how ADS holders may instruct the depositary how to vote. For instructions to be valid, they must reach the depositary by a date set by the depositary. The depositary will try, as far as practical, subject to the laws of the Republic of Turkiye and the provisions of our Amended and Restated Articles of Association or similar documents, to vote or to have its agents vote the deposited shares as instructed by ADS holders. If we do not request the depositary to solicit your voting instructions, you can still send voting instructions, and, in that case, the depositary may try to vote as you instruct, but it is not required to do so.

Except by instructing the depositary as described above, you will not be able to exercise voting rights unless you surrender your ADSs and withdraw the shares.   However, you may not know about the meeting enough in advance to withdraw the shares. In any event, the depositary will not exercise any discretion in voting deposited securities and it will only vote or attempt to vote as instructed.

We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote the shares represented by your ADSs. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise voting rights and there may be nothing you can do if the shares represented by your ADSs are not voted as you requested.

In order to give you a reasonable opportunity to instruct the depositary as to the exercise of voting rights relating to Deposited Securities, if we request the depositary to act, we agree to give the depositary notice of any such meeting and details concerning the matters to be voted upon at least 45 days in advance of the meeting date.

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Fees and Expenses

Holders or persons depositing or withdrawing shares, surrendering ADSs, or to whom or from whom ADSs are delivered or cancelled must pay:	For:

US$10.00 (or less) per 100 ADSs (or portion of 100 ADSs)	● Issuance of ADSs, including issuances resulting from a distribution of shares or rights or other property in relation to a change in the number of shares represented by ADSs

● Surrender of ADSs for the purpose of withdrawal or cancellation, including if the deposit agreement terminates or in relation to a change in the number of shares represented by ADSs

US$0.10 (or less) per ADS	● Any cash distribution to ADS holders

A fee equivalent to the fee that would be payable if securities distributed to you had been shares and the shares had been deposited for issuance of ADSs	● Distribution of securities distributed to holders of deposited securities (including rights) that are distributed by the depositary to ADS holders

Fees assessed from time to time, but not exceeding US$0.10 per ADS during any calendar year	●Depositary services

Registration or transfer fees	● Transfer and registration of shares on our share register to or from the name of the depositary or its agent when you deposit or withdraw shares

Expenses of the depositary	● Cable (including SWIFT) and facsimile transmissions (when expressly provided in the deposit agreement)

● Converting foreign currency to U.S. dollars

Taxes and other governmental charges the depositary or the custodian has to pay on any ADSs or shares underlying an ADSs, such as stock transfer taxes, stamp duty or withholding taxes	As necessary

Any charges incurred by the depositary or its agents for servicing the deposited securities	As necessary

The depositary collects its fees for delivery and surrender of ADSs directly from investors depositing shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The depositary may collect fees for depositary services by deduction from cash distributions or by directly billing investors or by charging the book-entry system accounts of participants acting for them. While aggregate fees for depositary services will not exceed US$0.10 per ADS in a calendar year, an investor may be charged more than one such fee in a consecutive 12-month period. The depositary may collect any of its fees by deduction from any cash distribution payable (or by selling a portion of securities or other property distributable) to ADS holders that are obligated to pay those fees. The depositary may generally refuse to provide fee-attracting services until its fees for those services are paid.

From time to time, the depositary may make payments to us to reimburse us for costs and expenses generally arising out of establishment and maintenance of the ADS program, waive fees and expenses for services provided to us by the depositary or share revenue from the fees collected from ADS holders. In performing its duties under the deposit agreement, the depositary may use brokers, dealers, foreign currency dealers or other service providers that are owned by or affiliated with the depositary and that may earn or share fees, spreads or commissions.

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The depositary may convert currency itself or through any of its affiliates, or the custodian or we may convert currency and pay U.S. dollars to the depositary. Where the depositary converts currency itself or through any of its affiliates, the depositary acts as principal for its own account and not as agent, advisor, broker or fiduciary on behalf of any other person and earns revenue, including, without limitation, transaction spreads, that it will retain for its own account. The revenue is based on, among other things, the difference between the exchange rate assigned to the currency conversion made under the deposit agreement and the rate that the depositary or its affiliate receives when buying or selling foreign currency for its own account. The depositary makes no representation that the exchange rate used or obtained by it or its affiliate in any currency conversion under the deposit agreement will be the most favorable rate that could be obtained at the time or that the method by which that rate will be determined will be the most favorable to ADS holders, subject to the depositary’s obligation to act without negligence or bad faith. The methodology used to determine exchange rates used in currency conversions made by the depositary is available upon request. Where the custodian converts currency, the custodian has no obligation to obtain the most favorable rate that could be obtained at the time or to ensure that the method by which that rate will be determined will be the most favorable to ADS holders, and the depositary makes no representation that the rate is the most favorable rate and will not be liable for any direct or indirect losses associated with the rate. In certain instances, the depositary may receive dividends or other distributions from us in U.S. dollars that represent the proceeds of a conversion of foreign currency or translation from foreign currency at a rate that was obtained or determined by us and, in such cases, the depositary will not engage in, or be responsible for, any foreign currency transactions and neither it nor we make any representation that the rate obtained or determined by us is the most favorable rate and neither it nor we will be liable for any direct or indirect losses associated with the rate.

Payment of Taxes

You will be responsible for any taxes or other governmental charges payable on your ADSs or on the deposited securities represented by any of your ADSs. The depositary may refuse to register any transfer of your ADSs or allow you to withdraw the deposited securities represented by your ADSs until those taxes or other charges are paid. It may apply payments owed to you or sell deposited securities represented by your ADSs to pay any taxes owed and you will remain liable for any deficiency. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to ADS holders any proceeds, or send to ADS holders any property, remaining after it has paid the taxes.

Tender and Exchange Offers; Redemption, Replacement or Cancellation of Deposited Securities

The depositary will not tender deposited securities in any voluntary tender or exchange offer unless instructed to do so by an ADS holder surrendering ADSs and subject to any conditions or procedures the depositary may establish.

If deposited securities are redeemed for cash in a transaction that is mandatory for the depositary as a holder of deposited securities, the depositary will call for surrender of a corresponding number of ADSs and distribute the net redemption money to the holders of called ADSs upon surrender of those ADSs.

If there is any change in the deposited securities such as a sub-division, combination or other reclassification, or any merger, consolidation, recapitalization or reorganization affecting the issuer of deposited securities in which the depositary receives new securities in exchange for or in lieu of the old deposited securities, the depositary will hold those replacement securities as deposited securities under the deposit agreement. However, if the depositary decides it would not be lawful and practical to hold the replacement securities because those securities could not be distributed to ADS holders or for any other reason, the depositary may instead sell the replacement securities and distribute the net proceeds upon surrender of the ADSs.

If there is a replacement of the deposited securities and the depositary will continue to hold the replacement securities, the depositary may distribute new ADSs representing the new deposited securities or ask you to surrender your outstanding ADSs in exchange for new ADSs identifying the new deposited securities.

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If there are no deposited securities underlying ADSs, including if the deposited securities are cancelled, or if the deposited securities underlying ADSs have become apparently worthless, the depositary may call for surrender of those ADSs or cancel those ADSs upon notice to the ADS holders.

Amendment and Termination

How may the deposit agreement be amended?

We may agree with the depositary to amend the deposit agreement and the ADRs without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for registration fees, facsimile costs, delivery charges or similar items, or prejudices a substantial right of ADS holders, it will not become effective for outstanding ADSs until 30 days after the depositary notifies ADS holders of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADSs, to agree to the amendment and to be bound by the ADRs and the deposit agreement as amended.

How may the deposit agreement be terminated?

The depositary will initiate termination of the deposit agreement if we instruct it to do so. The depositary may initiate termination of the deposit agreement if

●	60 days have passed since the depositary told us it wants to resign but a successor depositary has not been appointed and accepted its appointment;

●	we delist the ADSs from an exchange in the United States on which they were listed and do not list the ADSs on another exchange in the United States or make arrangements for trading of ADSs on the U.S. over-the-counter market;

●	we delist our shares from an exchange outside the United States on which they were listed and do not list the shares on another exchange outside the United States;

●	the depositary has reason to believe the ADSs have become, or will become, ineligible for registration on Form F-6 under the Securities Act of 1933;

●	we appear to be insolvent or enter insolvency proceedings;

●	all or substantially all the value of the deposited securities has been distributed either in cash or in the form of securities;

●	there are no deposited securities underlying the ADSs or the underlying deposited securities have become apparently worthless; or

●	there has been a replacement of deposited securities.

If the deposit agreement will terminate, the depositary will notify ADS holders at least 90 days before the termination date. At any time after the termination date, the depositary may sell the deposited securities. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement, unsegregated and without liability for interest, for the pro rata benefit of the ADS holders that have not surrendered their ADSs. Normally, the depositary will sell as soon as practicable after the termination date.

After the termination date and before the depositary sells, ADS holders can still surrender their ADSs and receive delivery of deposited securities, except that the depositary may refuse to accept a surrender for the purpose of withdrawing deposited securities or reverse previously accepted surrenders of that kind that have not settled if it would interfere with the selling process. The depositary may refuse to accept a surrender for the purpose of withdrawing sale proceeds until all the deposited securities have been sold. The depositary will continue to collect distributions on deposited securities, but, after the termination date, the depositary is not required to register any transfer of ADSs or distribute any dividends or other distributions on deposited securities to the ADS holders (until they surrender their ADSs) or give any notices or perform any other duties under the deposit agreement except as described in this paragraph.

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Limitations on Obligations and Liability

Limits on our Obligations and the Obligations of the Depositary; Limits on Liability to Holders of ADSs

The deposit agreement expressly limits our obligations and the obligations of the depositary. It also limits our liability and the liability of the depositary. We and the depositary:

●	are only obligated to take the actions specifically set forth in the deposit agreement without negligence or bad faith, and the depositary will not be a fiduciary or have any fiduciary duty to holders of ADSs;

●	are not liable if we are or it is prevented or delayed by law or by events or circumstances beyond our or its ability to prevent or counteract with reasonable care or effort from performing our or its obligations under the deposit agreement;

●	are not liable if we or it exercises discretion permitted under the deposit agreement;

●	are not liable for the inability of any holder of ADSs to benefit from any distribution on deposited securities that is not made available to holders of ADSs under the terms of the deposit agreement, or for any special, consequential or punitive damages for any breach of the terms of the deposit agreement;

●	have no obligation to become involved in a lawsuit or other proceeding related to the ADSs or the deposit agreement on your behalf or on behalf of any other person;

●	may rely upon any documents we believe or it believes in good faith to be genuine and to have been signed or presented by the proper person;

●	are not liable for the acts or omissions of any securities depository, clearing agency or settlement system; and

●	the depositary has no duty to make any determination or provide any information as to our tax status, or any liability for any tax consequences that may be incurred by ADS holders as a result of owning or holding ADSs or be liable for the inability or failure of an ADS holder to obtain the benefit of a foreign tax credit, reduced rate of withholding or refund of amounts withheld in respect of tax or any other tax benefit.

In the deposit agreement, we and the depositary agree to indemnify each other under certain circumstances.

Requirements for Depositary Actions

Before the depositary will deliver or register a transfer of ADSs, make a distribution on ADSs, or permit withdrawal of shares, the depositary may require:

●	payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any shares or other deposited securities;

●	satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

●	compliance with regulations it may establish, from time to time, consistent with the deposit agreement, including presentation of transfer documents.

The depositary may refuse to deliver ADSs or register transfers of ADSs when the transfer books of the depositary or our transfer books are closed or at any time if the depositary or we think it advisable to do so.

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Your Right to Receive the Shares Underlying your ADSs

ADS holders have the right to cancel their ADSs and withdraw the underlying shares at any time except:

●	when temporary delays arise because: (i) the depositary has closed its transfer books or we have closed our transfer books; (ii) the transfer of shares is blocked to permit voting at a shareholders’ meeting; or (iii) we are paying a dividend on our shares;

●	when you owe money to pay fees, taxes and similar charges; or

●	when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of shares or other deposited securities.

This right of withdrawal may not be limited by any other provision of the deposit agreement.

Direct Registration System

In the deposit agreement, all parties to the deposit agreement acknowledge that the Direct Registration System, also referred to as DRS, and Profile Modification System, also referred to as Profile, will apply to the ADSs. DRS is a system administered by DTC that facilitates interchange between registered holding of uncertificated ADSs and holding of security entitlements in ADSs through DTC and a DTC participant. Profile is a feature of DRS that allows a DTC participant, claiming to act on behalf of a registered holder of uncertificated ADSs, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS holder to register that transfer.

In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties to the deposit agreement understand that the depositary will not determine whether the DTC participant that is claiming to be acting on behalf of an ADS holder in requesting registration of transfer and delivery as described in the paragraph above has the actual authority to act on behalf of the ADS holder (notwithstanding any requirements under the Uniform Commercial Code). In the deposit agreement, the parties agree that the depositary’s reliance on and compliance with instructions received by the depositary through the DRS/Profile system and in accordance with the deposit agreement will not constitute negligence or bad faith on the part of the depositary.

Shareholder Communications; Inspection of Register of Holders of ADSs

The depositary will make available for your inspection at its office all other communications that it receives from us as a holder of deposited securities that we make generally available to holders of deposited securities. The depositary will send you copies of those communications or otherwise make those communications available to you if we ask it to. You have a right to inspect the register of holders of ADSs, but not for the purpose of contacting those holders about a matter unrelated to our business or the ADSs.

Jury Trial Waiver

The deposit agreement provides that, to the extent permitted by law, ADS holders waive the right to a jury trial of any claim they may have against us or the depositary arising out of or relating to our shares, the ADSs or the deposit agreement, including any claim under the U.S. federal securities laws. If we or the depositary opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable in the facts and circumstances of that case in accordance with applicable case law.

You will not, by agreeing to the terms of the deposit agreement, be deemed to have waived our or the depositary’s compliance with U.S. federal securities laws or the rules and regulations promulgated thereunder.

Listing

We have applied to have the ADSs listed on the Nasdaq Capital Market under the symbol “PWRU”. This offering is contingent upon the listing of the ADSs on Nasdaq. There can be no assurance that we will be successful in listing the ADSs on Nasdaq. We will not close this offering unless the ADSs are subsequently listed on Nasdaq at the completion of this offering.

Transfer Agent and Registrar of Shares

The transfer agent and registrar for our ADSs is The Bank of New York Mellon. Its address is 240 Greenwich Street, New York, N.Y., 10286.

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ORDINARY SHARES AND AMERICAN DEPOSITARY SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there has been no market for our ordinary shares or the ADSs, and we cannot assure you that a significant public market for the ADSs will develop or be sustained after this offering. Future sales of substantial amounts of the ADSs in the public market after this offering, or the possibility of these sales occurring, could adversely affect market prices prevailing from time to time. Furthermore, because only a limited number of ordinary shares or ADSs will be available for sale shortly after this offering due to existing contractual and legal restrictions on resale as described below, there may be sales of substantial amounts of our ordinary shares or ADSs in the public market after such restrictions lapse. This may adversely affect the prevailing market price of our ADSs and our ability to raise equity capital in the future.

Upon the completion of this offering, we will have [*] ADSs outstanding representing [*] ordinary shares. The ADSs sold in this offering will be freely transferable without restriction under the Securities Act, except for any ADSs purchased by our “affiliates,” as that term is defined in Rule 144 under the Securities Act. The ordinary shares underlying the ADSs delivered to investors will not bear restrictive legends. Any legends on the loaned ordinary shares will be addressed in connection with the deposit and ADS issuance process to permit delivery of unlegended ADSs. See “Description of American Depositary Shares” and “Underwriting — Share Lending Agreement.”

ADSs or ordinary shares purchased by our affiliates may not be resold except pursuant to an effective registration statement or an exemption from registration, including the safe harbor under Rule 144 under the Securities Act, as described below. In addition, following this offering and the expiration or waiver of the lock-up agreements described below, ordinary shares issuable pursuant to awards granted under certain of our equity plans will eventually be freely tradable in the public market.

The remaining ordinary shares and ADSs are “restricted shares” as defined in Rule 144. We expect that substantially all of these restricted shares will be subject to the lock-up agreements described below. These ordinary shares or ADSs may be sold in the public market only if the sale is registered or pursuant to an exemption from registration, such as the safe harbor provided by Rule 144 and Rule 701 under the Securities Act.

Rule 144

In general, under Rule 144 under the Securities Act, as currently in effect, a person who has beneficially owned our ordinary shares that are restricted securities for at least six months would be entitled to sell those ordinary shares, provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the 90 days preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least 90 days before the sale. Persons who have beneficially owned our ordinary shares that are restricted securities for at least six months but who are our affiliates at the time of, or any time during the 90 days preceding, a sale, would be subject to additional restrictions that would limit the number of ordinary shares such person would be entitled to sell within any three month period to the greater of either of the following:

●1% of the number of our ordinary shares then outstanding; or

● the average weekly trading volume of our ordinary shares represented by ADSs on Nasdaq during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale;

provided, in each case, that we are subject to the Exchange Act periodic reporting requirements for at least 90 days before the sale. Sales both by affiliates and by non-affiliates must also comply with the manner of sale, current public information and notice provisions of Rule 144 to the extent applicable.

The Loaned Shares and the ordinary shares received by the Lender (who may be deemed an affiliate) upon settlement of the stock loan will remain subject to these Rule 144 limitations (in addition to lock-up restrictions) upon resale.

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Rule 701

In general, under Rule 701 under the Securities Act, any of our employees, board members, officers, consultants or advisors who purchase ordinary shares or ADSs from us in connection with a compensatory share or option plan or other written agreement before the effective date of this offering is entitled to resell those securities 90 days after the effective date of this offering in reliance on Rule 701, without having to comply with the holding period requirements or other restrictions contained in Rule 144.

The SEC has indicated that Rule 701 will apply to typical share options granted by an issuer before it becomes subject to the reporting requirements of the Exchange Act, along with the shares acquired upon exercise of such options, including exercises after the date of this prospectus. Securities issued in reliance on Rule 701 are restricted securities and, subject to the contractual restrictions described below, beginning 90 days after the date of this prospectus, may be sold by persons other than “affiliates,” as defined in Rule 144, subject only to the manner of sale provisions of Rule 144 and by “affiliates” under Rule 144 without compliance with its one-year minimum holding period requirement.

Regulation S

Regulation S under the Securities Act (“Regulation S”) provides generally that sales made in offshore transactions are not subject to the registration or prospectus-delivery requirements of the Securities Act.

Lock-up Agreements

We have agreed, subject to limited exceptions, not to directly or indirectly sell, offer, contract or grant any option to sell (including any short sale), pledge, transfer, establish an open “put equivalent position” within the meaning of Rule 16a-l(h) under the Exchange Act, purchase, contract or grant any option, right or warrant to purchase, or otherwise dispose of any of our ordinary shares or ADSs, or securities convertible into or exchangeable or exercisable for our ordinary shares or ADSs currently or hereafter owned either of record or beneficially; or publicly announce an intention to do any of the foregoing; or enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of our shares or ADSs or such other securities for a period of 180 days after the date of this prospectus, subject to certain exceptions, without the prior written consent of D. Boral. See “Underwriting.”

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MATERIAL TAX CONSIDERATIONS

The following summary contains a description of the material Turkiye and U.S. federal income tax consequences of the acquisition, ownership and disposition of ADSs, but it does not purport to be a comprehensive description of all the tax considerations that may be relevant to a decision to purchase ADSs. The summary is based upon the tax laws of Turkiye and regulations thereunder and on the tax laws of the United States and regulations thereunder as of the date hereof, which are subject to change.

Material Turkiye Tax Considerations

Tax Status of Shareholders

Under Turkish income tax laws, there are two types of tax status in determination of income tax liabilities of taxpayers. “Residents” are subject to Turkish income taxation on their worldwide income as taxpayers with full liability. “Non-Residents”, who are considered taxpayers with limited liability are subject to Turkish income taxation on their taxable income sourced from Turkiye, if applicable.

Real persons are considered Residents in Turkiye, if (i) they are domiciled in Turkiye in accordance with the Turkish Civil Code or (ii) excluding temporary departures, they stay in Turkiye for more than six months in a calendar year. If neither of the given two conditions is satisfied, real persons are considered Non-Residents for Turkish tax purposes.

Legal entities are treated as Residents in Turkiye if they are incorporated in Turkiye under relevant Turkish laws or if their effective places of management are in Turkiye despite the fact that they are incorporated outside of Turkiye. If neither of the given two conditions is satisfied, legal entities are considered Non-Residents for Turkish tax purposes.

Dividend income is considered “Turkish source income” if the capital is invested in Turkiye. As for capital gains, they are treated as Turkish source income if the transaction leading to the gains is concluded in Turkiye, the payment for consideration is made in Turkiye or the payment is accounted for in Turkiye even if the payment is made outside of Turkiye. The term “accounted for” means that a payment is made in Turkiye, or if the payment is made abroad, it is recorded in the books in Turkiye or is made from the profits of the payer or the person on whose behalf the payment is made in Turkiye.

Distributions on the Shares

Dividends distributed by Turkish resident companies are subject to an income withholding tax of 15.0% if they are paid to Resident or Non-Resident individuals, either in cash terms or on account, or to
Non-Resident entities which do not hold such shares through a fixed place of business or a permanent representative which constitutes a permanent establishment in Turkiye (the “Permanent Establishment”). Under Turkish income tax laws, if the dividend is not distributed in cash but converted to share capital, obtaining the bonus shares issued to such effect is not subject to withholding tax.

If a double taxation treaty is in effect between Turkiye and the country where the recipient or beneficial owner of the dividend is resident for fiscal purposes, and if that treaty provides a reduced rate lower than the local rate, then a treaty-reduced withholding tax rate set forth in the double taxation treaty may apply under certain conditions.

In order to benefit from lower tax rates applicable under the double tax treaties, the tax residency certificate of the recipient or beneficial owner approved and signed by the competent authorities should be provided to the company making the dividend distribution. The tax residency certificate will be valid until the fourth month of the following year and should be renewed every year.

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Within the framework of the taxation regime, withholding tax is the final tax for dividend income earned from Turkiye by Non-Residents. Non-Residents without any Permanent Establishment in Turkiye are not required to file an annual or special tax return for their Turkiye-sourced dividends that are taxed through withholding at the level of the company making the distribution.

Dividend income distributed by a Resident company and received by Resident entities and Non-Resident entities with a Permanent Establishment in Turkiye is not subject to withholding tax and is also exempted from corporate income tax at the level of the recipient in Turkiye. Non-Resident entities holding shares through their Permanent Establishments in Turkiye will be required to apply a branch profits repatriation withholding tax at a rate of 15.0% upon remittance of such profits to their headquarters unless a lower tax rate in the relevant tax treaty is available for such income repatriation.

Resident individuals are required to file an annual tax return for their dividend income. One half of the gross amount of dividends derived by Resident individuals from Resident companies is exempt from income tax. If the remaining amount exceeds the monetary threshold (TRY 330,000 for 2025) together with other income subject to declaration, this remaining amount should be declared in the annual tax return. Withholding tax charged on the gross amount of such dividend will be credited against income tax calculated on the tax return. If the dividend is distributed as bonus shares, acquisition of such bonus is not subject to declaration.

Tax Treaty with the United States

A generally applicable tax treaty for the prevention of double taxation of income between Turkiye and the United States (the “Turkiye-U.S. Treaty”) applies to all types of income.

Under Article 10 of the Turkiye-U.S. Treaty, withholding tax on dividends paid to a company resident in the United States which beneficially owns at least 10.0% of the voting stock of a Turkish company paying the dividend is limited to 15.0% of gross dividends paid. In all other cases, the withholding tax rate is limited to 20.0% of the gross dividend paid. However, as there is no reduced rate under the Turkiye-U.S. Treaty, the local withholding tax rate will be applicable. See “— Distributions on the Shares.”

Material U.S. Federal Income Tax Considerations for U.S. Holders

The following is a description of the material U.S. federal income tax consequences to the U.S. Holders (as defined below) of owning and disposing of ADSs.

This summary applies only to U.S. Holders that acquire ADSs in exchange for cash in this offering, hold ADSs as capital assets within the meaning of Section 1221 of the Code (as defined below) and have the U.S. dollar as their functional currency.

This discussion is based on the tax laws of the United States as in effect on the date of this prospectus, including the Internal Revenue Code of 1986, as amended (the “Code”), and U.S. Treasury regulations in effect or, in some cases, proposed, as of the date of this prospectus, as well as judicial and administrative interpretations thereof available on or before such date. All of the foregoing authorities are subject to change, and any such change could apply retroactively and could affect the U.S. federal income tax consequences described below. The statements in this prospectus are not binding on the U.S. Internal Revenue Service (the “IRS”) or any court, and thus we can provide no assurances that the U.S. federal income tax consequences discussed below will not be challenged by the IRS or will be sustained by a court if challenged by the IRS. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. Furthermore, this summary does not address any estate or gift tax consequences, any state, local or non-U.S. tax consequences or any other tax consequences other than U.S. federal income tax consequences.

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The following discussion does not describe all of the tax consequences that may be relevant to any particular investor or to persons in special tax situations such as:

●	banks and certain other financial institutions;

●	regulated investment companies;

●	real estate investment trusts;

●	insurance companies;

●	broker-dealers;

●	traders that elect to mark to market;

●	tax-exempt entities or governmental organizations;

●	individual retirement accounts or other tax-deferred accounts;

●	persons liable for alternative minimum tax or the Medicare contribution tax on net investment income;

●	U.S. expatriates and former citizens or long-term residents of the United States;

●	persons holding ADSs as part of a straddle, hedging or other risk reduction strategy, constructive sale, conversion or integrated transaction or investment;

●	persons that actually or constructively own 10% or more of our stock by vote or value;

●	persons subject to special tax accounting rules as a result of gross income with respect to the ADSs being taken into account in an applicable financial statement;

●	persons that are resident or ordinarily resident in or have a permanent establishment in a jurisdiction outside the United States;

●	persons who acquired ADSs pursuant to the exercise of any employee share option or otherwise as compensation; and

●	partnerships (or entities or arrangements treated as partnerships for U.S. federal income tax purposes) or other pass-through entities and persons holding ADSs through partnerships or other pass-through entities.

PROSPECTIVE PURCHASERS ARE URGED TO CONSULT THEIR TAX ADVISORS ABOUT THE APPLICATION OF THE U.S. FEDERAL INCOME TAX RULES TO THEIR PARTICULAR CIRCUMSTANCES AS WELL AS THE STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF ADSS.

As used herein, the term “U.S. Holder” means a beneficial owner of ADSs that, for U.S. federal income tax purposes, is or is treated as:

●	an individual who is a citizen or resident of the United States;

●	a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

●	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

●	a trust that (1) is subject to the supervision of a court within the United States and the control of one or more U.S. persons or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

The tax treatment of a partner in an entity or arrangement treated as a partnership for U.S. federal income tax purposes that holds ADSs generally will depend on such partner’s status, the activities of the partnership and certain determinations made at the partner level. Partnerships that hold our ADSs and U.S. Holders that are partners in such partnership should consult their tax advisors regarding the tax consequences to them of the purchase, ownership and disposition of ADSs.

Exchange of ADSs for Ordinary Shares

Generally, holders of ADSs should be treated for U.S. federal income tax purposes as holding the ordinary shares represented by the ADSs and the following discussion assumes that such treatment will be respected. If so, no gain or loss will be recognized upon an exchange of ordinary shares for ADSs or an exchange of ADSs for ordinary shares.

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Dividends and Other Distributions on ADSs

As described in the section entitled “Dividend Policy,” we do not currently anticipate paying any cash dividends on our ordinary shares. If we make distributions of cash or property on our ordinary shares, subject to the passive foreign investment company rules discussed below, the gross amount of distributions made by us with respect to ADSs (including the amount of any non-U.S. taxes withheld therefrom, if any) generally will be includible as dividend income in a U.S. Holder’s gross income in the year actually or constructively received by the U.S. Holder, to the extent such distributions are paid out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts, if any, not treated as dividend income will constitute a return of capital and will first be applied to reduce a U.S. Holder’s tax basis in its ADSs, but not below zero, and then any excess will be treated as capital gain realized on a sale or other disposition of the ADSs. Because we do not maintain calculations of our earnings and profits under U.S. federal income tax principles, a U.S. Holder should expect all cash distributions to be reported as dividends for U.S. federal income tax purposes. Such dividends will not be eligible for the dividends-received deduction allowed to U.S. corporations with respect to dividends received from other U.S. corporations. Dividends received by non-corporate U.S. Holders may be “qualified dividend income,” which is taxed at the lower applicable long-term capital gains rate, provided that (1) either the ADSs are readily tradable on an established securities market in the United States or we are eligible for the benefits of the income tax treaty between the United States and Turkiye (2) we are not a passive foreign investment company (as discussed below) for either the taxable year in which the dividend was paid or the immediately preceding taxable year and (3) certain other requirements are met. In this regard, the ADSs will generally be considered to be readily tradable on an established securities market in the United States if they are listed on The Nasdaq Capital Market, as we intend the ADSs will be. U.S. Holders should consult their tax advisors regarding the availability of the lower rate for dividends paid with respect to ADSs.

Because the shares are not themselves listed on a U.S. exchange, dividends received with respect to shares that are not represented by ADSs may not be treated as qualified dividends. U.S. Holders should consult their own tax advisors regarding the potential availability of the reduced dividend tax rate in respect of shares.

The amount of any distribution paid in foreign currency will be equal to the U.S. dollar value of such currency, translated at the spot rate of exchange on the date such distribution is received, regardless of whether the payment is in fact converted into U.S. dollars at that time. If dividends received in foreign currency are converted into U.S. dollars on the day they are received, the U.S. Holder generally will not be required to recognize foreign currency gain or loss in respect of the dividend income.

Dividends on ADSs generally will constitute foreign source income for foreign tax credit limitation purposes. Subject to certain complex conditions and limitations, foreign taxes withheld at the rate applicable to the U.S. Holder on any distributions on ADSs, if any, may be eligible for credit against a U.S. Holder’s federal income tax liability. If a refund of the tax withheld is available under the laws of the applicable foreign jurisdiction or income tax treaty, the amount of tax withheld that is refundable will not be eligible for such credit against a U.S. Holder’s U.S. federal income tax liability (and will not be eligible for the deduction against U.S. federal taxable income). The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by us with respect to ADSs will generally constitute “passive category income.” The rules relating to the determination of the U.S. foreign tax credit are complex, and U.S. Holders should consult their tax advisors regarding the availability of a foreign tax credit in their particular circumstances and the possibility of claiming an itemized deduction (in lieu of the foreign tax credit) for any foreign taxes paid or withheld.

Sale or Other Taxable Disposition of ADSs

Subject to the passive foreign investment company rules discussed below, upon a sale or other taxable disposition of ADSs, a U.S. Holder will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis in such ADSs (generally the cost of such ADSs to the U.S. Holder). Any such gain or loss generally will be treated as long-term capital gain or loss if the U.S. Holder’s holding period in the ADSs exceeds one year. Non-corporate U.S. Holders (including individuals) generally will be subject to U.S. federal income tax on long-term capital gain at preferential rates. The deductibility of capital losses is subject to significant limitations. Gain or loss, if any, realized by a U.S. Holder on the sale or other disposition of ADSs generally will be treated as U.S. source gain or loss for U.S. foreign tax credit limitation purposes.

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Passive Foreign Investment Company Rules

We will be classified as a passive foreign investment company (a “PFIC”) for any taxable year if either: (a) at least 75% of its gross income is “passive income” for purposes of the PFIC rules or (b) at least 50% of  the value of its assets (determined on the basis of a quarterly average) is attributable to assets that produce or are held for the production of passive income. For these purposes, passive income includes interest, dividends and other investment income, with certain exceptions. For these purposes, cash and other assets readily convertible into cash generally are considered passive assets, and the company’s goodwill and other unbooked intangibles are generally taken into account. The PFIC rules also contain a look-through rule whereby the Company will be treated as owning its proportionate share of the assets and earning its proportionate share of the income of any other corporation in which it owns, directly or indirectly, 25% or more (by value) of the stock.

Under the PFIC rules, if we were considered a PFIC at any time that a U.S. Holder holds ADSs, we would continue to be treated as a PFIC with respect to such investment unless (i) we cease to be a PFIC and (ii) the U.S. Holder has made a “deemed sale” election under the PFIC rules.

Based on the anticipated market price of the ADSs in this offering and the current and anticipated composition of the income, assets and operations of us and our subsidiaries, and we do not expect to be treated as a PFIC for the current taxable year or in the foreseeable future. This is a factual determination, however, that depends on, among other things, the composition of the income and assets, and the market value of the assets, of us and our subsidiaries from time to time, and thus the determination can only be made annually after the close of each taxable year. Because the market value of the assets for the purposes of the asset test will generally be determined by reference to the aggregate value of our outstanding ADSs, our PFIC status will depend in large part on the market price of our ADSs, which may fluctuate significantly. Therefore, there can be no assurances that we will not be classified as a PFIC for the current taxable year or for any future taxable year.

If we are considered a PFIC at any time that a U.S. Holder holds ADSs, any gain recognized by the U.S. Holder on a sale or other disposition of the ADSs, as well as the amount of any “excess distribution” (defined below) received by the U.S. Holder, would be allocated ratably over the U.S. Holder’s holding period for the ADSs. The amounts allocated to the taxable year of the sale or other disposition (or the taxable year of receipt, in the case of an excess distribution) and to any year before we became a PFIC would be taxed as ordinary income. The amount allocated to each other taxable year would be subject to tax at the highest rate in effect for individuals or corporations, as appropriate, for that taxable year, and an interest charge would be imposed. For the purposes of these rules, an excess distribution is the amount by which any distribution received by a U.S. Holder on ADSs exceeds 125% of the average of the annual distributions on the ADSs received during the preceding three years or the U.S. Holder’s holding period, whichever is shorter.

If we are treated as a PFIC with respect to a U.S. Holder for any taxable year, the U.S. Holder will be deemed to own equity in any of the foreign corporations in which we directly or indirectly own equity that are also PFICs (“lower-tier PFICs”). In such case, a U.S. Holder may also be subject to the adverse tax consequences described above with respect to any gain or “excess distribution” realized or deemed realized in respect of a lower-tier PFIC.

A U.S. Holder may, in certain circumstances, avoid certain of the tax consequences generally applicable to holders of stock in a PFIC by electing to mark the ADSs to market, provided the ADSs are “marketable stock.” As a result of such an election, in any taxable year that we are a PFIC, a U.S. Holder would generally be required to report gain or loss to the extent of the difference between the fair market value of the ADSs at the end of the taxable year and such U.S. Holder’s tax basis in such ADSs at that time. Any gain under this computation, and any gain on an actual disposition of the ADSs in a taxable year in which we are a PFIC, would be treated as ordinary income. Any loss under this computation, and any loss on an actual disposition of the ADSs in a taxable year in which we are a PFIC, would be treated as ordinary loss to the extent of the cumulative net-mark-to-market gain previously included. Any remaining loss from marking the ADSs to market will not be allowed, and any remaining loss from an actual disposition of the ADSs generally would be capital loss. A U.S. Holder’s tax basis in the ADSs would be adjusted annually for any gain or loss recognized under the mark-to-market election. There can be no assurances that the ADSs will be marketable stock for these purposes. In addition, an election for mark-to-market treatment would likely not be available with respect to any lower-tier PFICs. A mark-to-market election is made on a shareholder-by-shareholder basis, applies to all of the ADSs held or subsequently acquired by an electing U.S. Holder and can only be revoked with consent of the IRS (except to the extent the ADSs no longer constitute “marketable stock”).

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We do not intend to supply U.S. Holders with the information needed to make a qualified electing fund election with respect to the ADSs if we were a PFIC.

If we are considered a PFIC, a U.S. Holder will also be subject to annual information reporting requirements. Failure to comply with such information reporting requirements may result in significant penalties and may suspend the running of the statute of limitations. U.S. Holders should consult their tax advisors about the potential application of the PFIC rules to an investment in ADSs.

Information Reporting and Backup Withholding

Dividend payments with respect to ADSs and proceeds from the sale, exchange or redemption of ADSs may be subject to information reporting to the IRS and U.S. backup withholding. A U.S. Holder may be eligible for an exemption from backup withholding if the U.S. Holder furnishes a correct taxpayer identification number and makes any other required certification or is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status may be required to provide such certification on IRS Form W-9.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a U.S. Holder’s U.S. federal income tax liability, and such U.S. Holder may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing an appropriate claim for refund with the IRS and furnishing any required information. U.S. Holders should consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Information with Respect to Foreign Financial Assets

Certain U.S. Holders who are individuals (and certain entities) that hold an interest in “specified foreign financial assets” (which may include the ADSs) with an aggregate value in excess of US$50,000 on the last day of the taxable year or US$75,000 at any time during the taxable year are required to report information relating to such assets, subject to certain exceptions (including an exception for ADSs held in accounts maintained by certain financial institutions). U.S. Holders should consult their tax advisors regarding the effect, if any, of this and any other information reporting requirement on their acquisition, ownership and disposition of the ADSs.

THE DISCUSSION ABOVE IS A GENERAL SUMMARY. IT DOES NOT COVER ALL TAX MATTERS THAT MAY BE IMPORTANT TO YOU. EACH PROSPECTIVE PURCHASER SHOULD CONSULT ITS OWN TAX ADVISOR ABOUT THE TAX CONSEQUENCES OF AN INVESTMENT IN ADSs UNDER THE INVESTOR’S OWN CIRCUMSTANCES.

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UNDERWRITING

We will enter into an underwriting agreement with D. Boral Capital LLC, or the representative, acting as the representative of the underwriters named below with respect to the ADSs subject to this offering. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter named below has severally agreed to purchase from us, on a firm commitment basis, the number of ADSs set forth opposite its name below, at the initial public offering price, less the underwriting discount set forth on the cover page of this prospectus:

Name	Number of ADSs
D. Boral Capital LLC

Total	[*]

The underwriters are offering the ADSs each representing [*] ordinary shares subject to their acceptance of the ADSs from us and subject to prior sale. The underwriting agreement provides that the obligation of the underwriters to purchase the ADSs offered by this prospectus is subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all of the ADSs offered hereby (other than those covered by the over-allotment option described below) if any of the ADSs are purchased. ADSs sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover page of this prospectus. Any ADSs sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price not to exceed US$_____ per ADS. If all of the ADSs are not sold at the initial offering price, the underwriters may change the offering price and the other selling terms. The Representatives have advised us that the underwriters do not intend to make sales to discretionary accounts.

If the underwriters sell more ADSs than the total number set forth in the table above, we have granted to the underwriters an option, exercisable for 45 days from the date of the closing of this offering, to purchase up to an additional [*] ADSs at the initial public offering price, less the underwriting discounts and commissions.

Discounts, Commissions and Expenses

The underwriters propose to offer the ADSs purchased pursuant to the underwriting agreement to the public at the initial public offering price set forth on the cover page of this prospectus and to certain dealers at that price less a concession not in excess of US$[●] per ADS. After this offering, the public offering price, concession and reallowance to dealers may be changed by the underwriters. No such change shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus.

The following table shows the underwriting discounts and commissions payable to the underwriters by us, assuming an initial public offering price of US$[*] per ADS (which is the mid-point of the estimated range of the initial public offering price shown on the cover page of this prospectus): in connection with this offering (assuming both the exercise and non-exercise of the underwriters’ over-allotment option to purchase additional ADSs):

	Per ADS	Total Without Exercise of Over-allotment Option	Total With Full Exercise of Over-allotment Option
Initial public offering price	US$	US$	US$
Underwriting discounts and commissions paid by us(1)	US$	US$	US$
Proceeds to us before expenses	US$	US$	US$

(1)	We have agreed to pay the underwriters a discount equal to 7.0% of the gross proceeds of this offering.

We have paid the Representative an expense advance of US$50,000 upon signing of the engagement agreement (the “Advance”). Any portion of the Advance not used shall be returned back to us in accordance with FINRA Rule 5110(f)(2)(c). In addition, we have agreed to reimburse the Representative (a) for the fees and expenses of its legal counsel in connection with the offering in an amount not to exceed US$200,000, limited to US$150,000 if the offering is not consummated, and (b) all fees, expenses, and disbursements relating to background checks of our directors and officers in an amount not to exceed US$10,000 in the aggregate.

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Tail Financing

The Representative shall be entitled to a cash fee equal to seven percent (7.0%) of the gross proceeds received by us from the sale of any equity, debt and/or equity derivative instruments, to any investor actually introduced to us by the Representative during the Engagement Period (as hereinafter defined), in connection with any public or private financing or capital raise (each a “Tail Financing”), and such Tail Financing is consummated at any time during the Engagement Period or within the twelve (12) month period following the expiration or termination of the Engagement Period (the “Tail Period”), provided that such Tail Financing is by a party actually introduced to us in an offering in which we have direct knowledge of such party’s participation. “Engagement Period” means the period beginning on August 21, 2025 and ending on the earlier to occur of (i) August 21, 2026 and (ii) the final closing of this offering; provided, however, that (a) we may terminate the engagement without penalty if we clear SEC comments on its registration statement on Form F-1 and the Representative is unable to close on the Offering within the following 30 days, and (b) the Representative may terminate the engagement on or after the one-hundred twentieth (120th) day following the date of the Engagement Letter, dated as of August 21, 2025, between the Representative and us(the “Engagement Letter”) upon thirty (30) days prior written notice to the Company. Notwithstanding the foregoing, we may terminate the engagement for “cause,” which shall include the material failure by the Representative to provide the underwriting services contemplated by the Engagement Letter with the Representative, as provided in FINRA Rule 5110(g)(5)(B), in which case no fee shall be payable to the Representative.

Right of First Refusal

We have agreed to grant the Representative, for the twelve (12) month period following the closing of this offering, an irrevocable right of first refusal, to act as sole investment banker, sole book-runner, and/or sole placement agent, at the Representative’s sole discretion, for each and every future public and private equity and debt offering, including all equity linked financings (each, a “Subject Transaction”), during such twelve (12) month period, of the Company, or any successor to or any current or future subsidiary of the Company, on terms and conditions customary to the Representative for such Subject Transactions. The Representative shall have the sole right to determine whether any other broker dealer shall have the right to participate in a Subject Transaction and the economic terms of such participation. For the avoidance of any doubt, we shall not retain, engage or solicit any additional investment banker, book-runner, financial advisor, underwriter and/or placement agent in a Subject Transaction without the express written consent of the Representative. Notwithstanding the foregoing, no fee shall be payable to the Representative by us if engagement is terminated by us for “cause,” as set forth above under the caption “Tail Financing.”

Indemnification

Pursuant to the underwriting agreement, we have agreed to indemnify the underwriters and certain of their controlling persons against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that the underwriters or such other indemnified parties may be required to make in respect of those liabilities.

Lock-Up Agreements

We have agreed not to, during the period ending 180 days after the closing of this offering, or the Lock-Up Period, (i) offer, pledge, issue, sell, contract to sell, purchase, contract to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any ADSs, Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares; (ii) file or caused to be filed any registration statement with the SEC relating to the offering of any shares of our capital stock or any securities convertible into or exercisable or exchangeable for shares of our capital stock; (iii) complete any offering of our debt securities, other than entering into a line of credit with a traditional bank, or (iv) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of ADSs or Ordinary Shares, whether any such transaction described in clause (i), (ii), (iii) or (iv) above is to be settled by delivery of our ADSs, Ordinary Shares, other shares of our capital stock or such other securities, in cash or otherwise, subject to certain exceptions. In addition, each of our directors, executive officers and any other holder(s) of our outstanding Ordinary Shares as of the date of this prospectus (and all holders of securities exercisable for or convertible into our Ordinary Shares shall enter into customary “lock-up” agreements in favor of the Representative pursuant to which such persons and entities shall agree, for a period of 180 days after the closing of this offering, that they shall not offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of our capital stock or any securities convertible into or exercisable or exchangeable for shares of our capital stock, subject to customary exceptions.

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Pricing of the Offering

Prior to this offering, there has been no public market for our ADSs or Ordinary Shares. The initial public offering price of the ADSs has been negotiated between us and the underwriters. Among the factors considered in determining the initial public offering price of the ADSs, in addition to the prevailing market conditions, are our historical performance, estimates of our business potential and earnings prospects, an assessment of our management and the consideration of the above factors in relation to market valuation of companies in related businesses.

Electronic Distribution

This prospectus may be made available in electronic format on websites or through other online services maintained by the underwriters or by their affiliates. Other than this prospectus in electronic format, the information on the underwriters’ websites and any information contained in any other websites maintained by the underwriters is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or any underwriter in its capacity as underwriter, and should not be relied upon by investors.

Positions and Penalty Bids

In connection with the offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act:

●	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

●	Over-allotment involves sales by the underwriters of ADSs in excess of the number of ADSs such underwriter is obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of ADSs over-allotted by such underwriter is not greater than the number of ADSs that they may purchase in the over-allotment option. In a naked short position, the number of ADSs involved is greater than the number of ADSs in the over-allotment option. Such underwriter may close out any covered short position by either exercising their over-allotment option and/or purchasing ADSs in the open market.

●	Syndicate covering transactions involve purchases of the ADSs in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of ADSs to close out the short position, the underwriters will consider, among other things, the price of ADSs available for purchase in the open market as compared to the price at which they may purchase ADSs through the over-allotment option. A naked short position occurs if the underwriters sell more ADSs than could be covered by the over-allotment option. This position can only be closed out by buying ADSs in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the ADSs in the open market after pricing that could adversely affect investors who purchase in the offering.

●	Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the ADSs originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

The underwriters may also engage in passive market making transactions in our ADSs. Passive market making may stabilize the market price of our ADSs at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our ADSs or preventing or retarding a decline in the market price of our ADSs As a result, the price of our ADSs may be higher than the price that might otherwise exist in the open market. These transactions may be discontinued at any time.

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Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our ADSs. In addition, neither we nor the underwriters make any representation that the underwriters will engage in these transactions or that any transaction, if commenced, will not be discontinued without notice.

Other Relationships

Certain of the underwriters and their affiliates may in the future provide various advisory, investment banking, commercial banking and other financial services for us and our affiliates for which they may in the future receive customary fees and commissions.

Passive Market Making

In connection with this offering, the underwriters may engage in passive market making transactions in our Ordinary Shares on the Nasdaq Capital Market in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the Ordinary Shares and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, then that bid must then be lowered when specified purchase limits are exceeded.

Affiliations

Each underwriter and its respective affiliates are a full-service financial institution engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. The underwriters may in the future receive customary fees and commissions for these transactions. We have not engaged the underwriters to perform any services for us in the previous 180 days, nor do we have any agreement to engage the underwriters to perform any services for us in the future, subject to the right to act as an advisor as described above.

In the ordinary course of its various business activities, each underwriter and its respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for its own account and for the accounts of its customers, and such investment and securities activities may involve securities and/or instruments of the issuer. Each underwriter and its respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

 Application for Nasdaq Listing

We have applied to have our Ordinary Shares approved for listing/quotation on The Nasdaq Capital Market under the symbol “PWRU.” We will not consummate and close this offering without a listing approval letter from The Nasdaq Capital Market. Our receipt of a listing approval letter is not the same as an actual listing on The Nasdaq Capital Market. The listing approval letter will serve only to confirm that if we sell a number of Ordinary Shares in this offering sufficient to satisfy applicable listing criteria, our Ordinary Shares will in fact be listed.

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If the application is approved, trading of our Ordinary Shares on The Nasdaq Capital Market will begin within five days following the closing of this offering. If our Ordinary Shares are listed on The Nasdaq Capital Market, we will be subject to continued listing requirements and corporate governance standards. We expect these new rules and regulations to significantly increase our legal, accounting and financial compliance costs.

Share Lending Agreement

To facilitate the orderly closing of this offering of ADSs and due to timing considerations related to the technical issuance and registration of new ordinary shares under Turkish law (which require full payment of the purchase price for new shares to the Company before the completion of a trade registry registration of those new shares), under the terms of a Share Lending Agreement dated _______, 2026 (the “Share Lending Agreement”), by and among the Company, D. Boral Capital, LLC and an existing shareholder of the Company (the “Lender”), the Lender has agreed to loan to D. Boral Capital LLC (and/or its affiliates) acting on behalf of the Underwriters, ordinary shares in a number equal to the number of ordinary shares underlying the ADSs offered by us (the “Loaned Shares”), for initial deposit into the ADS program immediately prior to the closing of the Offering.

Following the closing of the Offering, the Company will issue new ordinary shares in an amount equal to the total number of Loaned Shares, which new ordinary shares will be used to facilitate the return of the Loaned Shares to the Lender in accordance with the Share Lending Agreement.

No fees or other remuneration will be paid by the Company or by D. Boral Capital, LLC to the Lender for the loan of the Loaned Shares. The Company will receive the net proceeds (less underwriter commissions and expenses attributable to the Offering described elsewhere in this prospectus) from the sale of the ADSs at the closing of the Offering.

Selling Restrictions

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Notice to Prospective Investors in Australia

This prospectus:

●	does not constitute a product disclosure document or a prospectus under Chapter 6D.2 of the Corporations Act 2001 (Cth), or the Corporations Act;

●	has not been, and will not be, lodged with the Australian Securities and Investments Commission, or the ASIC, as a disclosure document for the purposes of the Corporations Act and does not purport to include the information required of a disclosure document under Chapter 6D.2 of the Corporations Act;

●	does not constitute or involve a recommendation to acquire, an offer or invitation for issue or sale, an offer or invitation to arrange the issue or sale, or an issue or sale, of interests to a “retail client” (as defined in section 761G of the Corporations Act and applicable regulations) in Australia; and

●	may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors, or Exempt Investors, available under section 708 of the Corporations Act.

The Ordinary Shares may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the Ordinary Shares may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any Ordinary Shares may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the Ordinary Shares, you represent and warrant to us that you are an Exempt Investor.

As any offer of Ordinary Shares under this prospectus will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those securities for resale in Australia within 12 months may, under section 707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the Ordinary Shares you undertake to us that you will not, for a period of 12 months from the date of issue of the Ordinary Shares, offer, transfer, assign or otherwise alienate those securities to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.

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Notice to Prospective Investors in Canada

Resale restrictions. The distribution of the Ordinary Shares in Canada is being made only in the provinces of Ontario, Quebec, Alberta and British Columbia on a private placement basis exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in each province where trades of the Ordinary Shares are made. Any resale of the Ordinary Shares in Canada must be made under applicable securities laws which may vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the securities.

Representations of Canadian purchasers. By purchasing Ordinary Shares in Canada and accepting delivery of a purchase confirmation, a purchaser is representing to us and the dealer from whom the purchase confirmation is received that:

●	the purchaser is entitled under applicable provincial securities laws to purchase the Ordinary Shares without the benefit of a prospectus qualified under those securities laws as it is an “accredited investor” as defined under National Instrument 45-106 — Prospectus Exemptions;

●	the purchaser is a “permitted client” as defined in National Instrument 31-103 — Registration Requirements, Exemptions and Ongoing Registrant Obligations;

●	where required by law, the purchaser is purchasing as principal and not as agent; and

●	the purchaser has reviewed the text above under Resale Restrictions.

Conflicts of Interest. Canadian purchasers are hereby notified that the underwriters are relying on the exemption set out in section 3A.3 or 3A.4, if applicable, of National Instrument 33-105 — Underwriting Conflicts from having to provide certain conflict of interest disclosure in this prospectus.

Statutory Rights of Action. Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if the offering memorandum (including any amendment thereto) such as this prospectus contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser of these securities in Canada should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Enforcement of Legal Rights. All of our directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All or a substantial portion of our assets and the assets of those persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.

Taxation and Eligibility for Investment. Canadian purchasers of Ordinary Shares should consult their own legal and tax advisors with respect to the tax consequences of an investment in the Ordinary Shares in their particular circumstances and about the eligibility of the Ordinary Shares for investment by the purchaser under relevant Canadian legislation.

Notice to Prospective Investors in Cayman Islands

No invitation, whether directly or indirectly may be made to the public in the Cayman Islands to subscribe for the Ordinary Shares or our Ordinary Shares. This prospectus does not constitute a public offer of the Ordinary Shares or Ordinary Shares, whether by way of sale or subscription, in the Cayman Islands. Neither Ordinary Shares nor Ordinary Shares have been offered or sold, and will not be offered or sold, directly or indirectly, in the Cayman Islands.

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Notice to Prospective Investors in Dubai International Financial Centre, or the DIFC

This prospectus relates to an Exempt Offer of the Dubai Financial Services Authority, or the DFSA, in accordance with the Markets Rules 2012 of the DFSA. This prospectus is intended for distribution only to persons of a type specified in the Markets Rules 2012 of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this prospectus. The securities to which this prospectus relate may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this prospectus, you should consult an authorized financial advisor.

In relation to its use in the DIFC, this prospectus is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient and may not be reproduced or used for any other purpose. The interests in the securities may not be offered or sold directly or indirectly to the public in the DIFC.

Notice to Prospective Investors in European Economic Area

In relation to each Member State of the European Economic Area (each, a Relevant State), no Ordinary Shares have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the Ordinary Shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of Ordinary Shares may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

For the purposes of this provision, the expression an “offer to the public” in relation to any Ordinary Shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any Ordinary Shares to be offered so as to enable an investor to decide to purchase or subscribe for any Ordinary Shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

Notice to Prospective Investors in Hong Kong

The Ordinary Shares may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32, Laws of Hong Kong), (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules promulgated thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Ordinary Shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Ordinary Shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules promulgated thereunder.

Notice to Prospective Investors in Japan

Ordinary Shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold directly or indirectly in Japan or to, or for the benefit of any Japanese person or to others, for re-offering or re-sale directly or indirectly in Japan or to any Japanese person, except in each case pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law of Japan and any other applicable laws, rules and regulations of Japan. For purposes of this paragraph, “Japanese person” means any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

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Notice to Prospective Investors in Kuwait

Unless all necessary approvals from the Kuwait Ministry of Commerce and Industry required by Law No. 31/1990 “Regulating the Negotiation of Securities and Establishment of Investment Funds,” its Executive Regulations and the various Ministerial Orders issued pursuant thereto or in connection therewith, have been given in relation to the marketing and sale of the Ordinary Shares, these may not be marketed, offered for sale, nor sold in the State of Kuwait. Neither this prospectus (including any related document), nor any of the information contained therein is intended to lead to the conclusion of any contract of whatsoever nature within Kuwait.

Investors in Kuwait who approach us or any of the underwriters to obtain copies of this prospectus are required by us and the underwriters to keep such prospectus confidential and not to make copies thereof nor distribute the same to any other person in Kuwait and are also required to observe the restrictions provided for in all jurisdictions with respect to offering, marketing and the sale of the Ordinary Shares.

Notice to Prospective Investors in People’s Republic of China

This prospectus may not be circulated or distributed in the People’s Republic of China, or the PRC, and the Ordinary Shares may not be offered or sold, and will not offer or sell to any person for re-offering or resale directly or indirectly to any resident of the PRC except pursuant to applicable laws, rules and regulations of the PRC. For the purpose of this paragraph only, the PRC includes only mainland China.

Notice to Prospective Investors in Qatar

In the State of Qatar, the offer contained herein is made on an exclusive basis to the specifically intended recipient thereof, upon that person’s request and initiative, for personal use only and shall in no way be construed as a general offer for the sale of securities to the public or an attempt to do business as a bank, an investment company or otherwise in the State of Qatar. This prospectus and the underlying securities have not been approved or licensed by the Qatar Central Bank or the Qatar Financial Centre Regulatory Authority or any other regulator in the State of Qatar. The information contained in this prospectus shall only be shared with any third parties in Qatar on a need-to-know basis for the purpose of evaluating the contained offer. Any distribution of this prospectus by the recipient to third parties in Qatar beyond the terms hereof is not permitted and shall be at the liability of such recipient.

Notice to Prospective Investors in Saudi Arabia

This prospectus may not be distributed in the Kingdom of Saudi Arabia except to such persons as are permitted under the Offers of Securities Regulations issued by the Capital Market Authority. The Capital Market Authority does not make any representation as to the accuracy or completeness of this prospectus, and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this prospectus. Prospective purchasers of the securities offered hereby should conduct their own due diligence on the accuracy of the information relating to the securities. If you do not understand the contents of this prospectus, you should consult an authorized financial adviser.

Notice to Prospective Investors in Singapore

This prospectus has not been registered as a prospectus in Singapore with the Monetary Authority of Singapore. Accordingly, this prospectus and any other documents or material in connection with the offer or sale, or invitation for subscription or purchase, of the Ordinary Shares may not be circulated or distributed, nor may the Ordinary Shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, or (ii) to a relevant person pursuant to Section 275(1), or to any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

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Where our Ordinary Shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor as defined in Section 4A of the SFA) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor; securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferred within six months after that corporation or that trust has acquired the Ordinary Shares under Section 275 of the SFA, except: (1) to an institutional investor (for corporations under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than US$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is or will be given for the transfer; or (3) where the transfer is by operation of law.

Notice to Prospective Investors in Switzerland

The Ordinary Shares will not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This prospectus has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus nor any other offering or marketing material relating to our company or the Ordinary Shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus will not be filed with, and the offer of the Ordinary Shares will not be supervised by, the Swiss Financial Market Supervisory Authority, and the offer of the Ordinary Shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or the CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the Ordinary Shares.

Notice to Prospective Investors in United Arab Emirates

The Ordinary Shares have not been offered or sold, and will not be offered or sold, directly or indirectly, in the United Arab Emirates, except: (i) in compliance with all applicable laws and regulations of the United Arab Emirates; and (ii) through persons or corporate entities authorized and licensed to provide investment advice and/or engage in brokerage activity and/or trade in respect of foreign securities in the United Arab Emirates. The information contained in this prospectus does not constitute a public offer of securities in the United Arab Emirates in accordance with the Commercial Companies Law (Federal Law No. 8 of 1984 (as amended)) or otherwise and is not intended to be a public offer and is addressed only to persons who are sophisticated investors.

Notice to Prospective Investors in United Kingdom

This prospectus is only being distributed to and is only directed at: (i) persons who are outside the United Kingdom; (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, or the Order; or (iii) high net worth companies, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons falling within (i)-(iii) together being referred to as “relevant persons”). The Ordinary Shares are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire the Ordinary Shares will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this prospectus or any of its contents.

131

EXPENSES RELATING TO THIS OFFERING

Set forth below is an itemization of the total expenses, excluding underwriting discounts and commissions, expected to be incurred in connection with this offering by us. With the exception of the SEC registration fee, the FINRA filing fee, and the listing fee, all amounts are estimates.

Securities and Exchange Commission Registration Fee	US$	*
Nasdaq Capital Market Listing Fee	US$	*
FINRA Filing Fee	US$	*
Legal Fees and Expenses	US$	*
Accounting Fees and Expenses	US$	*
Printing and Engraving Expenses	US$	*
Transfer Agent Fees and Expenses	US$	*
Miscellaneous Expenses	US$	*
Total Expenses	US$	*

*To be filed by amendment

LEGAL MATTERS

The validity of the Ordinary Shares represented by the ADSs offered in this offering and certain other legal matters as to Turkish law will be passed upon for us by Pekin Attorney Partnership. Ellenoff Grossman & Schole LLP is acting as counsel to our company regarding U.S. securities law matters. Certain legal matters with respect to United States federal securities and New York State law will be passed upon for the underwriters by Loeb & Loeb LLP, New York, New York.

EXPERTS

The consolidated financial statements for Yesil Global Enerji A.S. and its subsidiaries as of and for the years ended December 31, 2025 and 2024, included in this prospectus have been audited by UHY LLP, an independent registered public accounting firm, as stated in their report appearing herein.

These financial statements have been included in reliance on the report of UHY LLP, an independent registered public accounting firm, given on the authority of such firm as experts in accounting and auditing. The office of UHY LLP is located at 1185 Avenue of the Americas 38th Floor, New York, New York 10036.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-1, including relevant exhibits and schedules under the Securities Act, covering the ADSs offered by this prospectus. You should refer to our registration statements and their exhibits and schedules if you would like to find out more about us and about the ADSs. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Since this prospectus may not contain all the information that you may find important, you should review the full text of these documents.

Immediately upon the completion of this offering, we will be subject to periodic reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders under the federal proxy rules contained in Sections 14(a), (b) and (c) of the Exchange Act, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

The registration statements, reports and other information so filed can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The SEC also maintains a website that contains reports, proxy statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov. The information on that website is not a part of this prospectus.

No dealers, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

132

Yesil Global Enerji A.S. and its Subsidiaries

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of

Yesil Global Enerji A.S.

Opinion on the Financial Statements

We have audited the accompanying consolidated statements of financial position of Yesil Global Enerji A.S. and Subsidiaries (the Company) as of December 31, 2025 and 2024, and the related consolidated statements of profit or loss and other comprehensive income, changes in equity, and cash flows for each of the years in the two-year period ended December 31, 2025, and the related notes to the consolidated financial statements (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025 and 2024, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2025, in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ UHY LLP

We have served as the Company’s auditor since 2025.

New York, New York

July 16, 2026

F-2

YESIL GLOBAL ENERJI A.S. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

(All amounts, including comparative figures for 2024, are expressed in Turkish Lira (“TRY”) and stated in terms of the purchasing power of the TRY at December 31, 2025, as described in Note 2.1, unless otherwise indicated.)

	Notes	December 31, 2025	December 31, 2025	December 31, 2024
		(In U.S. dollars)
ASSETS
Current assets
Cash and cash equivalents	3	$662,674	28,392,732	217,401,259
Financial assets at fair value through profit or loss	4	2,591	111,000	474,237
Trade receivables	6	5,297,687	226,983,091	290,363,595
Trade receivables - related parties	30	278,223	11,920,678	27,928,047
Other receivables	6	934,143	40,024,042	42,133,442
Other receivables - related parties	30	17,155,887	735,056,003	303,485,307
Inventories	7	4,573,331	195,947,570	218,324,305
Prepaid expenses	18	2,714,037	116,284,789	90,506,269
Prepaid expenses, related parties	18	23	1,000	1,309
Tax prepayments	29	21,471	919,935	3,240,051
Other current assets	19	66,769	2,860,767	2,571,956
Total current assets		31,706,836	1,358,501,607	1,196,429,777

Non-current assets
Investments in associates	9	93,391	4,001,398	237,823,690
Investment properties	10	251,248,234	10,764,906,430	10,005,151,065
Property, plant and equipment, net	11	54,080,137	2,317,101,350	2,281,469,793
Oil and gas properties, net	12	723,552	31,001,108	-
Intangible assets, net	13	39,611	1,697,176	10,108,261
Right-of-use assets	14	247,450	10,602,181	90,482
Deferred tax assets	29	646,292	27,690,819	85,012,472
Total non-current assets		307,078,667	13,157,000,462	12,619,655,763

Total assets		$338,785,503	14,515,502,069	13,816,085,540

LIABILITIES
Current liabilities
Short-term provisions for employee benefits	16	$140,471	6,018,579	6,413,136
Trade and note payables	6	12,511,951	536,083,313	745,559,639
Trade and note payables - related parties	30	1,610,025	68,982,650	904,611,726
Short-term borrowings	5	-	-	598,378,663
Short-term portion of long-term borrowings	5	1,411,075	60,458,523	64,720,645
Contract liabilities	8	6,060,067	259,647,798	159,512,644
Contract liabilities, related parties	8	430,938	18,463,841	30,400,064
Lease liabilities, current	14	22,134	948,345	98,510
Taxes payable	29	1,408,652	60,354,662	57,169,727
Accrued payroll	17	425,908	18,248,319	17,094,730
Other payables	19	483,378	20,710,640	44,136,684
Other payables, related parties	19	20,805,032	891,406,160	395,035,781
Total current liabilities		45,309,631	1,941,322,830	3,023,131,949

Non-Current liabilities
Long-term provisions for employee benefits	16	130,613	5,596,193	11,312,684
Long-term borrowings	5	4,135,405	177,184,303	309,817,873
Lease liabilities, non-current	14	229,536	9,834,651	-
Deferred tax liabilities	29	30,146,694	1,291,656,194	1,143,860,087
Taxes payable, non-current	29	73,739	3,159,409	4,135,425
Asset retirement obligation	21	468,022	20,052,712	-
Total non-current liabilities		35,184,009	1,507,483,462	1,469,126,069

Total liabilities		80,493,640	3,448,806,292	4,492,258,018

EQUITY
Share capital	20	3,611,798	154,750,000	154,750,000
Additional paid-in capital	20	50,768,328	2,175,204,564	976,110,534
Restricted reserves	20	4,130,511	176,974,653	176,974,653
Retained earnings		199,162,738	8,533,266,963	8,004,372,224
Accumulated other comprehensive income (loss)	20	325,464	13,944,749	(172,038)
Non-controlling interest	20	293,025	12,554,848	11,792,149
Total equity		258,291,864	11,066,695,777	9,323,827,522

Total equity and liabilities		$338,785,504	14,515,502,069	13,816,085,540

The accompanying notes are an integral part of these consolidated financial statements.

F-3

YESIL GLOBAL ENERJI A.S. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF PROFIT OR LOSS AND OTHER COMPREHENSIVE INCOME

(All amounts, including comparative figures for 2024, are expressed in Turkish Lira (“TRY”) and stated in terms of the purchasing power of the TRY at December 31, 2025, as described in Note 2.1, unless otherwise indicated.)

	Notes	For the year ended December 31, 2025 (In U.S. dollars)	For the year ended December 31, 2025	For the year ended December 31, 2024

Revenues	22	$65,289,713	2,797,383,458	3,308,041,369
Revenues-related parties	30	2,680,015	114,827,129	154,453,813
Cost of sales	22	(46,892,436)	(2,009,139,288)	(2,163,409,464)

Gross profit		21,077,292	903,071,299	1,299,085,718

Operating expenses:

General and administrative expenses	23	(5,923,557)	(253,798,875)	(197,853,837)
Selling expenses	24	(3,066,928)	(131,404,667)	(154,382,290)
Idle capacity costs	22	(1,542,062)	(66,070,712)	-

Total operating expenses		(10,532,547)	(451,274,254)	(352,236,127)

Operating profit		10,544,745	451,797,045	946,849,591

Investment income	26	60,819,123	2,605,837,910	4,078,357,653
Investment expenses	26	(1,607,928)	(68,892,827)	(368,609,106)
Share of loss of associates	9	(767,402)	(32,879,864)	(188,069,957)
Interest income		3,395,726	145,492,255	129,629,319
Interest expenses		(6,808,558)	(291,717,418)	(427,237,588)
Other operating expenses	25	(1,753,731)	(75,139,819)	(130,714,294)
Monetary losses		(38,545,283)	(1,651,499,638)	(1,861,990,316)

Profit before tax		25,276,692	1,082,997,644	2,178,215,302

Income tax (expenses) benefits	29	(12,914,720)	(553,340,206)	885,805,300

Net profit		$12,361,972	529,657,438	3,064,020,602

Net profit attributable to:
Non-controlling Interests		17,801	762,699	3,345,175
Owners of the Company		12,344,171	528,894,739	3,060,675,427

Other comprehensive income, net of tax
Items that will not be reclassified to income or loss
Remeasurement of defined benefit liability		7,948	340,549	817,641
Related tax		(1,987)	(85,137)	(204,411)
Foreign currency translation reserve		(95)	(4,085)	-
Revaluation surplus on transfer of property to investment property		323,614	13,865,460	-
Other comprehensive income, net of tax		329,480	14,116,787	613,230

Total comprehensive income for the year		12,691,452	543,774,225	3,064,633,832

Total comprehensive income attributable to:
Non-controlling interests		17,801	762,699	3,345,175
Owners of the Company		12,673,651	543,011,526	3,061,288,657

Earnings per share attributable to the owners of the Company
Earnings per share from continuing operations, basic and diluted	28	$0.08	3.42	19.78

The accompanying notes are an integral part of these consolidated financial statements.

F-4

YESIL GLOBAL ENERJI A.S. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

(All amounts, including comparative figures for 2024, are expressed in Turkish Lira (“TRY”) and stated in terms of the purchasing power of the TRY at December 31, 2025, as described in Note 2.1, unless otherwise indicated.)

		Group A		Group B		Additional Paid-in	Accumulated other Comprehensive	Restricted	Retained	Total equity attributable to the owners of	Non-controlling
	Note	Shares	Amount	Shares	Amount	Capital	income (loss)	reserves	earnings	the Company	interests	Total Equity
Balance, January 1, 2024	20	15,475,000	15,475,000	139,275,000	139,275,000	976,110,534	(785,269)	172,745,514	4,947,925,937	6,250,746,716	8,446,974	6,259,193,690
Transfer to restricted reserves								4,229,139	(4,229,139)	-
Net profit for the period		-	-	-	-	-	-	-	3,060,675,426	3,060,675,426	3,345,175	3,064,020,601
Other comprehensive income	20	-	-	-	-	-	613,231	-	-	613,231	-	613,231
Balance, December 31, 2024	20	15,475,000	15,475,000	139,275,000	139,275,000	976,110,534	(172,038)	176,974,653	8,004,372,224	9,312,035,373	11,792,149	9,323,827,522

Net profit for the period		-	-	-	-	-	-	-	528,894,739	528,894,739	762,699	529,657,438
Capital contribution from common control transaction	9	-	-	-	-	1,199,094,030	-	-	-	1,199,094,030	-	1,199,094,030
Gain on revaluation of property transferred to investment property		-	-	-	-	-	13,865,460	-	-	13,865,460	-	13,865,460
Other comprehensive income	20	-	-	-	-	-	251,327	-	-	251,327	-	251,327
Balance, December 31, 2025	20	15,475,000	15,475,000	139,275,000	139,275,000	2,175,204,564	13,944,749	176,974,653	8,533,266,963	11,054,140,929	12,554,848	11,066,695,777

Balance, December 31, 2025 In U.S dollars		-	$361,180	-	$3,250,618	$50,768,328	$325,464	$4,130,511	$199,162,738	$257,998,839	$293,025	$258,291,864

The accompanying notes are an integral part of these consolidated financial statements.

F-5

YESIL GLOBAL ENERJI A.S. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(All amounts, including comparative figures for 2024, are expressed in Turkish Lira (“TRY”) and stated in terms of the purchasing power of the TRY at December 31, 2025, as described in Note 2.1, unless otherwise indicated.)

	December 31, 2025	December 31, 2025	December 31, 2024
	(In U.S. dollars)
Cash flows from operating activities:
Net profit	$12,361,973	529,657,438	3,064,020,602
Adjustments for:
Depreciation and amortization expenses	6,891,478	295,270,197	286,080,235
Amortization of right-of-use assets	15,135	648,491	191,540
Depletion expenses	10,874	465,894	-
Accretion of asset retirement obligation	3,595	154,049	-
Provision for loss allowance for receivables	161,272	6,909,811	4,065,211
Provisions for employee benefits	68,481	2,934,099	8,352,397
Interest income	(3,395,726)	(145,492,255)	(129,629,319)
Interest expenses	6,808,558	291,717,418	427,237,588
Deferred income tax	10,619,966	455,019,865	(1,018,006,789)
Share of losses of associates	767,402	32,879,864	247,149,918
Impairment of investments valued by the equity method	-	-	10,184,655
Fair value gain on investment properties and financial assets	(58,542,648)	(2,508,300,720)	(4,137,095,883)
Net foreign exchange differences	22,157	949,317	31,766,193
Loss on disposal of investment properties	1,607,929	68,892,827	368,609,106
Loss (gain) on disposal or retirement of tangible assets, net	8,352	357,856	(920,873)
Changes in operating assets and liabilities:
Change in trade and notes receivable	(10,665,693)	(456,979,093)	58,545,154
Change in trade and notes receivable, related parties	446,793	19,143,146	38,778,546
Change in other receivables	114,450	4,903,700	14,861,812
Change in other receivables, related parties	(8,803,600)	(377,196,424)	(59,758,546)
Change in inventories	522,263	22,376,733	(89,972,560)
Change in prepaid expense	(601,659)	(25,778,520)	114,390,479
Change in taxes payable	128,485	5,505,051	5,551,391
Change in other current assets	(6,741)	(288,811)	(126,861)
Change in trade and notes payable	9,924,277	425,212,581	288,805,083
Change in short-term provisions for employee benefits	294,153	12,603,202	(1,445,163)
Change in lease liability	(15,605)	(668,617)	(202,624)
Change in accrued payroll	26,924	1,153,589	(4,135,169)
Change in other payable	(546,754)	(23,426,044)	(82,353,717)
Change in other payable, related parties	8,474,123	363,079,744	5,645,707
Change in long-term provisions for employee benefits	(175,783)	(7,531,562)	(3,555,805)
Change in other payables, non-current	(22,780)	(976,016)	(13,740,293)

Net cash used in operating activities	(23,498,349)	(1,006,803,190)	(566,707,985)

Cash flows from investing activities:
Cash inflows arising from the sale of investment properties	-	-	2,054,227,627
Cash outflows from the purchase of investment properties	-	-	(2,713,516,810)
Cash inflows arising from the sale of tangible and intangible assets	-	-	1,852,126
Cash outflows from the purchase of tangible assets	(8,346,891)	(357,628,391)	(43,037,823)
Cash outflows from the purchase of intangible assets	(11,061)	(473,932)	(254,016)
Cash outflows from the purchase of oil and gas properties	(270,000)	(11,568,339)	-
Net cash used in investing activities	(8,627,952)	(369,670,662)	(700,728,896)

Cash flows from financing activities:
Proceed from loans	-	-	701,866,480
Repayment of loans	(12,393,520)	(531,009,033)	(885,846,234)
Interest paid	(2,534,579)	(108,595,818)	(339,634,832)

Net cash used in financing activities	(14,928,099)	(639,604,851)	(523,614,586)

Cash and cash equivalents, beginning of year	$5,074,051	217,401,259	28,211,775

Net changes in cash and cash equivalents	(47,054,400)	(2,016,078,703)	(1,791,051,467)
Inflation effect on cash	42,643,023	1,827,070,176	1,980,240,951

Cash and cash equivalents, end of year	$662,674	28,392,732	217,401,259

The accompanying notes are an integral part of these consolidated financial statements.

F-6

YESIL GLOBAL ENERJI A.S. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of and for the years ended December 31, 2025 and 2024

(All amounts, including comparative figures for 2024, are expressed in Turkish Lira (“TRY”) and stated in terms of the purchasing power of the TRY at December 31, 2025, as described in Note 2.1, unless otherwise indicated.)

NOTE 1 – ORGANISATION AND NATURE OF OPERATIONS

Yesil Global Enerji A.S. (“Yesil Global”, “the Company”) was established on April 6, 2007. The main operating activity of Yesil Global Enerji A.S. is to establish and operate an electricity generation facility from methane gas. Yesil Global Enerji A.S. received a Production License valid for 23 years and 2 months, as from October 25, 2007, from the Turkish Energy Market Regulatory Authority Yesil Global invested in two power plants in 2007 and 2008: the Odayeri Power Plant, located in Kemerburgaz, Istanbul, and the Komurcuoda Power Plant, located in Sile, Istanbul. Both facilities commenced operations in 2009, with a combined installed capacity of 53.617 MWe. The production license for both plants remain valid until December 25, 2030. However, for the Odayeri Power Plant, as the landfill gas has been depleted and no resource remains available for generation, electricity generation has been discontinued since 2024. In year 2025, the Company expanded into United States through its wholly owned subsidiary, Power Upp USA, Inc. (“Power Upp USA”). As of December 31, 2025 and 2024, the major shareholder of Yesil Global Enerji A.S. is Yesil Holding A.S.

The address of the registered office and principal place of business is as follows: Kaptanpasa Mah., Piyalepasa Bulvari, Ortadogu Plaza No:73 Ic Kapi No: 23, Okmeydani, Istanbul.

Yesil Global and its subsidiaries are collectively referred to as “the Group”.

Subsidiaries

The Subsidiaries included in these consolidated financial statements are as follows:

Korfez Enerji Sanayi ve Ticaret A.S. (“Korfez Enerji”) established on September 17, 2010 in Istanbul, Turkiye. The main activity of Korfez Enerji is to construct and operate facilities for the generation of electricity. Korfez Enerji has obtained Production Licenses from the Turkish Energy Market Regulatory Authority. These production licenses are expiring between October 2026 and October 2044.

Ort Elektrik Toptan Satis A.S. (“Ort Elektrik”) (Formerly: Ortadogu Elektrik Enerjisi Toptan Satis A.S.) was established on June 4, 2010 in Istanbul, Turkiye. The main activity of Ort Elektrik is to buy and sell electrical energy. Ort Elektrik has been in operation since December 31, 2010. Ort Elektrik holds a Wholesale License valid for 20 years obtained from the Turkish Energy Market Regulatory Authority on October 06, 2010.

Power Upp USA, formed in August 2025 and headquartered in Fort Lauderdale, Florida. Through Power Upp USA, the Group is building a distinct growth platform centered on Power-as-a-Service and Build-to-Sell PPA structures, targeting off-grid and behind-the-meter pipeline-gas-powered solutions for Artificial Intelligence, Electric Vehicle, and industrial customers, while also developing powered land with integrated data centers for sale and retaining the associated power purchase agreements. These models are intended to accelerate deployment, strengthen operating control, and create a scalable platform for long-term growth. The Group also plans to reinvest a portion of its U.S. income into oil and gas leaseholds to generate recurring hedge income while transitioning natural gas production into onsite electricity and hosting edge-compute. This approach is designed to add a durable, asset-backed income stream while serving higher-value demand for reliable off-grid.

As such, Power Upp Midland 1, LLC was formed in the State of Texas on September 4, 2025, wholly owned by Power Upp USA, Inc. is an oil and gas exploration entity.

F-7

Distribution Tariffs

For power generation facilities established through capacity allocation competition, the lowest bid price is applied under the Renewable Energy Resources Support Mechanism (“YEKDEM”) for a period determined by the Ministry of Energy of the Republic of Turkiye.

Under this statutory purchase guarantee, electrical energy generated by landfill gas/biogas facilities operated by the Company is sold at a fixed unit price of 133 U.S. dollars /MWh for a 10-year period. As of the reporting date, approximately 90% of the Group’s electrical energy output is being sold through the YEKDEM mechanism. The YEKDEM prices are officially published in Schedule No I of Turkiye’s Law on Usage of Renewable Energy Resources for the Purpose of Generating Electricity. Each eligible facility receives a fixed feed-in tariff for 10 years from its commissioning date, after which support ends.

The consolidated financial statements were approved by the Board of Directors on July 16, 2026.

NOTE 2 – BASIS OF PRESENTATION AND MATERIAL ACCOUNTING POLICIES

2.1 Basis of preparation

The consolidated financial statements are prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board. Yesil Global Enerji A.S. and its subsidiaries maintain their books of account in Turkish Lira (“TRY”) based on the Turkish Commercial Code (“TCC”), Turkish tax legislation and the Uniform Chart of Accounts issued by the Ministry of Finance of Turkiye. These consolidated financial statements are based on the statutory records, which are maintained under the historical cost convention except for investment properties, certain financial assets and liabilities which are measured at fair value, with adjustments and reclassifications for the purpose of fair presentation in accordance with IFRS.

The preparation of consolidated financial statements in accordance with IFRS requires the use of certain critical accounting estimates. It also requires judgment in the process of applying the Group’s accounting policies. The areas involving a higher degree of judgment or complexity, or areas where assumptions and estimates are significant to the consolidated financial statements are disclosed in Note 2.2.

The Board of Directors have at the time of approving the consolidated financial statements, a reasonable expectation that the group has adequate resources to continue in operational existence for the foreseeable future. Thus, the Group has applied the going concern basis of accounting in preparing the consolidated financial statements.

Financial reporting in hyperinflationary economy

Since the beginning of 2021, inflation in Turkiye has increased significantly. With the cumulative effect of increasing inflation in the recent three years, it has become necessary for entities operating in Turkiye to apply International Accounting Standards (“IAS”) 29 – Financial Reporting in Hyperinflationary Economies starting from June 30, 2022. One of the important indicators for the application of IAS 29 is a three-year compound inflation rate approaching or exceeding 100%. Three-year cumulative increase in Consumer Price Index (CPI) as of June 2022 has been 136% in Turkiye according to inflation data published by Statistical Institute of Turkiye (TUIK) on July 4, 2022.

Adjustments have been made in accordance with the terms of IAS 29 “Financial Reporting in Hyperinflationary Economies” regarding the changes in the general purchasing power of the Turkish Lira as of December 31, 2025. The terms of IAS 29 require that financial statements prepared in the currency in the economy with hyperinflation should be expressed in terms of measuring unit current at the end of the reporting year and the amounts for the corresponding previous years should also be stated in terms of the measuring unit current at the end of the reporting year.

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For the application of IAS 29, the Group used the conversion coefficient derived from the CPI in Turkiye published by the Statistical Institute of Turkiye. The adjustment coefficient was determined by undertaking the annual index comparison with the base year of 2025. The annual index and the adjustment coefficients used to prepare the consolidated financial statements are as follows:

Date	Annual Index	Adjustment Coefficient	Three years compound inflation rates

December 31, 2025	3,513.87	1.000	211%
December 31, 2024	2,684.55	1.309	291%

The following is a summary of the main procedures for the above-mentioned adjustments:

To perform the required restatement of financial statements under IAS 29, assets and liabilities are separated into those that are monetary and non–monetary, with non–monetary items further divided into those measured on either a current or historical basis.

Non-monetary items that are carried at amounts current at the end of the reporting year, such as net realizable value and fair value, are not restated. All other non-monetary assets and liabilities are restated.

Monetary assets and liabilities are not adjusted as they are presented in the current purchasing power at the end of the reporting year.

Non-monetary assets and liabilities are restated in terms of the current measuring unit at the end of the reporting year, by applying the change in the general price index from the transaction date when they arose to the end of the reporting year.

Components of equity, except retained earnings, in the consolidated balance sheets are also restated by applying the relevant index from the date the components were contributed or otherwise arose. At the end of the first year and in subsequent periods all components of equity are restated by applying a general price index from the beginning of the year or the date of contribution, if later.

All items in the consolidated statements of profit or loss and other comprehensive income are expressed in terms of current measuring unit at the end of the reporting year. All amounts are restated on a monthly basis by applying the change in the general price index from the dates when the items of income and expenses originated.

The application of IAS 29 results in an adjustment for the income/(loss) of purchasing power of the Turkish Lira recognized in the profit or loss section of the consolidated statements of profit or loss and other comprehensive. In a period of inflation, an entity holding an excess of monetary assets over monetary liabilities loses purchasing power and an entity with an excess of monetary liabilities over monetary assets gains purchasing power to the extent the assets and liabilities are not linked to a price level. This gain or loss on the net monetary position is derived as the difference resulting from the restatement of non-monetary assets, owners’ equity and items in the consolidated statements of profit or loss and other comprehensive income and the adjustment of index linked assets and liabilities.

Corresponding figures for the year ended December 31, 2024 have also been restated so that they are presented in terms of the purchasing power of the Turkish Lira as of December 31, 2025.

In the first reporting period in which hyperinflation exists, the requirements of IAS 29 are applied as if the economy had always been hyperinflationary. Therefore, the statement of financial position at the beginning of the earliest comparative period, is restated as the base of all subsequent reporting. Restated accumulated deficit in the statement of financial position at the beginning of the earliest comparative period is derived as balancing figure in the restated statement of financial position.

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Functional and presentation currency

The financial statements of each individual consolidated entity were expressed in the currency which reflected its primary economic environment (functional currency). The functional currency of Yesil Global and presentation currency of the consolidated financial statements are both Turkish Lira (“TRY”). In preparing the consolidated financial statements, the operating results and financial positions of each consolidated entity are translated into TRY.

For the purposes of presenting consolidated financial statements, the assets and liabilities of the Group’s foreign operations are translated into TRY using exchange rates prevailing at the end of each reporting period. Income and expense items are translated at the average exchange rates for the period. The equity denominated in the functional currency is translated at the historical rate of exchange at the time of capital contribution. Exchange differences arising, if any, are recognized in other comprehensive income and accumulated in equity (attributed to non-controlling interests as appropriate).

Foreign currency transactions during the period have been translated into the functional currency at the exchange rates prevailing at the dates of the transactions. Monetary assets and liabilities denominated in foreign currencies have been translated into TRY at the exchange rates prevailing at the balance sheet dates. Exchange gains or losses arising from the settlement and translation of foreign currency items have been included in the statement of comprehensive income in financial income or expense.

Convenience translation

U.S. dollars amounts at December 31, 2025 shown in the consolidated financial statements have been included solely for the convenience of the reader and are translated from Turkish Lira (TRY), using the exchange rate of TRY 42.8457 per USD as of December 31, 2025, as reported by the Turkish central bank, Turkiye Cumhuriyet Merkez Bankasi (“TCMB”). Such translation should not be construed as a representation that the TRY amounts have been or could be converted into USD at this or any other rate. The referred information in USD is solely for information purposes and does not represent that the amounts are in accordance with International Accounting Standards (“IAS”) 21 Effects of Variations in Foreign Currency Exchange Rates or the equivalent in USD in which the transactions were conducted or in which the amounts presented in TRY can be translated or realized.

First-time Adoption of International Financial Reporting Standards

The Group has adopted IFRS Accounting Standards as issued by IASB for the annual period beginning on January 1, 2024. In accordance with IFRS 1 First-Time Adoption of International Financial Reporting Standards (“IFRS 1”), the Group’s date of transition to IFRS Accounting Standards is January 1, 2023 (the “transition date”). Prior to the adoption of IFRS Accounting Standards, the Group previously prepared its consolidated financial statements, up to and including December 31, 2023, in accordance with Turkish Financial Reporting Standards (“TFRSs”). The consolidated financial statements for the year ended December 31, 2024 are the Group’s first set of financial statements prepared in accordance with IFRS, including IFRS 1. The Turkish Financial Reporting Standards are in full compliance with IFRS. No significant impact is noted in the transition.

IFRS 1 allows first-time adopters to choose not to apply certain exemptions from the retrospective application of certain requirements under IFRS. In preparing the consolidated financial statements for the year ended December 31, 2024, the Group has not applied the optional exemptions as the TFRS is in full compliance with IFRS.

Comparative information

The current year consolidated financial statements of the Group include comparative financial information to enable the determination of the trends in financial position and performance. Comparative figures are reclassified, where necessary, to conform to the changes in the presentation of the current year consolidated financial statements.

2.2 Significant accounting estimates and assumptions

Estimates and assumptions are continuously evaluated and are based on historical experience and other factors including expectations of future events that are believed to be reasonable under the circumstances. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

The Group makes estimates and assumptions concerning the future. The estimates and assumptions that have a significant risk of causing material adjustments to the carrying amount of assets and liabilities are as follows:

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Fair value measurements and valuation processes

Some of the Group’s assets and liabilities are measured at fair value for financial reporting purposes. The Group measures its investment properties at fair value at the end of each reporting year.

In estimating the fair value of an asset or a liability, the group uses market-observable data to the extent it is available. Where Level 1 inputs are not available, the group engages third party qualified valuers to perform the valuation.

Recognition and estimated useful life of property, plant and equipment and intangible assets

The Group depreciates its fixed assets on a straight-line basis over their estimated useful life and intangible assets with a finite life on a straight-line basis over their estimated useful life. The estimated useful life, residual values and depreciation method are reviewed at the end of each year (Note 11 and Note 13).

Deferred income tax assets

The Group recognizes the deferred income tax assets to the extent that it is probable that future taxable profit and taxable temporary differences will be available against which the deductible temporary differences and tax losses carried forward can be utilized, using tax rates that are expected to be applied in the period when the asset is recovered. Recognition of deferred income tax assets was complex because it requires significant estimation and judgement, and it involves significant assumptions, including future taxable profits, future tax rates, the reversal of deductible and taxable temporary differences, and the possible utilization of tax losses carried forward that could be significantly affected by changes in the tax law framework and future market or economic conditions. Further details on deferred taxes are disclosed in Note 29 to the consolidated financial statements.

Provision for employment termination benefits

Provision for employment termination benefits is determined using actuarial assumptions (discount rates, future salary increases and employee turnover rates). These assumptions are reviewed at each balance sheet date and if necessary revised (Note 16).

Climate-Related Matters

The Group frequently assesses the potential impact of climate-related matters in the estimates and assumptions used as the basis for some items in the financial statements.

Even though the Group considers that its business model will continue to be feasible after transition to a low-carbon economy, climate-related matters increase uncertainty in the following estimates and assumptions:

(i) Useful life of property, plant and equipment: upon reviewing the expected useful life and residual value of assets, the Group considers climate-related matters and the legislation that may restrict the use of assets or require major capital expenditure (Note 11).

(ii) Impairment of long-lived assets and business credit: upon assessing the recoverable value of these assets, the Group considers climate-related matters, and climate change regulations (Note 11 and Note 13).

(iii) Environmental remediation liabilities: the Group considers the potential impact of climate-related matters upon estimating future decommissioning costs. As of December 31, 2025 and 2024 the estimated future decommissioning costs were immaterial. In addition, the Group needs to pay the land permit fees relating to its environmental remediation obligations (Note 21).

Even though the Group considers climate-related matters have no major impact on the consolidated financial statements, it regularly assesses relevant changes and developments.

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Asset Retirement Obligation

The Company recognizes obligation for the future decommissioning and restoration of the Company’s exploration and evaluation assets and oil and gas properties based on estimated future decommissioning and restoration costs. Actual costs are uncertain, and estimates may vary as a result of changes to relevant laws and regulations related to the use of certain technologies, the emergence of new technology, operating experience, prices and closure plans. The estimated timing of future decommissioning and restoration may change due to certain factors, including reserves life. Changes to estimates related to future expected costs, discount rates, inflation assumptions, and timing may have a material impact on the amounts presented. Management applies judgment in assessing the existence and extent as well as the expected method of reclamation of the Company’s decommissioning and restoration obligations at the end of each reporting period. Management also uses judgment to determine whether the nature of the activities performed is related to decommissioning and restoration activities or normal operating activities.

Determination of Cash Generating Units (“CGUs”)

A CGUs is the lowest grouping of integrated assets that generate identifiable cash inflows that are largely independent of the cash inflows of other assets or groups of assets. The allocation of assets into CGUs requires significant judgment and interpretations with respect to the integration between assets, the existence of active markets, similar exposure to market risks, shared infrastructure, and the way in which management monitors the operations.

Oil and Gas Reserves

The Company’s estimate of oil and gas reserves is considered in the measurement of depletion, depreciation, impairment, and decommissioning and restoration obligations. The estimation of reserves is an inherently complex process and involves the exercise of professional judgment. All reserves are evaluated annually by independent qualified reserves evaluators. Oil and gas reserves estimates are based on a range of geological, technical and economic factors, including projected future rates of production, projected future commodity prices, engineering data, and the timing and amount of future expenditures, all of which are subject to uncertainty. Estimates reflect market and regulatory conditions existing at the evaluation date, which could differ significantly from other points in time throughout the period, or future periods. Changes in market and regulatory conditions and assumptions, as well as climate change, and the evolving worldwide demand for energy and global advancement of alternative sources of energy that are not sourced from fossil fuels can materially impact the estimation of net reserves. As of December 31, 2025, no proved reserves had been established for the oil and gas properties held by the Company.

2.3 Basis of consolidation

Subsidiaries

The consolidation principles used in the preparation of these consolidated financial statements are summarized below:

a)	These consolidated financial statements include the accounts of the parent company, Yesil Global Enerji A.S. and its subsidiaries on the basis set out in section (b) below. The financial statements of the companies included in the consolidation are based on the accounting principles and presentation basis applied by the Group.

b)	Subsidiaries are all companies over which Yesil Global Enerji A.S. has control. An investor controls an investee when it is exposed, or has rights, to variable returns from its involvement with the investee and it has the ability to affect those returns through its power over the investee. Thus, the principle of control sets out the following three elements of control:

-	Power over the investee;

-	Exposure or rights to variable returns from involvement with the investee;

-	The ability to use power over the investee to affect the amount of the investor’s returns.

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The table below sets out the subsidiaries included in the scope of consolidation and shows the Group’s ownership interests at December 31, 2025 and 2024:

Name of subsidiary	Country of incorporation	Registered capital/ Capital contribution				Proportion of ownership interests held
		December 31, 2025		December 31, 2024		December 31, 2025	December 31, 2024
Korfez Enerji San.ve Tic.A.S.	Turkiye	TRY	135,000,000	TRY	135,000,000	99.87%	99.87%
ORT Elektrik Toptan Satis A.S.	Turkiye	TRY	1,000,000	TRY	1,000,000	99.20%	99.20%
Power Upp USA	U.S.		$950,000		-	100%	-
Power Upp Midland 1, LLC	U.S.		$-		-	100%	-

The statement of financial position and the statements of profit or loss and other comprehensive income of the subsidiaries are consolidated on a line-by-line basis and the carrying value of the investment held by Yesil Global Enerji A.S. in its subsidiaries is eliminated against equity. The intercompany transactions and balances between Yesil Global Enerji A.S and its subsidiaries are eliminated on consolidation. The cost of, and the dividends arising from, shares held by Yesil Global Enerji A.S. in its subsidiaries are eliminated from equity and income for the year, respectively. The subsidiaries are consolidated from the date on which control is transferred to the Group and are no longer consolidated from the date that control ceases.

Investments accounted for using the equity method

Investments accounted for using the equity method are investments in associates.

An associate is an entity over which the Group has significant influence but not control or joint control. This is generally the case where the Group holds between 20% and 50% of the voting rights. A joint venture is a type of joint arrangement whereby the parties that have joint control of the arrangement have rights to the net assets of the joint venture. Joint control is the contractually agreed sharing of control of an arrangement, which exists only when decisions about the relevant activities require the unanimous consent of the parties sharing control. Investments in associates and joint ventures are accounted for using the equity method of accounting after initially being recognized at cost.

The operating results and assets and liabilities of associates are incorporated in these consolidated financial statements using the equity method of accounting. Under the equity method, an investment in an associate is initially recognized in the consolidated statements of financial position at cost and adjusted thereafter to recognize the Group’s share of profit or loss and other comprehensive income of the associate as well as the distribution received. The Group also recognizes its share in the changes in the equities of associates. The Group holds interests in two associates, Wowwo E- Ticaret Telekomunikasyon ve Teknoloji A.S. (“Wowwo”) and Ortadogu Yenilenebilir Enerji Uretim San.ve Tic.A.S. (“OYEN”). In July 2025, Korfez Enerji sold its entire interest in Wowwo to related-party Zincir Yapi A.S. The financial statements of Wowwo and OYEN are prepared for the same reporting year as the Group. The accounting policies of both companies are aligned with those of the Group. Therefore, no adjustments are made when measuring and recognizing the Group’s share of the profit or loss of the investees after the date of acquisition.

Any excess of the cost of acquisition over the Group’s share of the net fair value of the identifiable assets, liabilities and contingent liabilities of an associate recognized at the date of acquisition is recognized as goodwill, which is included within the carrying amount of the investment. Any excess of the Group’s share of the net fair value of the identifiable assets, liabilities and contingent liabilities over the cost of acquisition, after reassessment, is recognized immediately in profit or loss.

When necessary, the entire carrying amount of the investment is tested for impairment as a single asset by comparing its recoverable amount (higher of value in use and fair value less costs to sell) with its carrying amount. Any impairment loss recognized forms part of the carrying amount of the investment. Any reversal of that impairment loss is recognized to the extent that the recoverable amount of the investment subsequently increases.

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2.4 Recent accounting pronouncements

The accounting policies adopted in preparation of the consolidated financial statements as of December 31, 2025 are consistent with those of the previous financial year, except for the adoption of new and amended IFRS and IFRIC interpretations effective as of January 1, 2025 and thereafter. The effects of these amendments and interpretations on the Group’s financial position and performance have been disclosed in the related paragraphs.

i)	Standards, amendments and interpretations applicable as of December 31, 2025:

●	Amendment to IFRS 16 – Leases on sale and leaseback; effective from annual periods beginning on or after January 1, 2024. These amendments include requirements for sale and leaseback transactions in IFRS 16 to explain how an entity accounts for a sale and leaseback after the date of the transaction. Sale and leaseback transactions where some or all the lease payments are variable lease payments that do not depend on an index or rate are most likely to be impacted. This change had no impact on the financial position and performance of the Group.

●	Amendments to IAS 7 and IFRS 7 on Supplier finance arrangements; effective from annual periods beginning on or after January 1, 2024. These amendments require disclosures to enhance the transparency of supplier finance arrangements and their effects on a company’s liabilities, cash flows and exposure to liquidity risk. The disclosure requirements are the International Accounting Standards Board’s response to investors’ concerns that some companies’ supplier finance arrangements are not sufficiently visible, hindering investors’ analysis. This change had no impact on the financial position and performance of the Group.

●	IFRS S1 General Requirements for Disclosures about Sustainability Disclosures Related to Financial Information; effective from annual periods beginning on or after January 1, 2024. IFRS S1 provides a set of disclosure requirements designed to enable companies to communicate to investors about the sustainability-related risks and opportunities they face over the short, medium, and long term. The objective of IFRS S1 is to require an entity to disclose information about its sustainability-related risks and opportunities that is useful to primary users of general purpose financial reports in making decisions relating to providing resources to the entity. This change had no impact on the financial position and performance of the Group.

●	IFRS S2 Climate-related Disclosures; effective from annual periods beginning on or after January 1, 2024. IFRS S2 sets out specific climate-related disclosures and is designed to be used with IFRS S1. The objective of IFRS S2 is to require an entity to disclose information about its climate-related risks and opportunities that is useful to primary users of general purpose financial reports in making decisions relating to providing resources to the entity.” We disclosed climate-related matters in Note 2.

●	Amendments to IAS 21 – Lack of exchangeability; effective from annual periods beginning on or after January 1, 2025. An entity is impacted by the amendments when it has a transaction or an operation in a foreign currency that is not exchangeable into another currency at a measurement date for a specified purpose. A currency is exchangeable when there is an ability to obtain the other currency (with a normal administrative delay), and the transaction would take place through a market or exchange mechanism that creates enforceable rights and obligations.

ii)	Standards, amendments, and interpretations that are issued but not effective as of December 31, 2025:

●	Amendment to IFRS 9 and IFRS 7 - Classification and measurement of financial instruments; effective from annual reporting years beginning on or after January 1, 2026 (early adoption is available). These amendments:

●	clarify the requirements for the timing of recognition and derecognition of some financial assets and liabilities, with a new exception for some financial liabilities settled through an electronic cash transfer system;
●	clarify and add further guidance for assessing whether a financial asset meets the solely payments of principal and interest (SPPI) criterion;

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●	add new disclosures for certain instruments with contractual terms that can change cash flows (such as some instruments with features linked to the achievement of environment, social and governance (ESG) targets); and
●	make updates to the disclosures for equity instruments designated at Fair Value through Other Comprehensive Income (FVOCI).

●	Annual improvements to IFRS – Volume 11; Annual improvements are limited to changes that either clarify the wording in an Accounting Standard or correct relatively minor unintended consequences, oversights or conflicts between the requirements in the Accounting Standards. The amendments will be effective for reporting periods beginning on or after 1 January 2026. The 2024 amendments are to the following standards:

●	IFRS 1 First-time Adoption of International Financial Reporting Standards,
●	IFRS 7 Financial Instruments: Disclosures and its accompanying Guidance on implementing IFRS 7,
●	IFRS 9 Financial Instruments,
●	IFRS 10 Consolidated Financial Statements, and
●	IAS 7 Statement of Cash Flows.

●	IFRS 18 Presentation and Disclosure in Financial Statements; effective from annual periods beginning on or after January 1, 2027. This is the new standard on presentation and disclosure in financial statements, with a focus on updates to the statement of profit or loss. The key new concepts introduced in IFRS 18 relate to: (i) the structure of the statement of profit or loss; (ii) required disclosures in the financial statements for certain profit or loss performance measures that are reported outside an entity’s financial statements (that is, management-defined performance measures); and (iii) enhanced principles on aggregation and disaggregation which apply to the primary financial statements and notes in general.

●	IFRS 19 Subsidiaries without Public Accountability: Disclosures; effective from annual periods beginning on or after January 1, 2027. Earlier application is permitted. This new standard works alongside other IFRS Accounting Standards. An eligible subsidiary applies the requirements in other IFRS Accounting Standards except for the disclosure requirements and instead applies the reduced disclosure requirements in IFRS 19. IFRS 19’s reduced disclosure requirements balance the information needs of the users of eligible subsidiaries’ financial statements with cost savings for preparers. IFRS 19 is a voluntary standard for eligible subsidiaries. A subsidiary is eligible if:

●	it does not have public accountability, and
●	it has an ultimate or intermediate parent that produces consolidated financial statements available for public use that comply with IFRS Accounting Standards. Management has assessed that the amendment will have no impact on the consolidated financial statements.

As of the date the accompanying consolidated financial statements were issued, the Group continues in evaluating other impacts of the above amended standards and on its financial position and financial performance from the initial adoption of the aforementioned standards or interpretations and related applicable period. The related impact will be disclosed when the Group completes its evaluation.

2.5 Summary of significant accounting policies

The significant accounting policies followed in the preparation of these consolidated financial statements are summarized below:

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Cash and cash equivalents

Cash and cash equivalents include cash on hand, demand and time deposits with financial institutions, and other short-term, highly liquid investments with original maturities of three months or less, that are readily convertible to known amounts of cash and which are subject to an insignificant risk of changes in value.

From time to time, the Company may maintain bank balances in interest bearing accounts in excess of $250,000, which is currently the maximum amount insured by the FDIC for interest bearing accounts (there is currently no insurance limit for deposits in noninterest bearing accounts). The Company has not experienced any losses with respect to cash. Management believes our Company is not exposed to any significant credit risk with respect to its cash.

From time to time, the Group may maintain bank balances in excess of TRY 950,000 in year 2025 and TRY 650,000 in year 2024 in each credit institution, which is currently the maximum amount insured by the Saving Deposit Insurance Fund (SDIF) for deposits and participation funds. The Group has not experienced any losses with respect to cash. Management believes our Group is not exposed to any significant credit risk with respect to its cash.

Financial instruments

Financial assets and liabilities shall be recognized when the Group becomes a party to the contractual provisions of the instruments.

Financial assets and liabilities are initially recognized at fair values. Transaction costs that are directly attributable to the acquisition or issue of financial assets and financial liabilities (other than financial assets and financial liabilities at fair value through profit or loss) are added to or deducted from the fair value of the financial assets or financial liabilities, as appropriate, on initial recognition. Transaction costs directly attributable to the acquisition of financial assets or financial liabilities at fair value through profit or loss are recognized immediately in profit or loss.

Financial Assets

Initial recognition and measurement

Financial assets are classified, at initial recognition, as subsequently measured at amortized cost, fair value through other comprehensive income (FVOCI), or fair value through profit or loss (FVTPL).

The classification of financial assets at initial recognition depends on the financial asset’s contractual cash flow characteristics and the Group’s business model for managing them. With the exception of trade receivables that do not contain a significant financing component or for which the Group has applied the practical expedient, the Group initially measures a financial asset at its fair value plus, in the case of a financial asset not at fair value through profit or loss, transaction costs. Trade receivables that do not contain a significant financing component or for which the Group has applied the practical expedient are measured at the transaction price.

In order for a financial asset to be classified and measured at amortized cost or FVOCI, it needs to give rise to cash flows that are ‘solely payments of principal and interest (SPPI)’ on the principal amount outstanding. This assessment is referred to as the SPPI test and is performed at an instrument level. Financial assets with cash flows that are not SPPI are classified and measured at fair value through profit or loss, irrespective of the business model.

The Group’s business model for managing financial assets refers to how it manages its financial assets in order to generate cash flows. The business model determines whether cash flows will result from collecting contractual cash flows, selling the financial assets, or both. Financial assets classified and measured at amortized cost are held within a business model with the objective to hold financial assets in order to collect contractual cash flows while financial assets classified and measured at FVOCI are held within a business model with the objective of both holding to collect contractual cash flows and selling.

All financial assets not classified as measured at amortized cost or FVOCI as described above are measured at FVTPL. On initial recognition, the Group may irrevocably designate a financial asset that otherwise meets the requirements to be measured at amortized cost or at FVOCI or at FVTPL if doing so eliminates or significantly reduces an accounting mismatch that would otherwise arise.

Purchases or sales of financial assets that require delivery of assets within a time frame established by regulation or convention in the marketplace (regular way trades) are recognized on the trade date, i.e., the date that the Group commits to purchase or sell the assets.

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Subsequent measurement

For purposes of subsequent measurement, financial assets are classified in three categories:

-	Financial assets at amortized cost

Financial assets at amortized cost are subsequently measured using the effective interest (EIR) method and are subject to impairment. Trade and other receivables are relatively short-term therefore the EIR method would not result in a significant difference. Gains and losses are recognized in profit or loss when the asset is derecognized, modified or impaired.

The Group’s financial assets at amortized cost include trade receivables and other receivables.

-	Financial assets at FVOCI

These assets are subsequently measured at fair value. Other net gains and losses are recognized in other comprehensive income. On derecognition, gains and losses accumulated in other comprehensive income are reclassified to profit or loss.

The Group had no financial assets measured at FVOCI during the years 2025 and 2024.

-	Financial assets at FVTPL

Financial assets at fair value through profit or loss are carried in the statement of financial position at fair value with net changes in fair value recognized in the statement of profit or loss.

This category includes listed equity investments which the Group had not irrevocably elected to classify at FVOCI. Dividends on listed equity investments are recognized as other income in the statement of profit or loss when the right of payment has been established.

Derecognition

A financial asset (or, where applicable, a part of a financial asset or part of a group of similar financial assets) is primarily derecognized (i.e., removed from the Group’s consolidated statements of financial position) when:

-	The rights to receive cash flows from the asset have expired, or

-	The Group has transferred its rights to receive cash flows from the asset or has assumed an obligation to pay the received cash flows in full without material delay to a third party under a ‘pass-through’ arrangement; and either (a) the Group has transferred substantially all the risks and rewards of the asset, or (b) the Group has neither transferred nor retained substantially all the risks and rewards of the asset, but has transferred control of the asset

When the Group has transferred its rights to receive cash flows from an asset or has entered into a pass through arrangement, it evaluates if, and to what extent, it has retained the risks and rewards of ownership. When it has neither transferred nor retained substantially all of the risks and rewards of the asset, nor transferred control of the asset, the Group continues to recognize the transferred asset to the extent of its continuing involvement. In that case, the Group also recognizes an associated liability. The transferred asset and the associated liability are measured on a basis that reflects the rights and obligations that the Group has retained.

Continuing involvement that takes the form of a guarantee over the transferred asset is measured at the lower of the original carrying amount of the asset and the maximum amount of consideration that the Group could be required to repay.

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Impairment

Further disclosures relating to impairment of financial assets are also provided in trade receivables and other receivables.

The Group recognizes an allowance for expected credit losses (ECLs) for all debt instruments not held at fair value through profit or loss. ECLs are based on the difference between the contractual cash flows due in accordance with the contract and all the cash flows that the Group expects to receive, discounted at an approximation of the original effective interest rate. The expected cash flows will include cash flows from the sale of collateral held or other credit enhancements that are integral to the contractual terms.

ECLs are recognized in two stages. For credit exposures for which there has not been a significant increase in credit risk since initial recognition, ECLs are provided for credit losses that result from default events that are possible within the next 12 months (a 12-month ECL). For those credit exposures for which there has been a significant increase in credit risk since initial recognition, a loss allowance is required for credit losses expected over the remaining life of the exposure, irrespective of the timing of the default (a lifetime ECL).

For trade receivables, the Group applies a simplified approach in calculating ECLs. Therefore, the Group does not track changes in credit risk, but instead recognizes a loss allowance based on lifetime ECLs at each reporting date. The Group has established a provision matrix that is based on its historical credit loss experience, adjusted for forward-looking factors specific to the debtors and the economic environment.

The Group considers a financial asset in default when contractual payments are 60 days past due. However, in certain cases, the Group may also consider a financial asset to be in default when internal or external information indicates that the Group is unlikely to receive the outstanding contractual amounts in full before taking into account any credit enhancements held by the Group. A financial asset is written off when there is no reasonable expectation of recovering the contractual cash flows.

Financial liabilities

Initial recognition, measurement and presentation

Financial liabilities are classified, at initial recognition, as borrowings and payables, as appropriate.

All financial liabilities are recognized initially at fair value and, in the case of borrowings and payables, net of directly attributable transaction costs.

The Group’s financial liabilities include trade and other payables and borrowings.

The Group classifies financial liabilities that arise from supplier finance arrangement within trade and other payables in the statement of financial position if they have a similar nature and function to trade payables. This is the case if the supplier finance arrangement is part of the working capital used in the Group’s normal operating cycle, the level of security provided is similar to trade payables and the terms of the liabilities that are part of the supply chain finance arrangement are not substantially different from the terms of trade payables that are not part of the arrangement. Cash flows related to liabilities arising from supplier finance arrangements that are classified in trade and other payables in the consolidated statements of financial position are included in operating activities in the consolidated statements of cash flows. No supplier finance arrangement for the Group.

Subsequent measurement

For purposes of subsequent measurement, financial liabilities are classified in the following category:

Financial liabilities at amortized cost (borrowings)

This is the category most relevant to the Group. After initial recognition, interest-bearing borrowings are subsequently measured at amortized cost using the EIR method. Gains and losses are recognized in profit or loss when the liabilities are derecognized as well as through the EIR amortization process.

Amortized cost is calculated by taking into account any discount or premium on acquisition and fees or costs that are an integral part of the EIR. The EIR amortization is included as finance costs in the statement of profit or loss.

F-18

Derecognition

A financial liability is derecognized when the obligation under the liability is discharged or cancelled or expires. When an existing financial liability is replaced by another from the same lender on substantially different terms, or the terms of an existing liability are substantially modified, such an exchange or modification is treated as the derecognition of the original liability and the recognition of a new liability. The difference in the respective carrying amounts is recognized in the statement of profit or loss.

Offsetting of financial instruments

Financial assets and financial liabilities are offset and the net amount is reported in the consolidated statements of financial position if there is a currently enforceable legal right to offset the recognized amounts and there is an intention to settle on a net basis, to realize the assets and settle the liabilities simultaneously.

Related parties

For the purpose of these consolidated financial statements, shareholders who have control or joint control over the Group, key management personnel and Board members, in each case together with their close family members and the legal entities over which these related parties exercise control and significant influence, subsidiaries and joint ventures are considered and referred to as related parties.

Inventories

Inventories are valued at the lower of cost and net realizable value. Costs incurred in bringing each product to its present location and condition is defined as the initial cost. The cost of inventories is determined using the weighted average method. Net realizable value is the estimated selling price in the ordinary course of business, less estimated costs necessary to make the sale. Provision for inventories is accounted in cost of inventory sold.

Impairment of non-financial assets

The Group assesses, at each reporting date, whether there is any indication that a non-financial asset may be impaired. If such an indication exists, the Group estimates the asset’s recoverable amount. An asset is considered impaired when its carrying amount exceeds its recoverable amount. Impairment losses are recognized in the statement of profit or loss and other comprehensive income.

The recoverable amount is the higher of an asset’s fair value less costs of disposal and its value in use, which is based on the discounted future cash flows expected to be derived from the asset, reflecting management’s expectations of future economic and operating conditions. For the purpose of assessing impairment, assets are grouped at the lowest level for which there are separately identifiable cash inflows, defined as the cash-generating unit. An assessment is made at each reporting date to determine whether there is any indication that previously recognized impairment losses no longer exist or may have decreased.

Any reversal of an impairment loss is limited to the asset’s carrying amount that would have been determined, net of depreciation or amortization, had no impairment loss been recognized.

F-19

Property, plant and equipment

Property and equipment are carried at cost less accumulated depreciation and are amortized on a straight-line basis. Subsequent costs are included in the asset’s carrying amount or recognized as a separate asset, as appropriate, only when it is probable that future economic benefits associated with the item will flow to the Group and the cost of the item can be measured reliably. The carrying amount of the replaced part is derecognized. Repairs and maintenance are charged to the profit or loss of the statement of comprehensive income as incurred. The cost includes expenditure that is directly attributable to the acquisition of the items. The assets’ residual values and estimated useful economic life is reviewed at the end of each reporting year and adjusted prospectively if appropriate. The depreciation periods for property, plant and equipment, which approximate the useful life of such assets, are as follows:

Plant, Machinery and Equipment	3–30 years
Vehicles	5 years
Fixtures	2-15 years
Leasehold improvements	5-14 years

An impairment loss is charged to profit and loss for the amount by which the carrying amount of the asset exceeds its recoverable amount, which is the higher of the asset’s net selling price and value in use.

Repair and maintenance expenses are expensed as incurred. Repair and maintenance expenditures are capitalized if they result in the enlargement or visible improvement of the related asset.

Gains or losses on disposals of property and equipment, which is determined by comparing the proceeds with the carrying amount, are included in the related income and expense accounts, as appropriate.

Intangible assets

Acquired intangible assets include acquired rights of use, information systems and other identifiable rights. Intangible assets with finite useful life are carried at cost less residual values, if any, accumulated amortization and accumulated impairment losses.

Intangible assets with a finite life, other than capitalized exploration and appraisal costs as described below, are amortized on a straight-line basis over their estimated useful life. The estimated useful life and depreciation method are reviewed at each year-end, with the effect of any changes in estimate accounted for on a prospective basis.

Rights	5–15 years
Other intangible assets	3-18 years

Oil and Gas Properties

Oil and gas properties acquired are initially recognized at cost, comprising the purchase price and directly attributable transaction costs. Subsequent costs are capitalized only when it is probable that future economic benefits will flow to the Group and the costs can be measured reliably.

Oil and gas properties are depleted using the unit-of-production (“UOP”) method, based on the ratio of production in the period to the related estimated proved reserves. Changes in reserve estimates are accounted for prospectively. Reserve estimates are reviewed annually by independent qualified reservoir engineers.

In the event that the unit-of-production method does not result in an equitable allocation of cost over the economic life of an upstream asset, an alternative method is used. The straight-line method is used in limited situations where the expected life of the asset does not reasonably correlate with that of the underlying reserves. For example, certain assets used in the production of oil and natural gas have a shorter life than the reserves, and as such, the Corporation uses straight-line depreciation to ensure the asset is fully depreciated by the end of its useful life.

Oil and gas properties are assessed for impairment in accordance with IAS 36 whenever events or circumstances indicate that the carrying amount may not be recoverable, with the Group’s oil and gas properties grouped into one CGU: the Yates and Harris Queen Gas Field, and no impairment loss was recognized for the year ended December 31, 2025.

Asset retirement obligations associated with oil and gas properties are recognized in accordance with IAS 37 and the estimated cost is capitalized as part of the cost of the related asset (see Note 21).

F-20

Investment property

Investment property, defined as property held to earn rentals and/or for capital appreciation (including property under construction for such purposes), is measured initially at cost, inclusive of transaction costs. Subsequent to initial recognition, investment property is measured at fair value. Changes in fair value are recognized in profit or loss in the period in which they arise. An investment property is derecognized upon disposal or when the investment property is permanently withdrawn from use and no future economic benefits are expected from the disposal. Any resulting gain or loss arising on derecognition of the property, calculated as the difference between the net disposal proceeds and the carrying amount of the asset, is included in profit or loss in the year in which the property is derecognized.

Leases

At the inception of a contract, the Group assesses whether the contract is, or contains, a lease. A contract is, or contains, a lease if the contract conveys right to control the use of an identified asset for a period of time in exchange for consideration.

For a contract that is, or contains, a lease, the Group accounts for each lease component within the contract as lease separately from non-lease components of the contract.

The Group determines the lease term as the non-cancellable period of lease, together with both:

-	periods covered by an option to extend the lease if the lessee is reasonably certain to exercise that option; and

-	periods covered by an option to terminate the lease if the lessee is reasonably certain not to exercise that option.

In assessing whether a lessee is reasonably certain to exercise an option to extend a lease, or not to exercise an option to terminate a lease, the Group considers all relevant facts and circumstances that create an economic incentive for the lessee to exercise the option to extend the lease, or not to exercise the option to terminate the lease. The Group revises the lease term if there is a change in the non-cancellable period of lease.

The Group as a lessee

For a contract that contains a lease component and one or more additional lease or non-lease components, the Group allocates the consideration in the contract to each component on the basis of the relative stand-alone price of the lease component and the aggregate stand-alone price of the non-lease components.

The relative stand-alone price of lease and non-lease components is determined on the basis of the price the lessor, or a similar supplier, would charge an entity for that component, or a similar component, separately. If an observable stand-alone price is not readily available, the Group estimates the stand-alone price, maximizing the use of observable information.

For determination of the lease term, the Group reassesses whether it is reasonably certain to exercise an extension option, or not to exercise a termination option, upon the occurrence of either a significant event or a change in circumstances that:

-	is within the control of the Group,

-	affects whether the Group is reasonably certain to exercise an option not previously included in its determination of the lease term, or not to exercise an option previously included in its determination of the lease term.

At the commencement date, the Group recognizes a right of use asset and a lease liability under the lease contract.

Short-term lease agreements with a lease term of 12 months or less and agreements determined by the Group as low value have been determined to be within the scope of the practical expedient included in IFRS 16. For these agreements, the lease payments are recognized as other operating expenses in the period in which they are incurred. Such expenses have no significant impact on Group’s consolidated financial statements.

F-21

Lease liability

Lease liability is initially recognized at the present value of future lease payments that are not paid at the commencement date. The lease payments are discounted using the interest rate implicit in the lease, if that rate can be readily determined. If that rate cannot be readily determined, the Group uses its incremental borrowing rate.

After initial recognition, the lease liability is measured by: (a) increasing the carrying amount to reflect interest on the lease liability; (b) reducing the carrying amount to reflect the lease payments made; and (c) remeasuring the carrying amount to reflect any reassessment or lease modifications or to reflect revised in-substance fixed lease payments.

The Group remeasures the lease liabilities to reflect changes to lease payments by discounting the revised lease payments using a revised discount rate when: (a) there is a change in the lease term as a result of reassessment of the expectation to exercise a renewal option, or not to exercise a termination option as discussed above; or (b) there is a change in the assessment of an option to purchase the underlying asset. The Group determines the revised discount rate as the interest rate implicit in the lease for the remainder of the lease term if that rate can be readily determined, or if not, its incremental borrowing rate at the date of reassessment.

Where: (a) there is a change in the amounts expected to be payable under a residual value guarantee; or (b) there is a change in the future lease payments resulting from a change in an index or a rate used to determine those payments, including changes to reflect changes in market rental rates following a market rent review, the Group remeasures the lease liabilities by discounting the revised lease payments using an unchanged discount rate unless the change in lease payments results from a change in floating interest rates. In such cases, the Group uses the revised discount rate that reflects the changes in the interest rate.

The Group recognizes the amount of the remeasurement of lease liability as an adjustment to the right of use asset. When the carrying amount of the right of use asset is reduced to zero and there is further reduction in the measurement of the lease liability, the Group recognizes any remaining amount of the remeasurement in profit or loss.

The Group accounts for a lease modification as a separate lease if both:

-	The modification increases the scope of the lease by adding the right to use one or more underlying assets;

-	The consideration for the lease increases by an amount commensurate with the stand-alone price for the increase in scope and any appropriate adjustments to that stand-alone price to reflect the circumstances of the particular contract.

For lease modifications that are not accounted for as a separate lease, the Group, at the effective date of the lease modification; (a) allocates the consideration in the modified contract; (b) determines the lease term of the modified lease; and (c) remeasures the lease liability by discounting the revised lease payments using a revised discount rate.

The revised discount rate is determined as the interest rate implicit in the lease for the remainder of the lease term, if that rate can be readily determined, or the lessee’s incremental borrowing rate at the effective date of the modification, if the interest rate implicit in the lease cannot be readily determined.

Right of use assets

The right of use asset is initially recognized at cost comprised of:

-	The amount of the initial measurement of the lease liability,

-	Any lease payments made at or before the commencement date, less any lease incentives received,

-	Any initial direct costs incurred by the Group, and

-	An estimate of costs to be incurred by the Group in dismantling and removing the underlying asset, restoring the site on which it is located or restoring the underlying asset to the condition required by the terms and conditions of the lease. These costs are recognized as part of the cost of right of use asset when the Group incurs an obligation for these costs. The obligation for these costs is incurred either at the commencement date or as a consequence of having used the underlying asset during a particular period.

F-22

Right of use assets are amortized on a straight-line basis over their estimated useful lives and carried at cost less accumulated amortization and impairment losses. Adjustments are made for any re-measurement of lease liabilities. Useful life is determined as the shorter of the estimated useful life and the lease term. Useful lives of right of use assets are as follows:

	Estimated useful life	Depreciation rate
Buildings	20 years	5%

The Group as a lessor

The group enters into lease agreements as a lessor with respect to some of its investment properties.

Leases for which the group is a lessor are classified as finance or operating leases. Whenever the terms of the lease transfer substantially all the risks and rewards of ownership to the lessee, the contract is classified as a finance lease. All other leases are classified as operating leases.

Rental income from operating leases is recognized on a straight-line basis over the term of the relevant lease. Initial direct costs incurred in negotiating and arranging an operating lease are added to the carrying amount of the leased asset and recognized on a straight-line basis over the lease term.

Subsequent to initial recognition, the group regularly reviews the estimated unguaranteed residual value and applies the impairment requirements of IFRS 9, recognizing an allowance for expected credit losses on the finance lease receivables.

Finance lease income is calculated with reference to the gross carrying amount of the lease receivables, except for credit impaired financial assets for which interest income is calculated with reference to their amortized cost (i.e. after a deduction of the loss allowance).

When a contract includes both lease and non-lease components, the group applies IFRS 15 to allocate the consideration under the contract to each component.

Deferred income taxes

Deferred income tax is accounted for using the liability method, based on temporary differences arising between the tax bases of assets and liabilities and their carrying amounts in the financial statements. Deferred tax calculations use tax rates that are enacted or substantively enacted as of the reporting date.

Deferred tax liabilities are recognized for all taxable temporary differences, whereas deferred tax assets arising from deductible temporary differences, tax losses, or tax incentives are recognized to the extent that it is probable that future taxable profit or taxable temporary differences will be available against which the deductible temporary differences can be utilized. Deferred tax assets and liabilities are presented net when there is a legally enforceable right to offset current tax receivables against current tax liabilities, and when the deferred tax assets and liabilities relate to taxes levied by the same tax authority on the same taxable entity.

Provision for post-employment benefits

Under the Turkish Labor Law, the Group is required to pay post-employment benefits to each employee who has completed one year of service and achieves the retirement age (58 for women and 60 for men), or whose employment is terminated without due cause, or is called up for military service, or dies.

F-23

The provision for post-employment benefits represents the present value of the estimated total reserve of the future probable obligation of the Group arising from the retirement of the employees calculated using the “Projected Unit Credit Method” and based on factors derived using the experience of personnel terminating their services.

The current service cost, which is recognized in the consolidated statements of comprehensive income, reflects the increase in the defined benefit obligation resulting from employee service in the current year. Actuarial gains and losses arising from experience adjustments and changes in actuarial assumptions are charged or credited to equity in other comprehensive income in the period in which they arise. Past-service costs are recognized immediately in statement of profit or loss and other comprehensive income.

Asset retirement obligation

Provisions are recognized for the asset retirement obligation associated with the Company’s exploration and evaluation assets and oil and gas. Provisions for the asset retirement obligation are measured at the present value of management’s best estimate of the future cash flows required to settle the present obligation, using the credit-adjusted risk-free interest rate. The value of the obligation is added to the carrying amount of the associated asset and amortized over the useful life of the asset. The provision is accreted over time with actual expenditures charged against the accumulated obligation. Changes in the future cash flow estimates resulting from revisions to the estimated timing or amount of undiscounted cash flows are recognized as a change in the asset retirement obligation and related assets.

Commitments, contingent assets and liabilities

Contingent assets and liabilities

A contingent liability is a possible obligation that arises from past events whose existence would be confirmed by the occurrence or non-occurrence of one or more uncertain future events beyond the control of the Group or a present obligation that is not recognized because it is not probable that an outflow of resources would be required to settle the obligation. Contingent liability also arises in extremely rare cases where there is a liability that cannot be recognized because it cannot be measured reliably. The Group does not recognize contingent liability as of December 31, 2025 and 2024. A contingent asset is not recognized in the financial statements but disclosed when an inflow of economic benefits is probable.

Commitments

A commitment is an enforceable, legally binding agreement to make a payment in the future for the purchase of goods and services. Commitments are not recognized in the consolidated financial statements, only disclosed (Note 15).

Revenue recognition

Revenue from contracts with customers is recognized when control of the goods or services is transferred to the customer at an amount that reflects the consideration to which the Group expects to be entitled in exchange for those goods or services. The Group has generally concluded that it acts as the principal in its revenue arrangements.

Revenue is recognized at the transaction price allocated to each performance obligation, which represents the consideration expected in exchange for transferring promised goods or services to a customer. Control is deemed to be transferred when the customer obtains the ability to direct the use of and obtain substantially all of the remaining benefits from the goods or services.

Under the IFRS 15 five-step model for revenue recognition, the Group evaluates each contract to identify distinct performance obligations and determines whether each obligation is satisfied over time or at a point in time.

Sale of electricity

Revenues from the sale of electricity are recognized when the performance obligation to transfer the electricity is satisfied upon the actual delivery of electricity to the customer. The Group’s revenue from its business activities mostly arises from its Power Purchase Agreements (PPA) to provide electricity to local electricity authorities, Enerji Piyasalari Isletme A.S. (“EPIAS”). The agreements are for a predetermined period and at a fixed tariff, including one performance obligation. The Group uses the YEKDEM Price officially published, and the transmission is monitored by EPIAS system. The remaining produced electricity is sold at market rates.

F-24

Pursuant to long-term agreements with Istanbul Cevre Koruma ve Atik Maddeleri Degerlendirme Sanayi ve Ticaret A.S. and Izmit Atik ve Artiklari Aritma Yakma ve Degerlendirme A.S., both municipal enterprises, Yesil Global and its subsidiary Korfez Enerji receive the rights to collect and utilize landfill gas in exchange for a revenue share of 11.1% to 40%, depending on the site.

Contract liabilities

A contract liability is recognized if a payment is received or a payment is due (whichever is earlier) from a customer before the Group transfers the related goods or services. Contract liabilities are recognized as revenue when the Group performs under the contract (i.e., transfers control of the related goods or services to the customer). Total customer deposits of TRY 72,379,378 recorded as of December 31, 2023 were recognized in revenue during the fiscal year ended December 31, 2024. Total customer deposits of TRY 145,090,786 recorded as of December 31, 2024 were recognized in revenue during the fiscal year ended December 31, 2025.

Earnings per share

Earnings per share is calculated by dividing net profit by the weighted average number of shares outstanding during the relevant period. In Turkiye, companies can increase their capital through the distribution of ‘bonus shares’ to shareholders from retained earnings of prior years. When calculating earnings per share, such bonus share issuances are considered as issued shares. Accordingly, the weighted average number of shares used in the earnings per share calculation is determined by retroactively applying the issuance of bonus shares. The Group did not issue any bonus shares during the years 2024 and 2025.

Restricted reserves

According to Article 519 of the Turkish Commercial Code No. 6102, the general legal reserve is appropriated out of the statutory profits at the rate of 5% per annum, until the total reserve reaches 20% of the company’s paid-in capital. After distributing a 5% first dividend to shareholders, 10% of the profit distributed as dividend must also be set aside as a reserve. No dividends were declared or paid during years 2025 and 2024. According to the Turkish Commercial Code, unless the general legal reserve does not exceed half of the share capital or issued capital, it may only be used to cover losses, to continue the business when business is not going well, or to take measures to prevent unemployment and mitigate its consequences.

Fair value measurements

The Group measures its equity investments at fair value at the end of each reporting year. Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The fair value measurement is based on the presumption that the transaction to sell the asset or transfer the liability takes place either in the principal market for the asset or liability, or in the absence of a principal market, in the most advantageous market for the asset or liability. The principal or the most advantageous market must be accessible by the Group. The fair value of an asset or a liability is measured using the assumptions that market participants would use when pricing the asset or liability, assuming that market participants act in their economic best interest.

A fair value measurement of a non-financial asset takes into account a market participant’s ability to generate economic benefits by using the asset in its highest and best use or by selling it to another market participant that would use the asset in its highest and best use.

F-25

The Group uses valuation techniques that are appropriate in the circumstances and for which sufficient data is available to measure fair value, maximizing the use of relevant observable inputs and minimizing the use of unobservable inputs

All assets and liabilities for which fair value is measured or disclosed in the financial statements are categorized within the fair value hierarchy, described as follows, based on the lowest level input that is significant to the fair value measurement as a whole:

Level 1	-	based on quoted prices (unadjusted) in active markets for identical assets or liabilities

Level 2	-	based on valuation techniques for which the lowest level input that is significant to the fair value measurement is observable, either directly or indirectly

Level 3	-	based on valuation techniques for which the lowest level input that is significant to the fair value measurement is unobservable

For assets and liabilities that are recognized in the financial statements on a recurring basis, the Group determines whether transfers have occurred between levels in the hierarchy by reassessing categorization (based on the lowest level input that is significant to the fair value measurement as a whole) at the end of each reporting year.

Events after the reporting year

If the Group receives information after the reporting year, but prior to the date of authorization for issue, about conditions that existed at the end of the reporting year, it will assess whether the information affects the amounts that it recognizes in its financial statements. The Group will adjust the amounts recognized in its financial statements to reflect any adjusting events after the reporting year and update the disclosures that relate to those conditions in light of the new information. For non-adjusting events after the reporting year, the Group will not change the amounts recognized in its financial statements, but will disclose the nature of the non-adjusting events and an estimate of their financial effects, or a statement that such an estimate cannot be made, if applicable.

Segment reporting of financial information

Operating segments are identified on the same basis as financial information is reported internally to the Group’s chief operating decision maker (“CODM’’), the chief executive officer. The Group management determines operating segments by reference to the reports reviewed by the CODM to make strategic decisions.

NOTE 3 – CASH AND CASH EQUIVALENTS

The analysis of cash and cash equivalents as of December 31, 2025 and 2024 are as follows:

	December 31, 2025	December 31, 2024
Cash at banks
- Demand deposits	28,037,452	61,527,515
- Time deposits	-	155,408,461
Other cash and cash equivalents	355,280	465,283
Total	28,392,732	217,401,259

As of December 31, 2025 and 2024, there were no restricted deposit balances in cash and cash equivalents.

NOTE 4 – FINANCIAL INVESTMENTS

	December 31, 2025	December 31, 2024
Financial assets measured at fair value through profit or loss
Equity shares-Stocks	111,000	474,237
Total	111,000	474,237

F-26

As of December 31, 2025, the fair value of the investments has been valued based on the best bid prices closing on Borsa Istanbul A.S. (“BIST”).

According to IFRS 13 Fair Value Measurement Standard, to enhance consistency and comparability in fair value measurements and related disclosures, a fair value hierarchy has been established, classifying the inputs used in valuation methods into three levels. Level 1 inputs are quoted prices in active markets for identical assets or liabilities that the entity can access at the measurement date. The fair value of the mentioned investment held by the Group has been determined based on the best bid price closing on BIST as of December 31, 2025 and 2024.

The credit risk analysis of financial investments as of December 31, 2025 and 2024 is detailed in Note 32.

The movements of financial assets measured at fair value through profit or loss are as follows:

	For the year ended December 31, 2025	For the year ended December 31, 2024
Beginning balance of the year	362,311	391,799
Change in fair value recognized in profit or loss	(251,311)	(29,488)
Ending balance of the year	111,000	362,311
Hyperinflation adjustment	-	111,926
Ending balance of the year after hyperinflation adjustment	111,000	474,237

NOTE 5 – BANK BORROWINGS

	December 31, 2025	December 31, 2024
Short-term bank borrowings	-	598,378,663
Short-term portion of long-term borrowings	60,458,523	64,720,645
Long-term bank borrowings	177,184,303	309,817,873
Total	237,642,826	972,917,181

Bank borrowings details are as follows:

As of December 31, 2025

Banks	Currency	Loan Balance	Equivalent Value in TRY	Loan Acquisition Date	Interest Rate %	Maturity Date
Turkiye Halk Bankasi A.S. (“Bank A”)	TRY	237,642,826	237,642,826	02/19/2021	13.50	02/19/2029
Subtotal from Bank A			237,642,826

As of December 31, 2024

Banks	Currency	Loan balance	Equivalent Value in TRY	Loan Acquisition Date	Interest Rate %	Maturity Date
Bank A	TRY	213,989,937	213,989,937	02/19/2021	13.50	02/19/2029
Bank A	TRY	161,782,195	161,782,195	02/19/2021	13.50	02/19/2029
Bank A total			375,772,132
Denizbank A.S. (“Bank B”)	TRY	117,803,095	117,803,095	11/05/2024	53.00	07/01/2025
Bank B	USD	684,448	31,556,199	02/28/2020	8.00	10/31/2025
Bank B	USD	3,664,659	167,719,803	07/07/2020	8.00	10/31/2025
Bank B	TRY	280,065,952	280,065,952	03/13/2024	42.50	07/31/2025
Bank B total			597,145,049
Total			972,917,181

F-27

As of December 31, 2025, the Group’s borrowings from Bank A were secured by the following:

-	A TRY 7,330,652,500 mortgage of investment properties.

As of December 31, 2024, the Group’s borrowings from Bank B were secured by the following:

-	A TRY 555,496,000 pledge, including all equity shares owned by the Group’s shareholders and total assets.

-	A TRY 2,163,191,580 joint guarantee by the Group and its major shareholders.

As of December 31, 2024, the Group’s borrowings from Bank A were secured by the following:

-	A TRY 6,232,725,100 mortgage of investment properties.

-	A TRY 700,000,000 joint guarantee by the Group and its major shareholders.

The movement schedule of the Group’s bank borrowings is as follows:

	For the year ended December 31, 2025	For the year ended December 31, 2024
Beginning balance of the year	705,335,134	821,624,273
Addition	-	536,216,667
Accrued interest added to principal	108,595,818	259,476,500
Payments of principal	(531,009,033)	(676,774,755)
Payments of interest	(108,595,818)	(259,476,500)
Effect of exchange rate changes	949,317	24,268,949
Ending balance of the year	175,275,418	705,335,134
Debt discount amortization	62,367,408	37,960,667
Ending balance of the year after debt discount amortization	237,642,826	743,295,801
Hyperinflation adjustment	-	229,621,380
Ending balance of the year after hyperinflation adjustment	237,642,826	972,917,181

The repayment schedule of the Group’s bank borrowings is as follows:

	December 31, 2025	December 31, 2024
To be paid within 1 year	60,458,523	663,099,308
To be paid between 1-5 years	177,184,303	309,817,873
Total	237,642,826	972,917,181

F-28

NOTE 6 – TRADE RECEIVABLES, OTHER RECEIVABLES AND TRADE PAYABLES

The trade receivables of the Group mostly consist of receivables from corporate customers.

	December 31, 2025	December 31, 2024
Trade receivables from related parties	11,920,678	27,928,047
Trade receivables from third parties	239,028,189	293,427,767
Less: Expected credit loss allowance	(12,045,098)	(3,064,172)
Total	238,903,769	318,291,642

Trade receivables consist of receivables from customers for goods sold or services provided in the normal course of business. The Group holds its trade receivables to collect contractual cash flows and accordingly measures them at amortized cost using the effective interest method.

Expected credit losses on trade receivables are calculated by analyzing the current financial position and taking into account the general economic conditions of the industry in which the relevant customer operates and the conditions at the reporting date. The effects of expected credit losses have been calculated and recognized in the financial statements.

The movements in expected credit loss allowance of trade receivables for the years ended December 31, 2025 and 2024 are as follows:

	For the year ended December 31, 2025	For the year ended December 31, 2024
Beginning balance of the year	2,340,987	676,693
Provisions allocated during the year	9,704,111	1,664,294
Ending balance of the year	12,045,098	2,340,987
Hyperinflation adjustment	-	723,185
Ending balance of the year after hyperinflation adjustment	12,045,098	3,064,172

Other receivables

	December 31, 2025	December 31, 2024
Other receivables from related parties	735,056,003	303,485,307
Other receivables from third parties	47,666,780	55,794,724
Less: Expected credit loss allowance	(7,642,738)	(13,661,282)
Total	775,080,045	345,618,749

The other receivables from related parties primarily relate to transactions of investment properties, rental income, and other services provided.

The movements in expected credit loss allowance of other receivables for the years ended December 31, 2025 and 2024 are as follows:

	For the year ended December 31, 2025	For the year ended December 31, 2024
Beginning balance of the year	10,437,038	8,609,981
Provisions allocated during the year	4,000,000	1,827,057
Write-off during the year	(6,794,300)	-
Ending balance of the year	7,642,738	10,437,038
Hyperinflation adjustment	-	3,224,244
Ending balance of the year after hyperinflation adjustment	7,642,738	13,661,282

The trade payables of the Group mostly consist of payable to suppliers.

F-29

Trade payables

	December 31, 2025	December 31, 2024
Trade payables	386,871,440	432,483,699
Trade payables, related parties	1,447,893	714,741,815
Note payables	149,211,873	313,075,940
Note payables, related parties	67,534,757	189,869,911
Total	605,065,963	1,650,171,365

NOTE 7 – INVENTORIES

The Group’s inventories at the end of each of the years are as follows:

	December 31, 2025	December 31, 2024
Supplies and spare parts of gas engines	195,947,570	218,324,305
Total	195,947,570	218,324,305

NOTE 8 – CONTRACT LIABILITIES

	December 31, 2025	December 31, 2024
Advances received from third parties	259,647,798	159,512,644
Advances received from related parties	18,463,841	30,400,064
Total	278,111,639	189,912,708

The movements in contract liabilities for the years ended December 31, 2025 and 2024 are as follows:

	For the year ended December 31,2025	For the year ended December 31,2024
Beginning balance of the year	145,090,786	72,379,378
Decrease in contract liabilities as a result of recognizing revenue during the period was included in the contract liabilities at the beginning of the year	(145,090,786)	(72,379,378)
Decrease in contract liabilities as a result of recognizing revenue during the year	(2,141,784,515)	(1,885,343,766)
Increase in contract liabilities as a result of billings in advance of performance obligation under contracts	2,419,896,154	2,030,434,552
Ending balance of the year	278,111,639	145,090,786
Hyperinflation adjustment	-	44,821,922
Ending balance of the year after hyperinflation adjustment	278,111,639	189,912,708
Including:
Ending balance of the year, third parties	259,647,798	159,512,644
Ending balance of the year, related parties	18,463,841	30,400,064

Advance received from third parties consist of advances received from EPIAS. In the daily advance payment system, daily production estimates related to energy production are entered into EPIAS’s system by the power plants. Advance payments are made two days before the actual production date and is based on EPIAS’s expected demands. On the 15th day of the following month, the Group will settle with EPIAS based on the actual production. The payments from EPIAS are generally within 7 days.

F-30

NOTE 9 –INVESTMENTS IN ASSOCIATES

Details of each of the Group’s associates at the end of the reporting year are as follows:

Name of associates	Country of incorporation	Proportion of ownership interests held
		December 31, 2025	December 31, 2024
Wowwo E-Ticaret Telekomunikasyon ve Teknoloji A.S.*	Turkiye	-	45.58%
Ortadogu Yenilenebilir Enerji Uretim San.ve Tic.A.S.	Turkiye	45.00%	45.00%

* In July 2025, Korfez Enerji sold its entire interest in Wowwo to related-party Zincir Yapi A.S. for a consideration of TRY 1,379,200,000, a decision which was made for business strategy reasons. Wowwo remains a related party to the Company. The transaction was accounted for as a transaction under common control. Accordingly, no gain or loss was recognized in profit or loss, and the difference of TRY 1,199,094,030 between consideration and the carrying amount of the investment was recognized in additional paid-in capital.

Both the above associates are accounted for under the equity method in the consolidated financial statements.

Investments accounted for using the equity method are as follows:

	December 31, 2025	December 31, 2024
Wowwo E-Ticaret Telekomunikasyon ve Teknoloji A.S.	-	1,008,432,032
Ortadogu Yenilenebilir Enerji Uretim San.ve Tic. A.S.	4,001,398	6,985,556
Total	4,001,398	1,015,417,588

Impairment	-	(777,593,898)
Net value	4,001,398	237,823,690

The movement of investments accounted for using the equity method is as follows:

	For the year ended December 31, 2025	For the year ended December 31, 2024
Beginning balance of the year*	216,987,232	378,294,335
Share of loss	(32,879,864)	(188,819,254)
Disposal	(180,105,970)	-
Impairment	-	(7,780,941)
Hyperinflation adjustment	-	56,129,550
Ending balance of the year after hyperinflation adjustment	4,001,398	237,823,690

* The beginning balance includes the Group’s investment in Wowwo E-Ticaret Telekomunikasyon ve Teknoloji A.S. (“Wowwo”), which was disposed in July 2025. Wowwo portion has been restated using the general price index at the disposal date rather than at the reporting date. As a result, the beginning balance does not agree to the prior year’s ending balance, which was presented in December 31, 2025 purchasing power.

The financial information of Wowwo E-Ticaret Telekomunikasyon ve Teknoloji A.S. and Ortadogu Yenilenebilir Enerji Uretim San.ve Tic. A.S., which are accounted through equity method, as of December 31, 2025 and 2024 are as follows:

F-31

Wowwo E-Ticaret Telekomunikasyon ve Teknoloji A.S.

	December 31, 2025	December 31, 2024
Total assets	-	1,141,737,423
Total liabilities	-	569,475,784
Net assets	-	572,261,639

	For the year ended December 31, 2025	For the year ended December 31, 2024
Revenue	-	27,510,430
Cost of sales	-	(4,708,035)
Gross profit	-	22,802,395
Operating expenses	-	(50,528,778)
Operating loss	-	(27,726,383)
Expenses from investing activities	-	(272,295,524)
Financial expenses	-	(5,370,773)
Other income	-	1,605,490
Hyperinflation adjustment	-	(349,299,215)
Income tax benefit	-	122,271,385
Net loss for the year	-	(530,815,020)

Ortadogu Yenilenebilir Enerji Uretim San.ve Tic. A.S.

	December 31, 2025	December 31, 2024
Total assets	32,051,531	29,008,097
Total liabilities	438,508	13,484,639
Net assets	31,613,023	15,523,458

	For the year ended December 31, 2025	For the year ended December 31, 2024
Revenue	409,056	363,869
Cost of sales	(409,056)	(1,615,007)
Gross profit	-	(1,251,138)
Operating expenses	(6,463,435)	(2,657,355)
Operating loss	(6,463,435)	(3,908,493)
Financial expenses	-	(35,554)
Other income	1,069,329	1,301,109
Hyperinflation adjustment	-	1,052,920
Other expenses	(582,778)	-
Income tax expenses	-	(1,157,018)
Net loss for the year	(5,976,884)	(2,747,036)

NOTE 10 –INVESTMENT PROPERTIES

The Group’s has the following investment properties as of December 31, 2025 and 2024:

	December 31, 2025	December 31, 2024
Land and Plots	1,414,563,930	1,390,246,687
Buildings	9,350,342,500	8,614,904,378
Total	10,764,906,430	10,005,151,065

F-32

The movement of investment properties is as follows:

	For the year ended December 31,2025	For the year ended December 31,2024
Beginning balance of the year	7,643,802,500	4,261,011,000
Additions	643,040,600	2,073,090,795
Transfer from property, plant, and equipment	56,599,373	-
Disposals	(87,200,000)	(1,851,015,078)
Changes in fair value	2,508,663,957	3,160,715,783
Ending balance of the year	10,764,906,430	7,643,802,500
Hyperinflation adjustment	-	2,361,348,565
Ending balance of the year after hyperinflation adjustment	10,764,906,430	10,005,151,065

The Group classifies buildings held to earn rentals or for capital appreciation or both, rather than for use in the production of goods or services, or for administrative purposes or sale in the ordinary course of business as investment property. The rental income earned was TRY 97,173,953 and TRY 34,999,941 for year 2025 and 2024, respectively.

The fair value of the investment properties was measured using the market approach and cost approach based on Level 3 inputs by independent professional appraisers. The fair values of the buildings were determined based on (i) the market comparable approach, which involves examining comparable samples with common fundamental characteristics to the appraised property, and (ii) the cost approach, which estimates the fair value of the property by combining the land value—determined based on comparable plots in similar areas—and the estimated construction cost of the property.

No alternative valuation techniques were used during the current year.

In determining the fair value of investment properties, the highest and best use of the current use value was applied. The fair value assessment of investment properties for the years 2025 and 2024 were performed by Admer Gayrimenkul Degerleme ve Danismanlik A.S., a Turkiye - based company that provides real estate valuation and consultancy services.

As of December 31, 2025 and 2024, the Group’s investment properties and the fair value hierarchy for the respective assets are presented in the table below:

		Fair value level as of reporting date
	December 31, 2025	Level 1	Level 2	Level 3
Land and Plots	1,414,563,930	-	-	1,414,563,930
Buildings	9,350,342,500	-	-	9,350,342,500
Total	10,764,906,430	-	-	10,764,906,430

	December 31, 2024	Level 1	Level 2	Level 3
Land and Plots	1,390,246,687	-	-	1,390,246,687
Buildings	8,614,904,378	-	-	8,614,904,378
Total	10,005,151,065	-	-	10,005,151,065

As of December 31, 2025 and 2024, the Group’s investment properties have been pledged as collateral for loans or other financial obligations totaling TRY 9,785,187,500 (including TRY 7,330,652,500 to Turkiye Halk Bankasi A.S.) and TRY 8,817,086,700 (including TRY 6,232,725,100 to Turkiye Halk Bankasi A.S.), respectively.

F-33

NOTE 11 – PROPERTY, PLANT AND EQUIPMENT

The movements in property, plant and equipment and related accumulated depreciation during the years ended December 31, 2025 and 2024 were as follows:

	January 1, 2025	Additions	Disposals	Transferred	Hyperinflation adjustment	December 31, 2025
Cost:
Buildings	49,787,083	-	-	(49,787,083)	-	-
Machinery and equipment	3,038,012,429	58,910,359	(2,242,248)	280,342,072	-	3,375,022,612
Motor Vehicles	74,401,466	1,568,009	(2,520,575)	-	-	73,448,900
Fixtures and Fittings	87,099,330	3,061,523	(992,589)	-	-	89,168,264
Leasehold improvements	332,942,181	14,438	-	-	-	332,956,619
Construction in progress	640,228,068	311,170,472	-	(280,342,072)	-	671,056,468
Total	4,222,470,557	374,724,801	(5,755,412)	(49,787,083)	-	4,541,652,863

Accumulated depreciation:
Buildings	(4,978,708)	(2,074,462)	-	7,053,170	-	-
Machinery and equipment	(1,703,771,072)	(251,564,177)	722,182	-	-	(1,954,613,067)
Motor Vehicles	(43,564,213)	(4,795,314)	2,520,575	-	-	(45,838,952)
Fixtures and Fittings	(66,126,444)	(4,464,801)	18,619	-	-	(70,572,626)
Leasehold improvements	(122,560,327)	(30,966,541)	-	-	-	(153,526,868)
Total	(1,941,000,764)	(293,865,295)	3,261,376	7,053,170	-	(2,224,551,513)

Carrying amounts	2,281,469,793	80,859,506	(2,494,036)	(42,733,913)	-	2,317,101,350

During the year ended December 31, 2025, the Group transferred one building previously occupied for its own operations to investment properties, as the property is now held for rental income and capital appreciation purposes. At the date of transfer, the carrying amount of the property was TRY 42,733,913 and its fair value was TRY 56,599,373. The resulting revaluation surplus of TRY 13,865,460 was recognized in other comprehensive income.

	January 1, 2024	Additions	Disposals	Transferred	Hyperinflation adjustment	December 31, 2024
Cost:
Buildings	49,787,083	-	-	-	-	49,787,083
Machinery and equipment	3,021,309,471	4,025,243	-	8,735,594	3,942,121	3,038,012,429
Motor vehicles	70,045,459	5,241,844	(1,913,912)	-	1,028,075	74,401,466
Fixtures and fittings	82,282,567	3,679,943	-	-	1,136,820	87,099,330
Leasehold improvements	317,092,224	9,933,459	-	2,175,697	3,740,801	332,942,181
Construction in process	641,421,093	9,999,836	-	(10,911,291)	(281,570)	640,228,068
Total	4,181,937,897	32,880,325	(1,913,912)	-	9,566,247	4,222,470,557

Accumulated depreciation:
Buildings	(2,489,355)	(1,901,833)	-	-	(587,520)	(4,978,708)
Machinery and equipment	(1,463,987,938)	(183,191,127)	-	-	(56,592,007)	(1,703,771,072)
Motor vehicles	(37,849,785)	(5,568,194)	1,202,447	-	(1,348,681)	(43,564,213)
Fixtures and fittings	(61,494,759)	(3,538,546)	-	-	(1,093,139)	(66,126,444)
Leasehold improvements	(92,505,499)	(22,961,490)	-	-	(7,093,338)	(122,560,327)
Total	(1,658,327,336)	(217,161,190)	1,202,447	-	(66,714,685)	(1,941,000,764)

Carrying amounts	2,523,610,561	(184,280,865)	(711,465)	-	(57,148,438)	2,281,469,793

F-34

NOTE 12 – OIL AND GAS PROPERTIES

The movements in oil and gas properties and related accumulated depletion during the years ended December 31, 2025 and 2024 were as follows:

	January 1, 2025	Additions	Hyperinflation adjustment*	December 31, 2025
Costs:
Oil and gas properties	-	31,467,002	-	31,467,002
Total	-	31,467,002	-	31,467,002

Accumulated depletion:
Oil and gas properties	-	(465,894)	-	(465,894)
Total	-	(465,894)	-	(465,894)

Carrying amounts	-	31,001,108	-	31,001,108

*The oil and gas properties are located in the United States; therefore, no hyperinflation adjustment is required.

NOTE 13 – INTANGIBLE ASSETS

The movements in intangible assets and related accumulated amortization during the years ended December 31, 2025 and 2024 were as follows:

	January 1, 2025	Additions	Transferred	Hyperinflation adjustment	December 31, 2025
Costs:
Rights	31,868,683	473,932	(17,096,410)	-	15,246,205
Other intangible assets	10,059,421	-	-	-	10,059,421
Total	41,928,104	473,932	(17,096,410)	-	25,305,626

Accumulated amortization:
Rights	(22,294,821)	(1,304,731)	9,616,295	-	(13,983,257)
Other intangible assets	(9,525,022)	(100,171)	-	-	(9,625,193)
Total	(31,819,843)	(1,404,902)	9,616,295	-	(23,608,450)

Carrying amounts	10,108,261	(930,970)	(7,480,115)	-	1,697,176

During the year ended December 31, 2025, the Company reclassified assets with carrying amount of TRY 17,096,410 and accumulated amortization of TRY 9,616,295 from intangible assets to property, plant and equipment following a reassessment of the nature of the assets.

	January 1, 2024	Additions	Hyperinflation adjustment	December 31, 2024
Costs:
Rights	31,614,668	194,065	59,950	31,868,683
Other intangible assets	10,059,421	-	-	10,059,421
Total	41,674,089	194,065	59,950	41,928,104

Accumulated amortization:
Rights	(20,510,632)	(1,363,098)	(421,091)	(22,294,821)
Other intangible assets	(9,476,315)	(37,211)	(11,496)	(9,525,022)
Total	(29,986,947)	(1,400,309)	(432,587)	(31,819,843)

Carrying amounts	11,687,142	(1,206,244)	(372,637)	10,108,261

F-35

NOTE 14 – LEASES

Group as a lessee

Set out below are the carrying amounts of right-of-use assets recognized and the movements during the years ended December 31, 2025 and 2024:

Right of use assets

	January 1, 2025	Additions	Derecognition	Hyperinflation adjustment	December 31, 2025
Costs:
Buildings	890,599	11,160,190	(890,599)	-	11,160,190
Total	890,599	11,160,190	(890,599)	-	11,160,190

Accumulated depreciation:
Buildings	(800,117)	(648,491)	890,599	-	(558,009)
Total	(800,117)	(648,491)	890,599	-	(558,009)

Carrying amounts	90,482	10,511,699	-	-	10,602,181

	January 1, 2024	Additions	Derecognition	Hyperinflation adjustment	December 31, 2024
Costs:
Buildings	680,406	-	-	210,193	890,599
Total	680,406	-	-	210,193	890,599

Accumulated depreciation:
Buildings	(464,945)	(146,334)	-	(188,838)	(800,117)
Total	(464,945)	(146,334)	-	(188,838)	(800,117)

Carrying amounts	215,461	(146,334)	-	21,355	90,482

Lease liabilities

Set out below are the carrying amounts of lease liabilities and the movements during the years ended December 31, 2025 and 2024:

	December 31, 2025	December 31, 2024
Beginning balance of the year	98,510	230,062
Additions	10,967,277	-
Accretion of interest recognized during the year	1,090,719	(5,209)
Payments	(1,373,510)	(149,593)
Hyperinflation adjustment	-	23,250
Ending balance of the year after hyperinflation	10,782,996	98,510
Current portion	948,345	98,510
Non-current portion	9,834,651	-

The maturity profile of the Group’s lease liabilities as of the end of the reporting year, based on the contractual undiscounted payments, is as follows:

F-36

	December 31, 2025	December 31, 2024
Within 1 year	948,345	98,510
After 1 year but within 2 years	1,405,567	-
After 2 years but within 3 years	2,083,227	-
After 3 years	6,345,857	-
Total	10,782,996	98,510

	For the year ended December 31, 2025	For the year ended December 31, 2024
Weighted average discount rate (%)	40%	4%
Weighted average remaining lease term (in years)	4.8	0.5

The amounts recognized in profit or loss in relation to leases are as follows:

	For the year ended December 31, 2025	For the year ended December 31, 2024
Interest on lease liabilities	1,090,719	6,818
Depreciation charge of right-of-use assets	648,491	191,540
Total amount recognized in profit or loss	1,739,210	198,358

Group as a lessor

The Group has entered into operating leases on its investment property portfolio consisting of certain residential, office and manufacturing buildings (see Note 10). The rental agreements are signed for a period of one to ten years and are automatically renewed unless the tenant provides a termination notice. Due to hyperinflation in Turkiye, rental fees are subject to annual adjustments. Rental income recognized by the Group for the years ended December 31, 2025 and 2024 was TRY 97,173,953 and TRY 34,999,941, respectively.

NOTE 15 – COMMITMENTS, CONTINGENT ASSETS AND LIABILITIES

Contingent assets and liabilities

The Group has no contingent assets and liabilities as of December 31, 2025 and 2024.

Commitments, mortgages and guarantees not included in liabilities

The Group’s off-balance sheet commitments, mortgages, and guarantees as of December 31, 2025 and 2024 are detailed below:

As of December 31, 2025:

Type	Currency	Amount in original currency	Amount in TRY
Letter of Guarantee Given	TRY	52,571,454	52,571,454
Letter of Guarantee Given	EUR	2,100,000	89,975,970
Guarantee Given	TRY	993,600,000	993,600,000
Guarantee Given for Social Security and Tax Liabilities	TRY	64,570,000	64,570,000
Guarantee Given	USD	32,500,000	1,634,291,750
Guarantee Given	EUR	4,150,000	177,809,655
Total			3,012,818,829

F-37

As of December 31, 2024:

Type	Currency	Amount in original currency	Amount in TRY
Letter of Guarantee Given	TRY	50,831,854	50,831,854
Letter of Guarantee Given	EUR	2,100,000	77,146,020
Guarantee Given	TRY	1,001,100,000	1,001,100,000
Guarantee Given	USD	32,500,000	1,146,609,750
Guarantee Given	EUR	4,150,000	152,455,230
Total			2,428,142,854

	December 31, 2025	December 31, 2024
Collateral, pledges and mortgages (“CPM”) given by the Group
A. Total amount of CPMs given on behalf of the Company	1,797,387,159	265,201,508
B. Total amount of CPMs given on behalf of the Company’s subsidiaries	898,361,670	1,902,941,346
C. Total amount of CPMs given on behalf of the Company’s related parties	307,390,000	257,500,000
D. Total amount of CPMs given on behalf of third parties	2,500,000	2,500,000
Total	3,005,638,829	2,428,142,854

Commitments

In accordance with Article 17 of the Turkish Forestry Law in Article 8, Paragraph 6, the land permit fee has been collected in advance every year since year 2009 without the need for notification until 2030. The land permit fee for the future years shall be determined by increasing at the rate of Price Increase Coefficient (Bedel Artis Katsayisi, or “BAK”) and collected in advance on the permit start date without the need for notification.

For energy production facilities, the land permit fees calculated in the first year are re-determined by increasing by BAK every year. The estimated land permit fee for 2026 is TRY 825,895. (2025: TRY 658,136 and 2024: TRY 223,088)

On January 3, 2024, the Group entered into a License Transfer Agreement (the “Agreement”) with Aydem Yenilenebilir Enerji A.S. (“Aydem”) to acquire a geothermal resource and natural mineral water operating license (License No. J-554), covering an area of 2,491.75 hectares in the Germencik district of Aydin Province, Turkiye, together with the operating rights to three wells (G1, G2 and a reinjection well) located on the licensed area. Completion of the license transfer is subject to the completion of the Group’s initial public offering (“IPO”), which constitutes a condition precedent to closing. The total consideration is $10,250,000, plus value-added tax, which will be payable upon satisfaction of the condition precedent.

As of December 31, 2025, the IPO had not been completed, the consideration had not been paid, and the license had not been transferred to the Group. Accordingly, no asset or liability related to the Agreement has been recognized in the consolidated financial statements as of that date. The Agreement provides that Aydem may terminate the Agreement without compensation if the consideration is not paid by June 30, 2024. As of December 31, 2025, this payment had not been made; however, Aydem had not exercised its termination right and the Agreement remains in effect.

NOTE 16 – PROVISION FOR EMPLOYEE BENEFITS

Short-term provisions for employee benefits

	December 31, 2025	December 31, 2024
Vacation provision	6,018,579	6,413,136
Total	6,018,579	6,413,136

F-38

The movements in provisions for unused vacation for the years ended December 31, 2025 and 2024 are as follows:

	December 31, 2025	December 31, 2024
Beginning balance of the year	4,899,551	2,487,864
Additional provision	1,119,028	2,411,687
Ending balance of the year	6,018,579	4,899,551
Hyperinflation adjustment	-	1,513,585
Ending balance of the year after hyperinflation adjustment	6,018,579	6,413,136

Long-term provisions for employee benefits

	December 31, 2025	December 31, 2024
Severance compensation liability	5,596,193	11,312,684
Total	5,596,193	11,312,684

In accordance with the provisions of the applicable Labor Law, employers are obligated to pay legal severance compensation to employees whose employment contracts are terminated in a manner that entitles them to such compensation. Additionally, employers are required to pay legal severance compensation to employees who qualify to leave their jobs by claiming their severance pay under the current legislation. The statutory severance compensation ceiling amount (i.e., the maximum monthly gross amount used to calculate severance pay per full year of service) has been TRY 64,949 and TRY 46,655 for the years ended December 31, 2025 and 2024, respectively.

The severance compensation liability is not subject to any legal funding.

Severance compensation liability is calculated based on the present value of the Group’s estimated future obligations arising from employees’ termination of employment. TMS 19 (“Employee Benefits”) prescribes that the Group’s obligations be developed using actuarial valuation methods under defined benefit plans. Accordingly, the actuarial assumptions used in calculating the total obligations are as follows:

● The main assumption is that the maximum liability for each year of service will increase in parallel with inflation.

●Therefore, the applied discount rate reflects the expected discount rate after adjusting for future inflation effects. As of the year-ends, the provisions are calculated by estimating the present value of the future potential obligations arising from employees’ termination.

● The inflation and discount rate estimates reflect the Group Management’s long-term expectations. These expectations are reviewed and revised, if necessary, at each balance sheet date.

The movements in severance compensation liability for the years ended December 31, 2025 and 2024 are as follows:

	December 31, 2025	December 31, 2024
Beginning balance of the year	8,642,740	5,442,902
Current service cost	307,036	666,252
Interest cost	1,559,659	3,303,181
Actuarial gain	255,412	468,500
Severance payment	(5,168,654)	(1,238,095)
Ending balance of the year	5,596,193	8,642,740
Hyperinflation adjustment	-	2,669,944
Ending balance of the year after hyperinflation adjustment	5,596,193	11,312,684

NOTE 17 – ACCRUED PAYROLL

The accrued payroll at December 31, 2025 and 2024 are as follows:

	December 31, 2025	December 31, 2024
Payroll payables	9,337,664	8,991,876
Individual income tax payable	4,445,240	3,671,229
Social security to be paid	4,465,415	4,431,625
Total	18,248,319	17,094,730

F-39

NOTE 18 – PREPAID EXPENSES

The prepaid expenses as of December 31, 2025 and 2024 are as follows:

Prepaid expenses

	December 31, 2025	December 31, 2024
Order advances given for inventory purchases	95,750,389	89,421,639
Others	20,534,400	1,084,630
Total	116,284,789	90,506,269

Prepaid expenses, related parties

	December 31, 2025	December 31, 2024
Order advances given for inventory purchases, related parties (Note 30)	1,000	1,309
Total	1,000	1,309

The movements in prepaid expenses for the years ended December 31, 2025 and 2024 are as follows:

	For the year ended December 31, 2025	For the year ended December 31, 2024
Beginning balance of the year	69,146,587	108,418,740
Addition	1,335,641,916	729,828,950
Transfer out	(1,288,502,714)	(769,101,103)
Ending balance of the year	116,285,789	69,146,587
Hyperinflation adjustment	-	21,360,991
Ending balance of the year after hyperinflation adjustments	116,285,789	90,507,578
Including:
Ending balance of the year, related parties	1,000	1,309
Ending balance of the year, third parties	116,284,789	90,506,269

NOTE 19 – OTHER CURRENT ASSETS AND OTHER PAYABLES

Other current assets

	December 31, 2025	December 31, 2024
Value Added Tax carried forward	2,145,192	1,851,957
Work advances	715,575	719,999
Total	2,860,767	2,571,956

F-40

Other payables

	December 31, 2025	December 31, 2024
Deposits and guarantees received	1,784	13,091,567
Taxes, fees and deductions payable	4,196,371	10,021,860
Expenses accruals	16,512,485	11,412,600
Others	-	9,610,657
Total	20,710,640	44,136,684

Other payables, related parties

	December 31, 2025	December 31, 2024
Other payables to related partes (Note 30)	891,406,160	395,035,781
Total	891,406,160	395,035,781

NOTE 20 – EQUITY

a)	Share capital

As of December 31, 2025 and 2024, 5,000,000,000 Ordinary Shares were authorized, and 154,750,000 shares were issued, respectively. Share capital as of December 31, 2025 and 2024 are as follows:

	December 31, 2025				December 31, 2024
Shareholder’s name	Total Amount in TRY	Group A-amount in TRY	Group B-amount in TRY	Percentage Ownership of Ordinary Shares	Total Amount in TRY	Group A-amount in TRY	Group B-amount in TRY	Percentage Ownership of Ordinary Shares
Yesil Holding A.S.	55,661,615	8,443,919	47,217,696	35.97	55,661,615	8,443,919	47,217,696	35.97
Lia Invest LLC	49,287,875	7,031,081	42,256,794	31.85	49,287,875	7,031,081	42,256,794	31.85
Yesil Yapi Endustrisi A.S.	46,270,250	-	46,270,250	29.90	46,270,250	-	46,270,250	29.90
Yesil Yatirim Holding A.S.	3,530,260	-	3,530,260	2.28	3,530,260	-	3,530,260	2.28
Total	154,750,000	15,475,000	139,275,000	100.00	154,750,000	15,475,000	139,275,000	100.00

According to the Article of Associates of the Group, both Group A and Group B have the right to nominate candidates for the Board of Directors and to vote in the general assembly. However, Group A shares have privileges in the election of the members of the Board of Directors. The following members are elected among the candidates nominated by the majority of Group A shareholders:

Members elected from Group A’s proposed candidates	Total members on Board of Directors
2	5
3	6
3	7
4	8
4	9
5	10
5	11

F-41

In Ordinary and Extraordinary General Assembly meetings, each Group A share has 5 (five) voting rights, and each Group B share has 1 (one) voting right.

Shares pledged as collateral with Bank B summary as of December 31, 2025 and 2024 list as follows:

As of December 31, 2025

Share Collateral	Number of Shares
15,475,000 Group A Shares and 139,275,000 Group B Shares owned by the Company’s shareholders	154,750,000
135,000,000 Shares of Korfez Enerji Sanayi ve Ticaret A.S. owned by the Company.	135,000,000
Total	289,750,000

As of December 31, 2024

Share Collateral	Number of Shares
15,475,000 Group A Shares and 139,275,000 Group B Shares owned by the Company’s shareholders	154,750,000
135,000,000 Shares of Korfez Enerji Sanayi ve Ticaret A.S. owned by the Company.	135,000,000
Total	289,750,000

b)	Restricted Reserves

According to Article 519 of the Turkish Commercial Code No. 6102, the general legal reserve is appropriated out of the statutory profits at the rate of 5% per annum, until the total reserve reaches 20% of the Group’s paid-in capital. According to the Turkish Commercial Code, unless the general legal reserve does not exceed half of the share capital or issued capital, it may only be used to cover losses, to continue the business when business is not going well, or to take measures to prevent unemployment and mitigate its consequences.

	December 31, 2025	December 31, 2024
Beginning balance of the year	176,974,653	131,975,278
Transferred from retained earnings	-	3,231,006
Hyperinflation impact	-	41,768,369
Ending balance of the year	176,974,653	176,974,653

c)	Other comprehensive expenses not to be reclassified to profit or loss

The Group’s accumulated other comprehensive income or expenses that will not be reclassified to profit or loss for the years ended are as follows:

	December 31, 2025	December 31, 2024
Actuarial income (loss) on remeasurement of defined benefit plans	83,374	(172,038)
Foreign currency translation reserve	(4,085)	-
Revaluation surplus on transfer of property to investment property	13,865,460	-
Total	13,944,749	(172,038)

F-42

d)	Non-controlling interest

Amounts corresponding to shares other than the parent company and subsidiaries are deducted from all equity account group items, including the paid/issued capital of subsidiaries within the scope of consolidation, and are presented under the “Non-Controlling Interest” account group in the consolidated balance sheet’s equity account group. The Group’s non-controlling Interests as of December 31, 2025 and 2024 are detailed below:

		Proportion of ownership interests held by non-controlling interest (NCI)		Profit(Loss) allocates to NCI for the years		Non-controlling interest
Name of subsidiary	Country of incorporation	December 31, 2025	December 31, 2024	For the year ended December 31, 2025	For the year ended December 31, 2024	December 31, 2025	December 31, 2024
Korfez Enerji San.ve Tic.A.S.	Turkiye	0.13%	0.13%	951,408	2,454,456	11,607,619	10,656,211
ORT Elektrik Toptan Satis A.S.	Turkiye	0.80%	0.80%	(188,709)	890,719	947,229	1,135,938
				762,699	3,345,175	12,554,848	11,792,149

NOTE 21 – Asset Retirement Obligation

The following is a continuity of the Company’s asset retirement obligations:

	December 31, 2025	December 31, 2024
Beginning balance	-	-
Additions	19,898,663	-
Accretion expense	154,049	-
Ending balance	20,052,712	-

The Group’s asset retirement obligations (“ARO”) result from its interest in oil and gas assets including well sites. The total ARO is estimated based on the Group’s net ownership interest in all sites, estimated costs to reclaim and abandon these wells and the estimated timing of the costs to be included in future years. The Group estimated the total undiscounted amount required to settle the ARO as at December 31, 2025 is TRY 34,596,103 (USD$807,458) (December 31, 2024 – nil). The ARO is discounted using a credit-adjusted risk free rate of 9.3% of 5 years.

NOTE 22 – REVENUE, COST OF SALES AND IDLE CAPACITY COSTS

The analysis of revenue for the years ended December 31, 2025 and 2024 is as follows:

	For the year ended December 31, 2025	For the year ended December 31, 2024
Electricity sales	2,436,571,025	1,928,928,723
Electricity sales, related parties	114,827,129	118,000,661
Goods sales	82,812,041	106,271,170
Others	-	36,359,292
Hyperinflation adjustment	278,000,392	1,272,935,336
Total	2,912,210,587	3,462,495,182

F-43

The analysis of cost of sales for the years ended December 31, 2025 and 2024 is as follows:

	For the year ended December 31, 2025	For the year ended December 31, 2024
Costs of electricity sales	1,741,564,063	1,181,449,214
Costs of goods sales	81,992,061	105,673,177
Costs of others	-	7,933,383
Hyperinflation adjustment	185,583,164	868,353,690
Total	2,009,139,288	2,163,409,464

Depreciation expense included in cost of sales amounted to TRY 161,108,766 and TRY 164,603,455 for the years ended December 31, 2025 and 2024, respectively.

The Group’s idle capacity costs for years are as follows:

	For the year ended December 31, 2025	For the year ended December 31, 2024
Depreciation and amortization expenses	30,314,862	-
Maintenance and repair expenses	21,453,333
Other costs	8,770,394
Hyperinflation adjustment	5,532,123
Total	66,070,712	-

The Company incurs idle costs during periods when certain assets are not in productive use. These costs include expenditures associated with the maintenance of power generation infrastructure, environmental remediation obligations, and routine servicing of modular systems and motor control cabinets.

NOTE 23 – GENERAL AND ADMINISTRATIVE EXPENSES

The Group’s general and administrative expenses for the years ended December 31, 2025 and 2024 are explained below.

	For the year ended December 31, 2025	For the year ended December 31, 2024
Depreciation expenses	90,437,415	48,810,672
Expenses of personnel salaries, premiums and bonuses	43,300,972	24,863,989
Consultancy and audit expenses	66,726,308	25,443,190
Taxes, duties and charges	5,698,277	9,311,504
Representation and hospitality expenses	3,274,723	8,361,653
Domestic and international travel expenses	3,318,572	1,328,549
Legal litigation expenses	662,711	1,073,522
Maintenance and repair expenses	2,950,711	1,143,367
Donations and grants	437,500	597,420
Insurance expenses	1,257,916	564,558
Information processing expenses	2,279,249	503,724
Subscription and fees	1,059,462	-
Other expenses	12,151,621	9,334,685
Hyperinflation adjustment	20,243,438	66,517,004
Total	253,798,875	197,853,837

F-44

NOTE 24 – SELLING EXPENSES

The Group’s selling expenses for the years are explained below.

	For the year ended December 31, 2025	For the year ended December 31, 2024
Electricity distribution system usage fee	112,570,739	98,394,631
Consultancy	115,500	2,448,245
Expenses of personnel wages, bonuses	1,177,914	738,416
Depreciation	3,792,859	677,066
Other expenses	819,195	1,425,545
Hyperinflation adjustment	12,928,460	50,698,387
Total	131,404,667	154,382,290

NOTE 25 – OTHER OPERATING INCOME AND EXPENSES

The analysis of other operating income and expenses for the years ended December 31, 2025 and 2024 is as follows:

	For the year ended December 31, 2025	For the year ended December 31, 2024
Other income	6,510,594	1,956,893
Litigation provision expenses	(10,922,428)	(2,066,540)
Net foreign exchange losses	(31,667,934)	(20,604,614)
Other expenses	(34,266,286)	(56,523,505)
Hyperinflation adjustment	(4,793,765)	(53,476,528)
Total	(75,139,819)	(130,714,294)

NOTE 26 – INVESTMENT INCOME AND EXPENSES

The Group’s income and expenses from investing activities for years are as follows:

	For the year ended December 31, 2025	For the year ended December 31, 2024
Fair value increase of investment properties	2,508,663,957	4,039,765,622
Gains on sale of securities	-	3,592,090
Real estate rental income	97,173,953	34,999,941
Total	2,605,837,910	4,078,357,653

	For the year ended December 31, 2025	For the year ended December 31, 2024
Loss on sale of investment properties	68,892,827	368,609,106
Total	68,892,827	368,609,106

NOTE 27 – ADDITIONAL INFORMATION ON THE CONSOLIDATED STATEMENTS OF CASH FLOWS

(a)	Reconciliation of movements of liabilities to cash flows arising from financing activities

The table below details changes in the Group’s liabilities arising from financing activities, including both cash and non-cash changes. Liabilities arising from financing activities are liabilities for which cash flows were, or future cash flows will be, classified in the Group’s consolidated statements of cash flows as cash flows arising from financing activities:

				Non-cash changes
	Balance as of January 1, 2025	Financing cash flow	Interest expenses	Foreign exchange movement	Debt discount amortization	Hyperinflation adjustment	Balance as of December 31, 2025
Borrowings	743,295,801	(639,604,851)	108,595,818	949,317	24,406,741	-	237,642,826
Total	743,295,801	(639,604,851)	108,595,818	949,317	24,406,741	-	237,642,826

F-45

				Non-cash changes
	Balance as of January 1, 2024	Financing cash flow	Interest expenses	Foreign exchange movement	Debt discount amortization	Hyperinflation adjustment	Balance as of December 31, 2024
Borrowings	838,042,463	(400,034,588)	259,476,500	24,268,949	21,542,477	229,621,380	972,917,181
Total	838,042,463	(400,034,588)	259,476,500	24,268,949	21,542,477	229,621,380	972,917,181

(b)	Main non-cash operating transactions and that were eliminated from the consolidated statement of cash flows are the following:

	For the year ended December 31, 2025	For the year ended December 31, 2024
Disposal of equity method investment offset against trade payables to related party	859,527,343	-
Right of use assets obtained through lease liabilities	11,160,190	-
Payables of investment properties purchase offset against trade receivables from related party	610,790,640	-
Receivables of investment properties disposal offset against trade payables to related party	15,072,000	-
Recognition of asset retirement obligations upon acquisition of oil and gas properties	19,898,663	-
Total	1,516,448,836	-

NOTE 28 – EARNINGS PER SHARE

Earnings per share are calculated by dividing the net profits for the year by the weighted average number of ordinary shares outstanding during the year. Earnings per share calculation is as follows:

	For the year ended December 31, 2025	For the year ended December 31, 2024
Net profit attributable to group shareholders	528,894,739	3,060,675,427
Weighted average number of shares	154,750,000	154,750,000
Basic and diluted earnings per share	3.42	19.78

There was no dilutive effect on earnings per share since the Group had no dilutive potential ordinary shares for the years ended December 31, 2025 and 2024.

F-46

NOTE 29 – INCOME TAX

Taxes payable

	December 31, 2025	December 31, 2024
Deferred or installment liabilities (*)	-	2,685,409
Corporate income tax payable	60,354,662	54,484,318
Total	60,354,662	57,169,727

Taxes payable, non-current

	December 31, 2025	December 31, 2024
Overdue deferred or installment payables to Public (*)	3,159,409	4,135,425
Total	3,159,409	4,135,425

* The Group increased the corporate and value added tax bases and undertook tax restructuring within the scope of Law No. 7440 in 2023 and Law No. 7326 in 2022. The remaining instalments of the calculated and increased tax amount (including the coefficient amount), as of the end of the year, constitute the balance of deferred or instalment liabilities to the public.

Income tax (benefits) expenses

	For the year ended December 31, 2025	For the year ended December 31, 2024
Current corporate income tax expenses	98,320,341	132,201,489
Deferred income tax (benefits) expenses	455,019,865	(1,018,006,789)
Total	553,340,206	(885,805,300)

Current income tax

Turkish tax legislation does not permit a parent company and its subsidiaries to file a consolidated tax return. Therefore, provisions for taxes, as reflected in these consolidated financial statements, have been calculated on a separate-entity basis.

With the publication of the Law No. 7394 in the Official Gazette dated April 15, 2022, the corporate tax rate has been permanently increased to 23% for the 2022 taxation year, and this change was valid between July 1, 2022 and year end.

An amendment to Turkiye’s Corporate Tax Law (No. 5520) was submitted on July 5, 2023, and published in the Official Gazette on July 15, 2023. According to this; the corporate tax rate has been increased from 23% to 25% for companies, 25% to 30% for banks, and companies within the scope of Law No. 6361, electronic payment and money institutions, authorized foreign exchange institutions, asset management companies, capital market institutions, insurance and reinsurance companies and pension companies and starting from the declarations that will be submitted as of October 1, 2023.

In accordance with the “General Communiqué on Tax Procedure Law No: 555” published in the Official Gazette dated December 30, 2023 and numbered 32415 and the repeated article 298 of the Tax Procedure Law No: 213, it is declared that the financial statements of the entities operating in Turkiye for the 2023 accounting year are subject to inflation adjustment. The inflation adjusted financial statements will constitute an opening balance sheet base in the tax returns to be prepared as of January 1, 2024 and opening inflation effects will not be taken into consideration in the calculation of the year tax for 2023.

On December 25, 2025, Turkiye enacted Law No. 7571, which added Provisional Article 37 to the Tax Procedure Law No. 213. This provision suspends the application of inflation adjustment for statutory tax purposes for the fiscal years 2025, 2026, and 2027, regardless of whether the conditions under Article 298 of the Tax Procedural Law are met. The President of the Republic is authorized to extend this suspension by up to three additional fiscal years. Meanwhile, within this scope, the Company revalued its depreciable assets in accordance with Article 298/C of the Turkish Tax Procedure Law, and the resulting revaluation increase has been recognized in a reserve account in the statutory records.

F-47

In accordance with the Law No. 7440 on the “Restructuring of Certain Receivables and Amending Certain Laws” published in the Official Gazette on March 12, 2023, it has been decided that an additional tax of 10% should be calculated over the deduction amounts (included in 2022 tax returns) and tax bases subject to reduced corporate tax.

Corporations are required to pay advance corporation tax quarterly at the rate of 25% on their corporate income (2024: 25%; 2023: 25%). Advance tax is payable by the 17th of the second month following each calendar quarter end. Advance tax paid by corporations is credited against the annual corporation tax liability. The balance of the advance tax paid may be refunded or used to set off against other liabilities to the government.

In Turkiye, there is no procedure for a final and definitive agreement on tax assessments. Companies file their tax returns within the 25th of the fourth month following the close of the financial year to which they relate.

Tax returns are open for 5 years from the beginning of the year that follows the date of filing during which time the tax authorities have the right to audit tax returns, and the related accounting records on which they are based, and may issue re-assessments based on their findings. The Group has not been audited by tax authorities.

Under the Turkish taxation system, tax losses can be carried forward to offset against future taxable income for up to 5 years. Tax losses cannot be carried back to offset profits from previous years.

For other jurisdictions, taxes are calculated using the applicable tax rate for each individual jurisdiction.

Deferred income taxes

The Group recognizes deferred income tax assets and liabilities based upon temporary differences arising between their financial statements as reported under IFRS and their tax records. These differences usually result in the recognition of income and expenses in different reporting years for IFRS and tax purposes.

Deferred tax assets resulting from deductible temporary differences, tax losses and tax incentives are recognized to the extent that it is probable that future taxable profit or taxable temporary differences will be available against which the deductible temporary difference can be utilized.

At each balance sheet date, the Group reviews its deferred tax assets and reverses any deferred tax assets determined to be unrecoverable from future taxable income. The corporate tax rate is taken as the basis in deferred tax calculations.

	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
	Total temporary differences	Total temporary differences	Assets/ (Liabilities)	Assets/ (Liabilities)
Adjustment for prepaid expenses and deferred revenues	30,367,563	10,753,648	7,567,038	2,688,412
Investment in associates	5,998,602	256,718,392	1,499,650	64,179,601
Financial assets at FVTPL	2,331,932	2,515,254	582,983	628,813
Expected credit loss allowance	8,160,879	6,873,245	2,035,340	1,718,311
Provision for employee benefits	11,578,094	17,677,811	3,310,418	5,357,926
Debt interest discount of loans	45,197,691	26,007,328	10,847,446	6,501,832
Right-of-use assets	180,815	685,071	43,396	171,267
Accruals	-	15,065,240	-	3,766,310
Tax loss carried forward	8,593,086	-	1,804,548	-
Deferred tax assets	112,408,662	336,295,989	27,690,819	85,012,472
Accruals	(62,668,520)	-	(14,932,052)	-
Investment properties	(5,703,439,287)	(4,789,620,565)	(1,052,038,648)	(898,053,862)
Depreciation and amortization	(926,840,632)	(983,224,904)	(224,685,494)	(245,806,225)
Deferred tax liabilities	(6,692,948,439)	(5,772,845,469)	(1,291,656,194)	(1,143,860,087)
Deferred tax liabilities, net	(6,580,539,777)	(5,436,549,480)	(1,263,965,375)	(1,058,847,615)

The charge for the year can be reconciled to the profit before tax as follows:

	For the year ended December 31, 2025	For the year ended December 31, 2024
Consolidated profit before taxes	1,082,997,644	2,178,215,302
Statutory tax rate	25%	25%
Corporate income tax at statutory tax rate	270,749,411	544,553,826
Difference in overseas tax rates	(10,462,157)	-
Hyperinflation adjustment impact	387,502,989	506,046,188
Investment properties	(491,245,745)	(128,440,000)
Investments in associates	(45,406,936)	135,816,638
Permanent Items	13,107,043	(1,226,356,965)
Depreciation and amortization	(52,441,911)	278,236,248
Accruals	(8,921,137)	(8,919,692)
Preferable tax rate impact	-	(31,269,620)
Taxable loss not used in current year	35,451,418	29,554,630
Calculated tax deduction	-	(6,579,340)
Provisions and allowance	(1,817,182)	14,652,048
Tax loss carried forward	1,804,548	-
Others timing differences	-	24,907,528
Corporate income tax	98,320,341	132,201,489

NOTE 30 – RELATED PARTY TRANSACTIONS

a)	Remuneration of key management personnel:

The remuneration of key management personnel (directors and members of executive officers) for the years ended December 31, 2025 and 2024 are as follows:

	For the year ended December 31, 2025	For the year ended December 31, 2024
Remuneration	712,243	862,491

Both the Company’s Chief Executive Officer (CEO) and Chief Financial Officer (CFO) have no compensation arrangements with the Company. They have received no compensation for services rendered to the Company and have received no grants of equity-based compensation or equity incentive plans from the Company or its related parties as of and for the years ended December 31, 2025, and 2024.

F-48

b)	Related party name and categories

Names of related parties	Related party categories
Yesil Holding A.S.	Shareholder of Yesil Global Enerji A.S.
Yesil Yapi Endustrisi A.S.	Shareholder of Yesil Global Enerji A.S.
Yesil Yatirim Holding A.S.	Shareholder of Yesil Global Enerji A.S.
Kamil Engin Yesil	Shareholder of the Subsidiary
Ortadogu Yenilenebilir Enerji Uretim San.ve Tic.A.S.	Equity method investee
Wowwo E-Ticaret Telekomunikasyon ve Teknoloji A.S.	Equity method investee***
Kapital Yatirim Holding A.S.	Investee of Yesil Holding A.S.
Zincir Yapi A.S.	Investee of Yesil Holding A.S.
Yesil Global Insaat Turizm Otelcilik A.S.	Investee of Yesil Holding A.S.
Optimum Tesis ve Hizmet Yonetim A.S.	Investee of Yesil Holding A.S.
Terra Power Oto.ve Enerji Sistem A.S.	Investee of Yesil Holding A.S.
Fiberr Fiber Reinforced Resins Kompozit Teknolojileri Dis Tic. Ltd. Sti	Other Related Parties*
Iitech Invention Inovasyon ve Teknoloji A.S.	Other Related Parties*
Renco Kompozit Tek. San. ve Tic. A.S.	Other Related Parties*
Tasfiye Halinde Terra Gaz A.S.	Other Related Parties*
Yesil Donusum Insaat A.S.	Other Related Parties*
Yesil Gayrimenkul Yatirim Ortakligi A.S.	Other Related Parties*
Ortadogu Holding A.S.	Other Related Parties**

* The historical connection through Yesil Holding A.S.

** The shareholder of equity method investee, Ortadogu Yenilenebilir Enerji Uretim San.ve Tic. A.S.

*** The interest was disposed of to Zincir Yapi A.S. in July 2025 and became an other related party after.

The table below presents outstanding balances with related parties at each reporting date.

As of December 31, 2025	Trade Receivables	Non-Trade Receivables	Trade Payables	Non-Trade Payables
Equity method investee	-	-	-	-
Other Related Parties	11,909,309	141,759,359	32,518,241	596,083,756
Shareholder of Yesil Global Enerji A.S.	-	127,188,112	16,239	55,830,810
Shareholder of the Subsidiary	-	32,332,120	-	142,572,732
Investee of Yesil Holding A.S.	11,369	433,776,412	36,448,170	96,918,862
Total	11,920,678	735,056,003	68,982,650	891,406,160

As of December 31, 2024	Trade Receivables	Non-Trade Receivables	Trade Payables	Non-Trade Payables
Equity method investee	196,201	2,637	6,740,263	-
Other Related Parties	20,292,459	107,446,368	2,113,364	5,688,188
Shareholder of Yesil Global Enerji A.S.	1,024,302	60,416,354	16,831,157	26,178,466
Shareholder of the Subsidiary	-	736,832	-	315,461,270
Investee of Yesil Holding A.S.	6,415,085	134,883,116	878,926,942	47,707,857
Total	27,928,047	303,485,307	904,611,726	395,035,781

Prepaid Expenses	December 31,2025	December 31,2024
Zincir Yapi A.S.	1,000	1,309
Total	1,000	1,309

Contract liabilities	December 31,2025	December 31,2024
Yesil Holding A.S.	-	106,489
Fiberr Fiber Reinforced Resins Kompozit Teknolojileri Dis Tic. Ltd. Sti	18,463,841	30,293,575
Total	18,463,841	30,400,064

F-49

c)	Significant sales to and purchases from related parties for the years ended December 31, 2025 and 2024:

The table below summarizes material sales and purchase transactions with related parties during the years presented.

Sales of goods and services, fixed assets, interest income, or rental income earned from related parties for the years ended December 31, 2025, and 2024:

	For the year ended December 31, 2025	For the year ended December 31, 2024
Equity method investee
Sales of fixed assets	5,079	30,895,810
Sales of goods	2,216,107	620,233
Lease income	4,098,831	11,254,443
Investee of Yesil Holding A.S.
Interest income	4,378,526	284,946
Sales of fixed assets	12,822,701	608,428,188
Sales of goods	-	(1,309)
Lease income	10,163,794	12,024,719
Transfer of investment in an associate	1,379,200,000	-
Other Related Parties
Interest income	38,464,188	79,487,574
Sales of fixed assets	138,627	557,761,659
Sales of services	3,183,786	-
Sales of goods	99,550,794	153,535,997
Lease income	5,943,822	4,067,482
Shareholder of Yesil Global Enerji A.S.
Interest income	19,718,079	28,531,572
Sales of fixed assets	7,600	-
Sales of services	150,000	-
Sales of goods	237,528	298,892
Lease income	86,000	-
Total sales of goods and providing services	1,580,365,462	1,487,190,206

Procurement of goods and services, fixed assets, interest expense, or equity invested in related parties for the year ended December 31, 2025, and 2024:

	For the year ended December 31, 2025	For the year ended December 31, 2024
Equity method investee
Purchase of fixed assets	-	246,634,570
Purchase of services	315,009	569,866
Investee of Yesil Holding A.S.
Interest expenses	80,765,718	54,553,155
Purchase of fixed assets	643,990,600	1,615,072,256
Purchase of services	290,423	338,745
Other Related Parties
Interest expenses	55,089,360	-
Purchase of fixed assets	-	638,429,786
Purchase of services	269,651	37,602
Purchase of goods	45,275	19,635,980
Shareholder of Yesil Global Enerji A.S.
Interest expenses	6,042,596	620,322
Purchase of fixed assets	921,611	-
Total procurement of goods and receiving services	787,730,243	2,575,892,282

F-50

Guarantees to related parties for the years ended December 31, 2025, and 2024

	For the year ended December 31, 2025	For the year ended December 31, 2024
Other Related Parties	-	7,500,000
Equity method investee	250,000,000	250,000,000
Total guarantees given	250,000,000	257,500,000

NOTE 31 – CAPITAL MANAGEMENT

The Group manages its capital structure to ensure the ongoing sustainability of its operations as a going concern, while aiming to maximize returns to shareholders through the optimal balance of debt and equity. The capital structure is reviewed regularly by senior management and includes:

●	Total debt, which comprises borrowings, lease liabilities, and trade payables (Note 5, Note 14 and Note 6),

●	Cash and cash equivalents (Note 3), and

●	Equity, including issued capital, capital reserves, retained earnings, and other components (Note 20).

The Group evaluates the cost and risk of each component of capital and seeks to maintain an efficient capital structure through dividend distributions, new share issuances, or adjustments in borrowing levels as necessary.

The Group monitors capital using the debt/total capital ratio. This ratio is calculated as net debt divided by total capital. Net debt is calculated by deducting cash and cash equivalents from total debt (which includes borrowings, finance leases and trade payables as shown in the balance sheet). Total capital is calculated by adding equity and net debt, as shown in the balance sheet.

The Group’s net debt/total capital ratio at the end of the year’s capital ratio is as follows:

	December 31, 2025	December 31, 2024
Total debt	380,215,558	1,288,378,451
Cash and cash equivalents	(28,392,732)	(217,401,259)
Net debt	351,822,826	1,070,977,192
Total equity	11,066,695,777	9,323,827,522
Total capital	11,418,518,603	10,394,804,714
Net debt/total capital ratio (%)	3.08%	10.30%

The Group’s overall strategy based on equity does not differ from the prior year. The Group does not hold or use financial instruments for hedge purposes.

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NOTE 32 – FINANCIAL AND CAPITAL RISKS MANAGEMENT

a)	Financial risk management

Credit risk

Holding financial instruments involves the risk that counterparties will not be able to fulfill the terms of the agreement. The Group’s collection risk arises mainly from its trade receivables and other receivables. Trade receivables and other receivables are evaluated in accordance with the Group’s policies and procedures and are recognized as net of allowance for credit losses (Note 6).

The Group has established an effective control system over its customers. The credit risk arising from these transactions is monitored by management and is limited for each debtor.

The Group’s current credit risk grading framework comprises the following categories:

Category	Definition of category	Basis for recognizing expected credit loss (ECL)
I	Counterparty has a low risk of default and does not have any past-due amounts.	12-month ECL
II	Counterparty has a low risk of default and does not have any past-due amounts.	Lifetime ECL
III	Amount is past due or there has been a significant increase in credit risk since initial recognition.	Lifetime ECL – credit-impaired

As of December 31, 2025 and 2024, expected credit loss from trade receivables and other receivables are as follows:

December 31, 2025	Category	12-month or lifetime ECL	Gross carrying amount	Loss allowance	Net carrying amount
Trade Receivables	II	Lifetime ECL	238,903,769	-	238,903,769
Trade Receivables	III	Lifetime ECL	12,045,098	(12,045,098)	-
Other Receivables	II	Lifetime ECL	779,080,045	-	779,080,045
Other Receivables	III	Lifetime ECL	7,642,738	(7,642,738)	-
Cash and cash equivalents	I	12-month ECL	28,392,732	-	28,392,732

December 31, 2024	Category	12-month or lifetime ECL	Gross carrying amount	Loss allowance	Net carrying amount
Trade Receivables	II	Lifetime ECL	318,291,642	-	318,291,642
Trade Receivables	III	Lifetime ECL	3,064,172	(3,064,172)	-
Other Receivables	II	Lifetime ECL	345,618,749	-	345,618,749
Other Receivables	III	Lifetime ECL	13,661,282	(13,661,282)	-
Cash and cash equivalents	I	12-month ECL	217,401,259	-	217,401,259

F-52

Liquidity risk

Liquidity risk refers to the risk that the Group will encounter difficulties in meeting its short-term obligations due to shortage of funds. The Group’s exposure to liquidity risk arises primarily from mismatches of the maturities of financial assets and liabilities. It is managed by matching the payment and receipt cycles. The Group finances its working capital requirements through a combination of funds generated from operations and bank borrowings, if necessary. The management is satisfied that funds are available to finance the operations of the Group.

December 31, 2025	Book Value	Cash in accordance with the contract Total Outflows	Less than 12 months	1-2 years	3-5 years
Loans	237,642,826	395,211,640	125,006,373	124,824,424	145,380,843
Trade payables	605,065,963	605,065,963	605,065,963	-	-
Other payables	999,897,769	999,897,769	999,897,769	-	-
Total	1,842,606,558	2,000,175,372	1,729,970,105	124,824,424	145,380,843

December 31, 2024	Book Value	Cash in accordance with the contract Total Outflows	Less than 12 months	1-2 years	3-5 years
Loans	972,917,181	1,357,388,680	840,086,962	327,009,348	190,292,370
Trade payables	1,650,171,365	1,650,171,365	1,650,171,365	-	-
Other payables	523,985,483	523,985,483	523,985,483	-	-
Total	3,147,074,029	3,531,545,528	3,014,243,810	327,009,348	190,292,370

In its capital management, the Group aims to ensure the continuity of its operations while also striving to increase profitability by using the balance between debt and equity in the most efficient manner. The Group’s capital structure consists of liabilities, including borrowings explained in Note 5, cash and cash equivalents detailed in Note 3, and equity items such as issued capital, capital reserves, profit reserves, and retained earnings as described in Note 20.

The risks associated with each class of capital, along with the cost of capital, are assessed by senior management.

Based on senior management’s evaluations, the capital structure is balanced through new borrowings or the repayment of existing debts, as well as through the issuance of new shares.

Interest rate risk management

Fixed Rate Financial Instruments	December 31, 2025	December 31, 2024
Financial liabilities	380,215,558	1,288,378,451

Floating Rate Financial Instruments	December 31, 2025	December 31, 2024
Financial assets	772,752,237	282,839,842

F-53

The Group is exposed to interest rate risk primarily through its borrowings. The objective of the Group’s interest rate risk management is to minimize the impact of short-term market rate fluctuations on financing costs.

As of December 31, 2025 and 2024, all material bank loans of the Group bear fixed interest rates. Accordingly, the Group has no significant exposure to cash-flow interest rate risk.

The following table summarizes the simulated change in the financial assets and equity as of December 31, 2025:

	Fair value of Assets	Equity
100 basis-point rise in the interest rate of the short-term advance interest rate	3,446,797	3,446,797
500 basis-point rise in the interest rate of the short-term advance interest rate	17,233,985	17,233,985

The Group monitors market interest-rate movements on a regular basis and, where appropriate, may consider using a balanced mix of fixed and variable-rate instruments to optimize its financing structure. No interest-rate derivatives were used during the reporting periods.

b)	Fair value of the financial instruments

Fair value measurements are grouped into Levels 1 to 3 based on the degree to which the fair value is observable:

-	Level 1: Inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities.

-	Level 2: Inputs other than quoted prices included within level 1 that are observable for the asset or liability either directly (that is as prices) or indirectly (that is derived from prices).

-	Level 3: Inputs for the asset or liability that is not based on observable market data (that is unobservable inputs).

As of December 31, 2025 and 2024, except for equity securities, the Group does not have any financial instruments measured at fair value on a recurring basis. All other financial instruments are measured at amortized cost.

Fair value hierarchy

The following table presents the Group’s financial assets measured at fair value on a recurring basis:

		Fair Value Measurements at December 31, 2025
	Total	Level 1	Level 2	Level 3
Equity securities	111,000	111,000	-	-

		Fair Value Measurements at December 31, 2024
	Total	Level 1	Level 2	Level 3
Equity securities	474,237	474,237	-	-

Fair value disclosures

The carrying amounts of cash and cash equivalents, trade and other receivable, trade and other payable and all other current assets and liabilities approximate fair values due to their short-term nature. The fair value of financial liabilities for disclosure purposes is estimated by discounting the future contractual cash flows at the current market interest rate that is available to the Group for similar financial instruments.

The estimated fair values of loan borrowing were approximately TRY 215,830,431 and TRY 946,909,854 as of December 31, 2025 and December 31, 2024, respectively. The aggregate book values of these liabilities were approximately TRY 278,197,840 and TRY 972,917,181 as of December 31, 2025 and December 31, 2024, respectively.

F-54

NOTE 33 – OPERATING SEGMENTS INFORMATION

a.	Operating segments, segment revenue and operating results

Operating segments are identified on the basis of internal reports about components of the Group that are regularly reviewed by the chief operating decision maker in order to allocate resources to the segments and to assess their performance.

An operating segment is a component of an entity:

1) that engages in business activities from which it may earn revenues and incur expenses (including revenues and expenses relating to the transactions with other components of the same entity);

2) whose operating results are reviewed regularly by the entity’s chief operating decision maker to make decisions about resources to be allocated to the segments and assess its performance; and

3) for which discrete financial information is available.

The Company’s Chief Executive Officer, who serves as the CODM, periodically review operating results, focusing on operating income generated by operating segment. Operating results are used for resource allocation and/or performance assessment. As a result, the Group has only one operating segment, the power generation segment. The power generation segment engages mainly in producing electricity from landfill methane and thermal projects.

b.	Geographic and major customers’ information were as follows:

1)	Geographic information

Non-current assets	December 31, 2025	December 31, 2024
Turkiye	13,125,806,548	12,619,655,763
United States	31,193,914	-
Total	13,157,000,462	12,619,655,763

2)	Major customers representing at least 10% of net revenue

	For the year ended December 31, 2025		For the year ended December 31, 2024
	Amount	%	Amount	%
Enerji Piyasalari Isletme A.S.	2,124,033,212	72.94	2,504,591,411	72.33

NOTE 34 – SUBSEQUENT EVENTS

The Group evaluated subsequent events and transactions that occurred after the balance sheet date through the date that the consolidated financial statements are issued. Other than the material subsequent events disclosed in the notes to financial statements, no other material subsequent events that required recognition or additional disclosure in the consolidated financial statements are presented.

As of January 12, 2026, Power Upp USA, Inc. has decided not to move forward with the non-binding Letter of Intent with Permian Energy, LLC.

On April 9, 2026, the Group resolved to sell Units No. 437, 438 and 439 of the Istanbul Tower 205 project to Peker Holding A.S. These units, classified as investment properties, had a fair value of TRY 140,210,000 as of December 31, 2025.

On March 30, 2026, the Group entered an Authorized Distributor and Strategic Partnership Agreement with CYCE Green Investment in Energy Enterprises & Management, L.L.C., a turbine original equipment manufacturer, the Group became an authorized distributor in Turkiye and the United States of Nexus Flex-fuel Turbines & Combined-cycle ORC (Organic Rankine Cycle) systems that operate with natural gas, biogas, hydrogen blends, and other low-carbon fuels.

F-55

Yesil Global Enerji A.S.

[*] American Depositary Shares Representing

[*] Ordinary Shares

D. BORAL CAPITAL LLC

Sole Book-Running Manager

[●], 2026

Until               , 2026 (the 25th day after the date of this prospectus), all dealers that effect transactions in these ADSs, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of directors and officers

The underwriting agreement filed as Exhibit 1.1 to this registration statement will provide for indemnification by the underwriters of us and our officers and directors for certain liabilities arising under the U.S. Securities Act of 1933, but only to the extent that these liabilities are caused by information relating to the underwriters that was furnished to us by the underwriters in writing expressly for use in this registration statement and certain other disclosure documents.

Insofar as indemnification of liabilities arising under the Securities Act may be permitted to executive officers and board members or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Recent Sales of Unregistered Securities

During the last three years, we have not issued unregistered securities to any person, except as described below.

On March 2, 2023, we reclassified our 154,750,000 ordinary shares outstanding into 15,475,000 Group A ordinary shares and 139,275,000 Group B ordinary shares.

This transaction did not involve any underwriters, underwriting discounts or commissions, or any public offering, and we believe that this transaction was exempt from the registration requirements of the Securities Act by virtue of Section 4(a)(2) thereof and/or Rule 506(b) of Regulation D promulgated thereunder, and/or Regulation S promulgated thereunder regarding offshore offers and sales. The recipient had adequate access, through his relationships with us, to information about the Company.

In April 2025, the Company entered into an Advisory Agreement with Greentree Financial Group, Inc. (“GFG”), as amended in August 2025, pursuant to which GFG would provide certain professional services to the Company in connection with its initial public offering. As consideration for services provided under this agreement, the Company shall pay to GFG an amount equal to US$5,000,000, such amount to be paid in the Company’s ordinary shares at the per-share price determined at the market value of such shares at the time of the initial public offering, which shares shall be issued upon and subject to the closing of the initial public offering, and shall be issued within forty-eight (48) hours of pricing of the initial public offering, or at such earlier time as the shares issued in the initial public offering are settled in accordance with transfer agent instructions issued by the Company for issuance of the shares sold in the initial public offering. The Company will cause such shares to be registered as soon as practicable following the initial public offering, subject to any restrictions contained in the Underwriting Agreement respecting the initial public offering, or otherwise to be freely tradeable in accordance with Rule 144 of the Securities Act. If the Company is unable to cause such shares to be registered or otherwise freely tradeable within eighty-nine (89) days following the initial public offering, the Company and GFG agree to adjust the amount of shares to be issued to GFG as may be necessary to result in the issuance of shares in the value of US$5,000,000 (the “True-Up Shares”). The True-Up Shares shall be based on the then applicable market value of the shares on the one hundred seventy-nineth (179th) day following the initial public offering, and the issuance of such True-Up Shares shall occur promptly thereafter, under no circumstances greater than two business days.

This transaction did not involve any underwriters, underwriting discounts or commissions, or any public offering, and we believe that this transaction was exempt from the registration requirements of the Securities Act by virtue of Section 4(a)(2) thereof and/or Rule 506(b) of Regulation D promulgated thereunder, and/or Regulation S promulgated thereunder regarding offshore offers and sales. The recipient had adequate access, through his relationships with us, to information about the Company.

II-1

Item 8. Exhibits and Financial Statement Schedules

(a) Exhibits

The following is a list of exhibits filed as a part of this registration statement:

EXHIBIT INDEX

Exhibit No.	Description of document
1.1**	Form of Underwriting Agreement
3.1**	Articles of Association of the Registrant, as currently in effect.
3.2**	Amended and Restated Articles of Association of the Registrant, as effective prior to the effectiveness of the registration statement
4.1**	Registrant’s Specimen Certificate for Ordinary Shares
4.2**	Form of American Depositary Receipt
4.3**	Form of Deposit Agreement
5.1**	Opinion of Pekin Attorney Partnership regarding the validity of the Ordinary Shares being registered
8.1**	Opinion of Pekin Attorney Partnership regarding certain Turkish tax matters
10.1**	Employment Agreement between the Registrant and [*]
10.2**	Employment Agreement between the Registrant and [*]
10.3**	Long-Term Agreement between the Registrant and ISTAC and IZAYDAS, YGE and its subsidiary Korfez Energy
10.4**	Purchase and Sales Agreement between the Registrant and [*]
10.5**	Credit Facility Agreement with Turkiye Halk Bankasi A.S.
10.6**	Advisory Agreement with Greentree Financial Group, Inc.
14.1**	Code of Business Conduct and Ethics of the Registrant
21.1**	List of Subsidiaries of the Registrant
23.1*	Consent of UHY LLP
23.2**	Consent of Pekin Attorney Partnership (included in Exhibit 5.1)
23.3**	Consent of Pekin Attorney Partnership, Turkish counsel
99.1***	Audit Committee Charter
99.2***	Compensation Committee Charter
99.3***	Nomination Committee Charter
99.4**	Insider Trading Policy of the Registrant
99.5**	Clawback Policy of the Registrant
99.6***	Request for Waiver and Representation under Item 8.A.4 of Form 20-F
107***	Filing Fee Table

*	Filed herewith
**	To be filed by amendment
***	Previously Filed
+	Portions of this exhibit have been omitted in accordance with Item 601(b)(10)(iv) of Regulation S-K. The Registrant undertakes to furnish a copy of all omitted schedules and exhibits to the SEC upon its request.

The agreements included as exhibits to this registration statement contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties were made solely for the benefit of the other parties to the applicable agreement and (i) were not intended to be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate; (ii) may have been qualified in such agreement by disclosure that was made to the other party in connection with the negotiation of the applicable agreement; (iii) may apply contract standards of “materiality” that are different from “materiality” under the applicable securities laws; and (iv) were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement.

We acknowledge that, notwithstanding the inclusion of the foregoing cautionary statements, we are responsible for considering whether additional specific disclosure of material information regarding material contractual provisions is required to make the statements in this registration statement not misleading.

II-2

(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.

Item 9. Undertakings

The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

The undersigned registrant hereby undertakes:

1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

5)	That, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser, each prospectus filed by the Registrant pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use;

II-3

6)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the placement method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424.

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

7)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a Director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

8)	That, for purposes of determining any liability under the Securities Act of 1933, (i) the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and (ii) each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

II-4

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Istanbul, Turkiye, on July 16, 2026.

Yesil Global Enerji A.S.

By:	/s/ Gokhan Matthew Inan
Name:	Gokhan Matthew Inan
Title:	Chief Executive Officer

By:	/s/ Alaittin Silaydin
Name:	Alaittin Silaydin
Title:	Chairman of the Board, Chief Financial Officer and a Director

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

NOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Alaittin Silaydin and Ahmet Cicekci, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and any registration statement relating to the offering covered by this registration statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys in fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Date:	July 16, 2026	/s/ Gokhan Matthew Inan
Gokhan Matthew Inan Chief Executive Officer

Date:	July 16, 2026	/s/ Alaittin Silaydin
Alaittin Silaydin Chairman of the Board, Chief Financial Officer and a Director

Date:	July 16, 2026	/s/ Ahmet Cicekci
Ahmet Cicekci Vice Chairman of the Board, Chief Operating Officer and a Director

Date:	July 16, 2026	/s/ Ersin Bengul
Ersin Bengul Director

Date:	July 16, 2026	/s/ Ufuk Oltulu
Ufuk Oltulu Director and Audit Committee Chair

Date:	July 16, 2026	/s/ Erman Kendibasina
Erman Kendibasina Director

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement or amendment thereto in Fort Lauderdale, Florida, United States of America on July 16, 2026.

Power Upp USA, Inc.

By:	/s/ Gokhan Matthew Inan
Name:	Gokhan Matthew Inan
Title:	President, North American Operations

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